Exhibit 10.1

Execution Version

REFINANCING AMENDMENT

TO CREDIT AGREEMENT

REFINANCING AMENDMENT TO CREDIT AGREEMENT, dated as of January 17, 2025 (this “Amendment”), by and among Ciena Corporation, a Delaware corporation (the “Borrower”), the other Loan Parties party hereto, the Refinancing Term Lenders (as defined below) (which constitute the Required Lenders) and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of July 15, 2014 (as amended by the First Amendment, dated as of April 15, 2015, the Second Amendment, dated as of July 2, 2015, the Incremental Joinder and Amendment Agreement, dated as of April 25, 2016, the Omnibus Refinancing Amendment to Credit Agreement, Security Agreement and Pledge Agreement, dated as of January 30, 2017, the Third Amendment to Credit Agreement dated as of June 29, 2017, the Increase Joinder and Refinancing Amendment, dated as of September 28, 2018, the Refinancing Amendment to Credit Agreement dated as of January 23, 2020, the Incremental Joinder and Amendment Agreement dated as of January 19, 2023, the Incremental Amendment Agreement dated as of October 24, 2023 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and, as amended by this Amendment, the “Credit Agreement”), by and among the Borrower, the lenders from time to time party thereto and the Administrative Agent (capitalized terms used but not otherwise defined herein having the meanings provided in the Credit Agreement);

WHEREAS, the Loan Parties and the Administrative Agent are parties to that certain Security Agreement, dated as of July 15, 2014 (as amended by the Omnibus Amendment to Security Agreement and Pledge Agreement, dated as of September 28, 2018 and the Incremental Amendment Agreement dated as of October 24, 2023 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Security Agreement” and, as amended by this Amendment, the “Security Agreement”);

WHEREAS, the Guarantors and the Administrative Agent are parties to that certain Guaranty, dated as of July 15, 2014 (as supplemented by the Guaranty Supplement, dated as of April 19, 2019, by Blue Planet Software Inc., the Guaranty Supplement, dated as of April 19, 2019, by Ciena Communications International, LLC and the Incremental Amendment Agreement dated as of October 24, 2023 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Guaranty” and, as amended by this Amendment, the “Guaranty”);

WHEREAS, the Borrower, by this Amendment, hereby notifies the Administrative Agent pursuant to Section 2.14 of the Existing Credit Agreement, the receipt of which is hereby acknowledged, of its request for Credit Agreement Refinancing Indebtedness in the form of Refinancing Term Loans (as defined below) in an aggregate principal amount of $1,158,300,000 to refinance all of the New 2023 Incremental Term Loans outstanding immediately prior to the Refinancing Amendment Effective Date (as defined below) (the “Existing Term Loans”; and the Term Lenders with respect thereto, the “Existing Term Lenders”).

WHEREAS, each Person that agrees to make Refinancing Term Loans (collectively, the “Refinancing Term Lenders”) will make such Refinancing Term Loans to the Borrower on the Refinancing Amendment Effective Date (the “Refinancing Term Loans”) in the amount of its Refinancing Term Commitment (as defined below);

WHEREAS, the Refinancing Term Lenders, the Borrower and the Administrative Agent, as applicable, have agreed to make modifications to the Existing Credit Agreement to effect the terms of the Refinancing Term Loans as set forth below and such other changes as they have mutually agreed;

WHEREAS, the Refinancing Term Loans will comprise a single class of Term Loans under the Credit Agreement and will for all purposes of the Credit Agreement and the other Loan Documents constitute “2025 Term Loans”, “Term Loans” and “Loans”, as applicable.

WHEREAS, Bank of America, N.A., JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A. and Goldman Sachs Bank USA are acting as the joint lead arrangers and bookrunners (the “Arrangers”) and JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A. and Goldman Sachs Bank USA are acting as the co-syndication agents for the Refinancing Term Loans established hereunder; and

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to Credit Agreement, Guaranty and Security Agreement. Immediately and automatically effective as of the effectiveness of this Amendment pursuant to Section 4 below and the refinancing of the Existing Term Loans as contemplated hereby, each of the parties hereto agrees that:

(a)

the Existing Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex I hereto. For the avoidance of doubt, the Exhibits, Schedules and Annexes to the Credit Agreement shall not be amended except as expressly provided for above and in Annex I.

(b)

the Existing Guaranty shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Guaranty attached as Annex II hereto.

(c)

the Existing Security Agreement (including its Annexes and Exhibits) shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Security Agreement attached as Annex III hereto. For the avoidance of doubt, the Annexes and Exhibits to the Security Agreement shall not be amended except as expressly provided for above and in Annex III hereto.

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SECTION 2. Refinancing Term Loans. Subject to the satisfaction of the conditions set forth in Section 4 hereof:

(a) After giving effect to the refinancing of the Existing Term Loans as contemplated hereby, pursuant to which the Existing Term Loans shall be refinanced and replaced with the Refinancing Term Loans, the Refinancing Term Lenders shall be the only Term Lenders under the Credit Agreement.

(b) Subject to the terms and conditions set forth herein and pursuant to Section 2.01(b) of the Credit Agreement, each Refinancing Term Lender severally agrees to make a Refinancing Term Loan to the Borrower on the Refinancing Amendment Effective Date in a principal amount equal to its Refinancing Term Commitment (as defined below). The “Refinancing Term Commitment” of any Refinancing Term Lender will be the amount set forth opposite such Refinancing Term Lender’s name on Schedule 1A attached hereto.

(c) The Refinancing Term Loans shall (i) have the terms set forth in the Credit Agreement, (ii) comprise a single class of Term Loans under the Credit Agreement referred to therein as “2025 Term Loans”, having identical terms as set forth herein and therein and (iii) for all purposes of the Credit Agreement and the other Loan Documents constitute “2025 Term Loans”, “Term Loans” and “Loans”, as applicable.

(d) The initial Interest Period in respect of the Refinancing Term Loans shall commence on the Refinancing Amendment Effective Date and shall end on February 20, 2025.

(e)  [Reserved].

(f) On the Refinancing Amendment Effective Date, any Term Lender with Existing Term Loans (the “Non-Continuing Term Lenders”) shall have its Existing Term Loans prepaid in full, and the Borrower shall pay to each Non-Continuing Term Lender all accrued and unpaid interest on, such Non-Continuing Term Lender’s Existing Term Loans to, but not including, the Refinancing Amendment Effective Date.

(g) Upon the Refinancing Amendment Effective Date, the Administrative Agent and each Lender is deemed to have waived any notice requirement set forth in Section 2.05(a) of the Existing Credit Agreement with respect to any prepayment of Existing Term Loans in connection with the refinancing.

SECTION 3. [Reserved].

SECTION 4. Refinancing Amendment Effective Date Conditions. This Amendment will become effective on the date (the “Refinancing Amendment Effective Date”) on which each of the following conditions have been satisfied (or waived) in accordance with the terms therein:

(a) the Administrative Agent shall have received a counterpart of this Amendment signed on behalf of (i) the Borrower and each other Loan Party, (ii) the Administrative Agent and (iii) the Refinancing Term Lenders.

(b) the Administrative Agent shall have received a certificate of a Responsible Officer of each Loan Party dated the date hereof certifying (w) that attached thereto is a true and complete copy of the certificate or articles of incorporation, including all amendments thereto of such Loan Party certified as of a recent date by the Secretary of State of the state of organization of such Loan Party and a certificate as to the good standing of such Loan Party as of a recent date, (x) that attached thereto is a true and complete copy of the by-laws (or equivalent organizational

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document) of such Loan Party as in effect on such date, (y) that attached is a true and complete copy of the resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party authorizing the execution, delivery and performance of this Amendment and all other documents executed in connection herewith, the borrowings thereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on such date and (z) as to the incumbency and specimen signature of each officer executing the Amendment and any document executed in connection therewith and countersigned by another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing such certificate;

(c) the Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) of the Credit Agreement have been satisfied, (B) that there has been no event or circumstance since the date of the most recent annual audited financial statements furnished pursuant to Sections 6.01(a) of the Credit Agreement that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect and (C) as of the Refinancing Amendment Effective Date, there are no actions, suits, claims, demands, investigations, inspections, audits, charges or proceedings pending or to the knowledge of any Responsible Officer of a Loan Party, threatened in writing (i) with respect to this Amendment, the Credit Agreement or any other Loan Document, or (ii) which has had, or could reasonably be expected to have, a Material Adverse Effect;

(d) all fees and out-of-pocket expenses required to be paid or reimbursed by Borrower as separately agreed by Borrower and the Arrangers (or any of their respective affiliates) (including, for the avoidance of doubt, that certain Fee Letter dated January 3, 2025, between the Borrower and Bank of America, including, to the extent invoiced at least one (1) Business Day prior to the Refinancing Amendment Effective Date, reasonable and documented fees and out-of-pocket expenses of the Arrangers and all reasonable and documented fees and out-of-pocket expenses of counsel to the Administrative Agent shall have been paid or reimbursed, on or prior to the date hereof;

(e) [reserved];

(f) [reserved];

(g) the Arrangers, the Refinancing Term Lenders and the Administrative Agent shall have received (a) an opinion of Hogan Lovells US LLP, counsel to the Loan Parties, in form and substance reasonably satisfactory to the Arrangers and the Administrative Agent and (b) a solvency certificate from the chief financial officer of the Borrower certifying that the Loan Parties (on a consolidated basis) are Solvent as of the date hereof and after giving effect to the Refinancing Term Loans and the use of proceeds therefrom in form and substance reasonably satisfactory to the Arranger and the Administrative Agent;

(h) the Administrative Agent shall have received a Note in substantially the form attached as Exhibit C to the Credit Agreement executed by the Borrower in favor of each Refinancing Term Lender requesting a Note;

(i) the representations and warranties of the Borrower contained in Article V of the Credit Agreement or in any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all

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material respects (or, with respect to any such representation or warranty that is qualified by materiality or Material Adverse Effect, in all respects as drafted) on and as of the Refinancing Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, with respect to any such representation or warranty that is qualified by materiality or Material Adverse Effect, in all respects as drafted) as of such earlier date, and except that for purposes of this clause (i), the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively;

(j) the representations and warranties in Section 5 of this Amendment shall be true and correct in all material respects as of the date hereof;

(k) at least 5 Business Days prior to the date hereof (i) the Refinancing Term Lenders party hereto and the Administrative Agent shall have received all documentation and other information about the Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and (ii) if the Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation (as defined in the Credit Agreement) it shall have delivered, to the Refinancing Term Lenders party hereto and each other Lender that so requests, a Beneficial Ownership Certification, in each case, to the extent requested at least 10 Business Days prior to the date hereof;

(l) the Administrative Agent shall have received (or waived the receipt of) a Request for Credit Extension in accordance with the requirements of the Credit Agreement;

(m) no Default shall exist on the date hereof before or after giving effect to the Refinancing Term Loans; and

(n) concurrently with the making of the Refinancing Term Loans, all outstanding principal and accrued interest with respect to the Existing Term Loans shall be paid in full on the Refinancing Amendment Effective Date.

SECTION 5. Representations and Warranties. By its execution of this Amendment, each Loan Party hereby represents and warrants that:

(a) This Amendment and the other documents executed in connection herewith have been duly executed and delivered by each Loan Party party hereto and constitute a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws of general applicability relating to or limiting creditors’ rights generally or by general equity principles;

(b) On the date hereof and after giving effect to the Refinancing Term Loans and the use of proceeds therefrom, the Loan Parties (on a consolidated basis) are Solvent; and

(c) The execution, delivery and performance by a Loan Party of this Amendment and the other documents executed in connection herewith to which such Person is a party (a) have been duly authorized by all requisite corporate or other organizational of such Loan Party, and (b) do not (i) violate (A) any provision of (x) any applicable law, statute, rule or regulation, or

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(y) of the certificate or articles of incorporation, bylaws or other constitutive documents of such Loan Party, (B) any applicable order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which such Person is a party or by which any of them or any of their property is bound (including the Loan Documents), (ii) conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under or give rise to any right to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Restricted Subsidiary (other than Liens created or permitted under the Credit Agreement or under the Collateral Documents), in case under this clause (b), to the extent that such violation, conflict, breach, default, or creation or imposition of Lien could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6. Covenant and Acknowledgment.

(a) By its execution of this Amendment, the Borrower hereby covenants and agrees that the proceeds of the Refinancing Term Loans shall be used by Borrower in accordance with Section 6.11 of the Credit Agreement.

(b) Each Loan Party hereby expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby and (ii) its guarantee of the Obligations (including, without limitation, the Refinancing Loans) under the Guaranty and its grant of Liens on the Collateral to secure the Obligations (including, without limitation, the Obligations with respect to the Refinancing Term Loans) pursuant to the Collateral Documents.

SECTION 7. [Reserved].

SECTION 8. Reference to and Effect on Loan Documents; No Discharge; Reaffirmation of Intercreditor Agreement; Reaffirmation of the Loan Parties.

(a) On and after the effectiveness of this Amendment, (i) each reference in the Credit Agreement and the other Loan Documents to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as specifically amended by this Amendment, (ii) each reference to “2025 Term Loan”, “2025 Term Loans”, “Term Loan”, “Term Loans”, “Term Commitment”, or “Term Commitments” shall be deemed to include the Refinancing Term Loans and the Refinancing Term Commitments, as applicable, and all other related terms will have correlative meanings mutatis mutandis, (iii) each reference to the term “this Agreement”, “hereunder”, “hereof” or words of like import in the Guaranty, and all references to the Guaranty in any other Loan Document, shall mean the Guaranty as specifically amended by this Amendment and (iv) each reference to the term “this Agreement”, “hereunder”, “hereof” or words of like import in the Security Agreement, and all references to the Security Agreement in any other Loan Document, shall mean the Security Agreement as specifically amended by this Amendment.

(b) This Amendment is not intended to and shall not constitute a novation. This Amendment shall not discharge or release the priority of any Loan Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the

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instruments, documents and agreements securing the Obligations, which shall remain in full force and effect. Nothing in this Amendment shall be construed as a release or other discharge of the Borrower or any other Loan Party from any of its obligations and liabilities under the Credit Agreement or the other Loan Documents (other than the Existing Term Loans after giving effect to the refinancing contemplated hereby), all of which are continued on the terms set forth in the Credit Agreement.

(c) Each Lender party hereto and each Loan Party hereby consents to the amendment of the Credit Agreement, the Guaranty and the Security Agreement effected hereby and each Loan Party confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Credit Agreement, this Amendment or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Amendment. For greater certainty and without limiting the foregoing, each Loan Party hereby confirms that (i) the existing security interests granted by such Loan Party in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the Loan Documents in the Collateral described therein shall continue to secure the obligations of the Loan Parties under the Credit Agreement and the other Loan Documents as and to the extent provided in the Loan Documents and (ii) neither the modification of the Credit Agreement, the Guaranty or the Security Agreement effected pursuant to this Amendment nor the execution, delivery, performance or effectiveness of this Amendment (A) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred or (B) requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.

(d) Each Lender party hereto and each Loan Party hereby further agree this Amendment shall be a Refinancing Amendment pursuant to and in accordance with Section 2.14 of the Existing Credit Agreement and shall constitute all notices or requests required thereby.

(e) Each of the Refinancing Term Lenders authorizes and directs the Administrative Agent to enter into this Amendment and to enter into the amendments to the Guaranty and the Security Agreement expressly contemplated by Section 2.

SECTION 9. Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except as permitted by Section 10.01 of the Credit Agreement. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents

SECTION 10. Entire Agreement. This Amendment, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, the Security Agreement or the Guaranty nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, the Guaranty or the Security Agreement all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is

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understood and agreed that each reference in each Loan Document to the Credit Agreement, the Guaranty or the Security Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Credit Agreement, the Guaranty or the Security Agreement, respectively, as amended hereby and that this Amendment is a Loan Document.

SECTION 11. GOVERNING LAW. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. SECTIONS 10.14 AND 10.15 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS AMENDMENT AND SHALL APPLY HERETO.

SECTION 12. Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 13. Counterparts; Effectiveness. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic means of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

SECTION 14. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 15. Electronic Execution; Electronic Records; Counterparts. (a) This Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures. The Borrower and each of the Administrative Agent and each Lender agrees that any Electronic Signature on or associated with this Amendment shall be valid and binding on such Person to the same extent as a manual, original signature, and that this Amendment, when entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms hereof to the same extent as if a manually executed original signature was delivered. This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed document converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lenders may, at its option, create one

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or more copies of this Amendment in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. This Amendment in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the Borrower and/or any Lender without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart.

(b) Neither the Administrative Agent nor any Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of this Amendment or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s or Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent and the Lenders shall be entitled to rely on, and shall incur no liability under or in respect of this Amendment or any other Loan Document by acting upon, any document (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in this Amendment for being the maker thereof).

(c) The Borrower and each Lender party hereto hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Amendment based solely on the lack of paper original copies of this Amendment, and (ii) waives any claim against the Administrative Agent, and each Lender for any liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 16. Titles and Roles. Bank of America, N.A., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC are acting as Arrangers and Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC are acting as the co-syndication agents for the Refinancing Term Loans established pursuant to this Amendment.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first written above.

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Priscilla Ruffin
Name:	Priscilla Ruffin
Title:	AVP

[SIGNATURE PAGE TO REFINANCING AMENDMENT]

BANK OF AMERICA, N.A., as a Refinancing Term Lender

By:	/s/ Dylan Honza
Name:	Dylan Honza
Title:	Vice President

[SIGNATURE PAGE TO REFINANCING AMENDMENT]

LOAN PARTIES:	CIENA CORPORATION

	By:	/s/ Jiong Liu
Name: Jiong Liu
Title: Vice President and Treasurer

CIENA COMMUNICATIONS, INC.

	By:	/s/ Jiong Liu
Name: Jiong Liu
Title: Vice President and Treasurer

CIENA GOVERNMENT SOLUTIONS, INC.

	By:	/s/ Jiong Liu
Name: Jiong Liu
Title: Vice President and Treasurer

CIENA COMMUNICATIONS INTERNATIONAL, LLC

	By:	/s/ Jiong Liu
Name: Jiong Liu
Title: Vice President and Treasurer

BLUE PLANET SOFTWARE, INC.

	By:	/s/ Jiong Liu
Name: Jiong Liu
Title: Vice President and Treasurer

[SIGNATURE PAGE TO REFINANCING AMENDMENT]

Schedule 1A

Refinancing Term Lender	Refinancing Term Commitment
Bank of America, N.A.	$1,158,300,000.00

Total	$1,158,300,000.00

ANNEX I

AMENDMENTS TO CREDIT AGREEMENT

[Changed pages to Credit Agreement follow]

Execution Version

CREDIT AGREEMENT

Dated as of July 15, 2014

among

CIENA CORPORATION,

as the Borrower,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender and an L/C Issuer

and

The Other Lenders and L/C Issuers Party Hereto

BANK OF AMERICA, N.A.

DEUTSCHE BANK SECURITIES INC.

and

JPMORGAN CHASE BANK, N.A.,

as Joint Lead Arrangers and Joint Bookrunners

DEUTSCHE BANK SECURITIES INC.

and

JPMORGAN CHASE BANK, N.A.,

as Co-Syndication Agents

WELLS FARGO SECURITIES, LLC,

CITIGROUP GLOBAL MARKETS INC.,

and

MUFG BANK, LTD.,

as Co-Documentation Agents

SECTION		PAGE
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS
1.01.	Defined Terms	1
1.02.	Other Interpretive Provisions	~~54~~52
1.03.	Accounting Terms	~~56~~53
1.04.	Rounding	~~56~~54
1.05.	Times of Day; Rates	~~56~~54
1.06.	Currency Equivalents Generally	~~57~~54
1.07.	Concurrent Fixed/Ratio Basket Usage	~~57~~55
1.08.	Limited Condition Transactions	~~57~~55
1.09.	Cashless Settlement	~~59~~56
1.10.	Letter of Credit Amounts	~~59~~56
1.11.	Judgments	~~59~~56

ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS

2.01.	The Loans.	~~59~~57
2.02.	Borrowings, Conversions and Continuations of Loans	~~60~~57
2.03.	Letters of Credit	~~61~~59
2.04.	Swing Line Loans.	~~70~~67
2.05.	Prepayments	~~73~~70
2.06.	Termination of Commitments.	~~78~~74
2.07.	Repayment of Loans	~~79~~75
2.08.	Interest	~~79~~76
2.09.	Fees	~~80~~76
2.10.	Computation of Interest and Fees.	~~80~~77
2.11.	Evidence of Debt	~~81~~77
2.12.	Payments Generally; Administrative Agent’s Clawback	~~81~~78
2.13.	Sharing of Payments by Lenders	~~83~~80
2.14.	Refinancing Amendment	~~84~~80
2.15.	Incremental Facilities.	~~85~~81
2.16.	Extension of Loans.	~~89~~85
2.17.	Defaulting Lenders	~~91~~87

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY

3.01.	Taxes	~~94~~90
3.02.	Illegality	~~98~~94
3.03.	Inability to Determine Rates	~~99~~94
3.04.	Increased Costs; Reserves on Term SOFR Loans	~~99~~94
3.05.	Compensation for Losses	~~100~~96
3.06.	Mitigation Obligations; Replacement of Lenders	~~101~~96
3.07.	Survival	~~101~~97
3.08.	Successor Rate	~~102~~97

ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01.	Conditions of Initial Credit Extension	~~103~~98
4.02.	Conditions to All Credit Extensions	~~106~~101

ARTICLE V REPRESENTATIONS AND WARRANTIES

5.01.	Existence, Qualification and Power	~~106~~101
5.02.	Authorization; No Contravention	~~106~~101
5.03.	Governmental Authorization; Other Consents	~~107~~102
5.04.	Binding Effect	~~107~~102
5.05.	Financial Statements; No Material Adverse Effect	~~107~~102
5.06.	Litigation	~~108~~103
5.07.	No Default	~~108~~103
5.08.	Ownership of Property; Liens; Investments	~~108~~103
5.09.	Environmental Compliance	~~109~~104
5.10.	Insurance	~~110~~105
5.11.	Taxes	~~110~~105
5.12.	ERISA Compliance	~~110~~105
5.13.	Restricted Subsidiaries; Equity Interests; Loan Parties	~~111~~106
5.14.	Margin Regulations; Investment Company Act	~~111~~106
5.15.	Disclosure	~~112~~106
5.16.	Compliance with Laws	~~112~~107
5.17.	Intellectual Property; Licenses, Etc	~~112~~107
5.18.	Solvency	~~113~~107
5.19.	OFAC	~~113~~107
5.20.	Anti-Corruption Laws	~~113~~107
5.21.	Money Laundering and Counter-Terrorist Financing Laws	~~113~~107
5.22.	EEA Financial Institution	~~113~~108
5.23.	ERISA	~~113~~108
5.24.	Beneficial Ownership Certification	~~113~~108

ARTICLE VI AFFIRMATIVE COVENANTS

6.01.	Financial Statements	~~113~~108
6.02.	Certificates; Other Information	~~114~~109
6.03.	Notices	~~116~~111
6.04.	Payment of Obligations	~~117~~111
6.05.	Preservation of Existence, Etc	~~117~~111
6.06.	Maintenance of Properties	~~118~~112
6.07.	Maintenance of Insurance	~~118~~112
6.08.	Compliance with Laws	~~118~~112
6.09.	Books and Records	~~118~~112
6.10.	Inspection Rights	~~118~~112
6.11.	Use of Proceeds	~~119~~113
6.12.	Covenant to Guarantee Obligations and Give Security.	~~119~~113
6.13.	Compliance with Environmental Laws	~~123~~117
6.14.	Further Assurances	~~124~~117
6.15.	Information Regarding Collateral	~~124~~118
6.16.	Anti-Corruption Laws and Sanctions	~~124~~118
6.17.	Maintenance of Ratings	~~125~~118

6.18.	Designation of Subsidiaries.	~~125~~118

ARTICLE VII NEGATIVE COVENANTS

7.01.	Liens	~~126~~119
7.02.	Indebtedness	~~130~~123
7.03.	Investments	~~137~~130
7.04.	Fundamental Changes	~~140~~133
7.05.	Dispositions	~~141~~133
7.06.	Dividends	~~143~~136
7.07.	Change in Nature of Business	~~145~~138
7.08.	Transactions with Affiliates	~~145~~138
7.09.	Burdensome Agreements	~~146~~138
7.10.	Use of Proceeds	~~147~~139
7.11.	Sanctions	~~147~~139
7.12.	Prohibition on Division/Series Transactions	~~147~~139
7.13.	Accounting Changes	~~147~~140
7.14.	Prepayments, Etc. of Indebtedness	~~147~~140
7.15.	Amendment, Etc. of Indebtedness and Organizational Documents.	~~148~~141
7.16.	Anti-Corruption Laws	~~149~~142
7.17.	Financial Covenants	~~149~~142

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES

8.01.	Events of Default	~~150~~143
8.02.	Remedies upon Event of Default	~~153~~145
8.03.	Application of Funds.	~~154~~146

ARTICLE IX ADMINISTRATIVE AGENT

9.01.	Appointment and Authority	~~155~~147
9.02.	Rights as a Lender	~~155~~147
9.03.	Exculpatory Provisions	~~156~~148
9.04.	Reliance by Administrative Agent	~~156~~148
9.05.	Delegation of Duties	~~157~~149
9.06.	Resignation of Administrative Agent	~~157~~149
9.07.	Non-Reliance on Administrative Agent and Other Lenders	~~158~~150
9.08.	No Other Duties, Etc	~~159~~150
9.09.	Administrative Agent May File Proofs of Claim; Credit Bidding	~~159~~151
9.10.	Collateral and Guaranty Matters	~~160~~152
9.11.	Lender ERISA Representations.	~~161~~153
9.12.	Recovery of Erroneous Payments	~~162~~154
9.13.	Secured Cash Management Agreements and Secured Hedge Agreements	~~163~~154

ARTICLE X MISCELLANEOUS

10.01.	Amendments, Etc	~~163~~155
10.02.	Notices; Effectiveness; Electronic Communications	~~166~~158
10.03.	No Waiver; Cumulative Remedies; Enforcement	~~168~~159
10.04.	Expenses; Indemnity; Damage Waiver	~~169~~160
10.05.	Payments Set Aside	~~170~~162

10.06.	Successors and Assigns	~~171~~162
10.07.	Treatment of Certain Information; Confidentiality	~~176~~167
10.08.	Right of Setoff	~~177~~167
10.09.	Interest Rate Limitation	~~177~~168
10.10.	Counterparts; Integration; Effectiveness	~~177~~168
10.11.	Survival of Representations and Warranties	~~178~~168
10.12.	Severability	~~178~~169
10.13.	Replacement of Lenders	~~178~~169
10.14.	Governing Law; Jurisdiction; Etc	~~179~~170
10.15.	Waiver of Jury Trial	~~180~~171
10.16.	No Advisory or Fiduciary Responsibility	~~180~~171
10.17.	Electronic Execution of Assignments and Certain Other Documents	~~181~~171
10.18.	USA PATRIOT Act	~~181~~172
10.19.	Intercreditor Agreement	~~181~~172
10.20.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~181~~172
10.21.	Acknowledgement Regarding Any Supported QFCs	~~182~~172

SIGNATURES		S-1

ANNEX

1	Non-Pro Rata Repurchases

SCHEDULES

2.01	Commitments and Applicable Percentages
2.01B	Swing Line Commitments
2.01C	L/C Commitments
5.08(b)	Closing Date Existing Liens
5.08(d)(i)	Leased Real Property (Lessee)
5.08(d)(ii)	Leased Real Property (Lessor)
5.09	Environmental Matters
5.11	Tax Sharing Agreements
5.12(d)	Pension Plans
5.13	Restricted Subsidiaries and Other Equity Investments; Loan Parties
5.17	Intellectual Property Matters
6.12	Guarantors
7.01	New 2023 Incremental Amendment Effective Date Existing Liens
7.02	Existing Indebtedness
7.03	Existing Investments
10.02	Administrative Agent’s Office, Certain Addresses for Notices
I	Existing Letters of Credit

EXHIBITS

Form of

A	Committed Loan Notice
B	Swing Line Loan Notice
C	Promissory Note
D	Compliance Certificate

E-1	Assignment and Assumption
E-2	Administrative Questionnaire
F	Guaranty
G-1	Security Agreement
G-2	Pledge Agreement
H-1 – H-4	Tax Certificate
I-1	Perfection Certificate
I-2	Reserved
J-1	Reserved
J-2	Reserved
J-3	Reserved
J-4	Reserved
N	Solvency Certificate
O	Reserved
P	Intercompany Subordination Agreement
Q-1 – Q-7	Non-Pro Rata Repurchase-Related Notices, Offers and Responses
R	Letter of Credit Report
S	Notice of Loan Prepayment

v

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of July 15, 2014, among CIENA CORPORATION, a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer and the other L/C Issuers from time to time party hereto.

PRELIMINARY STATEMENTS:

The Borrower has requested that the Lenders provide a term loan facility, the proceeds of which shall be used to fund cash to the Borrower’s balance sheet and general corporate purposes, which may include the repayment of certain indebtedness, and a revolving credit facility, the proceeds of which shall be used for general corporate purposes (including the ABL Refinancing (as defined below)), and the Lenders have indicated their willingness to lend and each L/C Issuer has indicated its willingness to issue letters of credit, in each case, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01. Defined Terms. Unless otherwise defined in Annex I, as used in this Agreement, the following terms shall have the meanings set forth below:

“2014 Term Loans” means the Term Loans made by the Lenders to the Borrower pursuant to Section 2.01 on July 15, 2014 and repaid or refinanced on the 2017 Refinancing Amendment Effective Date.

“2016 Term Loans” means the Term Loans made by the Lenders to the Borrower pursuant to the 2016 Incremental Joinder and repaid or refinanced on the 2017 Refinancing Amendment Effective Date.

“2016 Incremental Joinder” means that certain Incremental Joinder and Amendment Agreement dated as of April 25, 2016.

“2017 Refinancing Amendment Effective Date” means January 30, 2017.

“2017 Term Loans” means the Term Loans made by the Lenders to the Borrower pursuant to that certain Omnibus Refinancing Amendment to Credit Agreement, Security Agreement and Pledge Agreement, to refinance in full the 2014 Term Loans and the 2016 Term Loans outstanding as of the 2017 Refinancing Amendment Effective Date and repaid or refinanced on the 2018 Refinancing Amendment Effective Date.

“2018 Convertible Notes” shall mean the Borrower’s 3.75% senior convertible notes due October 15, 2018, issued pursuant to the 2018 Convertible Notes Indenture, including, for the avoidance of doubt, any such convertible notes issued by the Borrower to the holders of any 2018 Convertible Notes pursuant to an indenture described in clause (b) of the definition of 2018 Convertible Notes Indenture in exchange for such 2018 Convertible Notes, which exchange, for purposes of this Agreement, shall be deemed not to be a payment or prepayment on, or redemption or acquisition for value of, any 2018 Convertible Notes.

“2018 Convertible Notes Documents” shall mean the 2018 Convertible Notes and the 2018 Convertible Notes Indenture.

“2018 Convertible Notes Indenture” shall mean (a) the Indenture, dated as of October 18, 2010, between the Borrower, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended, modified or supplemented from time to time, or (b) any other replacement, substitute or additional indenture permitted to be entered into pursuant to the proviso to Section 7.15(a).

“2018 Refinancing Amendment Effective Date” means September 28, 2018.

“2018 Term Loans” means the Term Loans made by the Lenders to the Borrower pursuant to that certain Refinancing Amendment to Credit Agreement, dated as of September 28, 2018, a portion of the proceeds of which were used to refinance in full the 2017 Term Loans outstanding as of the 2018 Refinancing Amendment Effective Date and were repaid or refinanced on the 2020 Refinancing Amendment Effective Date.

“2020 Convertible Notes” shall mean the Borrower’s 4.00% senior convertible notes due December 15, 2020, issued pursuant to the 2020 Convertible Notes Indenture, including, for the avoidance of doubt, any such convertible notes issued by the Borrower to the holders of any 2020 Convertible Notes pursuant to an indenture described in clause (b) of the definition of 2020 Convertible Notes Indenture in exchange for such 2020 Convertible Notes, which exchange, for purposes of this Agreement, shall be deemed not to be a payment or prepayment on, or redemption or acquisition for value of, any 2020 Convertible Notes.

“2020 Convertible Notes Documents” shall mean the 2020 Convertible Notes and the 2020 Convertible Notes Indenture.

“2020 Convertible Notes Indenture” shall mean the Indenture, dated as of December 27, 2012, between the Borrower, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended, modified or supplemented from time to time, or (b) any other replacement, substitute or additional indenture permitted to be entered into pursuant to the proviso to Section 7.15(a).

“2020 Refinancing Amendment Effective Date” means January 23, 2020.

“2020 Term Loans” means the Term Loans made by the Lenders to the Borrower pursuant to that certain Refinancing Amendment to Credit Agreement, dated as of January 23, 2020, a portion of the proceeds of which were used to refinance in full the 2018 Term Loans outstanding as of the 2020 Refinancing Amendment Effective Date and were repaid or refinanced on the New 2023 Incremental Amendment Effective Date.

“2023 Incremental Term Loan” means the Term Loans made by the Lenders to the Borrower pursuant to that certain Incremental Joinder and Amendment Agreement dated as of January 19, 2023, which were repaid or refinanced on the New 2023 Incremental Amendment Effective Date.

“2025 Refinancing Amendment Agreement” means that certain Refinancing Amendment to Credit Agreement dated as of January 17, 2025, among the Borrower, the Guarantors party thereto, the 2025 Term Lenders party thereto and the Administrative Agent.

“2025 Refinancing Amendment Effective Date” means January 17, 2025.

“2025 Term Loan Borrowing” means a borrowing consisting of simultaneous 2025 Term Loans, of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the 2025 Term Lenders pursuant to Section 2.01(b).

“2025 Term Lender” means each Lender holding a 2025 Term Loan and any permitted assignees thereof in accordance with the Credit Agreement.

“2025 Term Loans” means the Term Loans made by the Lenders to the Borrower pursuant to that certain Refinancing Amendment to Credit Agreement, dated as of January 17, 2025, a portion of the proceeds of which were used to refinance in full the New 2023 Incremental Term Loans outstanding as of the 2025 Refinancing Amendment Effective Date.

“2025 Term Loan Commitment” means, as to each 2025 Term Lender, its obligation to make the 2025 Term Loans to the Borrower pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such 2025 Term Lender’s name on Schedule 1A to the 2025 Refinancing Amendment Agreement, as such amount may be adjusted from time to time in accordance with this Agreement.

“2025 Term Loan Facility” means, at any time, (a) on or prior to the 2025 Refinancing Amendment Effective Date, the aggregate amount of the 2025 Term Loan Commitments at such time and (b) thereafter, the aggregate principal amount of the 2025 Term Loans of all 2025 Term Lenders outstanding at such time.

“ABL Refinancing” means the repayment in full of all obligations under, and the termination of all commitments under, that certain ABL Credit Agreement dated as of October 28, 2019 (as amended, amended and restated, modified, waived, extended, renewed, replaced or refinanced from time to time prior to the New 2023 Incremental Amendment Effective Date, the “ABL Credit Agreement”) among the Borrower, Ciena Communications, Inc., Ciena Government Solutions, Inc., Ciena Canada, Inc., as borrowers, Bank of America, N.A., as administrative agent, swing line lender and a l/c issuer, the other l/c issuers party thereto and the other lenders party thereto; provided that letters of credit issued thereunder and listed on Schedule I shall be treated as Letters of Credit under this Agreement.

“Acquired Entity or Business” shall mean either (x) all or substantially all of the assets of, or the assets constituting a business, division or product line of, any Person not already a Restricted Subsidiary of the Borrower or (y) 100% of the Equity Interests of any such Person, which Person shall, as a result of the acquisition of such Equity Interests, become a Wholly-Owned Restricted Subsidiary of the Borrower (or shall be merged with and into the Borrower or a Wholly-Owned Restricted Subsidiary of the Borrower; provided that, in the case of any merger involving (x) the Borrower, the Borrower shall be the surviving or continuing Person, and (y) a Guarantor, a Guarantor shall be the surviving or continuing Person (or if such surviving or continuing Person is not a Guarantor, it shall become a Guarantor contemporaneously with the consummation of such merger)).

“Additional Convertible Notes” shall mean unsecured senior convertible notes of the Borrower issued pursuant to, and containing the requirements of, clause (y) of Section 7.02(l), Section 7.02(n), Section 7.02(r) or Section 7.02(s) which unsecured senior convertible notes are convertible into shares of Company Common Stock.

“Additional Convertible Notes Documents” shall mean any Additional Convertible Notes and any Additional Convertible Notes Indenture.

“Additional Convertible Notes Indenture” shall mean each indenture (or similar document) pursuant to which any Additional Convertible Notes are issued.

“Adjustment” shall have the meaning specified in Section 3.08.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.

“Affected Financial Institution” shall mean any EEA Financial Institution or UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement, as amended, amended and restated, supplemented or otherwise modified from to time in accordance with the terms hereof.

“AHYDO Payment” means any mandatory prepayment or redemption pursuant to the terms of any Indebtedness that is intended or designed to cause such Indebtedness not to be treated as an “applicable high yield discount obligation” within the meaning of Section 163(i) of the Code.

“All-in Yield” shall mean, as to any Indebtedness, the effective interest rate with respect thereto thereon as reasonably determined by the Administrative Agent taking into account the interest rate margin, original issue discount, upfront fees, recurring periodic fees and eurodollar rate floor or alternate base rate floor; provided that original issue discount and upfront fees shall be equated to interest rate assuming a four-year life to maturity of such Indebtedness (or, if less, the stated life to maturity at the time of the incurrence of such Indebtedness); provided further that “All-in Yield” shall not include any arrangement, commitment, underwriting, structuring or similar fees paid to arrangers (or their affiliates) or any other fees, in each case that are not generally paid to or shared ratably with lenders with respect to such Indebtedness.

“Applicable Fee Rate” means, at any time, in respect of the Revolving Credit Facility (a) from the New 2023 Incremental Amendment Effective Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(b) for the fiscal quarter ending October 28, 2023, 0.25% per annum and (b) thereafter, the applicable percentage per annum set forth below determined by reference to the Total Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Pricing Level	Total Net Leverage Ratio	Commitment Fee
1	< 2.00x	0.225%
2	≥ 2.00x, but < 3.00x	0.25%
3	≥ 3.00x, but < 3.75x	0.275%
4	≥ 3.75x	0.30%

Any increase or decrease in the Applicable Fee Rate resulting from a change in the Total Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Revolving Lenders, Pricing Level 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Fee Rate for any period shall be subject to the provisions of Section 2.10(b).

“Applicable Percentage” means, (a) with respect to any Term Lender, at any time, the percentage (carried out to the ninth decimal place) of the applicable Facility, represented by the principal amount of such Term Lender’s Term Loans in respect of such Facility, at such time and (b) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.17. If the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments and to any Lender’s status as a Defaulting Lender at the time of determination. The initial Applicable Percentage of each Lender in respect of the Facilities is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Period” has the meaning specified in Section 2.10(b).

“Applicable Rate” means, (i) in the case of ~~New 2023 Incremental~~2025 Term Loans, ~~1.00~~0.75% per annum for Base Rate Loans and ~~2.00~~1.75% per annum for Term SOFR Loans and (ii) in the case of Revolving Credit Loans and Letter of Credit Fees, (x) from the New 2023 Incremental Amendment Effective Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(b) for the fiscal quarter ending October 28, 2023, 0.50% per annum for Base Rate Loans and 1.50% per annum for Term SOFR Loans and Letter of Credit Fees and (y) thereafter, the applicable percentage per annum set forth below determined by reference to the Total Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Pricing Level	Total Net Leverage Ratio	Revolving Credit Facility – Term SOFR Margin and Letter of Credit Fee	Revolving Credit Facility - Base Rate Margin
1	< 2.00x	1.375%	0.375%
2	≥ 2.00x, but < 3.00x	1.50%	0.50%
3	≥ 3.00x, but < 3.75x	1.75%	0.75%
4	≥ 3.75x	2.00%	1.00%

Any increase or decrease in the Applicable Rate resulting from a change in the Total Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section 6.02(b), then, upon the request of the Required Revolving Lenders, Pricing Level 4 shall apply in respect of the Revolving Credit Facility and, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Applicable Revolving Credit Percentage” means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.

“Appropriate Lender” means, at any time, (a) with respect to any Term Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility or holds a Term Loan or a Revolving Credit Loan, respectively, at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuers and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means (i) with respect to the ~~New 2023 Incremental~~2025 Term Loan Facility, each of Bank of America, JPMorgan Chase Bank, N.A., Wells Fargo ~~Securities, LLC~~Bank, N.A. and Goldman Sachs Bank USA and (ii) with respect to the Revolving Credit Facility, each of Bank of America, JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A. and Goldman Sachs Bank USA, in each case, in their capacity as joint lead arrangers and joint bookrunners.

“Asset Sale” shall mean any sale, transfer or other disposition by the Borrower or any of its Restricted Subsidiaries to any Person (including by way of redemption by such Person) other than to the Borrower or a Wholly-Owned Restricted Subsidiary of the Borrower of any asset (including, without limitation, any capital stock or other securities of, or Equity Interests in, another Person), but excluding sales, transfers and other dispositions of assets pursuant to Sections 7.05 (a), (b), (c), (d), (e), (g), (h), (i), (j), (k), (l), (m), (n), (p), (q), (r), (s) and (t).

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means with respect to any Person on any date, in respect of any Permitted Receivables Facility, the amount of obligations outstanding on any date of determination that would be characterized as principal if such Permitted Receivables Facility had been structured as a secured loan rather than a sale; provided that, for the avoidance of doubt, no obligations outstanding under any Permitted Receivables Facility that is not recorded as debt in accordance with GAAP shall be deemed to be Attributable Indebtedness; provided further, that Attributable Indebtedness shall not include any amount of Indebtedness owing by any Securitization Subsidiary to the Borrower or any Restricted Subsidiary to the extent that such intercompany Indebtedness has been incurred to finance, in part, the transfers of Securitization Assets to such Securitization Subsidiary.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended October 31, 2017, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b).

“Availability Period” means in respect of the Revolving Credit Facility, the period from and including the New 2023 Incremental Amendment Effective Date to the earliest of (i) the Maturity Date for the Revolving Credit Facility, (ii) the date of termination of the Revolving Credit Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 8.02.

“Available Amount Basket” means on any date of determination thereof, an amount equal to the sum of

(a)  the greater of $200,000,000 and 32.0% of LTM Consolidated EBITDA, plus

(b) $361,957,000 (which amount represents cumulative Retained Excess Cash Flow (as defined in this Agreement immediately prior to the 2018 Refinancing Amendment Effective Date) not otherwise applied from the Closing Date to the 2018 Refinancing Amendment Effective Date), plus

(c) Retained Excess Cash Flow (without duplication of the amounts included in the Available Amount Basket pursuant to clause (b) above), plus

(d) 100% of the aggregate Net Cash Proceeds received by the Borrower after the 2018 Refinancing Amendment Effective Date from the issue or sale of Equity Interests of the Borrower, plus

(e) the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any stock that is not common or Qualified Preferred Stock (such non-common, non-qualified stock, “Disqualified Stock”), of the Borrower or any Restricted Subsidiary thereof issued after the 2018 Refinancing Amendment Effective Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Borrower or any Restricted Subsidiary (other than to the extent such employee stock ownership plan or trust has been funded by the Borrower or any Restricted Subsidiary)) which has been converted into or exchanged for common Equity Interests or Qualified Preferred Stock in the Borrower, plus

(f) 100% of the aggregate amount received by the Borrower or any Restricted Subsidiary in cash or Cash Equivalents from the sale or other disposition (other than to the Borrower or a Restricted

Subsidiary of the Borrower) of Investments made by the Borrower and its Restricted Subsidiaries and from repurchases and redemptions of such Investments from the Borrower and its Restricted Subsidiaries by any Person (other than the Borrower or any of its Restricted Subsidiaries) and from repayments of loans or advances which constituted Investments (in each case to the extent that the Investment was made pursuant to Section 7.03(w) on or after the 2018 Refinancing Amendment Effective Date), plus

(g) an amount equal to the sum of (A) the amount of any Investments by Borrower or any Restricted Subsidiary pursuant to Section 7.03(w) in any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or is liquidated into, Borrower or any Restricted Subsidiary and (B) the Fair Market Value (as reasonably determined by the Borrower) of the property or assets of any Unrestricted Subsidiary representing Investments made pursuant to Section 7.03(w) that have been transferred, conveyed or otherwise distributed to Borrower or any Restricted Subsidiary, in each case during the period from and including the 2018 Refinancing Amendment Effective Date through and including such time, plus

(h) returns, profits, distributions and similar amounts received in cash or Cash Equivalents on Investments made pursuant to Section 7.03(w) on or after the 2018 Refinancing Amendment Effective Date, plus

(i) the Net Cash Proceeds of Dispositions of Unrestricted Subsidiaries and Joint Ventures where the original Investment was made pursuant to Section 7.03(w) on or after the 2018 Refinancing Amendment Effective Date, plus

(j) the aggregate amount received after the 2018 Refinancing Amendment Effective Date by the Borrower or any Restricted Subsidiary in cash from any dividend or other distribution by an Unrestricted Subsidiary or a Joint Venture where the original Investment was made pursuant to Section 7.03(w), minus

(i) the sum of (x) the amount of the Available Amount Basket used before such date to make Investments pursuant to Section 7.03(w), (y) the amount of the Available Amount Basket used before such date to make or pay Dividends pursuant to Section 7.06(j) and (z) the amount of the Available Amount Basket used before such date to make prepayments of Indebtedness permitted pursuant to Section 7.14(e), in each case, to the extent used on or after the 2018 Refinancing Amendment Effective Date.

“Available Currency” shall mean, (a) with respect to Loans to the Borrower, Dollars, and (b) with respect to Letters of Credit issued for the account of the Borrower, Dollars, Canadian Dollars, Euros, Pounds Sterling and any other freely transferable currency to the extent that such currency is approved by the respective L/C Issuer issuing the respective Letter of Credit.

“Available Revolving Incremental Amount” means, from and after the New 2023 Incremental Amendment Effective Date, an aggregate cumulative amount equal to $150,000,000.

“Available Term Incremental Amount” means, as of any date of determination, the sum of (i) the Fixed Term Incremental Amount plus (ii) the Ratio Incremental Amount; provided that (x) the Borrower may elect to use clause (ii) prior to clause (i) and regardless of whether there is capacity under clause (i), and if both clauses (i) and (ii) are available and the Borrower does not make an election, the Borrower will be deemed to have elected clause (ii) and (y) the Borrower may elect to utilize clauses (i) and (ii) concurrently and in such case, amounts incurred under clause (i) concurrently with amounts under clause (ii) shall not be included in Indebtedness for purposes of calculating the Ratio Incremental Amount at such time; provided further, for the avoidance of doubt, to the extent the proceeds of any Incremental Term Loan or Incremental Equivalent Debt are being utilized to repay Indebtedness (including any repayment, repurchase or refinancing of Indebtedness for which an irrevocable notice of repayment (or similar notice of repayment) has been delivered), such calculations shall be on a Pro Forma Basis after giving effect to such repayments.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, with respect to (a) any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, or (b) the United Kingdom, Part I of the United Kingdom Banking Act 2009 and any other law applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, and (c) the Term SOFR plus 1.00%; provided that the rate calculated pursuant to this clause (c) shall not be less than, (i) in the case of ~~New 2023 Incremental~~2025 Term Loans, 1.00% and (ii) in the case of Revolving Credit Loans, 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Revolving Credit Loan or a Term Loan that bears interest based on the Base Rate.

“Basket” means any amount, threshold or other value permitted or prescribed with respect to any Lien, Indebtedness, Disposition, Investment, Dividend, transaction value, judgment or other amount under any provision in this Agreement.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” has the meaning specified in Section 10.21(b).

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Revolving Credit Borrowing, a Term Borrowing and a ~~New 2023 Incremental~~2025 Term Loan Borrowing.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.

“Calculation Period” shall mean, with respect to any Material Acquisition or any other event expressly required to be calculated on a Pro Forma Basis pursuant to the terms of this Agreement, the Test Period most recently ended prior to the date of such Material Acquisition or other event for which financial statements have been delivered to the Lenders pursuant to this Agreement.

“Call Spread Option” shall mean the call spread options on the Company Common Stock held by the Borrower on or after the Closing Date and, if purchased on or after the Closing Date, purchased in accordance with the terms of this Agreement relating to the Company Common Stock issuable upon conversion at final maturity of any series of Permitted Convertible Notes.

“Canadian Dollars” and “Cdn.$” shall mean freely transferable lawful money of Canada (expressed in Canadian dollars).

“Capitalized Expenditures” means, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with GAAP and, without duplication, the amount of all Capitalized Leases incurred by such Person.

“Capitalized Leases” means, with respect to any Person, all rental obligations of such Person which, under GAAP, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

“Captive Insurance Subsidiary” means any Subsidiary of the Borrower that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuers or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of L/C Obligations or Swing Line Loans (as the context may require), cash or deposit account balances or, if the Administrative Agent, the L/C Issuers or Swing Line Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the L/C Issuers or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such Cash Collateral and other credit support.

“Cash Equivalents” shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than 24 months from the date of acquisition, (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 12 months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (iii) U.S. Dollar-denominated time deposits, certificates of deposit and bankers acceptances of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least “A” or the equivalent thereof from S&P or “A2” or the equivalent thereof from Moody’s with maturities of not more than 12 months from the date of acquisition by such Person, (iv) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iii) above, (v) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P 1 or the equivalent thereof by Moody’s and in each case maturing not more than 12 months after the date of acquisition by such Person, (vi) investments in money market funds regulated under Rule 2a-7 of the Investment Company Act of 1940, (vii) securities of the types described in clause (ii) above having maturities of not more than 24 months from the date of acquisition thereof so long as such securities are fully guaranteed for both principal and interest by an irrevocable letter of credit issued by a commercial bank with a minimum credit rating of Aa3 from Moody’s or AA- from Standard & Poor’s and (viii) in the case of any Foreign Subsidiary of the Borrower, substantially similar investments of the type described in clauses (i) though (vii) above denominated in foreign currencies and from similarly capitalized and rated foreign banks or other Persons in the jurisdiction in which such Foreign Subsidiary is organized.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements, including, without limitation, supply chain finance and services relating to operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

“Cash Management Bank” means any Person that is a Lender or an Affiliate of a Lender (or any Person party to a Cash Management Agreement with the Borrower or its Subsidiaries that was a Lender or an Affiliate thereof at the time it entered into such Cash Management Agreement), in its capacity as a party to a Cash Management Agreement (including any Cash Management Agreement in existence as of the New 2023 Incremental Amendment Effective Date).

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“Change in Law” means the occurrence, after the New 2023 Incremental Amendment Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall mean (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 35% or more of the Voting Stock of the Borrower, (ii) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (x) who were members of that board or equivalent governing body on the first day of such period, (y) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (x) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (z) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (x) and (y) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) a “change of control” or similar event shall occur as provided in any Permitted Convertible Notes Document, or to the extent any Indebtedness evidenced thereby is in excess of the Threshold Amount, any Permitted Additional Indebtedness Document.

“Citi” means Citigroup Global Markets Inc., Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc. and/or any of their affiliates as Citi shall have determined.

“Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Credit Loans or ~~New 2023 Incremental~~2025 Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment or ~~New 2023 Incremental~~2025 Term Loan Commitment.

“Closing Date” means July 15, 2014.

“CME” means CME Group Benchmark Administration Limited.

~~“Co-Managers” means, with respect to the New 2023 Incremental Term Loan Facility, Citi and MUFG Bank, Ltd. in their capacity as co-managers.~~

“Co-Syndication Agent” means (i) with respect to the ~~New 2023 Incremental~~2025 Term Loan Facility, each of Bank of America, JPMorgan Chase Bank, N.A. ~~and~~, Wells Fargo Bank, N.A. ~~in its capacity as co-syndication agent~~and Goldman Sachs Bank USA and (ii) with respect to the Revolving Credit Facility, each of JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A. in its capacity as co-syndication agent.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of the “Collateral” and “Mortgaged Property” or “Trust Property” or other similar term referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties; provided that for the avoidance of doubt, the Collateral with respect to a particular Collateral Document shall not include any “Excluded Assets” as such term is defined in such Collateral Document.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreements, the Mortgages, each of the mortgages, collateral assignments, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien on the assets of the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means, individually and collectively, as applicable, a ~~New 2023 Incremental~~2025 Term Loan Commitment and/or a Revolving Credit Commitment.

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Term SOFR Loans, pursuant to Section 2.02(a), shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Company Common Stock” means the authorized shares of common stock of the Borrower, together with any subsequently authorized shares of common stock of the Borrower.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, in consultation with the Borrower, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” shall mean, for any period, an amount determined for the Borrower and its Restricted Subsidiaries on a consolidated basis equal to Consolidated Net Income for such period (without giving effect to (w) any extraordinary gains or losses, (x) any non-cash income, (y) any gains or losses from sales of assets other than inventory sold in the ordinary course of business, or (z) any foreign currency gains or losses) adjusted by adding thereto (in each case to the extent deducted in determining Consolidated Net Income for such period), without duplication, the amount of (i) total interest expense (inclusive of amortization of deferred financing fees and other original issue discount and banking fees, charges and commissions (e.g., letter of credit issuance and facing fees, commitment fees and other banking transactional costs) but minus total cash interest income of the Borrower and its Restricted Subsidiaries (excluding any interest income earned on receivables due from customers)) of the Borrower and its Restricted Subsidiaries determined on a consolidated basis for such period, (ii) provision for taxes based on income and foreign withholding taxes for the Borrower and its Restricted Subsidiaries (including state, franchise, capital and similar taxes paid or accrued) determined on a consolidated basis for such period, (iii) all depreciation and amortization expense of the Borrower and its Restricted Subsidiaries determined on a consolidated basis for such period, (iv) [reserved], (v) all unusual or non-recurring cash charges, including restructuring charges and related charges (which, for the avoidance of doubt, shall include retention, severance, system establishment costs, excess pension charges, contract and lease termination costs and costs to consolidate facilities and relocate employees) (with the aggregate amount added back pursuant to this clause (v) in any applicable period not to exceed 25% of Consolidated EBITDA in any Test Period (calculated on a Pro Forma Basis, but prior to giving effect to any add-backs pursuant to this clause (v)), (vi) any expenses and fees incurred in connection with any actual or proposed Investment, incurrence or repayment of Indebtedness, including in connection with this Agreement, issuance of Equity Interests, acquisition, disposition or amendment or modification of any debt instrument, in each case, whether or not consummated, including any financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees, (vii) the amount of any charge that is reimbursable by third parties pursuant to indemnification provisions or similar agreements or insurance; provided that in respect of any charge added back pursuant to this clause (vii), the Borrower in good faith expects to receive reimbursement for such charge within the next four (4) fiscal quarters (it being understood that to the extent not actually received within such four (4) fiscal quarters, such reimbursement amounts shall be deducted in calculating Consolidated EBITDA for such fiscal quarters) and such indemnification payments are not otherwise included in Consolidated Net Income, in each case, for such period or any other period when received or expected to be received, (viii) proceeds received by the Borrower or any of its Restricted Subsidiaries from any business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not then received so long as the Borrower in good faith expects to receive such proceeds within the next four (4) fiscal quarters (it being understood that to the extent such proceeds are not actually received within such four (4) fiscal quarters, such proceeds shall be deducted in calculating Consolidated EBITDA for such fiscal quarters) to the extent such proceeds are not otherwise included in such Consolidated Net Income for such period or any other period when received or expected to be received, (ix) all other non-cash charges of the Borrower and its Restricted Subsidiaries determined on a consolidated basis for such period that are not expected to represent a cash item in such period or any future period and (x) pro forma adjustments, including “run rate” cost savings, operating expense reductions, operational improvements and synergies (net of the amount of actual amounts realized) factually supportable and reasonably identifiable (in the reasonable determination of the Borrower) related to Asset Sales, Acquisitions, Investments, Dispositions, operating improvements, restructurings, mergers and other business combinations, cost saving initiatives and other similar initiatives (including the renegotiation of contracts and other arrangements) that are permitted hereunder (calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, operational improvements and synergies had been realized on the first day of such period), in each case, reasonably projected by the Borrower to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the reasonable determination of the Borrower), in each case, within 24 months following the date of the consummation of the applicable transaction (for the avoidance of doubt including in connection with any of the foregoing, or actions taken, prior to the 2018 Refinancing Amendment Effective Date), as the case may be (with the aggregate amount added back pursuant to this clause (x) in any Test Period not to exceed 25% of Consolidated EBITDA for such Test Period (calculated on a Pro Forma Basis but prior to giving effect to any add-backs pursuant to this clause (x)). For the avoidance of doubt, it is understood and agreed that, to the extent any amounts are excluded from Consolidated Net Income by virtue of the proviso to the definition thereof contained herein, any add backs to Consolidated Net Income in determining Consolidated EBITDA as provided above shall be limited (or denied) in a fashion consistent with the proviso to the definition of Consolidated Net Income contained herein.

“Consolidated Interest Expense” shall mean, for any period, (a) (i) the total consolidated cash interest expense of the Borrower and its Restricted Subsidiaries (including, without limitation, all commissions, discounts and other commitment and banking fees and charges (e.g., fees with respect to Swap Contracts, letter of credit issuance and facing fees) for such period, adjusted to exclude (to the extent same would otherwise be included in the calculation above in this clause (i)) the amortization of any deferred financing costs for such period and any interest expense actually “paid in kind” or accreted during such period, plus (ii) without duplication, (x) that portion of Capitalized Leases of the Borrower and its Restricted Subsidiaries on a consolidated basis representing the interest factor for such period and (y) the “deemed interest expense” (i.e., the interest expense which would have been applicable if the respective obligations were structured as on-balance sheet financing arrangements) with respect to all Indebtedness of the Borrower and its Restricted Subsidiaries of the type described in clause (viii) of the definition of Indebtedness contained herein (for the avoidance of doubt, excluding deemed interest arising from a financing arrangement constituting an operating lease) for such period minus (b) total cash interest income of the Borrower and its Restricted Subsidiaries for such period (excluding any interest income earned on receivables due from customers).

“Consolidated Net Income” shall mean, for any period, the net income (or loss) of the Borrower and its Restricted Subsidiaries determined on a consolidated basis for such period (taken as a single accounting period) in accordance with GAAP (after any deduction for minority interests); provided that the following items shall be excluded in computing Consolidated Net Income (without duplication): (i) the net income (or loss) of any Person (other than a Restricted Subsidiary of the Borrower) in which the Borrower or any of its Restricted Subsidiaries has an Equity Interest or Equity Interests, except to the extent that any such income is actually received by the Borrower or such Restricted Subsidiary in the form of dividends or similar distributions, (ii) all net after-tax gains, losses, income, expenses or charges from disposed, closed or discontinued operations, (iii) any income (or loss) for such period attributable to the early extinguishment of Indebtedness and (iv) except for determinations expressly required to be made on a Pro Forma Basis, the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or all or substantially all of the property or assets of such Person are acquired by a Restricted Subsidiary.

“Consolidated Net Senior Secured Indebtedness” shall mean, at any time, (A) the sum of (without duplication) (i) all Indebtedness of the Borrower and its Restricted Subsidiaries (on a consolidated basis) (other than of the type described in clause (vii) of the definition of Indebtedness and other Indebtedness evidenced by the Ottawa Capitalized Lease) that is secured by a Lien on any asset of the Borrower or any of its Restricted Subsidiaries as would be required to be reflected as debt or Capitalized Leases at such time on the liability side of a consolidated balance sheet of the Borrower and its Restricted Subsidiaries in accordance with GAAP, (ii) all Indebtedness of the Borrower and its Restricted Subsidiaries that is secured by a Lien on any asset of the Borrower or any of its Restricted Subsidiaries at such time of the type described in clauses (ii) and (viii) of the definition of Indebtedness and (iii) all Contingent Obligations of the Borrower and its Restricted Subsidiaries in respect of Indebtedness of any third Person of the type referred to in preceding clauses (i) and (ii) minus (B) the aggregate amount of Unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries not to exceed $200,000,000 in the aggregate; provided that (x) the aggregate amount available to be drawn (i.e., unfunded amounts) under all letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar obligations issued for the account of the Borrower or any of its Restricted Subsidiaries (but excluding, for avoidance of doubt, all unpaid drawings or other matured monetary obligations owing in respect of such letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar obligations) shall not be included in any determination of “Consolidated Net Senior Secured Indebtedness”, (y) the proceeds of Indebtedness being incurred at the time any ratio including Consolidated Net Senior Secured Indebtedness is being incurred shall not be included in any determination pursuant to clause (B) above for purposes of calculating such ratio to determine whether such Indebtedness is permitted to be incurred and (z) Indebtedness incurred for the purpose of consummating a Material Acquisition shall not be included in any determination of “Consolidated Net Senior Secured Indebtedness” if (and for so long as) (1) such Material Acquisition has not been consummated and (2)(X) the proceeds of such Indebtedness are held by the Borrower or any of its Subsidiaries in the form of Unrestricted cash and Cash Equivalents or (Y) such Indebtedness is subject to mandatory redemption in the event such Material Acquisition is not consummated).

“Consolidated Net Total Indebtedness” shall mean, at any time, (A) the sum of (without duplication) (i) all Indebtedness of the Borrower and its Restricted Subsidiaries (on a consolidated basis) (other than of the type described in clause (vii) of the definition of Indebtedness and other Indebtedness evidenced by the Ottawa Capitalized Lease) as would be required to be reflected as debt or Capitalized Leases at such time on the liability side of a consolidated balance sheet of the Borrower and its Restricted Subsidiaries in accordance with GAAP, (ii) all Indebtedness of the Borrower and its Restricted Subsidiaries at such time of the type described in clauses (ii) and (viii) of the definition of Indebtedness and (iii) all Contingent Obligations of the Borrower and its Restricted Subsidiaries in respect of Indebtedness of any third Person of the type referred to in preceding clauses (i) and (ii) minus (B) the aggregate amount of Unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries not to exceed $200,000,000 in the aggregate; provided that (x) the aggregate amount available to be drawn (i.e., unfunded amounts) under all letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar obligations issued for the account of the Borrower or any of its Restricted Subsidiaries (but excluding, for avoidance of doubt, all unpaid drawings or other matured monetary obligations owing in respect of such letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar obligations) shall not be included in any determination of “Consolidated Net Total Indebtedness”, (y) the proceeds of Indebtedness being incurred at the time any ratio including Consolidated Net Total Indebtedness is being incurred shall not be included in any determination pursuant to clause (B) above for purposes of calculating such ratio to determine whether such Indebtedness is permitted to be incurred and (z) Indebtedness incurred for the purpose of consummating a Material Acquisition shall not be included in any determination of “Consolidated Net Total Indebtedness” if (and for so long as) (1) such Material Acquisition has not been consummated and (2)(X) the proceeds of such Indebtedness are held by the Borrower or any of its Subsidiaries in the form of Unrestricted cash and Cash Equivalents or (Y) such Indebtedness is subject to mandatory redemption in the event such Material Acquisition is not consummated).

“Consolidated Total Assets” shall mean, at any time of determination thereof, the aggregate amount of all assets of the Borrower and its Restricted Subsidiaries as set forth in the most recent consolidated balance sheet of the Borrower and its Restricted Subsidiaries delivered to the Lenders pursuant to this Agreement and computed in accordance with GAAP, calculated on a Pro Forma Basis.

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (solely for the purpose of this definition, “primary obligations”) of any other Person (solely for the purpose of this definition, the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the lesser of (x) the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith and (y) the maximum amount for which the guaranteeing person may be liable pursuant to the terms of the instrument embodying such primary obligation.

“Contractual Obligation” means, as to any Person, any provision, of any security issued by such Person pursuant to any agreement, instrument or other written undertaking, or of any agreement, instrument or other written undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Entity” has the meaning specified in Section 10.21(b).

“Covered Party” has the meaning specified in Section 10.21(a).

“Credit Agreement Refinancing Indebtedness” shall mean (a) Permitted First Priority Refinancing Debt, (b) Permitted Junior Priority Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) subject to the provisions of Section 2.14, term loans or revolving loans under this Agreement; provided that, in each case, such Indebtedness is issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or in part, existing Loans, or any Loans under any then-existing incremental facility or refinancing facility, or any then-existing Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided, further, that (i) except with respect to the Credit Agreement Refinancing Indebtedness under Section 2.14, which is subject to clause (iii) of the proviso in Section 2.14, the covenants, events of default and guarantees of such Indebtedness (excluding, for the avoidance of doubt, pricing, rate floors, discounts, fees and optional prepayment or redemption terms, in each case, which will be on such terms as agreed to among the Borrower and the lenders providing such Indebtedness) (when taken as a whole) are not materially more favorable to the lenders providing such Indebtedness (as reasonably determined by the Borrower) than, or are otherwise substantially identical to, those applicable to the Refinanced Debt (other than covenants or other provisions (x) applicable only to periods after the latest maturity date of the then-existing Loans or (y) included in or added to the Loan Documents for the benefit of the Lenders) or shall be current market terms for such type of Indebtedness (as reasonably determined by the Borrower), (ii) such Indebtedness shall not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued and/or capitalized interest, fees, premiums and penalties (if any) thereon and fees and expenses associated with the refinancing, (iii) such Refinanced Debt shall be repaid, defeased or satisfied and discharged on a dollar-for-dollar basis, and all accrued interest, fees, premiums and penalties (if any) in connection therewith shall be paid, substantially concurrently with the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained, (iv) except with respect to any Credit Agreement Refinancing Indebtedness incurred pursuant to Section 2.14, which is subject to clause (ii) of the proviso in Section 2.14, and any Customary Bridge Loans, such Indebtedness will have a scheduled maturity date that is not prior to the scheduled maturity date of the class of Loans being refinanced at the time of issuance or incurrence of such Credit Agreement Refinancing Indebtedness and weighted average life to maturity that is not shorter than that applicable to the class of Loans being refinanced; and (v) shall not require any mandatory repayment or redemption (other than (A) customary change of control or asset sale or event of loss offers and customary AHYDO Payments and, in the case of any Customary Bridge Loans, prepayments of such Customary Bridge Loans from the issuance of equity or other Indebtedness permitted hereunder (or, in the case of Credit Agreement Refinancing Indebtedness (x) which is Permitted First Priority Refinancing Debt or subject to the provisions of Section 2.14, a term loan or revolving loan under this Agreement, mandatory prepayments which may be shared on a no greater than pro rata basis with the then-existing Term Loans or (y) which are Permitted Junior Priority Refinancing Debt, mandatory prepayment events subject to the prior payment in full of the Term Loans and Permitted First Priority Refinancing Debt), (B) early maturities Customary Bridge Loans, (C) upon any event of default thereunder, (D) as a result of a scheduled maturity date, which is addressed in clause (iv) above, (E) amortization that is not in contravention of clause (iv) above or (F) in the case of revolving loan, prepayment in connection with overadvances) prior to the scheduled maturity date of the Refinanced Debt.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Customary Bridge Loans” means customary bridge loans with a maturity date of no longer than one year, which, subject to customary conditions (as reasonably determined by the Borrower), would either be automatically converted into or required to be exchanged for permanent financing for which (a) the weighted average life to maturity of such permanent financing shall be no shorter than the remaining weighted average life to maturity of the then existing Term Loans and (b) the final maturity date of such permanent financing is no earlier than (x) if such customary bridge loans are secured on a pari passu basis with the Term Loans, the Latest Maturity Date and (y) otherwise, 91 days after the Latest Maturity Date, in each case as such Latest Maturity Date is in effect at the time of incurrence of such Indebtedness.

“Cyan” shall mean Cyan, Inc., a Delaware corporation.

“Cyan Acquisition” shall mean the (i) acquisition by the Borrower of all the outstanding Equity Interests of Cyan pursuant to, and in accordance with, the terms of the Cyan Merger Agreement, pursuant to which Merger Sub shall merge with and into Cyan, with Cyan being the surviving entity, and (ii) substantially simultaneous merger of Cyan with and into the Borrower, with the Borrower being the surviving entity.

“Cyan Merger Agreement” shall mean the Agreement and Plan of Merger dated as of May 3, 2015, among the Borrower, Merger Sub and Cyan, as amended, supplemented and otherwise modified from time to time.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations under a Facility other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans under such Facility plus (iii) 2% per annum; provided, however, that with respect to a Term SOFR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum and (b) when used with respect to Letter of Credit Fees, means a rate equal to the Applicable Rate plus 2% per annum.

“Default Right” has the meaning specified in Section 10.21(b).

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent, any L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief

Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, each L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is, or whose government is, the subject of any Sanction.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Borrower or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash and Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. For the purposes of clarity, an issuance of Equity Interests shall not be a Disposition by the issuer of such Equity Interests.

“Dividend” shall mean, with respect to any Person, that such Person has declared or paid a dividend, distribution or returned any equity capital to its stockholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than common Equity Interests of such Person) or cash to its stockholders, partners or members in their capacity as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any other Equity Interests outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its capital stock or other Equity Interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Restricted Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any other Equity Interests of such Person outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its capital stock or other Equity Interests). Without limiting the foregoing, “Dividends” with respect to any Person shall also include all payments made or required to be made by such Person to any other Person (solely in such other Person’s capacity as an equity holder of such Person) with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes. For the avoidance of doubt, no conversion of Permitted Convertible Notes into Company Common Stock and no redemption, purchase, repayment or other acquisition or retirement of Permitted Convertible Notes prior to the conversion thereof into Company Common Stock, and no election to settle any Permitted Convertible Notes in cash upon conversion thereof and the payment of such cash to effect settlement, shall constitute a Dividend.

“Division/Series Transaction” means, (i) with respect to any Loan Party or any Restricted Subsidiary of the Borrower that is a limited liability company organized under the laws of the State of Delaware, that such Person (a) divides into two or more Persons (whether or not the Loan Party or Restricted Subsidiary thereof survives such division) or (b) creates or reorganizes into, one or more series, in each case, as contemplated under the laws of the State of Delaware and (ii) any similar or analogous transaction under other applicable law.

“Documentation Agents” means ~~(i) with respect to the New 2023 Incremental Term Loan Facility, Goldman Sachs Bank USA in its capacity as documentation agent and (ii)~~ with respect to the Revolving Credit Facility, Goldman Sachs Bank USA in its capacity as documentation agent.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the Spot Rate and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent or the L/C Issuer, as applicable, using any method of determination it deems appropriate in its sole discretion. Any determination by the Administrative Agent or the L/C Issuer pursuant to clauses (b) or (c) above shall be conclusive absent manifest error.

“Domestic Subsidiary” of any Person shall mean any Restricted Subsidiary of such Person incorporated or organized in the United States or any State thereof or the District of Columbia (other than any such Restricted Subsidiary where all or substantially all of its assets consist of Equity Interests of one or more Foreign Subsidiaries (for this purpose, determined without giving effect to this parenthetical) that are controlled foreign corporations as defined in Section 957 of the Code).

“ECF Percentage” has the meaning specified in Section 2.05(b) herein.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 10.06(b)(i), (iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetland, flora and fauna.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, agreements or governmental restrictions relating to pollution or the protection of the Environment or human health (to the extent related to exposure to hazardous materials), including those relating to the manufacture, generation, handling, transport, storage, treatment or Release or threat of Release of hazardous materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of or relating to the Borrower, any other Loan Party or any of their respective Restricted Subsidiaries resulting from or based upon (a) any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest, but excluding, for the avoidance of doubt, any Permitted Convertible Notes to the extent that the same have not yet been converted into shares of Company Common Stock.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent; (d) the filing of a notice of intent to terminate or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA,; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; or (i) a failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by the Borrower or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euros” and the designation “€” shall mean the currency introduced on January 1, 1999 at the start of the third stage of European economic and monetary union pursuant to the Treaty (expressed in euros).

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any fiscal year of the Borrower commencing with the fiscal year ending October 31, 2018, an amount equal to (which for the purposes of determination of Excess Cash Flow in any such period shall not be less than $0) the excess (if any) of (a) the sum, without duplication, of (i) Consolidated EBITDA (but determined for such purposes without giving effect to any pro forma adjustments thereto with respect to Permitted Acquisitions, other Investments or other events permitted hereunder) for such fiscal year plus (ii) any decrease in the Net Working Capital during such period (measured as the excess of the Net Working Capital at the beginning of such period over the Net Working Capital at the end thereof) over (b) the sum (for such fiscal year), without duplication, of (i) Consolidated Interest Expenses actually paid in cash by the Borrower and its Restricted Subsidiaries, (ii) regularly-scheduled principal repayments, to the extent actually made, of Indebtedness (excluding payment of principal at maturity made in connection with a refinancing of all or any portion of such Indebtedness but including any election to settle any Permitted Convertible Notes in cash upon conversion of such Permitted Convertible Notes at maturity and the payment of such cash to effect settlement); provided that any settlement of the 2018 Convertible Notes in cash upon conversion at maturity thereof (including any premium payments in respect thereof) shall be deemed to have been made in the fiscal year ended October 31, 2018 and reduce the calculation of Excess Cash Flow for such fiscal year regardless of when such payment is actually made, (iii) all income and franchise taxes actually paid in cash by the Borrower and its Restricted Subsidiaries, (iv) Capitalized Expenditures actually made by the Borrower and its Restricted Subsidiaries in such fiscal year (other than Capitalized Expenditures to the extent financed with the proceeds of any sale or issuance of Equity Interests, the proceeds of any Asset Sale, the proceeds of any Recovery Event or the proceeds of any incurrence of Indebtedness (other than the incurrence of any Loans), (v) any increase in the Net Working Capital during such period (measured as the excess of Net Working Capital at the end of such period over the Net Working Capital at the beginning of such period); and (vi) all other items added back to, or excluded from, Consolidated EBITDA pursuant to (and subject to the limitations in) the definition of “Consolidated EBITDA” to the extent paid in cash during such fiscal period.

“Excluded Assets” has the meaning specified in the Security Agreement.

“Excluded Subsidiaries” means (a) Unrestricted Subsidiaries, (b) Immaterial Subsidiaries, (c) any Subsidiary to the extent (and only for so long as) such subsidiary is prohibited by applicable law, rule, regulation or contract (with respect to any such contractual restriction, only to the extent existing on the New 2023 Incremental Amendment Effective Date or the date on which the applicable person becomes a direct or indirect Subsidiary of the Borrower and not incurred in contemplation of providing a Guarantee) from guaranteeing the Facilities or which would require consent, approval, license or authorization from any Governmental Authority to provide a Guarantee (unless such consent, approval, license or authorization has been received), (d) any Subsidiary for which the providing of a Guarantee could reasonably be expected to result in a material adverse tax consequence to Borrower or one of its Restricted Subsidiaries as determined in good faith by the Borrower, (e)(i) any Domestic Subsidiary of a Foreign Subsidiary of the Borrower that is a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code or (ii) any Domestic Subsidiary that has no material assets other than capital stock of a Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code, (f) any Captive Insurance Subsidiary, (g) not-for-profit Subsidiaries, (h) special purpose entities formed in connection with Permitted Receivables Facilities, including Securitization Subsidiaries and (i) any other Restricted Subsidiary to the extent the Borrower and the Administrative Agent reasonably agree that the cost or other consequence of providing a Guarantee is excessive in relation to the value afforded thereby.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to Recipient or required to be withheld or deducted from payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender changes its lending office, except in each case to the extent that pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Existing Convertible Notes” shall mean, collectively, the 2018 Convertible Notes and the 2020 Convertible Notes.

“Existing Letters of Credit” shall mean those certain Letters of Credit described on Schedule I attached hereto.

“Existing Tranche” has the meaning specified in Section 2.16(a) herein.

“Extended Loans” has the meaning specified in Section 2.16(a) herein.

“Extended Revolving Credit Commitment” means any Revolving Credit Commitments the maturity of which shall have been extended pursuant to Section 2.16.

“Extended Revolving Loans” means any Revolving Loans made pursuant to the Extended Revolving Credit Commitments.

“Extended Term Loans” means any Term Loans the maturity of which shall have been extended pursuant to Section 2.16.

“Extending Lender” has the meaning specified in Section 2.16(b) herein.

“Extension Amendment” has the meaning specified in Section 2.16(c) herein.

“Extension Election” has the meaning specified in Section 2.16(b) herein.

“Facility” means, collectively and individually, as applicable, the ~~New 2023 Incremental~~2025 Term Loan Facility and/or the Revolving Credit Facility.

“Fair Market Value” shall mean, with respect to any asset (including any Equity Interests of any Person), (i) the price thereof to the extent that the same is readily available on an active trading market or (ii) if such price is not so readily available, the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the board of directors or other governing body or, pursuant to a specific delegation of authority by such board of directors or governing body, a designated senior executive officer, of the Borrower or the Restricted Subsidiary of the Borrower selling such asset.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such sections of the Code.

“FCPA” has the meaning specified in Section 5.20.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the FRB arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” shall mean, collectively, (a) the Fee Letter, dated as of September 11, 2018, among the Borrower, the corresponding Arrangers and the syndication agents and documentation agents listed on the cover page hereof, (b) the Administrative Agency Fee Letter, dated as of September 28, 2018, between the Borrower and the Administrative Agent, (c) the Arranger Fee Letter dated as of October 11, 2023 between the Borrower and BofA Securities, Inc. ~~and~~, (d) the Agent Fee Letter dated as of October 11, 2023 among the Borrower, the Administrative Agent and BofA Securities, Inc., and (e) the Arranger Fee Letter dated as of January 3, 2025 between the Borrower and Bank of America, N.A., in each case as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Fixed Term Incremental Amount” means, at any date, the sum of (a) the greater of (i) $640,000,000 and (ii) an amount equal to 100% of LTM Consolidated EBITDA, minus (b) the aggregate principal amount of (i) Incremental Term Loans and (ii) Incremental Equivalent Debt, in each case that were incurred at or prior to such date of determination in reliance on clause (a) plus (c) the Voluntary Prepayment Incremental Amount at such time.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Prepayment Event” has the meaning specified in Section 2.05(b)(vi).

“Foreign Subsidiary” of any Person shall mean any Restricted Subsidiary of such Person that is not a Domestic Subsidiary of such Person.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, any (a) obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, the Restricted Subsidiaries of the Borrower listed on Schedule 6.12 and each other Restricted Subsidiary of the Borrower that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 6.12; provided that no Excluded Subsidiary shall be a Guarantor.

“Guaranty” means, collectively, the Guaranty Agreement made by the Guarantors in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit F, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants including petroleum or petroleum distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form regulated pursuant to, or which can form the basis for liability under, any Environmental Law.

“Hedge Bank” means any Person that is a Lender or an Affiliate of a Lender (or any Person party to a Swap Contract with the Borrower or its Subsidiaries that was a Lender or an Affiliate thereof at the time it entered into such Swap Contract), in its capacity as a party to such Swap Contract (including any Swap Contract in existence as of the New 2023 Incremental Amendment Effective Date).

“Immaterial Subsidiary” shall mean, as of any date of determination, any Wholly-Owned Domestic Subsidiary of the Borrower (other than any Excluded Subsidiary of the type described in clause (a) or any of clauses (c) through (i) of the definition thereof) whose consolidated total assets (as set forth in the most recent consolidated balance sheet of the Borrower and its Restricted Subsidiaries delivered to the Lenders pursuant to this Agreement and computed in accordance with GAAP), (A) do not individually constitute more than 5.0% of the Consolidated Total Assets and (B) when added to the consolidated total assets of all other Immaterial Subsidiaries (as set forth in the most recent consolidated balance sheet of the Borrower and its Restricted Subsidiaries delivered to the Lenders pursuant to this Agreement and computed in accordance with GAAP), do not constitute more than 10.0% of the Consolidated Total Assets; provided, however, notwithstanding the foregoing or anything to the contrary contained in Section 6.12, the Borrower, at its option, may elect to cause an Immaterial Subsidiary to become a Guarantor pursuant to (and in accordance with the terms and conditions of) Section 6.12, in which case such Immaterial Subsidiary shall, upon satisfaction of the provisions of such Section, no longer constitute an Immaterial Subsidiary for any purpose hereunder or under any other Loan Document.

“Increase Effective Date” has the meaning assigned to such term in Section 2.13(b).

“Increase Joinder” has the meaning assigned to such term in Section 2.13(c).

“Incremental Commitments” means Incremental Revolving Commitments and/or the Incremental Term Commitments.

“Incremental Equivalent Debt” means Indebtedness in an amount not to exceed the then Available Term Incremental Amount (at the time of incurrence) incurred by the Borrower or any Guarantor consisting of senior secured first lien notes or loans, junior lien loans or notes, subordinated loans or notes or senior unsecured loans or notes, in each case in respect of the issuance of notes, issued in a public offering, Rule 144A or other private placement or any bridge financing in lieu of the foregoing (and any Registered

Equivalent Notes issued in exchange therefor), or secured or unsecured “mezzanine” debt, in each case; provided that (i) the conditions and terms set forth in Section 2.15(b)(ii) and Section 2.15(c) shall have been complied with as if such Indebtedness was an Incremental Term Loan (provided that (x) such Indebtedness (other than Indebtedness in the form of term loans that are secured on a pari passu basis with the Obligations) shall not be subject to the MFN Provision, (y) (A) Customary Bridge Loans and (B) the Inside Maturity Basket shall, in each case, not be subject to the Maturity Limitation and ((z) Indebtedness incurred under the Inside Maturity Basket in the form of Term A Loans shall not be subject to Section 2.15(c)(i).

“Incremental Revolving Commitment” has the meaning assigned to such term in Section 2.15(a).

“Incremental Revolving Loans” means any loans made pursuant to any Incremental Revolving Commitments.

“Incremental Term Commitments” has the meaning assigned to such term in Section 2.15(a).

“Incremental Term Loan Maturity Date” has the meaning assigned to such term in Section 2.15(c).

“Incremental Term Loans” means any loans made pursuant to any Incremental Term Commitments.

“Indebtedness” shall mean, as to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn or paid under all letters of credit, bankers’ acceptances, bank guaranties, surety and appeal bonds and similar obligations issued for the account of such Person and all unpaid drawings and unreimbursed payments in respect of such letters of credit, bankers’ acceptances, bank guaranties, surety and appeal bonds and similar obligations, (iii) all indebtedness of the types described in clause (i), (ii), (iv), (v), (vi), (vii) or (viii) of this definition secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the lesser of (x) the Fair Market Value of the property to which such Lien relates and (y) the amount of the indebtedness secured), (iv) all Capitalized Leases of such Person, (v) all non-ordinary course obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations incurred outside the ordinary course of business, (vi) all Contingent Obligations of such Person in respect of Indebtedness set forth in another clause of this definition, (vii) all obligations under any Swap Contract or under any similar type of agreement (and with the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligations that would be payable by such Person at such time) and (viii) all Off-Balance Sheet Liabilities of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is directly liable therefor pursuant to applicable law, contract or organizational documents as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, Indebtedness shall not include (i) trade payables, accrued expenses and deferred tax and other credits (including, for the avoidance of doubt, in respect of travel card, purchasing card or other corporate card purchasing programs) incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person, (ii) any earn-out obligations until such obligation becomes a non-contingent liability on the balance sheet of such Person in accordance with GAAP or (iii) obligations incurred among the Loan Parties and their respective Restricted Subsidiaries in the ordinary course of business and consistent with past practice for the purchase of goods and services.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Information Memorandum” means the information memorandum dated June 24, 2014 used by the Arrangers in connection with the syndication of the Commitments.

“Inside Maturity Basket” means an aggregate principal amount of Indebtedness incurred in the form of any combination of Incremental Term Loans, Incremental Equivalent Debt, or Indebtedness incurred under Section 7.02(n) or Section 7.02(s), that in aggregate at any time outstanding does not exceed the greater of $320,000,000 and 50% of LTM Consolidated EBITDA (as of the date incurred).

“Intellectual Property Security Agreement” has the meaning specified in Section 4.01(a)(v).

“Intercompany Loans” has the meaning specified in Section 7.03(d) herein.

“Intercompany Subordination Agreement” means an Intercompany Subordination Agreement, substantially in the form of Exhibit P, pursuant to which intercompany obligations and advances owed by any Loan Party are subordinated to the Obligations.

“Interest Coverage Ratio” means, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense paid in cash for such period; provided that any portion of Consolidated Interest Expense attributable to Indebtedness incurred for the purpose of consummating a Material Acquisition shall not be included in any determination of “Interest Coverage Ratio” if (and for so long as) (x) such Material Acquisition has not been consummated and (y)(1) the proceeds of such Indebtedness are held by the Borrower or any of its Subsidiaries in the form of Unrestricted cash and Cash Equivalents or (2) such Indebtedness is subject to mandatory redemption in the event such Material Acquisition is not consummated; provided, further that for purposes of any calculation of the Interest Coverage Ratio pursuant to this Agreement (other than for purposes of determining compliance with the Interest Coverage Financial Covenant, but including for purposes of determining pro forma compliance with the Interest Coverage Financial Covenant), Consolidated EBITDA shall be determined on a Pro Forma Basis in accordance with the requirements of the definition of “Pro Forma Basis” contained herein.

“Interest Coverage Financial Covenant” means the financial maintenance covenant specified in Section 7.17(c).

“Interest Payment Date” means, (a) as to any Term SOFR Loan, the last day of each Interest Period applicable to such Loan and the applicable Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Swing Line Loan, the last Business Day of each January, April, July and October and the applicable Maturity Date of the Facility under which such Loan was made (with Swing Line Loans being deemed made under the Revolving Facility for purposes of this definition).

“Interest Period” means, as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice, or such other period that is twelve months or less (subject to availability) requested by the Borrower and consented to by the Appropriate Lenders; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period pertaining to a Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the applicable Maturity Date.

“Investment Grade Event” means any date on which (w) the Borrower shall have achieved Investment Grade Status, (x) no Default or Event of Default has occurred and is continuing, (y) no Indebtedness (other than the Obligations) is outstanding that is secured by all of the Collateral (taken as a whole) and (z) no Term Loans shall be outstanding.

“Investment Grade Period” means the period from an Investment Grade Event until such time, if any, as the Borrower is required to re-pledge Collateral in accordance with Section 9.10.

“Investment Grade Status” means as to the Borrower, that the Borrower has obtained any two of the following three public corporate or corporate family ratings: (a) BBB- or better by S&P; (b) Baa3 or better by Moody’s (which may be a senior unsecured debt rating); and (c) BBB- or better by Fitch; in each case with a stable or better outlook.

“Investments” means directly or indirectly, lending money or credit or making advances to any Person or Guaranteeing any obligation of any Person, or purchasing or acquiring any stock, obligations or securities of, or any other Equity Interest in, or making any capital contribution to, any other Person, or purchasing or owning a futures contract or otherwise becoming liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or holding any cash or Cash Equivalents. Subject to Section 6.18, the amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, but (without duplication of any of the following included in the calculation of Available Amount Basket) giving effect to any repayments of principal in the case of Investments in the form of loans and any return of capital or return on Investment in the case of equity Investments (whether as a distribution, dividend, redemption or sale but not in excess of the amount of the initial Investment) and any sale of an Unrestricted Subsidiary in the case of an Investment in an Unrestricted Subsidiary to the extent made in reliance on a dollar-based basket.

“IP Rights” has the meaning specified in Section 5.17.

“IRS” means the United States Internal Revenue Service.

“ISP” shall mean the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by any L/C Issuer and the Borrower (or any Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.

“Joint Venture” means a joint venture, partnership or other similar arrangement entered into by the Borrower or any Restricted Subsidiary, whether in corporate, partnership or other legal form; provided that in no event shall any Subsidiary be considered to be a Joint Venture.

“Judgment Currency” has the meaning specified in Section 1.11.

“Junior Restricted Payment Indebtedness” means any of the following: (a) Permitted Convertible Notes, (b) Junior Refinancing Debt, (c) Permitted Additional Unsecured Acquisition Indebtedness, (d) Permitted Additional Unsecured Indebtedness, (e) Permitted Additional Secured Acquisition Indebtedness that is secured by the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations, (f) Permitted Additional Secured Indebtedness that is secured by the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations and (g) Subordinated Indebtedness, in the case of each of clauses (a) through (g), to the extent the aggregate outstanding principal amount of such Indebtedness is $25,000,000 or more.

“Junior Refinancing Debt” means Permitted Junior Priority Refinancing Debt and Permitted Unsecured Refinancing Debt.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage. All L/C Advances shall be denominated in Dollars and in the case of any L/C Borrowing in an Available Currency, in the Dollar Equivalent of such L/C Borrowing.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“L/C Commitment” means, with respect to each L/C Issuer, the commitment of such L/C Issuer to issue Letters of Credit hereunder. The initial amount of each L/C Issuer’s Letter of Credit Commitment is set forth on Schedule 2.01C, or if an L/C Issuer has entered into an Assignment and Assumption or has otherwise assumed a Letter of Credit Commitment after the New 2023 Incremental Amendment Effective Date, the amount set forth for such L/C Issuer as its Letter of Credit Commitment in the Register maintained by the Administrative Agent. The Letter of Credit Commitment of an L/C Issuer may be modified from time to time by agreement between such L/C Issuer and the Borrower, and notified to the Administrative Agent.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Disbursement” shall mean a payment or disbursement made by an L/C Issuer pursuant to a Letter of Credit.

“L/C Issuer” means each of Bank of America and Wells Fargo Bank, N.A. in its capacity as issuer of Letters of Credit hereunder, and each other Lender (if any) as the Borrower may from time to time select as an L/C Issuer hereunder pursuant to Section 2.03; provided that such Lender has agreed to be an L/C Issuer; provided, further, that JPMorgan Chase Bank, N.A. shall be deemed an L/C Issuer with regards to any Existing Letter of Credit issued by it. Any L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “L/C Issuer” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant L/C Issuer with respect thereto.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Latest Maturity Date” means the latest of the Maturity Dates for the Facilities and any Incremental Term Loan Maturity Date applicable to existing Incremental Term Loans, as of any date of determination.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“LCT Election” has the meaning set forth in Section 1.08.

“LCT Test Date” has the meaning set forth in Section 1.08.

“Lender” has the meaning specified in the introductory paragraph hereto and includes the ~~New 2023 Incremental~~2025 Term Lenders and the Revolving Credit Lenders.

“Lender Party” and “Lender Recipient Party” means collectively, the Lenders, the Swing Line Lender and the L/C Issuers.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit” means any letter of credit or any foreign bank guarantee or indemnity issued hereunder, providing for the payment of cash upon the honoring of a presentation thereunder and shall include the Existing Letters of Credit; provided, that no L/C Issuer shall be required to issue any bank guarantee or indemnity unless it agrees in its sole discretion. A Letter of Credit may be a commercial Letter of Credit or a standby Letter of Credit; provided that Goldman Sachs Bank USA shall not be required to issue any commercial Letter of Credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.

“Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“Letter of Credit Report” means a certificate substantially in the form of Exhibit R or any other form approved by the Administrative Agent.

“Letter of Credit Sublimit” means an amount equal to $200,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Leverage Holiday” has the meaning specified in Section 7.17(a).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, easement, right-of-way or other encumbrance on title to real property, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Transaction” means (a) any acquisition or similar Investment whose consummation is not conditioned on the availability of, or on obtaining, financing and/or (b) any redemption or repayment of Indebtedness or Equity Interests requiring irrevocable advance notice or any irrevocable offer to purchase Indebtedness or Equity Interests that is not subject to obtaining financing.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan.

“Loan Documents” means, collectively, (a) this Agreement, including the ~~New 2023 Incremental~~2025 Refinancing Amendment Agreement, (b) the Notes, (c) the Guaranty, (d) the Collateral Documents, (e) the Fee Letter, (f) each Issuer Document and (g) any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.17(d) of this Agreement, but, for the avoidance of doubt, excluding any Secured Cash Management Agreement or Secured Hedge Agreement.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“LTM Consolidated EBITDA” means Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the period of four fiscal quarters then most recently ended for which financial statements have been delivered pursuant to Section 6.01(a) or (b), calculated on a Pro Forma Basis.

“Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person, including, without limitation, any Permitted Acquisition and (b) involves the payment of consideration by any of the Borrower and its Restricted Subsidiaries equal to or greater than $200,000,000; provided that at the option of the Borrower, any such acquisition that involves the payment of consideration by any of the Borrower and its Restricted Subsidiaries that is less than $200,000,000 may be treated as a Material Acquisition for all purposes of this Agreement other than for purposes of electing a Leverage Holiday pursuant to the first proviso of Section 7.17(a).

“Material Adverse Effect” means (i) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent) or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole; (ii) a material impairment of the rights and remedies, taken as a whole, of the Administrative Agent and the Lenders under the Loan Documents, or (iii) a material impairment of the ability of the Borrower and the Guarantors, taken as a whole, to perform their payment obligations under any of the Loan Documents.

“Material Real Property” has the meaning specified in Section 6.12(a)(ii).

“Material Subsidiary” shall mean any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article ~~1,~~ Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation S-X is in effect on the New 2023 Incremental Amendment Effective Date; provided that each of the conditions of such Rule 1-02 shall be measured with a standard of 5% rather than 10%.

“Maturity Date” means (i) as to the Revolving Credit Facility, October 24, 2028 and (ii) as to the ~~New 2023 Incremental~~2025 Term Loan Facility, October 24, 2030; provided, however, that, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maturity Limitation” has the meaning set forth in Section 2.15(c)(v).

“Merger Sub” shall mean Neptune Acquisition, Inc., a Delaware corporation and wholly-owned Subsidiary of the Borrower.

“MFN Provision” has the meaning set forth in Section 2.15(c)(vi).

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Fronting Exposure of all L/C Issuers with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the L/C Issuers in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage Policies” has the meaning specified in Section 6.12(a)(ii)(B).

“Mortgaged Property” shall mean any Material Real Property owned by any Loan Party which is encumbered (or required to be encumbered) by a Mortgage pursuant to the terms of this Agreement or any Collateral Document.

“Mortgages” has the meaning specified in Section 6.12(a)(ii).

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” shall mean, with respect to the issuance or sale of any Equity Interests or the incurrence or issuance of any Indebtedness, the excess of (a) the sum of cash and Cash Equivalents received in connection with such transaction over (b) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses and fees, incurred by the issuer in connection therewith.

“Net Insurance Proceeds” shall mean, with respect to any Recovery Event, the cash proceeds received by the respective Person in connection with such Recovery Event (net of (a) reasonable costs and taxes incurred in connection with such Recovery Event and (b) required payments of any Indebtedness (other than Indebtedness secured pursuant to the Collateral Documents and Indebtedness of any Loan Party secured pursuant to any Permitted Additional Secured Acquisition Indebtedness Documents or any Permitted Additional Secured Indebtedness Documents) which is secured by the respective assets the subject of such Recovery Event).

“Net Sale Proceeds” shall mean, for any sale or other disposition of assets, the gross cash proceeds (including any cash received upon the sale or disposition of any Designated Non-cash Consideration or by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale or other disposition of assets, net of (i) reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions, reasonable legal, advisory and other fees and expenses (including title and recording expenses), associated therewith and sales, VAT and transfer taxes arising therefrom), (ii) payments of unassumed liabilities relating to the assets sold or otherwise disposed of at the time of, or within 30 days after, the date of such sale or other disposition, (iii) the amount of such gross cash proceeds required to be used to permanently repay any Indebtedness (other than Indebtedness secured pursuant to the Collateral Documents and Indebtedness of any Loan Party secured pursuant to any Permitted Additional Secured Acquisition Indebtedness Documents or any Permitted Additional Secured Indebtedness Documents) which is secured by the respective assets which were sold or otherwise disposed of, and (iv) the estimated net marginal increase in income taxes which will be payable by the Borrower’s consolidated group or any Restricted Subsidiary of the Borrower with respect to the fiscal year of the Borrower in which the sale or other disposition occurs as a result of such sale or other disposition; provided, however, that such gross proceeds shall not include any portion of such gross cash proceeds which the Borrower determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined (which shall not be later than six months following the date of the respective asset sale), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments payable by the Borrower or any of its Restricted Subsidiaries shall constitute Net Sale Proceeds on such date received by the Borrower and/or any of its Restricted Subsidiaries from such sale or other disposition.

“Net Working Capital” means the consolidated current assets (excluding cash and Cash Equivalents) of the Borrower and its Restricted Subsidiaries, minus the consolidated current liabilities (excluding current liabilities in respect of Indebtedness, including any current liabilities in connection with any premium payments to be paid to the holders of the 2018 Convertible Notes upon conversion at maturity thereof) of the Borrower and its Restricted Subsidiaries.

~~“New 2023 Incremental Amendment Agreement” means that certain Incremental Amendment Agreement dated as of October 24, 2023 among the Borrower, the Guarantors party thereto, the New 2023 Incremental Term Lenders party thereto, the Revolving Credit Lenders party thereto, the L/C Issuers party thereto, the Swingline Lender and the Administrative Agent.~~

“New 2023 Incremental Amendment Effective Date” means October 24, 2023.

~~“New 2023 Incremental Term Borrowing” means a borrowing consisting of simultaneous New 2023 Incremental Term Loans, of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the New 2023 Incremental Term Lenders pursuant to Section 2.01.~~

~~“New 2023 Incremental Term Lender” means each Lender holding a New 2023 Incremental Term Loan and any permitted assignees thereof in accordance with the Credit Agreement.~~

~~“New 2023 Incremental Term Loan Commitment” means, as to each New 2023 Incremental Term Lender, its obligation to make the New 2023 Incremental Term Loans to the Borrower pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such New 2023 Incremental Term Lender’s name on Schedule 1A to the New 2023 Incremental Amendment Agreement, as such amount may be adjusted from time to time in accordance with this Agreement.~~

~~“New 2023 Incremental Term Loan Facility” means, at any time, (a) on or prior to the New 2023 Incremental Amendment Effective Date, the aggregate amount of the New 2023 Incremental Term Loan Commitments at such time and (b) thereafter, the aggregate principal amount of the New 2023 Incremental Term Loans of all New 2023 Incremental Term Lenders outstanding at such time.~~

“New 2023 Incremental Term Loans” means the Term Loans made by the Lenders to the Borrower pursuant to ~~the New 2023~~that certain Incremental Amendment Agreement dated as of October 24, 2023, a portion of the proceeds of which were used to refinance in full the 2020 Term Loans and the 2023 Incremental Term Loans outstanding as of the New 2023 Incremental Amendment Effective Date, and which were repaid or refinanced in full on the 2025 Refinancing Amendment Effective Date.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required Lenders or the Required Revolving Lenders, as applicable.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Wholly-Owned Subsidiary” shall mean, as to any Person, each Subsidiary of such Person which is not a Wholly-Owned Subsidiary of such Person.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C.

“Notice of Loan Prepayment” means a notice of a prepayment pursuant to Section 2.05, which shall be substantially in the form of Exhibit S or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan Document, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, Letter of Credit commissions, and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided further that the Obligations shall exclude any Excluded Swap Obligations.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Off-Balance Sheet Liabilities” of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person and Attributable Indebtedness in respect of Permitted Receivables Facilities, (ii) any liability of such Person under any sale and leaseback transactions that does not create a liability on the balance sheet of such Person or (iii) any obligation under a Synthetic Lease.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Applicable Indebtedness” has the meaning specified in Section 2.03(b)(v).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Documents).

“Other Financial Investments” shall mean (x) securities and other investments that, but for the maturity restrictions described in the definition of “Cash Equivalents”, would otherwise constitute Cash Equivalents and (y) corporate obligations issued by any Person (other than the Borrower or any Affiliate thereof) incorporated in the United States rated at least BBB- or the equivalent thereof by S&P or at least Baa3 or the equivalent thereof by Moody’s, including Investments permitted pursuant to Section 7.03(a)(ii).

“Other Intercreditor Agreement” means an agreement reasonably satisfactory to the Administrative Agent providing for Liens on the Collateral that are pari passu or junior to the Liens of the Administrative Agent.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Ottawa Capitalized Lease” shall mean collectively, (i) that certain lease agreement, dated as of April 15, 2015, and (ii) that certain lease agreement, dated as of October 23, 2014, as amended on April 15, 2015, each between Innovation Blvd II Limited (and its permitted successors and assigns) and Ciena Canada, Inc. (and its permitted successors and assigns), as amended, supplemented or otherwise modified from time to time, in connection with the multi-building complex located at Innovation Drive, Ottawa, Ontario (as more fully described therein).

“Outstanding Amount” means on any date, (a) with respect to Term Loans, Revolving Credit Loans and Swing Line Loans, the aggregate outstanding principal amount of Term Loans, Revolving Credit Loans and Swing Line Loans after giving effect to any borrowings and prepayments or repayments of such, occurring on such date and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Payment in Full” means all Commitments have terminated and all Obligations have been paid in full (other than contingent indemnification obligations as to which no claim has been made or notice has been given and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) and all Letters of Credit shall have expired, been terminated or been Cash Collateralized in an amount equal to 103% of the aggregate L/C Obligations as of such date (or one or more standby letters of credit, which are acceptable to the applicable L/C Issuer in its discretion, in the amount of the required Cash Collateral shall have been delivered).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Perfection Certificate” shall mean a certificate in the form of Exhibit I-1 or any other form approved by the Administrative Agent.

“Permitted Acquisition” shall mean the acquisition by a Loan Party of an Acquired Entity or Business, including indirectly (x) by way of merger or amalgamation through a direct, Wholly-Owned Restricted Subsidiary of such Loan Party that merges or amalgamates with or into such Acquired Entity or Business and the surviving Person of such merger or amalgamation is a direct, Wholly-Owned Restricted Subsidiary of such Loan Party or (y) by way of a direct, Wholly-Owned Restricted Subsidiary of such Loan Party purchasing all or substantially all of the assets of, or the assets constituting a business, division or product line of, any Person not already a Restricted Subsidiary of the Borrower; provided that (in each case):

(a) the consideration paid or to be paid by the Loan Party consists solely of cash (including proceeds of Loans), Company Common Stock, Qualified Preferred Stock, the issuance or incurrence of Indebtedness otherwise permitted by Section 7.02 and the assumption/acquisition of any Indebtedness which is permitted to remain outstanding in accordance with the requirements of Section 7.02;

(b) in the case of the acquisition of the Equity Interests of any Acquired Entity or Business (including by way of merger), such Acquired Entity or Business shall own no Equity Interests of any other Person (other than immaterial amounts) unless either (i) such Acquired Entity or Business owns 100% of the Equity Interests (other than director qualifying shares) of such other Person or (ii) if such Acquired Entity or Business owns Equity Interests in any other Person which is not a Wholly-Owned Subsidiary of such Acquired Entity or Business, (A) such Person shall not have been created or established in contemplation of, or for purposes of, the respective Permitted Acquisition and (B) such Acquired Entity or

Business and/or its Wholly-Owned Subsidiaries own at least 80% of the total value of all the assets owned by such Acquired Entity or Business and its Restricted Subsidiaries (as determined by the Borrower in good faith and for purposes of such determination, excluding the value of the Equity Interests of Non-Wholly-Owned Subsidiaries held by such Acquired Entity or Business and its Wholly-Owned Subsidiaries);

(c) the Acquired Entity or Business acquired pursuant to the respective Permitted Acquisition is in a business permitted by Section 7.07;

(d) the Acquired Entity or Business acquired pursuant to the respective Permitted Acquisition is acquired in a “non-hostile” transaction approved by the board of directors (or similar body) of such Acquired Entity or Business;

(e) all requirements of Sections 7.03 and 7.04 applicable to Permitted Acquisitions are satisfied;

(f) the Borrower shall have given to the Administrative Agent at least 5 Business Days’ prior written notice of any Permitted Acquisition (or such shorter period of time as may be reasonably acceptable to the Administrative Agent), which notice shall describe in reasonable detail the principal terms and conditions of such Permitted Acquisition;

(g) subject to Section 1.08, all representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto) unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (it being understood that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or any similar language shall be true and correct in all respects as of any such date);

(h) no Default or Event of Default then exists or would result therefrom; provided that, in the case of a Limited Condition Transaction, (x) no Default or Event of Default shall exist or would result therefrom on the LCT Test Date and (y) on the date such Limited Condition Transaction is consummated, no Specified Event of Default shall exist or would result therefrom;

(i) [reserved];

(j) at the time of each Permitted Acquisition involving the creation or acquisition of a Restricted Subsidiary, or the acquisition of capital stock or other Equity Interest of any Person, the capital stock or other Equity Interests thereof created or acquired in connection with such Permitted Acquisition shall be pledged for the benefit of the Secured Parties pursuant to (and to the extent required by) the Security Agreement;

(k) the Borrower will cause each Restricted Subsidiary which is formed to effect, or is acquired pursuant to, a Permitted Acquisition to comply with, and to execute and deliver all of the documentation as and to the extent required by, Section 6.12, to the reasonable satisfaction of the Administrative Agent; and

(l) the consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Borrower that the certifications pursuant to this definition are true and correct and that all conditions thereto (to the extent not subject to the determination of the Administrative Agent or the Required Lenders) have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder;

Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition which does not otherwise meet the requirements set forth above in the definition of “Permitted Acquisition” shall constitute a Permitted Acquisition if, and to the extent, the Borrower and the Required Lenders agree in writing, prior to the consummation thereof, that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement.

“Permitted Additional Indebtedness” shall mean Permitted Additional Unsecured Acquisition Indebtedness, Permitted Additional Unsecured Indebtedness, Permitted Additional Secured Acquisition Indebtedness and Permitted Additional Secured Indebtedness.

“Permitted Additional Indebtedness Documents” shall mean Permitted Additional Unsecured Acquisition Indebtedness Documents, Permitted Additional Unsecured Indebtedness Documents, Permitted Additional Secured Acquisition Indebtedness Documents and Permitted Additional Secured Indebtedness Documents.

“Permitted Additional Secured Acquisition Indebtedness” shall have the meaning provided in Section 7.02(n).

“Permitted Additional Secured Acquisition Indebtedness Documents” shall mean, on and after the execution and delivery thereof, each note, indenture, purchase agreement, loan agreement, credit agreement, guaranty, security agreement, pledge agreement, mortgage, other security document and other document relating to the incurrence or issuance of any Permitted Additional Secured Acquisition Indebtedness, as the same may be amended, modified, restated, renewed, extended and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Permitted Additional Secured Indebtedness” shall have the meaning provided in Section 7.02(n).

“Permitted Additional Secured Indebtedness Documents” shall mean, on and after the execution and delivery thereof, each note, indenture, purchase agreement, loan agreement, credit agreement, guaranty, security agreement, pledge agreement, mortgage, other security document and other document relating to the incurrence or issuance of any Permitted Additional Secured Indebtedness, as the same may be amended, modified, restated, renewed, extended and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Permitted Additional Unsecured Acquisition Indebtedness” shall have the meaning provided in Section 7.02(s).

“Permitted Additional Unsecured Acquisition Indebtedness Documents” shall mean, on and after the execution and delivery thereof, each note, indenture, purchase agreement, loan agreement, credit agreement, guaranty and other document relating to the incurrence or issuance of any Permitted Additional Unsecured Acquisition Indebtedness, as the same may be amended, modified, restated, renewed, extended and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Permitted Additional Unsecured Indebtedness” shall have the meaning provided in Section 7.02(n).

“Permitted Additional Unsecured Indebtedness Documents” shall mean, on and after the execution and delivery thereof, each note, indenture, purchase agreement, loan agreement, credit agreement, guaranty and other document relating to the incurrence or issuance of any Permitted Additional Unsecured Indebtedness, as the same may be amended, modified, restated, renewed, extended and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Permitted Convertible Notes” shall mean, collectively, the 2018 Convertible Notes, the 2020 Convertible Notes and any Additional Convertible Notes.

“Permitted Convertible Notes Documents” shall mean, collectively, the 2018 Convertible Notes Documents, the 2020 Convertible Notes Documents and any Additional Convertible Notes Documents.

“Permitted Convertible Notes Indentures” shall mean, collectively, the 2018 Convertible Notes Indenture, the 2020 Convertible Notes Indenture and any Additional Convertible Notes Indenture.

“Permitted Encumbrance” shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the Mortgage Policy delivered with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its reasonable discretion.

“Permitted First Priority Refinancing Debt” shall mean any secured Indebtedness incurred by any Loan Party in the form of one or more series of additional Loans pursuant to Section 2.14 or one or more series of senior secured loans or notes (including any Registered Equivalent Notes); provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and is not secured by any property or assets of the Borrower or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness satisfies the applicable requirements set forth in the provisos to the definition of “Credit Agreement Refinancing Indebtedness,” (iii) such Indebtedness is not at any time guaranteed by any Restricted Subsidiaries of the Borrower other than Restricted Subsidiaries that are Guarantors and (iv) unless in the form of one or more series of additional Loans pursuant to Section 2.14, the Borrower, the holders of such Indebtedness (or their representative) and the Administrative Agent shall be party to an Other Intercreditor Agreement.

“Permitted Foreign Receivables Facility” means, solely with respect to Securitization Assets of a Foreign Subsidiary, any Permitted Receivables Facility; provided that the Attributable Indebtedness outstanding at any time of all such Permitted Foreign Receivables Facilities shall not exceed the greater of $83,000,000 or 13.00% of LTM Consolidated EBITDA (as of the date incurred).

“Permitted Junior Priority Refinancing Debt” shall mean secured Indebtedness incurred by any Loan Party in the form of one or more series of second lien (or other junior lien) secured notes or debentures (including any Registered Equivalent Notes) or second lien (or other junior lien) secured loans; provided that (i) such Indebtedness is secured by the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt and is not secured by any property or assets of the Borrower or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness satisfies the applicable requirements set forth in the provisos in the definition of “Credit Agreement Refinancing Indebtedness” (provided, that such Indebtedness may be secured by a Lien on the Collateral that is junior to the Liens securing the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt, notwithstanding any provision to the contrary contained in the definition of “Credit Agreement Refinancing Indebtedness”), (iii) the holders of such Indebtedness (or their representative) and the Administrative Agent shall be party to an Other Intercreditor Agreement and (iv) such Indebtedness is not at any time guaranteed by any Restricted Subsidiaries of the Borrower other than Restricted Subsidiaries that are Guarantors.

“Permitted Receivables Facility” means any Permitted Receivables Purchase Transaction or any Permitted Receivables Securitization Transaction.

“Permitted Receivables Purchase Transaction” means any one or more purchase or financing facilities entered into in connection with any continuing discounting, factoring or financing arrangement pursuant to which the Borrower or any Restricted Subsidiary may pledge, sell, convey or otherwise transfer

Securitization Assets to any Person (other than the Borrower or a Restricted Subsidiary) in exchange for cash (including, in the case of any pledge of Securitization Assets, cash proceeds of loans made by such Person that are secured by such pledged Securitization Assets) in an amount equal to or greater than the fair market value (as reasonably determined by the Borrower and taking into account customary discount fees or customary discount factors) of the Securitization Assets so pledged, sold, conveyed or transferred; provided that any such purchase or financing facilities shall be on arm’s-length terms that are fair and reasonable to the Borrower and its Restricted Subsidiaries (as reasonably determined by the Borrower).

“Permitted Receivables Securitization Transaction” means any transaction providing for the sale, securitization or other asset-backed financing of Securitization Assets of the Borrower or any Restricted Subsidiary (and/or contractual rights relating thereto) which is on an arm’s length basis and on commercially reasonable and customary terms (including with respect to financing terms, covenants, termination events and other provisions), in each case as reasonably determined by the Borrower, and which is non-recourse to the Borrower and its Restricted Subsidiaries (other than any Securitization Subsidiary) other than with respect to purchase or repurchase obligations for breaches of representations and warranties, performance guaranties and indemnity obligations that are customary for similar standard market securitizations; provided that any such sale, securitization or other asset-backed financing be on arm’s-length terms that are fair and reasonable to the Borrower and its Restricted Subsidiaries (as reasonably determined by the Borrower).

“Permitted Unsecured Refinancing Debt” shall mean unsecured Indebtedness incurred by any Loan Party in the form of one or more series of senior unsecured loans or notes or Subordinated Indebtedness (including any Registered Equivalent Notes); provided that (i) such Indebtedness satisfies the applicable requirements set forth in the provisos in the definition of “Credit Agreement Refinancing Indebtedness” and (ii) such Indebtedness is not at any time guaranteed by any Restricted Subsidiaries of the Borrower other than Restricted Subsidiaries that are Guarantors.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Pounds Sterling” and “£” shall mean freely transferable lawful money of the United Kingdom (expressed in Pounds Sterling).

“Platform” has the meaning specified in Section 6.02.

“Preferred Equity”, as applied to the Equity Interests of any Person, shall mean Equity Interests of such Person (other than common Equity Interests of such Person) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Equity Interests of any other class of such Person, and shall include any Qualified Preferred Stock.

“Pro Forma Basis” shall mean, in connection with any calculation of compliance with any test, covenant, financial ratio or financial term, including the Total Net Leverage Ratio, the Total Secured Net Leverage Ratio and the Interest Coverage Ratio (other than for purposes of determining compliance with the Interest Coverage Financial Covenant, but including for purposes of determining pro forma compliance with the Interest Coverage Financial Covenant) and compliance with covenants or Baskets determined by reference to Consolidated EBITDA (including any component definitions thereof) or Consolidated Total

Assets, the calculation thereof after giving effect on a pro forma basis to (a) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary, (b) any designation of an Unrestricted Subsidiary as a Restricted Subsidiary, (c) any Material Acquisition, (d) any assumption, incurrence, repayment or other Disposition of Indebtedness and (e) any other event to the extent that, by the terms of the Loan Documents, the occurrence of such event requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a pro forma basis (all of the foregoing, “Applicable Transactions”) using, for purposes of determining such compliance, the historical financial statements of all entities or assets so designated or acquired (to the extent available) and the consolidated financial statements of the Borrower and its Restricted Subsidiaries, which shall be reformulated as if all Applicable Transactions during the relevant Calculation Period or Test Period, as the case may be, or subsequent to the relevant Calculation Period or Test Period, as the case may be, and on or prior to the date of such calculation, had been consummated at the beginning of such period (or, in the case of Consolidated Total Assets, on the last day of the relevant Calculation Period or Test Period, as the case may be), with the following rules to apply in connection therewith:

(i) all Indebtedness (x) assumed, incurred or issued after the first day of the relevant Test Period or Calculation Period (whether incurred to finance a Material Acquisition, to refinance or repay Indebtedness or otherwise) shall be deemed to have been assumed, incurred or issued (and the proceeds thereof applied) on the first day of such Test Period or Calculation Period, as the case may be, and remain outstanding through the date of determination and (y) permanently retired or redeemed after the first day of the relevant Test Period or Calculation Period, as the case may be, shall be deemed to have been retired or redeemed on the first day of such Test Period or Calculation Period, as the case may be, and remain retired through the date of determination;

(ii) all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness, or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); provided that all Indebtedness (whether actually outstanding or deemed outstanding) bearing interest at a floating rate of interest shall be tested on the basis of the rates applicable at the time the determination is made pursuant to said provisions; and

(iii) in making any determination of Consolidated EBITDA on a Pro Forma Basis, pro forma effect shall be given to any Material Acquisition if effected during the respective Calculation Period or Test Period, as the case may be, or subsequent to the relevant Calculation Period or Test Period, as the case may be, and on or prior to the date of such calculation, as if same had occurred on the first day of the respective Calculation Period or Test Period, as the case may be, and taking into account, in the case of any Material Acquisition, factually supportable and identifiable cost savings and expenses which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act, as if such cost savings or expenses were realized on the first day of the respective period.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“PWC” shall mean Pricewaterhouse Coopers LLP, a Delaware limited liability partnership.

“QFC” has the meaning specified in Section 10.21(b).

“QFC Credit Support” has the meaning specified in Section 10.21.

“Qualified Preferred Stock” shall mean any Preferred Equity of the Borrower so long as the terms of any such Preferred Equity (and the terms of any Equity Interests into which such Preferred Equity is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof) (v) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision (other than for Qualified Preferred Stock), (w) do not require the cash payment of dividends or distributions that would otherwise be prohibited by the terms of this Agreement, (x) do not contain any covenants (other than periodic reporting requirements), (y) do not grant the holders thereof any voting rights except for (I) voting rights required to be granted to such holders under applicable law and (II) customary voting rights on fundamental matters such as authorizing or issuing shares that rank prior to or in parity with such Preferred Equity, amending the certificate of incorporation or certificate of designation for such Preferred Equity, the payment of dividends or distributions on junior shares, the purchase, redemption or retirement of junior shares, mergers, consolidations, sales of all or substantially all of the assets of the Borrower, or liquidations involving the Borrower, and (z) are otherwise reasonably satisfactory to the Administrative Agent.

“Ratio Incremental Amount” means, at any date, an aggregate principal amount that would not result in (i) with respect to any Incremental Term Loans or Incremental Equivalent Debt secured on a pari passu basis with the Liens securing the Obligations, on a Pro Forma Basis the Total Secured Net Leverage Ratio for the applicable Calculation Period exceeding 3.00:1.00, (ii) with respect to any Incremental Term Loans or Incremental Equivalent Debt that is secured on a junior basis to the Liens securing the Obligations, on a Pro Forma Basis the Total Secured Net Leverage Ratio for the applicable Calculation Period exceeding 3.00:1.00 or (iii) with respect to any Incremental Term Loans or Incremental Equivalent Debt that is unsecured, on a Pro Forma Basis the Interest Coverage Ratio for the applicable Calculation Period being less than 2.00:1.00.

“Real Property” of any Person shall mean all the right, title and interest of such Person in and to land (including any improvements and fixtures thereon).

“Recipient” means the Administrative Agent, any Lender or any L/C Issuer, as applicable.

“Recovery Event” shall mean any event that gives rise to the receipt by the Borrower or any of its Restricted Subsidiaries of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of the Borrower or any of its Restricted Subsidiaries or (ii) under any policy of insurance maintained by any of them.

“Refinancing Amendment” means any other amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by (a) each Loan Party, (b) the Administrative Agent and (c) each Lender or Eligible Assignee that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto in accordance with Section 2.14.

“Refinancing Indebtedness” has the meaning specified in Section 7.02(x).

“Register” has the meaning specified in Section 10.06(c).

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection, migrating or leaching into the Environment, or into, from or through any building, structure or facility.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Repricing Transaction” means the prepayment, refinancing, substitution or replacement of all or a portion of the Term Loans with the incurrence by the Borrower or any Guarantor of any debt financing having an All-in Yield that is less than the All-in Yield of such Term Loans so repaid, refinanced, substituted or replaced, including without limitation, as may be effected through any amendment to this Agreement relating to the interest rate for, or weighted average yield of, such Term Loans or the incurrence of any replacement Term Loans.

“Request for Credit Extension” means a (a) with respect to a Borrowing, conversion or continuation of Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application (other than in connection with any amendment, extension or renewal that does not increase the maximum face amount of such Letter of Credit), and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, at any time, Lenders holding more than 50% of the sum of (a) the Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Commitments; provided that (i) the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders and (ii) the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that a Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or the applicable L/C Issuer, as the case may be, in making such determination.

“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Required Term Lenders” means, as of any date of determination, Term Lenders holding more than 50% of the aggregate principal amount of the Term Loans on such date; provided that any Term Loans held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Lenders.

“Rescindable Amount” has the meaning specified in Section 2.12(b)(i).

“Resolution Authority” an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief operating officer, chief financial officer, treasurer, or any other senior or executive officer of a Loan Party and, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted” shall mean, when referring to cash or Cash Equivalents of the Borrower or any of its Restricted Subsidiaries, that such cash or Cash Equivalents (i) appears (or would be required to appear) as “restricted” on a consolidated balance sheet of the Borrower or of any such Restricted Subsidiary (unless such appearance is related to the Loan Documents or Liens created thereunder or Liens permitted under Section 7.01(a), (t), (z) or (bb)), (ii) are subject to any Lien in favor of any Person other than (x) the Administrative Agent for the benefit of the Secured Parties and (y) Liens permitted under Sections 7.01(a), (c), (q), (t), (z) and (bb) or (iii) are not otherwise generally available for use by the Borrower or such Restricted Subsidiary.

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Retained Excess Cash Flow” means, on any date of determination, the aggregate amount of Excess Cash Flow, during the period from the Closing Date through and including such date, that is not required to be applied to repay Term Loans pursuant to Section 2.05(b).

“Revaluation Date” shall mean with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Available Currency (other than Dollars), (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the applicable L/C Issuer under any Letter of Credit denominated in an Available Currency (other than Dollars) and (iv) such additional dates as the Administrative Agent or the applicable L/C Issuer shall determine or the Required Revolving Lenders shall require.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Term SOFR Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Lender’s participation in L/C Obligations and Swing Line Loans at such time.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01(c).

“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC and the U.S. State Department), the European Union, His Majesty’s Treasury or other relevant sanctions authority.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“Scheduled Unavailability Date” has the meaning specified in Section 3.08(b).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party or any Restricted Subsidiary and any Cash Management Bank.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VI or VII that is entered into by and between any Loan Party or any Restricted Subsidiary and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuers, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Securities Act” means the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder.

“Securitization Assets” means (i) accounts receivable, notes receivables and/or other payment intangibles and (ii) interests therein and/or related assets or rights, including, without limitation, (a) the interest of the Borrower or any Restricted Subsidiary in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods) relating to any sale by the Borrower or any Restricted Subsidiary giving rise to such receivable or payment intangible; (b) all guarantees, indemnities, letters of credit, insurance and other agreements (including any and all contracts, understandings, instruments, agreements, leases, invoices, notes or other writings pursuant to which such receivable or payment intangible arises or which evidences such receivable or payment intangible or under which the applicable customer becomes or is obligated to make payment to the Borrower or any Restricted Subsidiary in respect of such receivable or intangible) or arrangements of whatever character from time to time supporting or securing payment of such receivable or intangible; (c) all collections and other proceeds received and payment or application by the Borrower or a Restricted Subsidiary of any amounts owed in respect of such receivable or intangible, including, without limitation, purchase price, finance charges, interests, and other similar charges which are net proceeds of the sale or other disposition of repossessed goods or other collateral or property available to be applied thereon; and (d) all proceeds of, and all amounts received or receivable under, any or all of the foregoing clauses (i) and (ii).

“Securitization Subsidiary” means any special purpose Subsidiary formed for purposes of consummating a Permitted Receivables Facility and which owns no other assets and engages in no other business than the purchase and sale of Securitization Assets and performance, the payment of its obligations under the relevant Permitted Receivables Facility and activities and assets reasonably related or incidental thereto.

“Security Agreement” has the meaning specified in Section 4.01(a)(iii).

“Security Agreement Supplement” has the meaning specified in Article VII of the Security Agreement.

“Similar Business” means any business engaged in by the Borrower or any of its Restricted Subsidiaries on the New 2023 Incremental Amendment Effective Date and any business or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Borrower and its Restricted Subsidiaries are engaged on the New 2023 Incremental Amendment Effective Date.

“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“SOFR Adjustment” with respect to Term SOFR means 0.10% (10 basis points) for each interest period of one-, three- or six-month’s duration.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (i) the sum of the assets, at a fair valuation, of such Person will exceed its debts, (ii) such Person has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature in the ordinary course of business, and (iii) such Person will have sufficient capital with which to conduct its business. For purposes of this definition, “debt” means any liability on a claim, and “claim” means right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances available at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Event of Default” shall mean an Event of Default under clause (a), (f) or (g) of Section 8.01.

“Specified Representations” shall mean the representations of the Borrower set forth in Sections 5.01(a) (solely with respect to the Loan Parties), Section 5.02 (other than clauses (b) and (c) thereof), Section 5.04, Section 5.14, Section 5.18, Section 5.19, Section 5.20 and Section 5.21 (solely, in the case of Sections 5.19, 5.20 and 5.21, with respect to the use of proceeds).

“Spot Rate” has the meaning specified in Section 1.06.

“Subordinated Indebtedness” means any Indebtedness that by its terms is subordinated to the Obligations hereunder in right of payment.

“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person or (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Successor Rate” has the meaning specified in Section 3.08.

“Supported QFC” has the meaning specified in Section 10.21.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Commitment” means as to any Lender (a) the amount set forth opposite such Lender’s name on Schedule 2.01B hereof or (b) if such Lender has entered into an Assignment and Assumption or has otherwise assumed a Swing Line Commitment after the New 2023 Incremental Amendment Effective Date, the amount set forth for such Lender as its Swing Line Commitment in the Register maintained by the Administrative Agent pursuant to Section 11.06(c).

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor Swing Line Lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the Revolving Credit Facility. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Synthetic Lease” shall mean a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A Loans” means term loans having amortization of 2.5% per annum or greater.

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans, of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01.

“Term Commitment” means, as to each Term Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.01 under the caption “Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term Facility” means, at any time, the aggregate principal amount of the ~~New 2023 Incremental~~2025 Term Loans of all Term Lenders outstanding at such time.

“Term Lender” means, at any time, any Lender that holds Term Loans or Term Commitments at such time.

“Term Loan” means an advance made by any Lender under the Term ~~Facilities~~Facility.

“Term Loan Extension Request” has the meaning specified in Section 2.16(a) herein.

“Term Loan Extension Series” has the meaning specified in Section 2.16(a) herein.

“Term SOFR” means:

(a) for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;

provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be, (i) in the case of ~~New 2023 Incremental~~2025 Term Loans, less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement and (ii) in the case of Revolving Credit Loans, less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement.

“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Test Period” shall mean each period of four consecutive fiscal quarters of the Borrower then last ended, in each case taken as one accounting period.

“Threshold Amount” means $100,000,000.

“Total Net Leverage Ratio” shall mean, on any date of determination, the ratio of (x) Consolidated Net Total Indebtedness on such date to (y) Consolidated EBITDA for the Test Period most recently ended on or prior to such date; provided that for purposes of any calculation of the Total Net Leverage Ratio pursuant to this Agreement, Consolidated EBITDA shall be determined on a Pro Forma Basis in accordance with the requirements of the definition of “Pro Forma Basis” contained herein.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.

“Total Secured Net Leverage Ratio” shall mean, on any date of determination, the ratio of (x) Consolidated Net Senior Secured Indebtedness on such date to (y) Consolidated EBITDA for the Test Period most recently ended on or prior to such date; provided that for purposes of any calculation of the Total Secured Net Leverage Ratio pursuant to this Agreement, Consolidated EBITDA shall be determined on a Pro Forma Basis in accordance with the requirements of the definition of “Pro Forma Basis” contained herein.

“Transaction” shall mean, collectively, the execution and delivery by each Loan Party of the Loan Documents to which it is a party, the incurrence of Loans and the use of proceeds thereof.

“Transformative Acquisition” shall mean any acquisition by Borrower or any Restricted Subsidiary that is either (a) not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or (b) if permitted by the terms of this Agreement immediately prior to the consummation of such acquisition, would not provide Borrower and its Restricted Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Term SOFR Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UCP” shall mean the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time).

“UK Financial Institution” shall mean any BRRD Undertaking (as defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United States” and “U.S.” mean the United States of America.

“Unrestricted” shall mean, when referring to cash or Cash Equivalents of the Borrower or any of its Restricted Subsidiaries, that such cash or Cash Equivalents are not Restricted.

“Unrestricted Subsidiary” means (a) each Subsidiary designated by the Borrower as an Unrestricted Subsidiary after the 2018 Refinancing Amendment Effective Date pursuant to Section 6.18 and (b) any Subsidiary of an Unrestricted Subsidiary; provided that, for the avoidance of doubt, any Unrestricted Subsidiary re-designated as a Restricted Subsidiary pursuant to Section 6.18 shall not constitute an Unrestricted Subsidiary.

“U.S. Government Securities Business Days” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolutions Regimes” has the meaning specified in Section 10.21.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3).

“Voluntary Prepayment Incremental Amount” means as of any date of determination the sum of the principal amount of all voluntary prepayments, redemptions or debt buybacks or open market purchases, in each case limited to the amount of cash paid in respect thereof, made prior to such date of Incremental

Loans and Incremental Equivalent Debt that are secured on a pari passu basis with the Obligations and that were originally incurred pursuant to clause (a) of the definition of Fixed Term Incremental Amount, if such payments were made pursuant to Section 2.05(a) or the equivalent provision of any Incremental Equivalent Debt, in each case other than to the extent made with the proceeds of Indebtedness for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of the Borrower or the Restricted Subsidiaries, to a date more than one year from such date.

“Voting Stock” shall mean, as to any entity, all classes of Equity Interests of such entity then outstanding and normally entitled to vote in the election of directors of such entity or, in the case of any Foreign Subsidiaries of the Borrower, all interests in such entity with the ability to control the management or actions of such entity.

“Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time (other than, in the case of a Foreign Subsidiary of the Borrower with respect to the preceding clauses (i) and (ii), directors’ qualifying shares and/or other nominal amounts of shares required to be held by Persons other than the Borrower and its Restricted Subsidiaries under applicable law).

“Wholly-Owned Domestic Subsidiary” shall mean a Wholly-Owned Restricted Subsidiary that is a Domestic Subsidiary.

“Wholly-Owned Restricted Subsidiary” shall mean a Wholly-Owned Subsidiary that is a Restricted Subsidiary.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule or (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,”

and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) In connection with the determination of the weighted average life to maturity of any Indebtedness, the effects of any reductions in scheduled amortization or other scheduled payments as a result of any prior prepayment of the applicable Indebtedness shall be disregarded.

(d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(e) Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a Division/Series Transaction, as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, Restricted Subsidiary, Unrestricted Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

(f) For purposes of determining compliance with the incurrence of any Indebtedness that restricts the amount of such Indebtedness relative to the amount of Indebtedness being refinanced, the Borrower and its Restricted Subsidiaries may incur an incremental principal amount of Indebtedness in such refinancing to the extent that, at the time of incurrence thereof, the portion of such Indebtedness in excess of the amount of Indebtedness being refinanced would otherwise be permitted to be incurred in accordance with this Agreement. For purposes of determining compliance with the incurrence of any Indebtedness under any revolving commitment in reliance on compliance with any ratio, if on the date such revolving commitments are established, the applicable ratio is satisfied after giving pro forma effect to the incurrence of the entire committed amount of then proposed Indebtedness thereunder, then such committed amount under such revolving commitments may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with any ratio.

1.03. Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Restricted Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP (or the application thereof) relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Restricted Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Restricted Subsidiary as defined herein.

1.04. Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05. Times of Day; Rates. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definitions of “SOFR”, “Term SOFR” and “Term SOFR Screen Rate” or with respect to any rate that is an alternative or replacement for or successor to any such rate(including, without limitation, any Successor Rate) or the effect of any of the foregoing, or of any Conforming Changes.

1.06. Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II and IX) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars. For purposes of this Section 1.06, the “Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted rate of exchange for the purchase of Dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent or the L/C Issuer, as applicable) by the applicable Bloomberg source (or such other publicly available source for displaying exchange rates) on any Revaluation Date (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent or the L/C Issuer, as applicable using any method of determination it deems appropriate in its sole discretion). For purposes of determining compliance with Article VII with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness or Investment is incurred (so long as such Indebtedness or Investment, at the time incurred, made or acquired, was permitted hereunder). For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Indebtedness does not exceed the principal amount of such other Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other reasonable costs and expenses (including original issue discount) incurred in connection with such refinancing. All references in the Loan Documents to Loans, Letters of Credit, Obligations and other amounts shall be denominated in Dollars, unless expressly provided otherwise. Notwithstanding anything herein to the contrary, if any Obligation is funded and expressly denominated in a currency other than Dollars, the Borrower shall repay such Obligation in such other currency.

1.07. Concurrent Fixed/Ratio Basket Usage. Notwithstanding anything in this Agreement or any Loan Document to the contrary, (i) unless the Borrower elects otherwise, if the Borrower or its Restricted Subsidiaries in connection with any transaction or series of related transactions incurs Indebtedness or creates Liens under or as permitted by (1) a ratio-based basket (including, without limitation, any Total Secured Net Leverage Ratio test, Total Net Leverage Ratio test or Interest Coverage Ratio test) (any such amounts, the “Incurrence-Based Amounts”) and (2) substantially concurrently therewith incurs Indebtedness or creates Liens pursuant to any basket expressed as a dollar amount (including a percentage of LTM Consolidated EBITDA or Consolidated Total Assets) (any such amounts, the “Fixed Amounts”), then for purposes of such concurrent incurrence, the Fixed Amounts shall be disregarded in the calculation of the financial test or ratio test applicable to such Incurrence-Based Amounts for purposes of determining whether such concurrent incurrence is permitted under the Incurrence-Based Amounts.

1.08. Limited Condition Transactions. When calculating the availability under any Basket or ratio under this Agreement or compliance with any provision of this Agreement (including, without limitation, Section 2.15 and Section 4.02 (other than for purposes of a Revolving Credit Borrowing that is not an Incremental Revolving Commitment) of this Agreement, the determination of the absence of any Default or Event of Default or compliance with any representations and warranties set forth herein or in any Loan Document), in each case, in connection with a Limited Condition Transaction and any actions or transactions related thereto, the date of determination for availability under any such Basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any Default or Event of Default and compliance with any representations and warranties)) hereunder shall, at the option of the Borrower (the Borrower’s election to exercise such option, an “LCT Election”), be deemed to be the date (the “LCT Test Date”) the definitive agreements for such Limited Condition Transaction are entered into (which in the case of any prepayment, redemption or offer to purchase Indebtedness or Equity Interests may be the date of the irrevocable notice of prepayment or redemption or transmittal of irrevocable offer to purchase) (and, if any relevant calculations are made on the LCT Test Date, recalculated, at the option of the Borrower, at the time for funding or consummation) and if, on a Pro Forma Basis after effect to the Limited Condition Transaction and any actions or transactions related thereto (including any incurrence of Indebtedness and the use of proceeds thereof) and any related pro forma adjustments, the Borrower or any Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or Basket (and any related requirements and conditions), such ratio, test or Basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes; provided, that compliance with such ratios, tests or Baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date.

For the avoidance of doubt, (x) if any of such Baskets, tests or ratios for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in such Basket, test or ratio (including due to fluctuations in Consolidated EBITDA or Consolidated Assets of the Borrower or the Person subject to such Limited Condition Transaction) subsequent to such date of determination and at or prior to the consummation of the relevant Limited Condition Transaction, such Baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations, (y) if any related requirements and conditions (including as to the absence of any Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of any Default or Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing, solely for purposes of determining whether the applicable Limited Condition Transaction and any actions or transactions related thereto (including any incurrence of Indebtedness and the use of proceeds thereof) are permitted hereunder) and (z) in calculating the availability under any ratio, test or Basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the date on which such Limited Condition Transaction is consummated, any such ratio, test or Basket shall be determined or tested both with and without giving effect to such Limited Condition Transaction and any actions or transactions related thereto on a Pro Forma Basis (including any incurrence of Indebtedness and the use of proceeds thereof) and any related pro forma adjustments unless the definitive agreement (or notice) for such Limited Condition Transaction is terminated or expires (or is rescinded) without consummation of such Limited Condition Transaction, and the Borrower or applicable Restricted Subsidiary must be able to satisfy the relevant tests on both bases; provided that in the case of clause (z) above, for the purposes of determination of the Available Amount Basket and Excess Cash Flow only, Consolidated Net Income shall not include any Consolidated Net Income of or attributed to the target company or assets associated with any such Limited Condition Transaction unless and until the closing of such Limited Condition Transaction shall have actually occurred.

1.09. Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

1.10. Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.11. Judgments. . If, in connection with obtaining judgment in any court, it is necessary to convert a sum from the currency provided under a Loan Document (“Agreement Currency”) into another currency, the Spot Rate shall be used as the rate of exchange. Notwithstanding any judgment in a currency (“Judgment Currency”) other than the Agreement Currency, a Loan Party shall discharge its obligation in respect of any sum due under a Loan Document only if, on the Business Day following the Administrative Agent’s receipt of the payment in the Judgment Currency, the Administrative Agent can use the amount paid to purchase the sum originally due in the Agreement Currency. If the purchased amount is less than the sum originally due, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent and Lenders against such loss. If the purchased amount is greater than the sum originally due, the Administrative Agent shall return the excess amount to such Loan Party (or to the Person legally entitled thereto).

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01. The Loans.

(a) [Reserved].

(b) The ~~New 2023 Incremental~~2025 Term Loans. Subject to the terms and conditions set forth herein, each ~~New 2023 Incremental~~2025 Term Lender severally agrees to make a single loan to the Borrower on the ~~New 2023 Incremental~~2025 Refinancing Amendment Effective Date in an amount not to exceed such ~~New 2023 Incremental~~2025 Term Lender’s Applicable Percentage of the ~~New 2023 Incremental~~2025 Term Loan Facility. The ~~New 2023 Incremental~~2025 Term Loan Borrowing shall consist of ~~New 2023 Incremental~~2025 Term Loans made simultaneously by the ~~New 2023 Incremental~~2025 Term Lenders in accordance with their respective Applicable Percentage of the ~~New 2023 Incremental~~2025 Term Loan Facility. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed. ~~New 2023 Incremental~~2025 Term Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.

(c) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, and (ii) the Revolving Credit Exposure of such Revolving Credit Lender shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(c), prepay under Section 2.05, and reborrow under this Section 2.01(c). Revolving Credit Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.

2.02. Borrowings, Conversions and Continuations of Loans. (a)Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Term SOFR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Committed Loan Notice; provided that any telephone notice must be confirmed promptly by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) two Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans or of any conversion of Term SOFR Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Term SOFR Loans having an Interest Period other than one, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice (x) must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them and (y) with respect to a Base Rate Loan to finance the reimbursement of an L/C Credit Extension as contemplated by Section 2.03(f) shall be given not later than 10:00 a.m. on the date of the proposed Borrowing. Not later than 11:00 a.m., two Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each Borrowing of, conversion to or continuation of Term SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(e) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Term Borrowing, a conversion of Term Loans, a continuation of Term SOFR Loans that are Term Loans, a Revolving Credit Borrowing, a conversion of Revolving Credit Loans, or a continuation of Revolving Credit Loans that are Term SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage under the applicable Facility of the applicable Loans and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Borrowing each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c) Except as otherwise provided herein, unless the Borrower provides one Business Day’s prior notice and pays the amount due, if any, under Section 3.05 in connection therewith, a Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as Term SOFR Loans without the consent of the Required Lenders, or, in the case of the Revolving Credit Facility, the Required Revolving Lenders.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Borrowings (other than Revolving Credit Borrowings), all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than five Interest Periods in effect in respect of the ~~New 2023 Incremental~~2025 Term Loan Facility. After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than ten Interest Periods in effect in respect of the Revolving Credit Facility.

(f) For the avoidance of doubt, the ~~New 2023 Incremental~~2025 Term Loans made on the ~~New 2023 Incremental~~2025 Refinancing Amendment Effective Date (x) shall constitute Term Loans for all purposes of this Agreement, (y) shall mature and shall become due and payable on the applicable Maturity Date and (z) shall be repaid in quarterly installments in accordance with Section 2.07.

2.03. Letters of Credit. (a) General. The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request that any L/C Issuer, in reliance on the agreements of the Revolving Credit Lenders set forth in this Section 2.03, issue, at any time and from time to time during the Availability Period, Letters of Credit denominated in Available Currencies for its own account or the account of any of its Subsidiaries in such form as is acceptable to such L/C Issuer in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Revolving Credit Commitments. Each Letter of Credit issued at the request of the Borrower shall be denominated in the respective Available Currency. Each Existing Letter of Credit will be deemed to be a “Letter of Credit” hereunder and to have been issued under this Section 2.03 on the New 2023 Incremental Amendment Effective Date.

(b) Notice of Issuance, Amendment, Extension, Reinstatement or Renewal. To request the issuance of a Letter of Credit (or the amendment of the terms and conditions, extension of the terms and conditions, extension of the expiration date, or reinstatement of amounts paid, or renewal of an outstanding Letter of Credit), the Borrower shall deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable L/C Issuer) to an L/C Issuer selected by it and to the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, extended, reinstated or renewed, and specifying the date of issuance, amendment, extension, reinstatement or renewal (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with clause (d) of this Section 2.03), the amount of such Letter of Credit, the name and address of the beneficiary thereof, the purpose and nature of the requested Letter of Credit and such other information as shall be necessary to prepare, amend, extend, reinstate or renew such Letter of Credit. If requested by the applicable L/C Issuer, the Borrower also shall submit a Letter of Credit application and reimbursement agreement on such L/C Issuer’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of Letter of Credit application and reimbursement agreement or other agreement submitted by the Borrower to, or entered into by the Borrower with, an L/C Issuer relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

If the Borrower so requests in any applicable Letter of Credit Application (or the amendment of an outstanding Letter of Credit), the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit shall permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon by the Borrower and the applicable L/C Issuer at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiration date not later than the date permitted pursuant to Section 2.03(d); provided, that such L/C Issuer shall not (i) permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its extended form under the terms hereof (except that the expiration date may be extended to a date that is no more than one year from the then-current expiration date (or such later date as may be agreed by the Administrative Agent and the applicable L/C Issuer)) or (B) it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is thirty (30) days before the Non-Extension Notice Date from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (ii) be obligated to permit such extension if it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is thirty (30) days before the Non-Extension Notice Date from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions set forth in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.

(c) Limitations on Amounts, Issuance and Amendment. A Letter of Credit shall be issued, amended, extended, reinstated or renewed only if (and upon issuance, amendment, extension, reinstatement or renewal of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, extension, reinstatement or renewal (i) the aggregate amount of the outstanding Letters of Credit issued by any L/C Issuer shall not exceed its L/C Commitment, (ii) the aggregate L/C Obligations shall not exceed the L/C Sublimit, (iii) the Revolving Credit Exposure of any Lender shall not exceed its Revolving Credit Commitment and (iv) the sum of the total Revolving Credit Exposures shall not exceed the total Revolving Credit Commitments.

(A) No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(1) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing the Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the New 2023 Incremental Amendment Effective Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense (for which such L/C Issuer is not otherwise compensated hereunder) which was not applicable on the New 2023 Incremental Amendment Effective Date and which such L/C Issuer in good faith deems material to it;

(2) the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;

(3) except as otherwise agreed by the Administrative Agent and such L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit;

(4) any Revolving Credit Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(5) the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(B) No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(d) Expiration Date. Each Letter of Credit shall have a stated expiration date no later than the earlier of (A) the date twelve months (or such later date as may be agreed by the Administrative Agent and the applicable L/C Issuer) after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, whether automatic or by amendment, twelve months (or such later date as may be agreed by the Administrative Agent and the applicable L/C Issuer) after the then-current expiration date of such Letter of Credit) and (B) the date that is five Business Days prior to the Maturity Date, except to the extent cash collateralized or backstopped pursuant to arrangements reasonably acceptable to the applicable L/C Issuer.

(e) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the expiration date thereof), and without any further action on the part of the applicable L/C Issuer or the Lenders, such L/C Issuer hereby grants to each Revolving Credit Lender, and each Revolving Credit Lender hereby acquires from such L/C Issuer, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this clause (e) in respect of Letters of Credit is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, extension, reinstatement or renewal of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments.

In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely, unconditionally and irrevocably agrees to pay to the Administrative Agent, for account of the L/C Issuer, such Lender’s Applicable Percentage of each L/C Disbursement made by an L/C Issuer not later than 1:00 p.m. on the Business Day specified in the notice provided by the Administrative Agent to the Revolving Credit Lenders pursuant to Section 2.03(f) until such L/C Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason, including after the Maturity Date. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.02 with respect to Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders pursuant to this Section 2.03), and the Administrative Agent shall promptly pay to the applicable L/C Issuer the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to Section 2.03(f), the Administrative Agent shall distribute such payment to the applicable L/C Issuer or, to the extent that the Revolving Credit Lenders have made payments pursuant to this clause (e) to reimburse such L/C Issuer, then to such Lenders and such L/C Issuer as their interests may appear. Any payment made by a Lender pursuant to this clause (e) to reimburse an L/C Issuer for any L/C Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such L/C Disbursement.

Each Revolving Credit Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit at each time such Lender’s Commitment is amended pursuant to the operation of Section 2.14 or 2.15, as a result of an assignment in accordance with Section 11.06 or otherwise pursuant to this Agreement.

(f) Reimbursement. If an L/C Issuer shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such L/C Issuer in respect of such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement not later than 12:00 noon on (i) the Business Day that the Borrower receives notice of such L/C Disbursement, if such notice is received prior to 10:00 a.m. or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, provided that, if such L/C Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02 or Section 2.04 that such payment be financed with a Borrowing of Base Rate Loans or Swing Line Loan in an equivalent amount (in the case of an L/C Disbursement in an Available Currency, in an amount equal to the Dollar Equivalent thereof) and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Borrowing of Base Rate Loans or Swing Line Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Credit Lender of the applicable L/C Disbursement, the payment then due from the Borrower in respect thereof (the “Unreimbursed Amount”) and such Lender’s Applicable Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the date of payment by the applicable L/C Issuer under a Letter of Credit in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by any L/C Issuer or the Administrative Agent pursuant to this Section 2.03(f) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(g) Obligations Absolute. The Borrower’s obligation to reimburse L/C Disbursements as provided in clause (f) of this Section 2.03 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:

(i) any lack of validity or enforceability of this Agreement, any other Loan Document or any Letter of Credit, or any term or provision herein or therein;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such

Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement in such draft or other document being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) waiver by any L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the Borrower or any waiver by such L/C Issuer which does not in fact materially prejudice the Borrower;

(v) honor of a demand for payment presented electronically even if such Letter of Credit required that demand be in the form of a draft;

(vi) any payment made by any L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii) payment by the applicable L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit; or any payment made by any L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(viii) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.03, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against each L/C Issuer and its correspondents unless such notice is given as aforesaid.

None of the Administrative Agent, the Lenders, any L/C Issuer, or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the applicable L/C Issuer or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the L/C Issuer; provided that the foregoing shall not be construed to excuse an L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by Applicable Law)

suffered by the Borrower that are caused by such L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of bad faith, gross negligence or willful misconduct on the part of an L/C Issuer (as finally determined by a court of competent jurisdiction), an L/C Issuer shall be deemed to have exercised care in each such determination, and that:

(i) an L/C Issuer may replace a purportedly lost, stolen, or destroyed original Letter of Credit or missing amendment thereto with a certified true copy marked as such or waive a requirement for its presentation;

(ii) an L/C Issuer may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit and without regard to any non-documentary condition in such Letter of Credit;

(iii) an L/C Issuer shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(iv) this sentence shall establish the standard of care to be exercised by an L/C Issuer when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by Applicable Law, any standard of care inconsistent with the foregoing).

Without limiting the foregoing, none of the Administrative Agent, the Lenders, any L/C Issuer, or any of their Related Parties shall have any liability or responsibility by reason of (i) any presentation that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or other Person, (ii) an L/C Issuer declining to take-up documents and make payment (A) against documents that are fraudulent, forged, or for other reasons by which that it is entitled not to honor or (B) following the Borrower’s waiver of discrepancies with respect to such documents or request for honor of such documents or (iii) an L/C Issuer retaining proceeds of a Letter of Credit based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to such L/C Issuer.

(h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued by it (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Borrower for, and no L/C Issuer’s rights and remedies against the Borrower shall be impaired by, any action or inaction of any L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where any L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(i) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.

(j) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day of each January, April, July and October, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, if any Letter of Credit Fee is not paid when due, such overdue amount shall accrue at the Default Rate until paid.

(k) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each commercial and standby Letter of Credit, at the rate per annum equal to (x) with respect to each commercial and standby Letter of Credit, at a rate per annum equal to 0.125%, computed on the amount of such Letter of Credit, and payable upon the issuance thereof, and (y) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Borrower and such L/C Issuer, computed on the amount of such increase, and payable upon the effectiveness of such amendment. Such fronting fee shall be due and payable on the first Business Day of each January, April, July and October in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, with respect to any Letter of Credit issued for the account of the Borrower, the Borrower shall pay directly to the applicable L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(l) Disbursement Procedures. The L/C Issuer for any Letter of Credit shall, within the time allowed by Applicable Laws or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. such L/C Issuer shall promptly after such examination notify the Administrative Agent and the Borrower in writing of such demand for payment if such L/C Issuer has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such L/C Issuer and the Lenders with respect to any such L/C Disbursement.

(m) Interim Interest. If the L/C Issuer for any Letter of Credit shall make any L/C Disbursement, then, unless the Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to Base Rate Loans; provided that if the Borrower fails to reimburse such L/C Disbursement when due pursuant to clause (f) of this Section 2.03, then Section 2.08(b) shall apply. Interest accrued pursuant to this clause (m) shall be for account of such L/C Issuer, except that interest accrued on and after the date of payment by any Lender pursuant to clause (f) of this Section 2.03 to reimburse such L/C Issuer shall be for account of such Lender to the extent of such payment.

(n) Replacement of any L/C Issuer. Any L/C Issuer may be replaced at any time by written agreement between the Borrower, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. The Administrative Agent shall notify the Lenders of any such replacement of an L/C Issuer. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer pursuant to Section 2.03(j). From and after the effective date of any such replacement, (i) the successor L/C Issuer shall have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to include such successor or such previous L/C Issuer, or such successor and all previous L/C Issuer, as the context shall require. After the replacement of an L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(o) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Revolving Lenders (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders with L/C Obligations representing at least 66-2/3% of the total L/C Obligations) demanding the deposit of Cash Collateral pursuant to this clause (o), the Borrower shall within one (1) Business Day deposit into an account established and maintained on the books and records of the Administrative Agent (the “Collateral Account”) an amount in cash equal to 103% of the total L/C Obligations as of such date plus any accrued and unpaid interest thereon, provided that the obligation to deposit such Cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (f) of Section 8.01. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. In addition, and without limiting the foregoing or clause (d) of this Section 2.03, if any L/C Obligations remain outstanding after the expiration date specified in said clause (d), the Borrower shall immediately deposit into the Collateral Account an amount in cash equal to 103% of such L/C Obligations as of such date plus any accrued and unpaid interest thereon.

The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the Collateral Account. Moneys in the Collateral Account shall be applied by the Administrative Agent to reimburse each L/C Issuer for L/C Disbursements for which it has not been reimbursed, together with related fees, costs, and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Obligations at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with L/C Obligations representing 66-2/3% of the total L/C Obligations), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

(p) L/C Issuer Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each L/C Issuer shall, in addition to its notification obligations set forth elsewhere in this Section 2.03, provide the Administrative Agent a Letter of Credit Report, as set forth below:

(i) reasonably prior to the time that such L/C Issuer issues, amends, renews, increases or extends a Letter of Credit, the date of such issuance, amendment, renewal, increase or extension and the stated amount of the applicable Letters of Credit after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed);

(ii) on each Business Day on which such L/C Issuer makes a payment pursuant to a Letter of Credit, the date and amount of such payment;

(iii) on any Business Day on which the Borrower fails to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to such L/C Issuer on such day, the date of such failure and the amount of such payment;

(iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such L/C Issuer; and

(v) for so long as any Letter of Credit issued by an L/C Issuer is outstanding, such L/C Issuer shall deliver to the Administrative Agent (A) on the last Business Day of each calendar month, (B) at all other times a Letter of Credit Report is required to be delivered pursuant to this Agreement, and (C) on each date that (1) an L/C Credit Extension occurs or (2) there is any expiration, cancellation and/or disbursement, in each case, with respect to any such Letter of Credit, a Letter of Credit Report appropriately completed with the information for every outstanding Letter of Credit issued by such L/C Issuer.

(q) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse, indemnify and compensate the L/C Issuer hereunder for any and all drawings under such Letter of Credit as if such Letter of Credit had been issued solely for the account of the Borrower. The Borrower irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(r) Conflict with Issuer Documents. In the event of any conflict or inconsistency between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

2.04. Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, shall make loans denominated in Dollars (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time, and (ii) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Lender’s Revolving Credit Commitment, (y) the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest only at a rate based on the Base Rate. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $1,000,000, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 3:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 4:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

(c) Refinancing of Swing Line Loans.

(i) the Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. the Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Credit Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05. Prepayments. (a) Optional. (i) The Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Term Loans, Revolving Credit Loans or any individual Facility, in each case, in whole or in part without premium or penalty (subject to Section 2.05(a)(iii)); provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) two Business Days prior to any date of prepayment of Term SOFR Loans and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of Term SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof or, if less, the entire principal amount thereof then outstanding; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, the Facility(ies) to be prepaid and the Type(s) of Loans to be prepaid and, if Term SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Borrower, unless rescinded pursuant to clause (iii) below, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Term SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a) shall be applied to the principal repayment installments thereof as directed by the Borrower, and subject to Section 2.17, each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of the applicable Facility. Notwithstanding anything in this Agreement to the contrary, for the avoidance of doubt, the Borrower may elect to make a voluntary prepayment pursuant to this Section 2.05(a) of (x) any Term Loan, including any Incremental Term Loan, without making any voluntary prepayment of the Revolving Credit Loans, including any Incremental Revolving Loans; (y) any Revolving Credit Loans, including any Incremental Revolving Loans, without making any voluntary prepayment of the Term Loans, including any Incremental Term Loan or (z) any Incremental Term Loans incurred after the ~~New 2023 Incremental~~2025 Refinancing Amendment Effective Date without making any voluntary prepayment of the ~~New 2023 Incremental~~2025 Term Loans.

(ii) The Borrower may, upon notice to the Swing Line Lender pursuant to delivery to the Swing Line Lender of a Notice of Loan Prepayment (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000 or, if less, the entire principal amount of Swing Line Loans then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(iii) Prepayment Premium.

(A) [Reserved].

(B) In the event that on or prior to the date that is six months after the ~~New 2023 Incremental~~2025 Refinancing Amendment Effective Date, other than in connection with a Change of Control or a Transformative Acquisition, the Borrower (x) prepays, refinances, substitutes or replaces any ~~New 2023 Incremental~~2025 Term Loans pursuant to a Repricing Transaction (including, for avoidance of doubt, any prepayment made pursuant to Section 2.05(b)(iii) that constitutes a Repricing Transaction), or (y) effects any amendment, amendment and restatement or other modification of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the ~~New 2023 Incremental~~2025 Term Lenders, (I) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the ~~New 2023 Incremental~~2025 Term Loans so prepaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the ~~New 2023 Incremental~~2025 Term Loans outstanding immediately prior to such amendment. If, on or prior to the date that is six months after the ~~New 2023 Incremental~~2025 Refinancing Amendment Effective Date, any ~~New 2023 Incremental~~2025 Term Lender that is a Non-Consenting Lender and is replaced pursuant to Section 10.13 in connection with any amendment, amendment and restatement or other modification of this Agreement resulting in a Repricing Transaction, such ~~New 2023 Incremental~~2025 Term Lender (and not any Person who replaces such ~~New 2023 Incremental~~2025 Term Lender pursuant to Section 3.07(a)) shall receive its pro rata portion (as determined immediately prior to it being so replaced) of the prepayment premium or fee described in the preceding sentence. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.

(iv) Notwithstanding anything in any Loan Document to the contrary, so long as no Default or Event of Default has occurred and is continuing, any Loan Party may prepay the outstanding Term Loans (which shall, for the avoidance of doubt, be automatically and permanently canceled immediately upon such prepayment) (or any of its Restricted Subsidiaries may purchase such outstanding Loans and immediately cancel them) on the basis set forth in Annex I hereto.

(v) Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.05(a) if such prepayment would have resulted from a refinancing of all or any portion of the Loans or occurrence of any other event which would have provided the cash proceeds for such prepayment, which refinancing or other such event shall not be consummated or shall otherwise be delayed, subject to payment of amounts under Section 3.05.

(b) Mandatory.

(i) Within seven Business Days after financial statements have been delivered pursuant to Section 6.01(a), commencing with the delivery of financial statements for the fiscal year ending October 31, 2018, if the total amount of Excess Cash Flow exceeds $25.0 million, the Borrower shall prepay an aggregate principal amount of Term Loans equal to the excess (if any) of (A) 50% of the amount of Excess Cash Flow that is in excess of $25.0 million (such percentage, the “ECF Percentage”) for the fiscal year covered by such financial statements over (B) the amount of any voluntary prepayments made (i) on the Loans (in the case of payments pursuant to Section 2.05(a)(ii), calculated as the amount of cash actually expended to make such payment) and (ii) on any other Indebtedness secured by Liens on a pari passu basis with Liens securing the Loans, in each case of clauses (i) and (ii), during such period or fiscal year or after such period or fiscal year and prior to when such Excess Cash Flow prepayment is due; and provided that, to the extent any voluntary prepayments of Indebtedness as described in clauses (B)(i) and (ii) above made during the current period or fiscal year are applied to reduce the Excess Cash Flow payment for the prior period or fiscal year pursuant to the foregoing sentence, then such prepayments shall not be deducted with respect to the Excess Cash Flow prepayment for the current period or fiscal year; provided, further, that if the Total Secured Net Leverage Ratio for the fiscal year ended prior to such prepayment date (with the Total Secured Net Leverage Ratio recalculated to give effect to any voluntary prepayment described in clauses (B)(i) and (ii) above after such period or fiscal year and prior to when such Excess Cash Flow prepayment is due on a Pro Forma Basis) is less than 2.50 to 1.00, the ECF Percentage shall be reduced to 0%.

(ii) In addition to any other mandatory prepayments pursuant to this Section 2.05(b), on each date on or after the Closing Date upon which the Borrower or any other Loan Party receives any cash proceeds from any Asset Sale, to the extent the aggregate Net Sale Proceeds from all prior Asset Sales in the same fiscal year exceed $70,000,000, an amount equal to 100% of the Net Sale Proceeds from all such Asset Sales in excess of the first $70,000,000 shall be applied within seven Business Days thereafter as a mandatory prepayment of the Term Loans in accordance with Section 2.05(b)(v); provided, however, that such Net Sale Proceeds shall not be required to be so applied on such date so long as no Event of Default then exists and such Net Sale Proceeds shall be used to purchase (or commit to purchase) assets used or to be used in the businesses permitted pursuant to Section 7.07 within 365 days following the receipt of such Net Cash Proceeds, and provided, further, that if all or any portion of such Net Sale Proceeds are not so reinvested within such 365-day period (or committed to be reinvested pursuant to a legally binding commitment within such 365-day period and not so reinvested within 180 days thereafter) (or such earlier date, if any, as the Borrower or the relevant Loan Party determines not to reinvest the Net Sale Proceeds from such Asset Sale as set forth above), such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as provided above in this Section 2.05(b)(ii) without regard to the preceding proviso.

(iii) Upon the incurrence or issuance by the Borrower or any of its Restricted Subsidiaries of any Indebtedness (other than Indebtedness permitted to be incurred or issued pursuant to Section 7.02), the Borrower shall prepay an aggregate principal amount of Term Loans equal to 100% of all Net Cash Proceeds received therefrom promptly upon receipt thereof by the Borrower or such Restricted Subsidiary.

(iv) In addition to any other mandatory prepayments pursuant to this Section 2.05(b), on each date on or after the Closing Date upon which the Borrower or any other Loan Party receives any cash proceeds from any Recovery Event, to the extent the aggregate Net Insurance Proceeds from all prior Recovery Events in the same fiscal year exceed $70,000,000, an amount equal to 100% of the Net Insurance Proceeds from all such Recovery Events in excess of the first $70,000,000 shall be applied within seven Business Days thereafter as a mandatory repayment of the Term Loans in accordance with Section 2.05(b)(v); provided, however, that such Net Insurance Proceeds shall not be required to be so applied on such date so long as no Event of Default shall have occurred and be continuing and such Net Insurance Proceeds shall be used to replace or restore any properties or assets in respect of which such Net Insurance Proceeds were paid (or committed to be paid) or purchase (or commit to purchase) assets used or to be used in the businesses permitted pursuant to Section 7.07, in each case, within 365 days following the date of the receipt of such Net Insurance Proceeds, and provided, further that if all or any portion of such Net Insurance Proceeds are not so used within 365 days after the date of the receipt of such Net Insurance Proceeds (or if committed to be so applied pursuant to a legally binding commitment within such 365-day period and not so used within 180 days thereafter) (or such earlier date, if any, as the Borrower or the relevant Loan Party determines not to reinvest the Net Insurance Proceeds relating to such Recovery Event as set forth above), such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as provided above in this Section 2.05(iv) without regard to the immediately preceding proviso.

(v) The Borrower shall notify the Administrative Agent (which shall in turn notify the Lenders) at least five Business Days prior to the required date of any prepayment of the Term Loans pursuant to this Section 2.05(b), specifying the amount of such prepayment. Each such prepayment of the outstanding Term Loans pursuant to the foregoing provisions of this Section 2.05(b) shall be applied to the principal repayment installments thereof in direct order of maturity, and subject to Section 2.17, each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of the Facilities; provided that any Lender (and, to the extent provided in the Refinancing Amendment for any Credit Agreement Refinancing Debt, any Lender that holds such Credit Agreement Refinancing Debt) may elect, by notice to the Administrative Agent in writing (via hand delivery, facsimile or electronic delivery) at least one (1) Business Day prior to the prepayment date, to decline all or any portion of any prepayment of its Term Loans or Credit Agreement Refinancing Debt pursuant to this Section 2.05(b) (such declined amounts, the “Declined Proceeds”). The aggregate amount of any Declined Proceeds may be retained by the Borrower and the Restricted Subsidiaries and used for any purpose permitted by this Agreement. Notwithstanding anything herein to the contrary, if, at the time that any prepayment would be required under Section 2.05(b), the Borrower or any Restricted Subsidiary is required to repay or repurchase any other Indebtedness (or offer to repay or repurchase such Indebtedness) that is secured on a pari passu basis with the Loans pursuant to the terms of the documentation governing such Indebtedness with the proceeds of such Asset Sale, such Recovery Event or such Excess Cash Flow (such Indebtedness required to be so repaid or repurchased (or offered to be repaid or repurchased), the “Other Applicable Indebtedness”), then the relevant Person may apply the proceeds of such Asset Sale, such Recovery Event or such Excess Cash Flow on a pro rata (or less than pro rata) basis to the prepayment, repurchase or repayment of the Other Applicable Indebtedness (determined on the basis of the aggregate outstanding principal amount of the Other Applicable Indebtedness; it being understood that (1) the portion of the proceeds of such Asset Sale, such Recovery Event or such Excess Cash Flow allocated to the Other Applicable Indebtedness shall not exceed the amount of the proceeds of such Asset Sale or such Excess Cash Flow required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof (and the remaining amount, if any, of the proceeds of such Asset Sale, such Recovery Event or such Excess Cash Flow shall be allocated in accordance with the terms hereof), and the amount of the prepayment, repurchase or repayment of the Other Applicable Indebtedness that would have otherwise been required pursuant to this Section 2.05(b) shall be reduced accordingly and (2) to the extent the holders of the Other Applicable Indebtedness decline to have such Indebtedness prepaid, repaid or repurchased, the declined amount shall promptly (and in any event within ten Business Days after the date of such rejection) be applied in accordance with the terms hereof (without giving effect to this Section 2.05(b)(v)).

(vi) Notwithstanding any other provisions of Section 2.05(b)(i), (ii) or (iv), (A) to the extent that any of or all the Net Sale Proceeds or Net Insurance Proceeds by a Foreign Subsidiary giving rise to a prepayment pursuant to Section 2.05(b)(ii) or (iv) (a “Foreign Prepayment Event”) or Excess Cash Flow are prohibited, restricted or delayed by any Law from being repatriated to the

Borrower or its Restricted Subsidiaries, the portion of such Net Sale Proceeds, Net Insurance Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in Section 2.05(b)(i) , (ii) or (iv), as the case may be, and such amounts may be retained by the applicable Foreign Subsidiary so long as the applicable Law prohibits, restricts or delays repatriation to the Borrower, and to the extent such repatriation of any of such affected Net Sale Proceeds, Net Insurance Proceeds or Excess Cash Flow becomes permitted under the applicable requirement of law or Organizational Document, such repatriation will be promptly effected and such repatriated Net Sale Proceeds, Net Insurance Proceeds or Excess Cash Flow will be promptly applied to the repayment of the Loans pursuant to Section 2.05(b)(i),(ii) or (iv), as applicable, and (B) to the extent that the Borrower has determined in consultation with the Administrative Agent that repatriation of any of or all the Net Sale Proceeds or Net Insurance Proceeds of any Foreign Prepayment Event or Excess Cash Flow would have a material adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) with respect to such Net Sale Proceeds, Net Insurance Proceeds or Excess Cash Flow, the Net Sale Proceeds, Net Insurance Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in Section 2.05(b)(i),(ii) or (iv), as the case may be, and such amounts may be retained by the applicable Foreign Subsidiary; provided that the Borrower shall use commercially reasonable efforts under any local law to permit such repatriation and to mitigate any such adverse tax consequences, in each case within the 450 day period described in the immediately succeeding clause, provided, further, that if within 450 days after the day on which the Borrower would otherwise be obligated to make a payment under Section 2.05(b)(i), (ii) or (iv) the Borrower reasonably determines that repatriation of any of or all the Net Sale Proceeds or Net Insurance Proceeds of any Foreign Prepayment Event or Excess Cash Flow (A) is no longer prohibited under local law or (B) would no longer have a material adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) with respect to such Net Sale Proceeds, Net Insurance Proceeds or Excess Cash Flow, such Net Sale Proceeds, Net Insurance Proceeds or Excess Cash Flow shall be promptly applied to the repayment of the Loans pursuant to Section 2.05(b)(i), (ii) or (iv), as applicable, but subject to any reinvestment rights provided therein and the payment of any Other Applicable Indebtedness in accordance with Section 2.05(b)(v).

(vii) If for any reason the Total Revolving Credit Outstandings at any time exceed the Revolving Credit Facility at such time, the Borrower shall within one (1) Business Day prepay Revolving Credit Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess.

(viii) Prepayments of the Revolving Credit Facility made pursuant to Section 2.05(b)(vii), first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Revolving Credit Loans, and, third, shall be used to Cash Collateralize the remaining L/C Obligations. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party) to reimburse the L/C Issuer or the Revolving Credit Lenders, as applicable.

2.06. Termination of Commitments.

(a) Optional.

The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit, or from time to time permanently reduce the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination or reduction (or such shorter period as the Administrative Agent may agree in its sole discretion), (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce (A) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit and (iv) any such notice may state that such notice is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(b) Mandatory.

(i) The aggregate Term Commitments of ~~any~~the Term Facility shall be automatically and permanently reduced to zero on the date of the Borrowings under the ~~such~~ Term Facility.

(ii) The Revolving Facility Commitments shall automatically and permanently terminate on the Maturity Date in respect of the Revolving Credit Facility.

(iii) If after giving effect to any reduction or termination of Revolving Credit Commitments under this Section 2.06, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the Revolving Credit Facility at such time, the Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Revolving Credit Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or the Revolving Facility Commitment under this Section 2.06. Upon any reduction of the Revolving Facility Commitments, the Revolving Facility Commitment of each Revolving Credit Lender shall be reduced by such Lender’s Applicable Revolving Credit Percentage of such reduction amount. All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.

2.07. Repayment of Loans. (a) Commencing on January 31, ~~2024~~2025, the Borrower shall repay to the ~~New 2023 Incremental~~2025 Term Lenders on the last day of each January, April, July and October an amount equal to ~~(a) the aggregate principal amount of New 2023 Incremental Term Loans borrowed on the New 2023 Incremental Amendment Effective Date multiplied by (b) 0.25%~~$2,895,000; provided, however, that the final principal repayment installment of the ~~New 2023 Incremental~~2025 Term Loans shall be repaid on the applicable Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all ~~New 2023 Incremental~~2025 Term Loans outstanding on such date.

(b) [Reserved].

(c) Revolving Credit Loans. The Borrower shall repay to the Revolving Credit Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all Revolving Credit Loans outstanding on such date.

(d) Swing Line Loans. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date. At any time that there shall exist a Defaulting Lender, within one (1) Business Day upon the written request of the Swing Line Lender, the Borrower shall repay the outstanding Swing Line Loans made by the Swing Line Lender in an amount sufficient to eliminate any Fronting Exposure in respect of such Swing Line Loan.

2.08. Interest. (a) Subject to the provisions of Section 2.08(b), (i) (x) each Term SOFR Loan under the ~~New 2023 Incremental~~2025 Term Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate for such Facility and (y) each Term SOFR Loan under the Revolving Credit Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Term SOFR for such Interest Period plus the SOFR Adjustment plus the Applicable Rate for the Revolving Credit Facility, (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for such Facility and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for the Revolving Credit Facility.

(b) Notwithstanding the foregoing, if any principal of or interest on any Loan is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amounts shall bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09. Fees. (a) The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(b) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(c) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a commitment fee equal to the Applicable Fee Rate times the actual daily amount by which the Revolving Credit Facility exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.17. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Commitments for purposes of determining the commitment fee. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Fee Rate separately for each period during such quarter that such Applicable Fee Rate was in effect. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the first Business Day of each January, April, July and October, commencing with the first such date to occur after the ~~Closing~~New 2023 Incremental Amendment Effective Date, and on the last day of the Availability Period for the Revolving Credit Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Fee Rate separately for each period during such quarter that such Applicable Fee Rate was in effect.

2.10. Computation of Interest and Fees.

(a) All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or any Compliance Certificate delivered pursuant to Section 6.02(a) is shown to be inaccurate, the Borrower or the Required Revolving Lenders reasonably determine in good faith that (i) the Total Net Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Total Net Leverage Ratio would have resulted in the application of a higher Applicable Fee Rate and Applicable Rate for such period (an “Applicable Period”) than the Applicable Rate actually applied for such Applicable Period, the Borrower shall retroactively be obligated to pay to the Administrative Agent for the account of the applicable Revolving Credit Lenders or the applicable L/C Issuer, as the case may be, promptly on written demand by the Administrative Agent (provided, that payment within three (3) Business Days of such demand shall avoid the occurrence of any Default or Event of Default under this Agreement or the accrual of any such amounts at the Default Rate) (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such Applicable Period as a result of such increased Applicable Rate and Applicable Fee Rate for such Applicable Period over the amount of interest and fees actually paid for such Applicable Period. Subject to the immediately preceding sentence, this clause (b) shall not limit the rights of the Administrative Agent, any Lender or any L/C Issuer, as the case may be, under Section 2.03(j) or 2.08(b) or under Article VIII. The Borrower’s obligations under this clause (b) shall survive Payment in Full.

2.11. Evidence of Debt. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto. Upon request of the Borrower, promptly following Payment in Full, each Lender shall return to the Borrower any Note issued to it, or in the case of any loss, theft or destruction of any such Note, a lost note affidavit in customary form.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12. Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in the applicable Available Currency and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.

(b) (i)  Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term SOFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or any L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Appropriate Lenders and applicable L/C Issuers, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or L/C Issuer in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

With respect to any payment that the Administrative Agent makes for the account of the Lenders or any L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the Lenders and L/C Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation

A notice of the Administrative Agent to any Lender or L/C Issuer or the Borrower with respect to any amount owing under this subsection (i) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

2.13. Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including (1) the application of funds arising from the existence of a Defaulting Lender, (2) any voluntary prepayment of the Revolving Credit Loans, any Incremental Revolving Loans~~,~~ or the ~~New Incremental 2023~~2025 Term Loans, (3) any voluntary prepayment of the Revolving Credit Loans, any Incremental Revolving Loans, or any Incremental Term Loans incurred after the ~~New 2023 Incremental~~2025 Refinancing Amendment Effective Date under Section 2.05(a), without a pro rata voluntary prepayment of the ~~New 2023 Incremental~~2025 Term Loans or (4) any voluntary prepayment of any Term Loan without a pro rata voluntary prepayment of the Revolving Credit Loans, including any Incremental Revolving Loans), or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Borrower or any Restricted Subsidiary thereof (as to which the provisions of this Section shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

2.14. Refinancing Amendment. Without limiting the provisions of Section 7.02(o) and the other terms of this Agreement permitting Credit Agreement Refinancing Indebtedness to be incurred outside of this Agreement, the Borrower may, with the consent of the Administrative Agent (not to be unreasonably withheld), obtain, from any Lender or any other bank, financial institution or other institutional lender or investor that would be an Eligible Assignee, Credit Agreement Refinancing Indebtedness in the form of term loans or revolving loans, to refinance all or any portion of the Loans hereunder, pursuant to a Refinancing Amendment; provided (i) such Credit Agreement Refinancing Indebtedness will have such pricing, fees (including upfront fees and OID), optional prepayment terms, redemption premiums and subordination terms as may be agreed by the Borrower and the lenders thereof, (ii) such Credit Agreement Refinancing Indebtedness, will have a maturity date that is not prior to the maturity date of the class of Loans being refinanced, and, other than in the case of revolving loans, will have a weighted average life to maturity that is not shorter than the remaining weighted average life to maturity of the class of Loans being refinanced, (iii) such Credit Agreement Refinancing Indebtedness will have terms and conditions (excluding, for the avoidance of doubt, pricing, rate floors, discounts, fees and optional prepayment or redemption terms) that are either substantially identical to or, taken as a whole, not materially more restrictive than, the class of Loans being refinanced (as reasonably determined by the Borrower) unless such more restrictive term or condition applies only after the Latest Maturity Date of any Term Loan in effect immediately prior to the incurrence of such Credit Agreement Refinancing Indebtedness or the Administrative Agent and the Borrower shall amend the provisions of this Agreement to provide for such more restrictive term or condition to apply to the Loans hereunder (which amendment may be effected by the Administrative Agent and the Borrower without the consent of any other Lender), (iv) the interest rate margins applicable to such Credit Refinancing Indebtedness shall be agreed between the Borrower and the investors thereunder, (v) without limiting the provisions of Section 7.02(o) and the other terms of this agreement permitting Credit Agreement Refinancing Indebtedness to be incurred outside of this Agreement, such Credit Agreement Refinancing Indebtedness incurred pursuant to a Refinancing Amendment shall (A) rank pari passu in right of payment to the other Loans outstanding; (B) shall be Guaranteed by the Loan Parties; and (C) shall be secured by the Collateral on an equal and ratable basis with the Obligations pursuant to the Collateral Documents and (vi) such Credit Agreement Refinancing Indebtedness shall share ratably in any prepayments pursuant to Section 2.05 (or otherwise provide for more favorable prepayment treatment for ~~any~~the then outstanding Term Facility). The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02, and to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation of agreements delivered on the Closing Date (it being understood that all references to “the date of such Credit Event” or similar language in such Sections shall be deemed to refer to the effective date of such Refinancing Amendment). Each class of Credit Agreement Refinancing Indebtedness incurred under this Section 2.15 shall be in an aggregate principal amount that is not less than $25,000,000 and an integral multiple of $5,000,000 in excess thereof (or such lesser amounts as the Administrative Agent may agree). The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat any Credit Agreement Refinancing Indebtedness in the form of loans as Loans hereunder). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.14. This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

2.15. Incremental Facilities.

(a) Borrower Request. The Borrower may by written notice to the Administrative Agent elect to request (x) prior to the Maturity Date for the Revolving Credit Facility, an increase to the existing Revolving Credit Commitments (each, an “Incremental Revolving Commitment”) in an aggregate amount not to exceed the Available Revolving Incremental Amount and/or (y) the establishment of one or more new term loan commitments (each, an “Incremental Term Commitment” and together with any Incremental

Revolving Commitment, each an “Incremental Commitment”), by an aggregate amount not to exceed the Available Term Incremental Amount (at the time of incurrence). Each such notice shall specify (i) the date (each, an “Increase Effective Date”) on which the Borrower proposes that the Incremental Revolving Commitments or Incremental Term Commitments shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent (or such other date as agreed to by the Administrative Agent) and (ii) the identity of each Eligible Assignee to whom the Borrower proposes any portion of such Incremental Revolving Commitments or Incremental Term Commitments be allocated and the amounts of such allocations; provided that any existing Lender approached to provide all or a portion of the Incremental Revolving Commitments or Incremental Term Commitments may elect or decline, in its sole discretion, to provide such Incremental Revolving Commitment or Incremental Term Commitment. Each Incremental Term Commitment shall be in an aggregate amount of $10,000,000 or any whole multiple of $500,000 in excess thereof (provided that such amount may be less than $10,000,000 if such amount represents all remaining availability under the aggregate limit in respect of Incremental Commitments set forth in above). Each Incremental Revolving Commitment shall be in an aggregate amount of $5,000,000 or any whole multiple of $500,000 in excess thereof.

(b) Conditions. The Incremental Commitments shall become effective as of the Increase Effective Date; provided that:

(i) each of the conditions set forth in Section 4.02 shall be satisfied; provided that that if the proceeds of the Incremental Term Loans or Incremental Revolving Loans are being used to finance a Limited Condition Transaction, (x) the conditions set forth in Section 4.02 shall be satisfied as of the LCT Test Date, (y) at the time of funding of such Incremental Term Loans or Incremental Revolving Loans, no Specified Event of Default shall exist or would result therefrom and (z) the lenders providing the Incremental Term Loans or Incremental Revolving Loans in connection with such Limited Condition Transaction may waive the satisfaction of the condition set forth in clause (a) of Section 4.02 at the time of the funding of such Incremental Term Loans, other than with respect to the accuracy of the Specified Representations;

(ii) no Default shall have occurred and be continuing or would result from the borrowings to be made on the Increase Effective Date; provided that if the proceeds of the Incremental Term Loans or Incremental Revolving Loans are being used to finance a Limited Condition Transaction, (x) no Default or Event of Default shall exist or would result therefrom as of the LCT Test Date and (y) at the time of funding of such Incremental Term Loans or Incremental Revolving Loans, no Specified Event of Default shall exist or would result therefrom;

(iii) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.15(c), the representations and warranties contained in Section 5.05(a) and Section 5.05(b) shall be deemed to refer to the most recent financial statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01; provided that to the extent the proceeds of the Incremental Term Loans or Incremental Revolving Loans are being used to finance a Limited Condition Transaction, (x) the representations and warranties contained in Article V and the other Loan Documents shall be true and correct in all material respects on and as of the LCT Test Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.13(c), the representations and warranties contained in Section 5.05(a) and Section 5.05(b) shall be deemed to refer to the most recent financial statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 and (y) the lenders providing the Incremental Term Loans in connection with such Limited Condition Transaction may waive the satisfaction of the condition set forth in this clause (iii) at the time of the funding of such Incremental Term Loans, other than with respect to the accuracy of the Specified Representations; and

(iv) the Borrower shall deliver or cause to be delivered officer’s certificates and legal opinions of the type delivered on the Closing Date to the extent reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent.

(c) Terms of New Loans and Commitments. The terms and provisions of Incremental Revolving Commitments shall be identical to the terms of the Revolving Credit Facility and shall be documented as an increase to the Revolving Credit Facility. The terms and provisions of Term Loans made pursuant to Incremental Term Commitments shall be as follows:

(i) terms and provisions of Incremental Term Loans (other than any Term A Loans incurred pursuant to the Inside Maturity Basket) shall be, except as otherwise set forth herein or in the Increase Joinder, identical to the Term Loans (it being understood that Incremental Term Loans may be a part of the Term Loans) and to the extent that the terms and provisions of Incremental Term Loans are not identical to the Term Loans (except to the extent permitted by clauses (ii), (iii), (iv), (v) or (vi) below and excluding, for the avoidance of doubt, pricing, rate floors, discounts, fees and optional prepayment or redemption terms) they shall be (in the reasonable judgment of the Borrower), taken as a whole, not materially more restrictive than the terms of this Agreement (as reasonably determined by the Borrower) unless such more restrictive term or provision applies only after the Latest Maturity Date of any Term Loan in effect immediately prior to the incurrence of such Incremental Term Loans or the Administrative Agent and the Borrower shall amend the provisions of this Agreement to provide for such more restrictive term or provision to apply to the then-existing Term Loans hereunder (which amendment may be effected by the Administrative Agent and the Borrower without the consent of any other Lender); provided that in any event the Incremental Term Loans must comply with clauses (ii), (iii), (iv), (v) and (vi) below;

(ii) shall (x) rank pari passu in right of payment and of security with the Term Loans (or at the option of the Borrower, rank junior in right of payment and/or of security to the Term Loans or be unsecured) and (y) have no obligors other than the Loan Parties,

(iii) unless otherwise agreed by the Lenders making such Incremental Term Loans (to accept a less than ratable share), shall participate on a pro rata basis in any prepayments of Term Loans hereunder; provided that any Incremental Term Loans that rank junior in right of security to the Term Loans or are unsecured shall participate on a less than pro rata basis in any prepayments of Term Loans hereunder;

(iv) the amortization requirements may differ from those of the then existing Term Loans, but except in the case of (x) Customary Bridge Loans and (y) the Inside Maturity Basket, the weighted average life to maturity of any Incremental Term Loans shall be no shorter than the remaining weighted average life to maturity of the then existing Term Loans;

(v) except in the case of (x) Customary Bridge Loans and (y) the Inside Maturity Basket, the maturity date of Incremental Term Loans (the “Incremental Term Loan Maturity Date”) shall not be earlier than the then Latest Maturity Date of any other Term Loans (the provisions of this clause (v) and the preceding clause (iv), whether applied to Incremental Term Loans or mutatis mutandis to other Indebtedness permitted under this Agreement where specified herein, the “Maturity Limitation”);

(vi) the All-in Yield for Incremental Term Loans shall be determined by the Borrower and the Lenders of the Incremental Term Loans; provided that in the event that the All-in Yield for any Incremental Term Loan that is pari passu in right of payment and with respect to security with the 2018 Term Loans incurred within six (6) months after the 2018 Refinancing Amendment Effective Date is greater than the All-in Yield for the 2018 Term Loans by more than 75 basis points, then the Applicable Rate for the 2018 Term Loans shall be increased to the extent necessary so that the All-in Yield for such Incremental Term Loan is 75 basis points higher than the All-in Yield for the 2018 Term Loans (provided that any increase in the All-in Yield of the 2018 Term Loans attributable to a eurodollar rate floor or alternative base rate floor in respect of such Incremental Term Loans shall be in the form of an increase to Term SOFR floor or Base Rate floor) (the provisions of this clause (vi), whether applied to Incremental Term Loans or mutatis mutandis to other pari passu secured Indebtedness permitted under this Agreement where specified herein, the “MFN Provision”); and

(vii) Incremental Term Loans that are unsecured or secured on a junior basis to the Term Loans shall be evidenced by a separate loan agreement and, in the case of junior secured Incremental Term Loans, subject to an Other Intercreditor Agreement.

The Incremental Commitments shall be effected by a joinder agreement (the “Increase Joinder”) executed by the Borrower, the Administrative Agent and each Lender making such Incremental Commitment, in form and substance reasonably satisfactory to each of them. Notwithstanding the provisions of Section 10.01, the Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.15. In addition, unless otherwise specifically provided herein, all references in Loan Documents to (x) Term Loans shall be deemed, unless the context otherwise requires, to include references to Incremental Term Loans made pursuant to this Agreement and (y) Revolving Credit Loans shall be deemed, unless the context otherwise requires, to include references to Incremental Revolving Loans, made pursuant to this Agreement. This Section 2.13 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

(d) Adjustment of Revolving Credit Loans. To the extent the Commitments being increased on the relevant Increase Effective Date are Incremental Revolving Commitments, then (i) each Revolving Credit Lender that is acquiring an Incremental Revolving Commitment on the Increase Effective Date shall make a Revolving Credit Loan, the proceeds of which will be used to prepay the Revolving Credit Loans of the other Revolving Credit Lenders immediately prior to such Increase Effective Date, so that, after giving effect thereto, the Revolving Credit Loans outstanding are held by the Revolving Credit Lenders pro rata based on their Revolving Credit Commitments after giving effect to such Increase Effective Date, (ii) all risk participations with respect to Letters of Credit issued for the account of the Borrower on or prior to the Increase Effective Date shall be reallocated to each Lender pro rata based on their Revolving Credit Commitment after giving effect to such Increase Effective Date and (iii) all risk participations with respect to Swing Line Loans extended to the Borrower on or prior to the Increase Effective Date shall be reallocated to each Lender pro rata based on their Revolving Credit Commitment after giving effect to such Increase Effective Date. If there is a new borrowing of Revolving Credit Loans on such Increase Effective Date, the Revolving Credit Lenders after giving effect to such Increase Effective Date shall make such Revolving Credit Loans in accordance with Section 2.01(b).

(e) Making of New Term Loans. On any Increase Effective Date on which Incremental Term Commitments for Term Loans are effective, subject to the satisfaction of the foregoing terms and conditions, each Lender of such Incremental Term Commitment shall make a Term Loan to the Borrower in an amount equal to its Incremental Term Commitment.

(f) Equal and Ratable Benefit. The Loans and Commitments established pursuant to this section shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Collateral Documents, except that the new Term Loans may be subordinated in right of payment, the Liens securing the new Term Loans may be subordinated or such Term Loans may be unsecured, in each case, to the extent set forth in the Increase Joinder. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Collateral Documents continue to be perfected under the UCC or otherwise, in each case, as required by the Collateral Documents, after giving effect to the establishment of any such class of Loans or any such new Commitments.

2.16. Extension of Loans.

(a) Extension of Loans. The Borrower may at any time and from time to time request that all or a portion of the Loans and/or Commitments of a given Class (each, an “Existing Tranche”) be amended to extend the scheduled maturity date(s) with respect to all or a portion of any principal amount of such Loans and/or Commitments (any such Loans which have been so amended, “Extended Loans” and any such Commitments which have been so amended, “Extended Commitments”) and to provide for other terms consistent with this Section 2.16. In order to establish any Extended Loans and/or Extended Commitments, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Tranche) (each, an “Extension Request”) setting forth the proposed terms of the Extended Loans or Extended Commitments to be established, which shall (x) be identical as offered to each Lender under such Existing Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Tranche and (y) be identical to the Loans and Commitments under the Existing Tranche from which such Extended Loans or Extended Commitments are to be amended, except that: (i) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Tranche, to the extent provided in the applicable Extension Amendment; (ii) the effective yield with respect to the Extended Loans (whether in the form of interest rate margin, upfront fees, original issue discount, commitment fees or otherwise) may be different than the effective yield for the Loans of such Existing Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date of such Class of Loans that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Loans); and (iv) Extended Term Loans may have call protection as may be agreed by the Borrower and the Lenders thereof; provided, that (A) no Event of Default shall have occurred and be continuing at the time an Extension Request is delivered to Lenders, (B) in no event shall the final maturity date of any Extended Loans of a given Extension Series at the time of establishment thereof be earlier than the Maturity Date of the Existing Tranche from which such Extended Loans are to be amended, (C) the weighted average life to maturity of any Extended Term Loans of a given Extension Series at the time of establishment thereof shall be no shorter (other than by virtue of amortization or prepayment of such Indebtedness prior to the time of incurrence of such Extended Term Loans) than the remaining weighted average life to maturity of the Existing Tranche from which such Extended Term Loans are to be amended, (D) the L/C Issuers and the Swingline Lender shall have consented to any Extension of the Revolving Credit Commitments, to the extent that such Extension provides for the issuance or extension of Letters of Credit or making of Swingline Loans at any time during the extended period, (E) all documentation in respect of such Extension Amendment shall be consistent with the foregoing and (F) any Extended Term Loans may participate on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) in any mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Amendment. Any Extended Loans or Extended Commitments amended pursuant to any Extension Request shall be designated a series (each, an “Extension Series”) of Extended Loans for all purposes of this Agreement; provided that any Extended Loans amended from an Existing Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Extension Series with respect to such Existing Tranche. Each Extension Series of Extended Term Loans incurred under this Section 2.16 shall be in an aggregate principal amount that is not less than $25,000,000. Each Extension Series of Extended Revolving Loans or Extended Revolving Credit Commitments incurred under this Section 2.16 shall be in an aggregate principal amount that is not less than $10,000,000.

(b) Extension Request. The Borrower shall provide the applicable Extension Request at least five (5) Business Days (or such shorter period of time as the Administrative Agent shall agree) prior to the date on which Lenders under the Existing Tranche, are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.16. No Lender shall have any obligation to agree to have any of its Loans or Commitments of any Existing Tranche amended into Extended Loans or Extended Commitments, pursuant to any Extension Request. Any Lender holding a Loan or a Commitment under an Existing Tranche (each, an “Extending Lender”) wishing to have all or a portion of its Loans or Commitments under the Existing Tranche subject to such Extension Request amended into Extended Loans or Extended Commitments, as applicable, shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Loans and Commitments under the Existing Tranche which it has elected to request be amended into Extended Loans or Extended Commitments (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Loans and Commitments under the Existing Tranche in respect of which applicable Lenders shall have accepted the relevant Extension Request exceeds the amount of Extended Loans and Extended Commitments requested to be extended pursuant to the Extension Request, Loans and Commitments subject to Extension Elections shall be amended to Extended Loans and Extended Commitments, on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Loans or Commitments, as applicable, included in each such Extension Election.

(c) Extension Amendment. Extended Loans and Extended Commitments shall be established pursuant to an amendment (each, a “Extension Amendment”) to this Agreement among the Borrower, the Administrative Agent and each Extending Lender, providing an Extended Loan or Extended Commitment thereunder, which shall be consistent with the provisions set forth in Sections 2.16(a) above (but which shall not require the consent of any other Lender). The effectiveness of any Extension Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Loans and Extended Commitments, are provided with the benefit of the applicable Collateral Documents (provided any such reaffirmations and/or amendments may be provided within a time period after such effectiveness if agreed by the Administrative Agent in its reasonable discretion). The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Loans and Extended Commitments incurred pursuant thereto, (ii) modify the scheduled repayments set forth in Section 2.05(b) or 2.07 with respect to any Existing Tranche subject to an Extension

Election to reflect a reduction in the principal amount of the Term Loans thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 2.05(b) and 2.07), (iii) modify the prepayments set forth in Section 2.05 to reflect the existence of the Extended Loans and Extended Commitments and the application of prepayments (including prepayments occurring prior to the effective date of any Extension Amendment) with respect thereto, (iv) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of the second paragraph of Section 10.01 (without the consent of the Required Lenders or Required Revolving Lenders, as applicable, called for therein) and (v) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.16, and the Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment.

(d) No conversion of Loans pursuant to any Extension in accordance with this Section 2.16 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

2.17. Defaulting Lenders. (a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01 and in the definitions of “Required Lender” and “Required Revolving Lender”.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer or the Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender ; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as deter-mined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement; sixth, ratably, to the payment of any amounts owing to the Lenders, any L/C Issuer and the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, L/C Issuer and Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.17(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A)  No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(c) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.17(d).

(C) With respect to any fee payable under Section 2.09(c) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each L/C Issuer and the Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or such Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 10.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under Applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.17.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, each L/C Issuer and the Swing Line Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) New Swing Line Loans/Letters of Credit. So long as any Revolving Credit Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan and (ii) no L/C Issuer shall be required to issue, extend, increase, reinstate or renew any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(d) Cash Collateral.

(i) Obligation to Cash Collateralize. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any L/C Issuer (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(ii) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Revolving Credit Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.17(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the applicable L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (determined in the case of Cash Collateral provided pursuant to Section 2.17(a)(v), after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender). All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(iii) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.17 or Sections 2.03, 2.04, 2.05 or 8.03 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(iv) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the determination by the Administrative Agent and the applicable L/C Issuer that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the applicable L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01. Taxes. (a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If the Code or any other applicable Laws (as determined in the good faith discretion of the Administrative Agent or a Loan Party, as applicable require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, including both United States Federal backup withholding and withholding taxes, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding upon the basis of the information and documentation it has received pursuant to subsection (e) below.

(ii) The applicable Loan Party or the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after such withholding or the making of such deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Tax Indemnifications. (i) The Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental

Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.)

(ii) Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) the Administrative Agent and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Borrower, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or the Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d) Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable (in each case, or an applicable successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable (in each case, or an applicable successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable (in each case, or an applicable successor form); or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable (in each case, or an applicable successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. For the avoidance of doubt, this Credit Agreement is not a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(g) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02. Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to Term SOFR, or to determine or charge interest rates based upon Term SOFR, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03. Inability to Determine Rates. If in connection with any request for a Term SOFR Loan or a conversion to or continuation thereof, (a) the Administrative Agent determines that adequate and reasonable means do not exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (b) the Administrative Agent or the Required Lenders determine that for any reason Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Term SOFR Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods) and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent upon the instruction of the Required Lenders revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

3.04. Increased Costs; Reserves on Term SOFR Loans. (a). Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e));

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender any other condition, cost or expense affecting this Agreement or Term SOFR Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Term SOFR (or, in the case of clause (ii) above, any Loan), or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered;.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof; provided that, notwithstanding anything to the contrary in this Section 3.04, it shall be a condition to an Lender’s of its rights, if any, under this Section 3.04 that such Lender shall generally be exercising its rights with respect to similarly situated borrowers under similar provisions in comparable syndicated credit facilities to which it is a party to the extent contractually permitted to do so and allowed to do so under applicable law.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Reserves on Term SOFR Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Term SOFR funds or deposits, additional interest on the unpaid principal amount of each Term SOFR Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

3.05. Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense (excluding loss of anticipated profits) incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c) any assignment of a Term SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any loss or expense (excluding anticipated profits) arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any reasonable and customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Term SOFR Loan made by it at Term SOFR for such Loan by a matching deposit or other borrowing for a comparable amount and for a comparable period, whether or not such Term SOFR Loan was in fact so funded.

3.06. Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. Each Lender may make any Credit Extension to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, L/C Issuer or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender or L/C Issuer gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender or L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender ceases to make Term SOFR Loans as a result of any condition described in Section 3.02, and in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 10.13.

3.07. Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

3.08. Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(a) adequate and reasonable means do not exist for ascertaining Term SOFR for any requested Interest Period, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(b) the administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which Term SOFR or the Term SOFR Screen Rate shall no longer be made available, or used for determining the interest rate of loans; provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide Term SOFR after such specific date (such specific date, the “Scheduled Unavailability Date”), or

(c) syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace Term SOFR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR in accordance with this Section 3.08 to replace Term SOFR with another alternate benchmark rate, giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment;” and any such proposed rate, a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment. Such Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Lenders reasonably promptly after such amendment becomes effective.

If no Successor Rate has been determined and the circumstances under clause (a) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) Term SOFR shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a Committed Loan Notice for Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of Successor Rate shall provide that in no event shall such Successor Rate be less than zero for purposes of this Agreement.

In connection with the implementation of a Successor Rate, the Administrative Agent and the Company will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01. Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension on the Closing Date was subject to satisfaction of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date):

(i) executed counterparts of this Agreement, the Intercreditor Agreement in respect of the ABL Credit Agreement and the Guaranty, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

(ii) a Note executed by the Borrower in favor of each Lender requesting a Note;

(iii) a security agreement, in substantially the form of Exhibit G-1 and a pledge agreement, in substantially the form of Exhibit G-2 (together with each other security agreement and security agreement supplement delivered pursuant to Section 6.12, in each case as amended, collectively, the “Security Agreement”), duly executed by each Loan Party, together with:

(A) certificates and instruments representing the Securities Collateral referred to therein that are certificated accompanied by undated stock powers or instruments of transfer executed in blank,

(B) proper Financing Statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement,

(C) certified copies of UCC, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches, or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents (together with copies of such financing statements and documents) that name any Loan Party as debtor and that are filed in those state and county jurisdictions in which any Loan Party is organized or maintains its principal place of business and such other searches the Administrative Agent deems reasonably necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Collateral Documents (other than Liens permitted under Section 7.01),

(D) A Perfection Certificate, in substantially the form of Exhibit I-1, duly executed by each of the Loan Parties, and

(E) evidence that all other actions, recordings and filings that the Administrative Agent may reasonably deem necessary or desirable in order to perfect the Liens created under the Security Agreement has been taken;

(iv) [Reserved];

(v) a Patent Security Agreement and a Trademark Security Agreement (as each such term is defined in Security Agreement and to the extent applicable) (together with each other intellectual property security agreement delivered pursuant to Section 6.12, in each case as amended, the “Intellectual Property Security Agreement”), duly executed by each Loan Party, together with evidence that all action that the Administrative Agent may reasonably deem necessary or desirable in order to perfect the Liens created under the Intellectual Property Security Agreement has been taken;

(vi) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

(vii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in such Loan Party’s jurisdiction of organization;

(viii) a favorable opinion of Hogan Lovells US LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;

(ix) the historical financial statements referred to in Sections 5.05(a) and (b);

(x) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the consummation by such Loan Party of the Transaction and the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(xi) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect and (C) as of the Closing Date, there are no actions, suits, claims, demands, investigations, inspections, audits, charges or proceedings pending or to the knowledge of any Responsible Officer of a Loan Party, threatened in writing (i) with respect to this Agreement or any other Loan Document, or (ii) which has had, or could reasonably be expected to have, a Material Adverse Effect;

(xii) certificates attesting to the Solvency of the Borrower and its Restricted Subsidiaries, on a consolidated basis, before and after giving effect to the Transaction, from its chief financial officer, substantially in the form of Exhibit N;

(xiii) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance, naming the Administrative Agent, on behalf of the Secured Parties, as an additional insured or loss payee, as the case may be, under all insurance policies (including flood insurance policies) maintained with respect to the assets and properties of the Loan Parties that constitutes Collateral;

(xiv) evidence that the ABL Credit Agreement has been amended to permit the Borrower and each other Loan Party’s entry into the Loan Documents; and

(xv) such other assurances, certificates, documents, consents or opinions as the Administrative Agent or any Lender reasonably may require.

(b) (i) All fees required to be paid to the Administrative Agent and the Arrangers on or before the Closing Date shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Closing Date shall have been paid.

(c) Unless waived by the Administrative Agent, the Borrower shall have paid all reasonable and documented out-of-pocket fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced at least two Business Days prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(d) Not later than the fifth Business Day prior to the Closing Date, the Administrative Agent and the Lenders shall have received from the Loan Parties all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02. Conditions to All Credit Extensions. Subject to Section 2.15, the obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term SOFR Loans) is subject to the following conditions precedent:

(a) The representations and warranties of the Borrower contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (or, with respect to any such representation or warranty that is qualified by materiality or Material Adverse Effect, in all respects as drafted) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, with respect to any such representation or warranty that is qualified by materiality or Material Adverse Effect, in all respects as drafted) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a), (b) and (f) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01.a), (b) and (c), respectively.

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c) The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Term SOFR Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01. Existence, Qualification and Power. Each Loan Party and each of its Restricted Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent such concept is applicable in the relevant jurisdiction), (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and consummate the Transaction, and (c) is duly qualified and is licensed and, as applicable, in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (a)(solely in the case of any Restricted Subsidiary that is not a Loan Party), (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02. Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Liens created under the Loan Documents) under, or require any payment to be made under (i) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Restricted Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

5.03. Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, or (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) other than (i) those that have already been obtained and are now in full force and effect, (ii) filings to perfect the Liens created by the Collateral Documents, (iii) those actions as contemplated by Section 2.1 of Security Agreement, and (iv) filings of the Loan Documents with the SEC after the Closing Date in accordance with the requirements thereof.

5.04. Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.05. Financial Statements; No Material Adverse Effect. (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other material liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof in accordance with GAAP, including liabilities for Taxes, material commitments and Indebtedness.

(b) The unaudited consolidated balance sheets of the Borrower and its Subsidiaries dated July 31, 2018, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments, and (iii) show all material indebtedness and other material liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date of such financial statements, including liabilities for Taxes, material commitments and Indebtedness.

(c) Since the date of the balance sheet included in the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d) Except as disclosed in the Audited Financial Statements, and except for the Indebtedness incurred under the Loan Documents and existing Indebtedness permitted pursuant to Section 7.02(d), there were as of the 2018 Refinancing Amendment Effective Date no liabilities or obligations with respect to the Borrower or any of its Restricted Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to be material to the Borrower and its Restricted Subsidiaries (taken as a whole).

(e) The projections delivered to the Administrative Agent and the Lenders prior to the 2018 Refinancing Amendment Effective Date have been prepared in good faith and are based on assumptions believed to be reasonable at the time made and at the time such projections were made available to Administrative Agent and the Lenders. It being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts or guaranties of future performance, that the actual results during the period or periods covered by the projections may differ from the projected results included in such projections and such differences may be material and that no assurances are being given that such projections will be in fact realized.

(f) The summary of the pro forma adjustments (if any) to the financial statements delivered pursuant to Section 6.01(c) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and fairly present in all material respects the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from such financial statements.

5.06. Litigation. There are no actions, suits, proceedings, investigations, claims or disputes pending or, to the knowledge of any Responsible Officer of the Borrower, threatened or contemplated in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document or the consummation of the Transaction, or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

5.07. No Default. Neither any Loan Party nor any Restricted Subsidiary thereof is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08. Ownership of Property; Liens; Investments. (a) As of the 2018 Refinancing Amendment Effective Date, no Loan Party owns any Real Property with a value in excess of $5,000,000. Each Loan Party and each of its Restricted Subsidiaries has a valid leasehold interest in, all real property necessary or used in the ordinary conduct of its business, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Schedule 5.08(b) sets forth as of the Closing Date, a complete and accurate list of all Liens on the property or assets of each Loan Party and each of its Subsidiaries, showing as of the Closing Date the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto. The property of each Loan Party is subject to no Liens, other than Liens set forth on Schedule 5.08(b), and as otherwise permitted by Section 7.01.

(c) [Reserved].

(d) (i) Schedule 5.08(d)(i) sets forth as of October 31, 2017 a complete and accurate list of all leases of real property in the United States with annual rental payments of more than $2,500,000 under which any Loan Party is the lessee, showing as of October 31, 2017 the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Except as could not reasonably be expected to have a Material Adverse Effect, each such lease is the legal, valid and binding obligation of such Loan Party thereof, enforceable in accordance with its terms.

(ii) Schedule 5.08(d)(ii) sets forth as of October 31, 2017 a complete and accurate list of all leases of real property in the United States with annual rental payments of more than $2,500,000 under which any Loan Party is the lessor, showing as of October 31, 2017 the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Except as could not reasonably be expected to have a Material Adverse Effect, each such lease is the legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms.

(e) Prior to an Investment Grade Event, Mortgages executed and delivered after the Closing Date will be, effective to create in favor of the Administrative Agent (for the benefit of the Secured Parties) a legal, valid and enforceable Lien on all of the applicable Loan Parties’ right, title and interest in and to the Mortgaged Property (as such term is defined in the applicable Mortgage) thereunder and the proceeds thereof, and when such Mortgages are filed or recorded in the proper real estate filing or recording offices, and all relevant mortgage taxes and recording charges are duly paid, the Administrative Agent (for the benefit of the Secured Parties) shall have a perfected first priority Lien on, and security interest in, all right, title, and interest of the applicable Loan Parties in such Mortgaged Property and, to the extent applicable, subject to Section 9-315 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to the Lien of any other person, except for Permitted Encumbrances and other Liens permitted under Section 7.01 of this Agreement.

5.09. Environmental Compliance. (a) The Loan Parties and their respective Restricted Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability under or relating to violations of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that, except as specifically disclosed in Schedule 5.09, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Except as otherwise set forth in Schedule 5.09, (1) none of the properties currently or formerly owned or operated by any Loan Party or any of its Restricted Subsidiaries is listed or, to the knowledge of any Responsible Officer of any Loan Party or its Restricted Subsidiaries, proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list; (2) there are no and to the knowledge of any Responsible Officer of any Loan Party or its Restricted Subsidiaries never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently or formerly owned, leased or operated by any Loan Party or any of its Restricted Subsidiaries; (3) there is no asbestos or asbestos-containing material on, at or in any property currently owned, leased or operated by any Loan Party or any of its Restricted Subsidiaries; and (4) Hazardous Materials have not been Released on, at, under or from any property currently or formerly owned, leased or operated by any Loan Party or any of its Restricted Subsidiaries, in the case of each of clauses (1) – (4) in a manner, condition, form or amount which could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

(c) Except as otherwise set forth on Schedule 5.09, or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (1) neither any Loan Party nor any of its Restricted Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened Release of Hazardous Materials at, on, under, or from any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and (2) all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned, leased or operated by any Loan Party or any of its Restricted Subsidiaries have been disposed of in a manner which could not reasonably expected to result in liability to any Loan Party or any of its Restricted Subsidiaries.

(d) Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Loan Parties and their respective Restricted Subsidiaries: (i) are, and have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and have been, in compliance with all of their Environmental Permits; and (iv) to the extent within the control of the Loan Parties and their respective Restricted Subsidiaries, each of their Environmental Permits will be timely renewed and complied with, any additional Environmental Permits that may be required of any of them will be timely obtained and complied with, and compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained.

5.10. Insurance. The properties of the Borrower and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Restricted Subsidiary operates.

5.11. Taxes. The Borrower and each of its Restricted Subsidiaries have timely filed all federal, state and other material tax returns and reports required to be filed (including extensions as applicable), and have timely paid all federal, state and other material Taxes (whether or not shown on a tax return), including in its capacity as a withholding agent, levied or imposed upon it or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There are no proposed tax assessments or other claims against, and no tax audits with respect to, the Borrower or any Restricted Subsidiary thereof that could, if made, reasonably be expected to have a Material Adverse Effect, either individually or in the aggregate. Except as set forth on Schedule 5.11, as of the 2018 Refinancing Amendment Effective Date, neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.

5.12. ERISA Compliance. (a) Each Plan is in compliance in form and operation with its terms and with ERISA and the Code (including without limitation the Code provisions compliance with which is necessary for any intended favorable tax treatment) and all other applicable laws and regulations, except where any failure to comply could not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect.

(b) There are no pending or, to the best knowledge of any Responsible Officer of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan, in any event, that could reasonably be expected to have a Material Adverse Effect; (ii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and no Responsible Officer of the Borrower or any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iii) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (iv) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan has been terminated by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d) Neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (i) on the 2018 Refinancing Amendment Effective Date, those listed on Schedule 5.12(d) hereto and (ii) thereafter, Pension Plans not otherwise prohibited by this Agreement.

5.13. Restricted Subsidiaries; Equity Interests; Loan Parties. As of the 2018 Refinancing Amendment Effective Date, the Borrower has no Restricted Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Restricted Subsidiaries have been validly issued, to the extent applicable, are fully paid and non-assessable and are owned by a Loan Party or Restricted Subsidiary of a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except those permitted by Section 7.01. As of the 2018 Refinancing Amendment Effective Date, the Borrower has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. Set forth on Part (c) of Schedule 5.13 is a complete and accurate list of all Loan Parties as of the 2018 Refinancing Amendment Effective Date, showing as of the 2018 Refinancing Amendment Effective Date (as to each Loan Party) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number. As of the Closing Date, the copy of the charter of each Loan Party and each amendment thereto provided pursuant to Section 4.01(a)(vii) is a true and correct copy of each such document, each of which is valid and in full force and effect.

5.14. Margin Regulations; Investment Company Act. (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of any Borrowing will be used to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the FRB). If requested by Administrative Agent, Borrower will furnish to Administrative Agent a statement to the foregoing effect in conformity with the requirements of Form FR U-1 referred to in Regulation U.

(b) None of the Borrower, or any Loan Party is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15. Disclosure. No written report, financial statement, certificate or other information furnished (other than projections, budgets, forecasts, forward looking estimates and other forward looking information or information of a general economic or industry specific nature) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document, at the Closing Date (in the case of the Information Memorandum) or at the time furnished (in the case of all other reports, financial statements, certificates or other information), when taken as a whole with all other information furnished, contains any material misstatement of fact or omitted to state any material fact necessary to make the statements therein (taken as a whole), in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time prepared and at the time such information was made available to the Administrative Agent and the Lenders (it being understood and agreed that projections as to future events are not to be viewed as facts or guaranties of future performance, that actual results during the period or periods covered by such projections may differ from the projected results and that such differences may be material and that the Loan Parties make no representation that such projections will in fact be realized).

5.16. Compliance with Laws. Each Loan Party and each Restricted Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17. Intellectual Property; Licenses, Etc. The Borrower and each of its Restricted Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, know-how, trade secrets, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for or used or held for use in the operation of their respective businesses, except where the failure to own or possess any such IP Rights could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. To the knowledge of any Responsible Officer of the Borrower, none of the Borrower nor any of its Restricted Subsidiaries has infringed upon, misappropriated or otherwise violated any IP Rights held by any other Person and no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any of its Restricted Subsidiaries infringes, misappropriates or otherwise violates any IP Rights held by any other Person, except for such infringements, misappropriations or violations which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except as specifically disclosed in Schedule 5.17, no claim or litigation regarding any IP Rights is pending or, to the knowledge of any Responsible Officer of the Borrower, threatened in writing against or affecting the Borrower or any of its Restricted Subsidiaries, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18. Solvency. As of the 2018 Refinancing Amendment Effective Date, the Borrower and its Restricted Subsidiaries, on a consolidated basis, are Solvent.

5.19. OFAC. Neither the Borrower, nor any of its Subsidiaries, nor any director or officer thereof, nor, to the knowledge of any Responsible Officer of the Borrower, any employee or affiliate of the Borrower or any of its Subsidiaries, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) the subject or target of any Sanctions or (ii) located, organized or resident in a Designated Jurisdiction. The Borrower and its Subsidiaries are in compliance with all applicable Sanctions in all material respects.

5.20. Anti-Corruption Laws. Neither the Borrower, nor any of its Subsidiaries nor, to the knowledge of any Responsible Officer of the Borrower, any director, officer, agent, employee or other person acting on behalf of the Borrower or any of its Subsidiaries, has taken any action, directly or indirectly, that would result in a material violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any other applicable anti-corruption law; and the Borrower and its Subsidiaries have instituted and maintained policies and procedures designed to promote and achieve compliance with all applicable anti-corruption laws.

5.21. Money Laundering and Counter-Terrorist Financing Laws. The Borrower and its Subsidiaries are in compliance in all material respects with the Bank Secrecy Act, as amended by Title III of the Patriot Act, and all other applicable anti-money laundering and counter-terrorist financing laws and regulations.

5.22. EEA Financial Institution. Neither the Borrower nor any Guarantor is an EEA Financial Institution.

5.23. ERISA. The Borrower represents and warrants as of the 2018 Refinancing Amendment Effective Date that the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments.

5.24. Beneficial Ownership Certification. As of the 2018 Refinancing Amendment Effective Date, the information included in the Beneficial Ownership Certification delivered before the 2018 Refinancing Amendment Effective Date, if applicable, is true and correct in all respects.

ARTICLE VI

AFFIRMATIVE COVENANTS

Until the Payment in Full of the Obligations, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Restricted Subsidiary to:

6.01. Financial Statements. Deliver to the Administrative Agent:

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ended October 31, 2014), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of PWC or any other independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit except for (i) qualifications relating to changes in accounting principles or practices reflecting changes in GAAP and required or approved by such independent certified public accountants, (ii) qualifications pertaining to any prospective default of a financial maintenance covenant (including any financial maintenance covenant in this Agreement) or (iii) any going concern qualification or exception that is solely with respect to, or resulting solely from, an upcoming maturity date of any Indebtedness occurring within one year from the time such report is delivered (the Lenders agree that the Borrower’s obligations under this paragraph (a) will be satisfied in respect of any such fiscal year by delivery to the Administrative Agent within 90 days after the end of such fiscal year of its annual report for such fiscal year on Form 10-K as filed with the SEC);

(b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ended January 31, 2019), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the

Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes (the Lenders agree that the Borrower’s obligations under this paragraph (b) will be satisfied in respect of any such fiscal quarter by delivery to the Administrative Agent within 45 days after the end of such fiscal quarter of its quarterly report for such fiscal quarter on Form 10-Q as filed with the SEC); and

(c) to the extent there exist any Unrestricted Subsidiaries, concurrently with the financial statements delivered pursuant to Sections 6.01(a) or (b) above, as applicable, a summary of the pro forma adjustments (if any) necessary to eliminate the accounts of Unrestricted Subsidiaries from the financial statements delivered pursuant to Section 6.01(a) or (b) above, as applicable, in each case prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

6.02. Certificates; Other Information. Deliver to the Administrative Agent:

(a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(b) Promptly after the filing or delivery thereof, copies of all annual, regular, periodic and special reports, proxy statements and registration statements which the Borrower or any of its Restricted Subsidiaries shall (i) publicly file with the SEC or any successor thereto or with any equivalent national securities exchange or similar governing body or (ii) deliver to holders (or any trustee, agent or other representative therefor) of any Qualified Preferred Stock, any Permitted Convertible Notes or any Permitted Additional Indebtedness pursuant to the terms of the documentation governing the same (other than notices, reports or information of an administrative or ministerial nature);

(c) not later than five Business Days after receipt thereof by any Loan Party or any Restricted Subsidiary thereof, copies of all notices, requests and other documents (including amendments, waivers and other modifications) so received under or pursuant to any instrument, indenture, loan or credit or similar agreement in respect of Indebtedness regarding or related to any breach or default by any party thereto or any other event relating to such Indebtedness, in each case, that could reasonably be expected to have a Material Adverse Effect and, from time to time upon reasonable request by the Administrative Agent, such information and reports regarding such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request;

(d) [reserved];

(e) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, (i) a report supplementing Schedules 5.08(d)(i) and (d)(ii), including an identification of all leased real property with annual rental payments of more than $10,000,000 disposed of by any Loan Party thereof during such fiscal year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value (in the case of all owned real property) thereof and lessor, lessee, expiration date and annual rental cost thereof) of all real property leased by a Loan Party during such fiscal year with annual rental payments of more than $10,000,000 and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete in all material respects; (ii) a report supplementing Schedule II.B(1), (2) and (3) of the Perfection Certificate, setting forth (A) a list of registration numbers for all patents, trademarks, service marks, trade names and copyrights awarded to any Loan Party during such fiscal year by the United States

Patent and Trademark Office or United States Copyright Office, as applicable, and (B) a list of all patent applications, trademark applications, service mark applications, trade name applications and copyright applications submitted by any Loan Party thereof during such fiscal year to the United States Patent and Trademark Office or United States Copyright Office, as applicable, and the status of each such application; and (iii) a report supplementing Schedule 5.13 containing a description of all changes in the information included in such Schedules as may be necessary for such Schedule to be accurate and complete in all material respects, each such report to be signed by a Responsible Officer of the Borrower and to be in a form reasonably satisfactory to the Administrative Agent; and

(f) promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Restricted Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such document. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers ~~and/or the Co-Managers~~ will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that, if requested by the Administrative Agent, it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers~~, the Co-Managers~~ and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent~~,~~ and the Arrangers ~~and the Co-Managers~~ shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”

6.03. Notices. Promptly upon a Responsible Officer of the Borrower becoming aware thereof, notify the Administrative Agent:

(a) of the occurrence of any Default;

(b) of any matter that has resulted in a Material Adverse Effect, including any of the following that has resulted in a Material Adverse Effect: (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Restricted Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Restricted Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Restricted Subsidiary, including pursuant to any applicable Environmental Laws;

(c) of any litigation or governmental investigation or proceeding pending against the Borrower or any of its Restricted Subsidiaries (x) which, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect or (y) that purports to affect the legality, validity or enforceability of any Loan Document;

(d) of any action, claim, investigation or proceeding against or of any noncompliance by any Loan Party or any of its Restricted Subsidiaries with any Environmental Law or Environmental Permit or of any Environmental Liability that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law; and

(e) of any changes to the information contained in the Beneficial Ownership Certification delivered as of the 2018 Refinancing Amendment Effective Date that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification (in order to maintain the accuracy of such information as of any date of determination).

Each notice pursuant to Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto; provided that, without limiting the other provisions of this Agreement, the Borrower shall not be required to describe its litigation strategy in connection with any of the foregoing. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04. Payment of Obligations. (a) Pay and discharge as the same shall become due and payable, (i) all material Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien) and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Restricted Subsidiary; (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (iii) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except, in the case of clauses (ii) and (iii), where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and (b) timely file all material tax returns required to be filed.

6.05. Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05 or to the extent (other than with respect to the preservation of existence of the Loan Parties) failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided, however, that the Borrower and its Restricted Subsidiaries may consummate any other merger or consolidation permitted under Section 7.04; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) maintain, preserve, renew and protect all of its IP Rights, except to the extent that failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.06. Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and casualty and condemnation events excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof necessary for the operation of its business except, in any case of clauses (a) and (b), where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07. Maintenance of Insurance. (a) Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and all such insurance shall name the Administrative Agent as mortgagee (in the case of real property insurance) or additional insured on behalf of the Secured Parties (in the case of general liability insurance) or loss payee (in the case of property insurance), as applicable.

(b) If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Borrower shall, or shall cause each Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

6.08. Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09. Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be.

6.10. Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than one (1) time during any calendar year absent the existence of an Event of Default; provided, further, that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.10, Section 6.02(f) or any other provision of the Loan Documents, none of the Borrower nor any of its Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or (c) is subject to attorney-client or similar privilege or constitutes attorney work product.

6.11. Use of Proceeds. Use the proceeds of (a) the ~~New 2023 Incremental~~2025 Term Loans (i) to refinance the ~~2020 Term Loans and the~~New 2023 Incremental Term Loans, (ii) to pay fees and expenses in connection therewith and (iii) for general corporate purposes not in contravention of any Loan Document and (b) any Revolving Credit Borrowing and Letters of Credit for general corporate purposes not in contravention of any Loan Document.

6.12. Covenant to Guarantee Obligations and Give Security.

(a) The Borrower shall, at the Borrower’s expense, (x) upon the formation or acquisition by any Loan Party of any new direct or indirect Wholly-Owned Domestic Subsidiary that is not either (i) on a Pro Forma Basis after giving effect to such formation or acquisition on the date of such formation or acquisition an Immaterial Subsidiary or (ii) an Excluded Subsidiary or (y) at the request of the Administrative Agent (other than in the case of clause (ii) below), following the acquisition by any Loan Party of any property of a type required to be subject to a security interest pursuant to any Collateral Document, that in the reasonable judgment of the Administrative Agent, shall not already be subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties, to the extent required by the Collateral Documents and not otherwise constituting Excluded Assets:

(i) in the case of clause (x) above, within 30 days after such formation or acquisition (or such later date as may be agreed by the Administrative Agent), cause such Restricted Subsidiary, and cause each direct and indirect parent of such Restricted Subsidiary (if it has not already done so) to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the other Loan Parties’ obligations under the Loan Documents,

(ii) in the case of each of clauses (x) and (y) above, within 60 days after such formation or acquisition (or such later date as may be agreed by the Administrative Agent), cause (1) such Restricted Subsidiary and each direct and indirect parent of such Restricted Subsidiary (if it has not already done so) or (2) such Loan Party, as applicable, to duly execute and deliver to the Administrative Agent deeds of trust, trust deeds, deeds to secure debt and mortgages in respect of any Real Property owned in fee simple with a value in excess of $5,000,000 (“Material Real Property”), in form and substance reasonably satisfactory to the Administrative Agent (together with the fixture filings and assignments of leases and rents referred to therein, as the same may be amended, the “Mortgages”), securing payment of all the Obligations of such Restricted Subsidiary, such parent or such Loan Party, as the case may be, under the Loan Documents and constituting Liens on all such Real Property, together with:

(A) evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem necessary or reasonably desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Administrative Agent for the benefit of the Secured Parties and that all filing, documentary, stamp, intangible and recording taxes and other fees in connection therewith have been paid,

(B) fully paid American Land Title Association Lender’s Extended Coverage title insurance policies (the “Mortgage Policies”), with endorsements and in amounts reasonably acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers reasonably acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects, Liens (including, but not limited to, mechanics’ and materialmen’s Liens), and encumbrances, excepting only Permitted Encumbrances, and providing for such other affirmative insurance and such coinsurance and direct access reinsurance as the Administrative Agent may deem necessary or reasonably desirable,

(C) (i) American Land Title Association/American Congress on Surveying and Mapping form surveys, for which all necessary fees (where applicable) have been paid, and dated no more than 30 days (or such other date as may be agreed by the Administrative Agent) before the acquisition of such Restricted Subsidiary or the Material Real Property, certified to the Administrative Agent and the issuer of the Mortgage Policies in a manner reasonably satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and reasonably acceptable to the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects reasonably acceptable to the Administrative Agent,

(D) evidence of the insurance required by the terms of the Mortgages as the Administrative Agent may reasonably request,

(E) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto);

(F) such customary opinions of local counsel for the Loan Parties in the State in which the Mortgaged Property is located as the Administrative Agent may reasonably request;

(G) evidence that all other action that the Administrative Agent may deem necessary or reasonably desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken; and

(H) if available, environmental assessments.

(iii) in the case of each of clauses (x) and (y) above, within 30 days after such formation or acquisition (or such later date as may be agreed by the Administrative Agent), cause (1) such Restricted Subsidiary and each direct and indirect parent of such Restricted Subsidiary (if it has not already done so) or (2) such Loan Party, as applicable, to duly execute and deliver to the Administrative Agent Security Agreement Supplements, security agreements covering any IP Rights held by such Restricted Subsidiary and other security and pledge agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (including delivery of all certificates, if any, representing the Equity Interests in and of such Restricted Subsidiary described in clause (x) above, and other instruments of the type specified in Section 4.01(a)(iii)), securing payment of all the Obligations of such Restricted Subsidiary, such parent or such Loan Party, as the case may be, under the Loan Documents and constituting Liens on all such personal properties that do otherwise constitute Excluded Assets, in each case, to the extent required by the applicable Collateral Documents,

(iv) in the case of each of clauses (x) and (y) above, within 30 days (or with respect to any of the following actions in respect of any Real Property, 60 days) after such formation or acquisition (or such later date as may be agreed by the Administrative Agent), cause (1) such Restricted Subsidiary and each direct and indirect parent of such Restricted Subsidiary (if it has not already done so) or (2) such Loan Party, as applicable, to take whatever action (including, but not limited to, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the deeds of trust, trust deeds, deeds to secure debt, mortgages, Security Agreement Supplements, security agreements covering any IP Rights held by such Restricted Subsidiary and security and pledge agreements delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms, in each case, to the extent required by the applicable Collateral Documents, and

(v) in the case of each of clauses (x) and (y) above, within 60 days after such formation or acquisition (or such later date as may be agreed by the Administrative Agent), deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (i), (ii), (iii) and (iv) above, and as to such other matters as the Administrative Agent may reasonably request.

(b) [Reserved].

(c) (i) Notwithstanding anything to the contrary set forth in this Agreement, within 30 days following the 2018 Refinancing Amendment Effective Date (as such date may be extended from time to time by the Administrative Agent in its sole discretion), the Borrower was required to (and did) provide endorsements to each policy of insurance as required under Section 6.07 of this Agreement which name the Collateral Agent, on behalf of the Secured Parties, as (A) an additional insured (in the case of liability insurance) and/or (B) loss payee (in the case of property insurance) and (ii) notwithstanding anything to the contrary set forth in this Agreement, the Pledge Agreement or any of the other Loan Documents, within 15 days following the Closing Date (as such date may be extended from time to time by the Administrative Agent in its sole discretion) was required to (and did) deliver the share certificate(s) no. C-3 representing 199 Shares of ATI International Investments, Inc., a private company providing telecommunications services as “the ALTA group,” endorsed in blank by an endorsement in the name of the Borrower.

(d) Upon the request of the Administrative Agent following the occurrence and during the continuance of an Event of Default, the Borrower shall, at the Borrower’s expense:

(i) within 10 days after such request, furnish to the Administrative Agent a description of the real and personal properties of the Loan Parties and their respective Restricted Subsidiaries in detail satisfactory to the Administrative Agent,

(ii) within 15 days after such request, duly execute and deliver, and cause each Loan Party (if it has not already done so) to duly execute and deliver, to the Administrative Agent deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement Supplements, security agreements covering any IP Rights held by such Restricted Subsidiary and other security and pledge agreements, as specified by and in form and substance satisfactory to the Administrative Agent (including delivery of all certificates, if any, representing the Equity Interests in and of such Restricted Subsidiary, and other instruments of the type specified in Section 6.12(a)(ii)), securing payment of all the Obligations of the applicable Loan Party under the Loan Documents and constituting Liens on all such properties, in each case, to the extent required pursuant to the applicable Collateral Documents,

(iii) within 30 days after such request, take, and cause each Loan Party to take, whatever action (including the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement Supplements, security agreements covering any IP Rights held by such Restricted Subsidiary and security and pledge agreements delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms, in each case, to the extent required pursuant to the applicable Collateral Documents,

(iv) within 60 days after such request, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (ii) and (iii) above, and as to such other matters as the Administrative Agent may reasonably request, and

(v) as promptly as practicable after such request, deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to each parcel of Material Real Property owned or held by the Borrower and its Restricted Subsidiaries, Mortgage Policies, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Administrative Agent, provided, however, that to the extent that any Loan Party or any of its Restricted Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent.

(e) [Reserved]

(f) If, as of the last day of any fiscal quarter of the Borrower:

(i) the consolidated total assets of any Immaterial Subsidiary (on an individual basis) exceeds 5.0% of Consolidated Total Assets (as set forth in the most recent consolidated balance sheet of the Borrower and its Restricted Subsidiaries delivered to the Lenders pursuant to this Agreement and computed in accordance with GAAP) then, within 45 days after the end of any such fiscal quarter (or, if such fiscal quarter is the fourth fiscal quarter of the Borrower, within 90 days thereafter) (as either such date may be extended by the Administrative Agent in its sole discretion)), the Borrower shall cause such Immaterial Subsidiary to take the actions specified in Section 6.12(a) on the same basis that any newly formed or acquired Wholly-Owned Domestic Subsidiary (other than an Excluded Subsidiary) of the Borrower would have to take; and

(ii) the aggregate consolidated assets of all Immaterial Subsidiaries exceeds 10.0% of Consolidated Total Assets (as set forth in the most recent consolidated balance sheet of the Borrower and its Restricted Subsidiaries delivered to the Lenders pursuant to this Agreement and computed in accordance with GAAP) then, within 45 days after the end of any such fiscal quarter (or, if such fiscal quarter is the fourth fiscal quarter of the Borrower, within 90 days thereafter) (as either such date may be extended by the Administrative Agent in its sole discretion)), the Borrower shall cause one or more Immaterial Subsidiaries to take the actions specified in Section 6.12(a) on the same basis that any newly formed or acquired Wholly-Owned Domestic Subsidiary (other than an Excluded Subsidiary) of the Borrower would have to take; provided, however, such actions shall only be required to the extent that, after giving effect to such actions, the aggregate consolidated assets of all Immaterial Subsidiaries do not exceed 10.0% of Consolidated Total Assets.

(g) If, at the time of the delivery of the financial statements pursuant to Section 6.01(a) or (b), any Guarantor is an Immaterial Subsidiary, then (i) upon the written request by the Borrower to the Administrative Agent (which written request shall be delivered to the Administrative Agent within 15 days after the delivery of such financial statements and shall demonstrate, in reasonable detail, that any such Guarantor is an Immaterial Subsidiary), (ii) so long as the Borrower is not required to add any Immaterial Subsidiaries as Guarantors pursuant to Section 6.12(f), (iii) such Guarantor is not an obligor or guarantor of (or is concurrently released as an obligor or guarantor of) any Permitted Additional Indebtedness and (iv) so long as no Default or Event of Default then exists or would result therefrom, such Guarantor may be released from its obligations under the Guaranty and applicable Collateral Documents to which it is a party in accordance with the terms thereof.

(h) The Borrower shall not be required to comply with this Section 6.02(e), Section 6.12, Section 6.14(b) and Section 6.15 during any Investment Grade Period.

6.13. Compliance with Environmental Laws. Comply, and cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, response or other corrective action necessary to address all Hazardous Materials at, on, under or emanating from any of properties owned, leased or operated by it in accordance with the requirements of all Environmental Laws, except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; provided, however, that neither the Borrower nor any of its Restricted Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

6.14. Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any mutually identified material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

(b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably require from time to time in order to (i) the fullest extent permitted by applicable law, subject any Loan Party’s or any of its Restricted Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (ii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iii) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Restricted Subsidiaries is or is to be a party, and cause each of its Restricted Subsidiaries to do so. Notwithstanding anything to the contrary set forth in the Loan Documents, (x) no action shall be required to be taken by any of the Loan Parties after the Closing Date to create, perfect or maintain any Lien on the Collateral under the laws of any jurisdiction other than the United States and (y) the Loan Parties shall not be obligated to otherwise undertake collateral perfection and/or protection actions not otherwise required under the other sections of this Agreement or any of the other Loan Documents except if resulting from a change in law to maintain the Secured Parties’ Liens required under the Collateral Documents.

6.15. Information Regarding Collateral. Not effect any change (i) in any Loan Party’s legal name, (ii) in the location of any Loan Party’s chief executive office, (iii) in any Loan Party’s identity or organizational form, (iv) in any Loan Party’s Federal Taxpayer Identification Number or organizational identification number, if any, or (v) in any Loan Party’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (A) it shall have given the Administrative Agent not less than 5 Business Days’ prior written notice (in the form of certificate signed by a Responsible Officer), or such lesser notice period agreed to by the Administrative Agent, of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Administrative Agent may reasonably request and (B) it shall have taken all action reasonably satisfactory to the Administrative Agent to maintain the perfection and priority of the security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral, if applicable. Each Loan Party agrees to promptly provide the Administrative Agent with certified Organization Documents reflecting any of the changes described in the preceding sentence.

6.16. Anti-Corruption Laws and Sanctions. Conduct its businesses in compliance in all material respects with applicable anti-corruption laws and Sanctions and maintain policies and procedures designed to promote and achieve compliance with all applicable anti-corruption laws and Sanctions.

6.17. Maintenance of Ratings. In the case of the Borrower, use commercially reasonable efforts to (i) cause the Facilities to be continuously rated by S&P and Moody’s and (ii) maintain a corporate rating from S&P and a corporate family rating or senior unsecured debt rating from Moody’s (but, in each case, not to maintain a specific rating).

6.18. Designation of Subsidiaries.

(a) The Borrower may at any time designate any Restricted Subsidiary (including any existing Subsidiary and any newly-acquired or newly-formed Subsidiary) as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) no Event of Default shall exist immediately prior or immediately after giving effect to such designation; (ii) the Borrower shall have delivered to the Administrative Agent a certificate demonstrating that after giving effect to such designation on a Pro Forma Basis, the Borrower would be in compliance with a Total Net Leverage Ratio of 2.00:1.00 for the applicable Calculation Period; (iii) no Restricted Subsidiary may be designated as an Unrestricted

Subsidiary if such Restricted Subsidiary or any of its Subsidiaries (A) owns any Equity Interests or Indebtedness of, or owns or holds any Liens on, any property of the Borrower or any Restricted Subsidiary or (B) Guarantees any Indebtedness of the Borrower or any Restricted Subsidiary (other than deferred purchase price arrangements in the ordinary course of business); (iv) in the case of a designation of a Restricted Subsidiary as an Unrestricted Subsidiary, each Subsidiary of such Subsidiary has been, or concurrently therewith will be, designated as an Unrestricted Subsidiary in accordance with this Section 6.18; and (v) no Restricted Subsidiary that is a Guarantor may be designated as an Unrestricted Subsidiary unless concurrently with such designation, such Restricted Subsidiary is designated as an “unrestricted subsidiary” under any Indebtedness of the Borrower and any Restricted Subsidiary consisting of Permitted Additional Secured Indebtedness, Permitted Additional Unsecured Indebtedness, Permitted Additional Secured Acquisition Indebtedness, Permitted Additional Unsecured Acquisition Indebtedness, Incremental Term Loans, Incremental Equivalent Debt and Credit Agreement Refinancing Indebtedness in respect of any of the foregoing (collectively, “Additional Indebtedness”).

(b) The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower in such Subsidiary on the date of such designation in an amount equal to the outstanding amount of all Investments by the Borrower and its Restricted Subsidiaries in such Subsidiary on such date (as reasonably determined by the Borrower). Accordingly, such designation shall be permitted only if the Investment represented thereby would be permitted under Section 7.03.

(c) The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence on the date of such designation of any Investment, Indebtedness or Liens of such Subsidiary existing on such date and (ii) for purposes of calculating the outstanding amount of Investments by the Borrower and its Restricted Subsidiaries in all Unrestricted Subsidiaries, a return on all Investments by the Borrower and its Restricted Subsidiaries in such Subsidiary in an amount equal to the outstanding amount of all such Investments in such Subsidiary on the date of such designation.

(d) If at any time any Unrestricted Subsidiary (i) owns any Equity Interests or Indebtedness of, or owns or holds any Liens on, any property of the Borrower or any Restricted Subsidiary, (ii) Guarantees any Indebtedness of the Borrower or any Restricted Subsidiary (other than deferred purchase price arrangements in the ordinary course of business) or (iii) ceases to be an “unrestricted subsidiary” under any Additional Indebtedness, then the Borrower shall, concurrently therewith, re-designate such Unrestricted Subsidiary as a Restricted Subsidiary.

ARTICLE VII

NEGATIVE COVENANTS

Until the Payment in Full, the Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly:

7.01. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file or suffer to exist under the Uniform Commercial Code of any jurisdiction a financing statement that names the Borrower or any of its Restricted Subsidiaries as debtor, or assign any accounts or other right to receive income, other than the following:

(a) (i) Liens pursuant to any Loan Document and (ii) Liens pursuant to any document governing any Permitted Receivables Facility;

(b) Liens existing on the New 2023 Incremental Amendment Effective Date and, except for Liens securing obligations in an amount of less than $10,000,000, listed on Schedule 7.01 and any renewals, replacements, refinancings or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.02(d), and (iii) any renewal, replacement, refinancing or extension of the obligations secured or benefited thereby is permitted by Section 7.02(d);

(c) Inchoate Liens for taxes, assessments or governmental charges or levies not yet delinquent or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien), if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) Forwarders’, bailee’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and (i) which do not in the aggregate materially detract from the value of the Borrower’s or such Restricted Subsidiary’s property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Restricted Subsidiary or (ii) which are being contested in good faith and by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien), if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f) Liens incurred on deposits to secure the performance of bids, tenders, contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g) (x) easements, rights-of-way, restrictions, encroachments and other similar encumbrances affecting real property which do not in any case materially interfere with the ordinary conduct of the business of the applicable Person and (y) if applicable, any Permitted Encumbrances;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i)

(i) Liens upon assets of the Borrower or any of its Restricted Subsidiaries subject to Capitalized Leases (including the financing of such related installation, maintenance or software licensing charges) and any renewals, replacements, refinancings or extensions thereof for the same or a lesser amount (plus the sum of (1) accrued and unpaid interest and fees thereon and (2) customary fees and expenses relating to such renewal, replacement, refinancing or extension), to the extent such Capitalized Leases or renewals, replacements, refinancings or extensions thereof are permitted by Section 7.02(i); provided that (i) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Leases or renewal, replacement, refinancing or extension thereof and (ii) the Lien encumbering the asset giving rise to the Capitalized Leases or renewal, replacement, refinancing or extension thereof does not encumber any other asset of the Borrower or any of its Restricted Subsidiaries;

(ii) purchase money Liens placed upon assets of the Borrower or any of its Restricted Subsidiaries and placed at the time of the acquisition thereof by the Borrower or such Restricted Subsidiary or within 180 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such asset or extensions, renewals, refinancings or replacements of any of the foregoing for the same or a lesser amount (plus the sum of (1) accrued and unpaid interest and fees thereon and (2) customary fees and expenses relating to such renewal, replacement, refinancing or extension); provided that (i) the Indebtedness secured by such Liens is permitted by Section 7.02(i) and (ii) in all events, the Lien encumbering such assets so acquired does not encumber any other asset of the Borrower or any of its Restricted Subsidiaries; and

(iii) Liens upon assets of the Borrower or any of its Restricted Subsidiaries subject to the Ottawa Capitalized Lease, and any renewals, replacements, refinancings or extensions thereof for the same or a lesser amount (plus the sum of (1) accrued and unpaid interest and fees thereon and (2) customary fees and expenses relating to such renewal, replacement, refinancing or extension), to the extent such Ottawa Capitalized Lease or renewals, replacements, refinancings or extensions thereof are permitted by Section 7.02(q); provided that (i) such Liens only serve to secure the payment of Indebtedness arising under such Ottawa Capitalized Lease or renewal, replacement, refinancing or extension thereof and (ii) the Liens encumbering the assets giving rise to the Ottawa Capitalized Lease or renewal, replacement, refinancing or extension thereof do not encumber any other asset of the Borrower or any of its Restricted Subsidiaries.

(j) Liens arising from precautionary UCC financing statement filings (or other foreign equivalent filings) regarding operating leases entered into in the ordinary course of business;

(k) statutory and common law landlords’ liens under leases to which the Borrower or any of its Restricted Subsidiaries is a party;

(l) Liens on property or assets acquired pursuant to a Permitted Acquisition or other Investment permitted under Section 7.04 or on property or assets of a Restricted Subsidiary of the Borrower in existence at the time such Restricted Subsidiary is acquired pursuant to a Permitted Acquisition or other Investment permitted under Section 7.04 and any renewals, replacements, refinancings or extensions thereof for the same or a lesser amount (plus the sum of (1) accrued and unpaid interest and fees thereon and (2) customary fees and expenses relating to such renewal, replacement, refinancing or extension); provided that (i) any Indebtedness and any renewals, replacements, refinancings or extensions thereof that is secured by such Liens is permitted to exist under Section 7.02(j), and (ii) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition (other any renewals, replacements, refinancings or extensions of Indebtedness permitted by Section 7.02(j)) and attach at all times only to the same assets of the obligor or otherwise to assets of the same obligor that such Liens (other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof and accessions thereto and improvements thereon) attached to, immediately prior to such Permitted Acquisition or other Investment;

(m) Liens on accounts receivable or lease receivables, interests therein and/or related assets or rights sold in the ordinary course of business in accordance with Section 7.05(h)(ii) arising in connection with such sale; provided that any such Liens extend solely to the accounts receivable or lease receivables, interests therein and/or related assets or rights so sold and do not encumber any additional assets or properties of the Borrower or any of its Restricted Subsidiaries;

(n) (i) licenses, sublicenses, leases or subleases granted by the Borrower or any of its Restricted Subsidiaries to other Persons in the ordinary course of business and not materially interfering with the conduct of the business of the Borrower or any of its Restricted Subsidiaries and (ii) any interest or title of a lessor, sublessor or licensor under any lease or license agreement not prohibited by this Agreement to which the Borrower or any of its Restricted Subsidiaries is a party;

(o) Liens arising out of any conditional sale, title retention, consignment or other similar arrangements for the sale of goods entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business to the extent such Liens do not attach to any assets other than the goods subject to such arrangements;

(p) Liens (i) incurred in the ordinary course of business in connection with the purchase or shipping of goods or assets (or the related assets and proceeds thereof), which Liens are in favor of the seller, broker or shipper of such goods or assets and only attach to such goods or assets, and (ii) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(q) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents and Other Financial Investments on deposit in one or more accounts maintained by the Borrower or any of its Restricted Subsidiaries, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank or banks with respect to cash management and operating account arrangements;

(r) Liens granted in the ordinary course of business on insurance policies, proceeds thereof and the unearned portion of insurance premiums with respect thereto securing the financing of the unpaid cost of the insurance policies to the extent the financing is permitted under Section 7.02;

(s) Liens on earnest money deposits made in connection with any agreement in respect of an anticipated Permitted Acquisition or other Investment permitted by Sections 7.03(u) and (w);

(t) (x) At any time prior to the occurrence of an Investment Grade Event, Liens on Collateral securing Permitted First Priority Refinancing Debt, Permitted Junior Priority Refinancing Debt, Permitted Additional Secured Acquisition Indebtedness, Permitted Additional Secured Indebtedness so long as an Other Intercreditor Agreement is in full force with respect thereto and such Liens are pari passu with or junior to the Liens of the Administrative Agent on the Collateral and (y) at any time on or after the occurrence of an Investment Grade Event, Liens which secure Indebtedness and other obligations in an aggregate principal amount not to exceed at any time outstanding, together with Indebtedness under Section 7.02(w) (without duplication, i.e. secured Indebtedness shall count only once) 15.0% of Consolidated Total Assets;

(u) Liens on cash and Cash Equivalents to secure (x) the Borrower’s or its respective Restricted Subsidiary’s reimbursement obligations under letters of credit, performance bonds, surety bonds and bid bonds permitted under Section 7.02(m) so long as the aggregate amount of such cash and Cash Equivalents pledged to secure such Indebtedness does not exceed at any time 110% of the aggregate outstanding amount of such Indebtedness (or, in the case of undrawn letters of credit, the aggregate undrawn face amount thereof) or (y) indemnification obligations relating to dispositions permitted by Section 7.05;

(v) licensing and cross-licensing arrangements entered into by the Borrower and its Restricted Subsidiaries for purposes of enforcing, defending or settling claims with respect to the IP Rights of the Borrower and its Restricted Subsidiaries which do not materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries;

(w) additional Liens of the Borrower or any of its Restricted Subsidiaries not otherwise permitted by this Section 7.01 that do not secure outstanding obligations in the aggregate for all such Liens at any time in excess of the greater of $52,000,000 and 8.00% of LTM Consolidated EBITDA (as of the date incurred);

(x) to the extent constituting a Lien, to the extent that the prepayment, repurchase or redemption thereof is permitted by this Agreement, cash deposited with the trustee or any paying agent under the applicable Indebtedness, or held in trust by the Borrower, in connection with the prepayment, repurchase or redemption of such Indebtedness;

(y) Liens that arise or may be deemed to arise from any Permitted Foreign Receivables Facility that extend only to the Securitization Assets subject thereto and, to the extent consistent with customary market practice for such financing, Liens on Equity Interests or other securities issued by a Securitization Subsidiary securing obligations under such Permitted Foreign Receivables Facility;

(z) Liens securing obligations in respect of Incremental Equivalent Debt;

(aa) Liens on assets of any Restricted Subsidiary that is not a Loan Party securing Permitted Non-Loan Party Indebtedness; and

(bb) Liens securing Refinancing Indebtedness permitted by Section 7.02(x).

In connection with the granting of Liens of the type described in clauses (b), (i), (j), (l), (m), (u) and (x) of this Section 7.01 by the Borrower or any of its Restricted Subsidiaries, the Administrative Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens).

7.02. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates, foreign exchange rates or commodity prices;

(b) Indebtedness constituting Intercompany Loans to the extent permitted by Sections 7.03(d), 7.03(g), 7.03(u), 7.03(w), 7.03(z), 7.03(aa) or 7.03(bb);

(c) (i) Indebtedness under the Loan Documents (including in respect of Letters of Credit), (ii) Indebtedness under Cash Management Agreements and (iii) Permitted Receivables Facilities; provided, that Attributable Indebtedness in respect of Permitted Receivables Facilities shall not exceed an aggregate amount equal to $250,000,000 at any time outstanding;

(d) Indebtedness outstanding on the New 2023 Incremental Amendment Effective Date and, except for Intercompany Indebtedness among the Borrower and its Restricted Subsidiaries and Indebtedness having a principal amount of less than $1,000,000, listed on Schedule 7.02 and any refinancings, refundings, renewals, replacements or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal, replacement or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, refunding, renewal, replacement or extension and by an amount equal to any accrued and unpaid interest and fees thereon and existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension;

(e) Indebtedness consisting of unsecured guaranties by (i) a Loan Party of the Indebtedness and lease and other contractual obligations of its Wholly-Owned Restricted Subsidiaries in the ordinary course of business, (ii) the Loan Parties of each other’s Indebtedness and lease and other contractual obligations (other than obligations in respect of Permitted Convertible Notes) and (iii) Restricted Subsidiaries of the Borrower that are not Loan Parties of each other’s Indebtedness and lease and other contractual obligations, in each case to the extent that the guaranteed Indebtedness or lease or other contractual arrangement is otherwise permitted under this Agreement;

(f) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished within ten Business Days of the incurrence thereof;

(g) Indebtedness of the Borrower and its Restricted Subsidiaries with respect to performance bonds, surety bonds, appeal bonds, guarantees or customs bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of the Borrower or any of its Restricted Subsidiaries or in connection with judgments that do not result in a Default or an Event of Default;

(h) Indebtedness owed to any Person providing property, casualty, liability or other insurance to the Borrower or any of its Restricted Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only for a period not exceeding twelve months;

(i) Indebtedness in respect of Capitalized Leases (including the financing of such related installation, maintenance or software licensing charges), obligations in respect of any Synthetic Lease and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i) and any extension, renewal, replacement or refinancing thereof as permitted by Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding under this Section 7.02(i) shall not exceed, when taken together with all outstanding Indebtedness acquired or assumed pursuant to Section 7.02(j), the greater of $285,000,000 and 5.0% of Consolidated Total Assets (as of the date incurred);

(j) Indebtedness of a Restricted Subsidiary of the Borrower acquired pursuant to a Permitted Acquisition or other Investment permitted under Section 7.04 (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness); provided that (i) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, and (ii) the aggregate principal amount of all Indebtedness at any one time outstanding under this clause (j) shall not exceed, when taken together with all outstanding Indebtedness incurred pursuant to Section 7.02(i) and all Refinancing Indebtedness in respect thereof, the greater of (x) $285,000,000 and (y) 5.0% of Consolidated Total Assets (as of the date incurred);

(k) Indebtedness of the Borrower or any of its Restricted Subsidiaries which may be deemed to exist in connection with agreements providing for indemnification, severance arrangements, purchase price adjustments, earnouts, stay bonuses and similar obligations in connection with the acquisition or disposition of assets in accordance with the requirements of this Agreement, so long as any such obligations are those of the Person making the respective acquisition or sale, and are not guaranteed by any other Person except as permitted by Section 7.02(e);

(l) Indebtedness of the Borrower under (x) the Existing Convertible Notes (as reduced by any repayments or prepayments of principal thereof after the 2018 Refinancing Amendment Effective Date, including as a result of any conversion of such Existing Convertible Notes into Company Common Stock in accordance with the terms thereof) and (y) any renewal or extension of any Existing Convertible Notes or any new issuance of unsecured senior convertible notes so long as (i) the aggregate Net Cash Proceeds (if any) from all such new issuances incurred after the 2018 Refinancing Amendment Effective Date in excess of $300,000,000 are applied within eighteen months thereafter to repay in full any then outstanding Existing Convertible Notes, (ii) no such Indebtedness shall have any maturity or mandatory redemption, prepayment, amortization, sinking fund or similar obligation (other than pursuant to a customary change of control offer and acceleration provisions following the occurrence of an event of default thereunder) prior to the date that is 91 days after the Latest Maturity Date, in each case as such Latest Maturity Date is in effect at the time of the incurrence or issuance of such Indebtedness, (iii) except with respect to no more than $300,000,000 in aggregate principal amount of such Indebtedness incurred after the 2018 Refinancing Amendment Effective Date, the aggregate principal amount of such Indebtedness does not exceed the aggregate principal amount of the Existing Convertible Notes to be renewed, extended or repaid (plus the sum of (A) accrued and unpaid interest thereon and (B) customary fees and expenses relating to such renewal, extension or issuance), (iv) the terms of such Indebtedness (other than pricing, other economic terms and maturity) are either (x) substantially similar to the Existing Convertible Notes (as reasonably determined by the Borrower in good faith) or (y) otherwise reflect market terms at the time of incurrence of such Indebtedness (as reasonably determined by the Borrower), and (v) prior to any such renewal, extension or issuance, the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower certifying as to compliance with the requirements of the preceding clauses (iv);

(m) Indebtedness of the Borrower or any of its Restricted Subsidiaries for reimbursement obligations relating to letters of credit, performance bonds, surety bonds and bid bonds so long as the sum of the aggregate available amount of all such letters of credit (and any unreimbursed drawings in respect thereof) and the then outstanding amount of performance bonds, surety bonds and bid bonds does not at any time exceed the greater of $224,000,000 and 35.00% of LTM Consolidated EBITDA (as of the date incurred);

(n) Indebtedness of the Borrower or any Restricted Subsidiary (which Indebtedness may be (A) (a) unsecured or (b) at any time prior to the occurrence of an Investment Grade Event, to the extent permitted below in this clause (n), secured by a Lien on the Collateral that is pari passu with or junior to the Lien that secures the Obligations and (B) guaranteed (other than in respect of Additional Convertible Notes) on a like basis by any or all of the other Loan Parties), so long as (i) no Event of Default then exists or would result therefrom, (ii) other than with respect to (x) any Customary Bridge Loans and (y) the Inside Maturity Basket, such Indebtedness does not mature prior to (A) if secured on a pari passu basis with the Term Loans, the Latest Maturity Date and (B) otherwise, the date that is 91 days after the Latest Maturity Date, in each case as such Latest Maturity Date is in effect at the time of the incurrence or issuance of such Indebtedness, (iii) other than with respect to (x) any Customary Bridge Loans and (y) the Inside Maturity Basket, the weighted average life to maturity of any such Indebtedness shall be no shorter than the weighted average life to maturity of the Term Loans then outstanding, (iv)(x) if such Indebtedness is secured by a Lien on the Collateral that is pari passu with the Lien securing the Term Loans, (A) it may share ratably or less than ratably in any mandatory prepayments of the type required under Section 2.05(b)(i), (b)(ii) or (b)(iv), as provided in the Other Intercreditor Agreement, as applicable and (B) if such Indebtedness is in the form of term loans secured by a Lien on the Collateral that is pari passu with the Lien securing the Term Loans, such Indebtedness shall be subject to the MFN Provision, (y) if such Indebtedness is secured by a Lien on the Collateral that is junior to the Lien securing the Term Loans, it may provide for mandatory prepayments events subject to the prior payment in full of the Term Loans and Permitted First-Priority Refinancing Debt as provided in the Other Intercreditor Agreement, as applicable, and (z) such Indebtedness shall otherwise have no mandatory redemption, prepayment, amortization, sinking fund or similar obligations prior to the Latest Maturity Date (other than (A) pursuant to customary asset sale (or casualty or condemnation event) and change of control offers and customary AHYDO Payments and, in the case of any Customary Bridge

Loans, prepayments of such Customary Bridge Loans from the issuance of equity or other Indebtedness permitted hereunder, (B) upon any event of default thereunder, (C) as a result of a scheduled maturity date, which is addressed in clause (ii) above and (D) amortization that is not in contravention of clause (iii) above), (v) the terms and conditions of such Indebtedness (excluding maturity and economic terms such as interest rate and redemption premiums, but without limiting the applicability of the requirements in clauses (ii) and (iii) above) are customary for financings of such type and, other than such Indebtedness in the form of Term A Loans incurred in reliance on the Inside Maturity Basket, are, taken as a whole, not materially more restrictive than the terms of this Agreement (as reasonably determined by the Borrower) unless (x) such covenants and defaults apply only after the Latest Maturity Date in effect immediately prior to the incurrence of the such Indebtedness or (y) the Administrative Agent and the Borrower shall amend the provisions of this Agreement to provide for such more restrictive term to apply to the Loans hereunder (which amendment may be effected by the Administrative Agent and the Borrower without the consent of any other Lender), (vi) to the extent such Indebtedness is Subordinated Indebtedness, the terms of such Indebtedness provide for customary payment subordination to the Obligations as reasonably determined by the Administrative Agent in good faith, (vii) if such Indebtedness is secured (it being understood that, in no event, shall any Additional Convertible Notes be permitted to be secured), (x) it shall not be secured by any assets or property other than Collateral securing the Obligations (including any assets or property of the Loan Parties that are not covered by the Collateral Documents on the Closing Date but which will secure the Obligations from and after the issuance of such Indebtedness as contemplated by Section 6.12), (y) at the time of the entering into of any such Indebtedness, an Other Intercreditor Agreement shall have been entered into and shall be in full force and effect, and the Loan Parties shall have complied with their obligations under Section 6.12, and (z) the Other Intercreditor Agreement, as applicable, shall provide, inter alia, that the Administrative Agent, for the benefit of the Secured Parties, shall retain a Lien on the Collateral that is pari passu with or senior to the Lien securing such Indebtedness, (viii) the Borrower shall be in compliance, on a Pro Forma Basis, with (x) if such Indebtedness is unsecured, an Interest Coverage Ratio of at least 2.00:1.00, (y) if such Indebtedness is secured on a pari passu basis with the Liens securing the Obligations, a Total Secured Net Leverage Ratio for the applicable Calculation Period of less than 3.00:1.00, in each case for the respective Calculation Period and (z) if such Indebtedness is secured on a junior basis to the Liens securing the Obligations, a Total Secured Net Leverage Ratio for the applicable Calculation Period of less than 3.00:1.00, in each case for the respective Calculation Period and (ix) prior to the incurrence or issuance of such Indebtedness, the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower certifying as to compliance with the requirements of preceding clauses (i) through (viii) and containing the calculations (in reasonable detail) required by preceding clause (viii) (all unsecured Indebtedness incurred or issued under this clause (n) is referred to as “Permitted Additional Unsecured Indebtedness” and all secured Indebtedness incurred or issued under this clause (n) is referred to as “Permitted Additional Secured Indebtedness”); provided that that the aggregate principal amount of any Indebtedness incurred pursuant to this clause (n) by a Restricted Subsidiary that is not a Loan Party, together with the aggregate principal amount of Indebtedness incurred by Restricted Subsidiaries that are not Loan Parties pursuant to Section 6.01(s), shall not exceed in the aggregate at any time outstanding when taken together with outstanding Indebtedness of Restricted Subsidiaries that are not Loan Parties incurred or assumed pursuant to Sections 7.02(s) and 7.02(t) (such Indebtedness of Restricted Subsidiaries that are not Loan Parties incurred pursuant to this Section or Section 7.02(s) or 7.02(t), “Permitted Non-Loan Party Indebtedness”), the greater of $160,000,000 and 25.00% of LTM Consolidated EBITDA (as of the date incurred); provided further that such Permitted Non-Loan Party Indebtedness incurred pursuant to this Section 7.02(n) (i) shall not be guaranteed by any Loan Party, but may be guaranteed by other Restricted Subsidiaries that are not Loan Parties, (ii) shall not be secured by a Lien on the Collateral, but may be secured by the assets of Restricted Subsidiaries that are not Loan Parties and (iii) shall not be subject to the restrictions described in clauses (iv), (v) and (viii) above;

(o) (x) at any time prior to the occurrence of an Investment Grade Event, (i) Permitted First-Priority Refinancing Debt and (ii) Permitted Junior Priority Refinancing Debt and (y) Permitted Unsecured Refinancing Debt;

(p) so long as no Default or Event of Default then exists or would result therefrom, additional Indebtedness of the Borrower and its Restricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the greater of $83,000,000 and 13.00% of LTM Consolidated EBITDA (as of the date incurred);

(q) Indebtedness of the Borrower and its Restricted Subsidiaries evidenced by the Ottawa Capitalized Lease, and any extension, renewal, replacement or refinancing thereof as permitted by Section 7.01(i)(iii); provided, however, that in no event shall the sum of the aggregate principal amount of all such Indebtedness permitted by this clause (p) exceed Cdn.$100,000,000 at any time outstanding;

(r) Incremental Equivalent Debt;

(s) Indebtedness (1) of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into the Borrower or a Restricted Subsidiary) after the 2018 Refinancing Amendment Effective Date as a result of a Permitted Acquisition, or other Investment or other transaction permitted under the Loan Documents, (2) of any Person that is assumed by the Borrower or any Restricted Subsidiary in connection with an acquisition of assets by the Borrower or such Restricted Subsidiary in a Permitted Acquisition, Investment or other transaction permitted under the Loan Documents or (3) incurred to finance a Permitted Acquisition, Investment or other acquisition permitted under the Loan Documents (provided that with respect to (1) and (2) above, such Indebtedness was not created in contemplation of such Person becoming a Restricted Subsidiary) (which Indebtedness may be (A) (a) unsecured or (b) at any time prior to the occurrence of an Investment Grade Event, to the extent permitted below in this clause (s), secured by a Lien on the Collateral that is pari passu with or junior to the Lien that secures the Obligations and (B) guaranteed (other than in respect of Additional Convertible Notes) on a like basis by any or all of the other Loan Parties), so long as (i) no Event of Default then exists or would result therefrom, (ii) other than with respect to any (x) Customary Bridge Loans and (y) the Inside Maturity Basket, such Indebtedness does not mature prior to (A) if secured on a pari passu basis with the Term Loans, the Latest Maturity Date and (B) otherwise, the date that is 91 days after the Latest Maturity Date, in each case as such Latest Maturity Date is in effect at the time of the incurrence or issuance of such Indebtedness, (iii) other than with respect to any (x) Customary Bridge Loans and (y) the Inside Maturity Basket, the weighted average life to maturity of any such Indebtedness shall be no shorter than the weighted average life to maturity of the Term Loans then outstanding, (iv)(x) if such Indebtedness is secured by a Lien on the Collateral that is pari passu with the Lien securing the Term Loans, (A) it may share ratably or less than ratably in any mandatory prepayments of the type required under Section 2.05(b)(i), (b)(ii) or (b)(iv), as provided in the Other Intercreditor Agreement, as applicable and (B) if such indebtedness is in the form of term loans incurred pursuant to clause (3) of this clause (s), such Indebtedness shall be subject to the MFN Provision, (y) if such Indebtedness is secured by a Lien on the Collateral that is junior to the Lien securing the Term Loans, it may provide for mandatory prepayments events subject to the prior payment in full of the Term Loans and Permitted First-Priority Refinancing Debt as provided in the Other Intercreditor Agreement, as applicable, and (z) such Indebtedness shall otherwise have no mandatory redemption, prepayment, amortization, sinking fund or similar obligations prior to the Latest Maturity Date (other than (A) pursuant to customary asset sale (or casualty or condemnation event) and change of control offers and customary AHYDO Payments and, in the case of any Customary Bridge Loans, prepayments of such Customary Bridge Loans from the issuance of equity or other Indebtedness permitted hereunder, (B) upon any event of default thereunder, (C) as a result of a scheduled maturity date, which is addressed in clause (ii) above and (D) amortization that is not in contravention of clause (iii) above), (v) other than with respect to any Indebtedness assumed pursuant to clauses (1) and (2) of this clause (s), the terms and conditions of such Indebtedness (excluding maturity and economic terms such as interest rate and redemption premiums, but without limiting the applicability of the requirements in clauses (ii) and (iii) above) are customary for financings of such type and, other than such Indebtedness in the form of Term A Loans incurred in reliance on the Inside Maturity Basket, are, taken as a whole, not materially more restrictive than the terms of this Agreement (as reasonably determined by the Borrower) unless (x) such covenants and defaults apply only after the Latest Maturity Date in effect immediately prior to the incurrence of the such Indebtedness or (y) the Administrative Agent and the Borrower shall amend the provisions of this Agreement to provide for such more restrictive term to apply to the Loans hereunder (which amendment may be effected by the Administrative Agent and the Borrower without the consent of any other Lender), (vi) to the extent such Indebtedness is Subordinated Indebtedness, the terms of such Indebtedness provide for customary payment subordination to the Obligations as reasonably determined by the Administrative Agent in good faith, (vii) if such Indebtedness is secured (it being understood that, in no event, shall any Additional Convertible Notes be permitted to be secured), (x) it shall not be secured by any assets or property other than Collateral securing the Obligations (including any assets or property of the Loan Parties that are not covered by the Collateral Documents on the Closing Date but which will secure the Obligations from and after the issuance of such Indebtedness as contemplated by Section 6.12), (y) at the time of the entering into of any such Indebtedness, an Other Intercreditor Agreement shall have been entered into and shall be in full force and effect, and the Loan Parties shall have complied with their obligations under Section 6.12, and (z) the Other Intercreditor Agreement, as applicable, shall provide, inter alia, that the Administrative Agent, for the benefit of the Secured Parties, shall retain a Lien on the Collateral that is pari passu with or senior to the Lien securing such Indebtedness, (viii) the Borrower shall be in compliance, on a Pro Forma Basis, with (x) if such Indebtedness is unsecured, an Interest Coverage Ratio of at least 2.00:1.00, (y) if such Indebtedness is secured on a pari passu basis with the Liens securing the Obligations, a Total Secured Net Leverage Ratio for the applicable Calculation Period of less than 3.00:1.00 and (z) if such Indebtedness is secured on a junior basis to the Liens securing the Obligations, a Total Secured Net Leverage Ratio for the applicable Calculation Period of less than 3.00:1.00, in each case for the respective Calculation Period and (ix) prior to the incurrence or issuance of such Indebtedness, the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower certifying as to compliance with the requirements of preceding clauses (i) through (viii) and containing the calculations (in reasonable detail) required by preceding clause (viii) (all unsecured Indebtedness incurred or issued under this clause (s) is referred to as “Permitted Additional Unsecured Acquisition Indebtedness” and all secured Indebtedness incurred or issued under this clause (s) is referred to as “Permitted Additional Secured Acquisition Indebtedness”); provided that that the aggregate principal amount of any Indebtedness incurred or assumed pursuant to this clause (s) by a Restricted Subsidiary that is not a Loan Party, together with the aggregate principal amount of Indebtedness incurred by Restricted Subsidiaries that are not Loan Parties pursuant to Sections 7.02(n) and Section 7.02(t), shall not exceed, at the time of incurrence, the greater of $160,000,000 and 25.00% of LTM Consolidated EBITDA (as of the date incurred); provided further that such Permitted Non-Loan Party Indebtedness incurred pursuant to this Section 7.02(s) (i) shall not be guaranteed by any Loan Party, but may be guaranteed by other Restricted Subsidiaries that are not Loan Parties, (ii) shall not be secured by a Lien on the Collateral, but may be secured by the assets of Restricted Subsidiaries that are not Loan Parties and (iii) shall not be subject to the restrictions described in clauses (iv), (v) and (viii) above;

(t) Indebtedness of any Restricted Subsidiary that is not a Loan Party; provided that the aggregate principal amount of such Indebtedness outstanding at any time pursuant to this clause (t) shall not exceed in the aggregate, when taken together with any outstanding Permitted Non-Loan Party Indebtedness incurred or assumed by Restricted Subsidiaries that are not Loan Parties under Sections 7.02(n) and 7.02(s), the greater of $160,000,000 and 25.00% of LTM Consolidated EBITDA (as of the date incurred);

(u) Indebtedness of the Foreign Subsidiaries arising out of any Permitted Foreign Receivables Facility;

(v) Guarantees constituting Investments permitted under any of Sections 7.03(u), (w), (z), (aa) and (bb);

(w) at any time on or after the occurrence of an Investment Grade Event, Indebtedness in an aggregate principal amount not to exceed at any time outstanding, together with Liens under Section 7.01(t) (without duplication, i.e. secured Indebtedness shall count only once) 15.0% of Consolidated Total Assets; and

(x) the Borrower and its Restricted Subsidiaries may become and remain liable for any Indebtedness refinancing, refunding, replacing, extending, modifying or renewing any Indebtedness permitted under clauses (j), (n), (o), (r), (s) and (w) of this Section 7.02 (in any case, including any refinancing Indebtedness incurred in respect thereof, “Refinancing Indebtedness”); provided that:

(i) (1) except to the extent otherwise permitted hereunder (including utilization of any other available baskets or incurrence based amounts) the principal amount of such Refinancing Indebtedness does not exceed the principal amount of the Indebtedness being refinanced, refunded, replaced, extended, modified or renewed, except by (A) an amount equal to unpaid accrued interest and premiums (including tender premiums) thereon plus underwriting discounts and other reasonable and customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred in connection with the relevant refinancing, refunding, replacement, extension, modification or renewal, and (B) an amount equal to any existing commitments unutilized thereunder and (2) if such additional Indebtedness is secured, the Lien securing such Refinancing Indebtedness satisfies the applicable requirements of Section 7.01),

(ii) such Refinancing Indebtedness has (A) a final maturity equal to or later than the final maturity of the Indebtedness being refinanced, refunded or replaced and (B) a weighted average life to maturity equal to or greater than the weighted average life to maturity of the Indebtedness being refinanced, refunded, replaced, extended, modified or renewed,

(iii) the terms of any Refinancing Indebtedness (excluding pricing, fees, premiums, rate floors, optional prepayment or redemption terms (and, if applicable, subordination terms) and security), are not, taken as a whole, materially more restrictive to the Borrower and its Restricted Subsidiaries than those applicable to the Indebtedness being refinanced, refunded or replaced (other than any terms applicable only to periods after the Latest Maturity Date as of such date or in any case where the Administrative Agent and the Borrower amend the provisions of this Agreement to provide for such more restrictive term to apply to the Loans hereunder (which amendment may be effected by the Administrative Agent and the Borrower without the consent of any other Lender)) (as reasonably determined by the Borrower)), and

(iv) (A) such Indebtedness, if secured, is secured only by Liens permitted under Section 7.01 at the time of such refinancing, refunding, replacement, extension, modification or renewal having a priority no higher than the Liens securing the Indebtedness being refinanced (it being understood that secured Indebtedness may be refinanced with unsecured Indebtedness), (B) such Refinancing Indebtedness is incurred by the obligor or obligors in respect of the Indebtedness being refinanced, refunded, replaced, extended, modified or renewed, except to the extent (I) otherwise permitted pursuant to Section 7.02 or (II) such additional obligor becomes a Loan Party hereunder, (C) if the Indebtedness being refinanced, refunded, replaced, extended, modified or renewed was originally contractually subordinated to the Term Loans in right of payment (or the Liens securing such Indebtedness were originally contractually subordinated to the Liens on all or a portion of the Collateral securing the Term Loans), such Refinancing Indebtedness is contractually subordinated to the Term Loans in right of payment (or the Liens securing such Refinancing Indebtedness are subordinated to the Liens on the relevant Collateral securing the Term Loans) on terms not materially less favorable (as reasonably determined by the Borrower), taken as a whole, to the Lenders than those applicable to the Indebtedness (or Liens, as applicable) being refinanced, refunded, replaced, extended, modified or renewed, taken as a whole, and (D) as of the date of the incurrence of any such Refinancing Indebtedness and after giving effect thereto, no Event of Default exists.

For purposes of determining compliance with this Section 7.02, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described this Section 7.02 (other than clause (c)(i) or (d)), the Borrower may, in its sole discretion, classify and reclassify or later divide, classify or reclassify such item of Indebtedness (or any portion thereof) and may include the amount and type of such Indebtedness in one or more of the above clauses or subclauses.

7.03. Investments. Make or hold any Investments, except:

(a) the Borrower and its Restricted Subsidiaries may acquire and hold (i) cash and Cash Equivalents, (ii) Investments with maturities of 12 months or less from the date of acquisition in corporate bonds rated BBB- (or the equivalent thereof) or better by S&P or Baa3 (or the equivalent thereof) or better by Moody’s and (iii) solely with respect to any Captive Insurance Subsidiary, any Investment that the Captive Insurance Subsidiary is not prohibited to make in accordance with applicable Law;

(b) the Borrower and its Restricted Subsidiaries may acquire and hold obligations of their officers, directors and employees in connection with such officers’, directors’ and employees’ acquisition of shares of the Common Stock of the Borrower (so long as no cash is actually advanced by the Borrower or any of its Restricted Subsidiaries in connection with the acquisition of such obligations);

(c) advances to officers, directors and employees of the Borrower and Restricted Subsidiaries in an aggregate amount not to exceed the greater of $16,000,000 and 2.50% of LTM Consolidated EBITDA (as of the date of the making of such Investment) at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(d) (i) any Loan Party may make intercompany loans and advances to any other Loan Party, (ii) any Restricted Subsidiary of the Borrower which is not a Loan Party may make intercompany loans and advances (x) to any Loan Party or (y) to any other Restricted Subsidiary of the Borrower which is not a Loan Party, (iii) any Loan Party may make intercompany loans and advances to any Restricted Subsidiary of the Borrower in the ordinary course of business and (iv) Loan Parties may make additional loans and advances to Restricted Subsidiaries that are not Loan Parties in an aggregate amount (together with Investments by Loan Parties in Restricted Subsidiaries that are not Loan Parties pursuant to Sections 7.03(i) and 7.03(bb) below) not to exceed at any time outstanding the greater of $160,000,000 and 25.0% of LTM Consolidated EBITDA (as of the date of the making of such Investment) (such intercompany loans and advances referred to in preceding clauses (i), (ii), (iii) and (iv), together with any intercompany loans and advances made between or among the Borrower and its Restricted Subsidiaries in reliance on clause (g), (u), (w), (z), (aa), or (cc) of this Section 7.03, collectively, the “Intercompany Loans”); provided that (A) to the extent evidenced by a promissory note in an amount greater than or equal to $5,000,000, each such promissory note owned or held by a Loan Party shall be delivered to the Administrative Agent pursuant to the applicable Collateral Document, (B) any Intercompany Loans made to any Loan Party or other Restricted Subsidiary of the Borrower pursuant to this clause (d) shall cease to be permitted by this clause (d) if such Loan Party or other Restricted Subsidiary of the Borrower ceases to constitute a Loan Party or a

Restricted Subsidiary of the Borrower, as the case may be, unless such Intercompany Loan is otherwise permitted by this clause (d) or another clause of this Section 7.03 and (C) any Intercompany Loans made to any Loan Party by any Restricted Subsidiary of the Borrower that is not a Loan Party shall be subordinated pursuant to the Intercompany Subordination Agreement;

(e) Investments consisting of extensions of credit in the nature of accounts receivable, lease receivables or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received (i) in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and (ii) in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(f) Guarantees permitted by Section 7.02;

(g) Investments existing on the New 2023 Incremental Amendment Effective Date and, except for intercompany Investments among the Borrower and its Restricted Subsidiaries and Investments in an amount of less than $10,000,000, set forth on Schedule 7.03 and any extension or renewal thereof; provided that the amount of any such Investment is not increased at the time of such extension or renewal except in case of Investments in the form of Indebtedness, by an amount equal to accrued interests, fees and premiums;

(h) the Borrower and its Restricted Subsidiaries may enter Swap Contracts to the extent permitted by Section 7.02(a);

(i) (i) the Loan Parties may make cash equity investments in their respective Restricted Subsidiaries that are also Loan Parties, (ii) any Restricted Subsidiary of the Borrower that is not a Loan Party may make cash equity investments in other Restricted Subsidiaries of the Borrower that are not Loan Parties, (iii) any Loan Party may make cash equity investments in any Restricted Subsidiary of the Borrower in the ordinary course of business and (iv) Loan Parties may make additional cash equity investments in Restricted Subsidiaries that are not Loan Parties in an aggregate amount (together with Investments by Loan Parties in Restricted Subsidiaries that are not Loan Parties pursuant to Section 7.03(d) above and 7.03(bb) below) not to exceed at any time outstanding the greater of $160,000,000 and 25.0% of LTM Consolidated EBITDA (as of the date of the making of such Investment);

(j) the Borrower and its Restricted Subsidiaries may own the Equity Interests of their respective Restricted Subsidiaries created or acquired in accordance with the terms of this Agreement (so long as all amounts invested in such Restricted Subsidiaries are independently justified under another provision of this Section 7.03);

(k) Contingent Obligations permitted by Section 7.02, to the extent constituting Investments;

(l) Permitted Acquisitions shall be permitted in accordance with the requirements of the definition thereof and any customary cash earnest money deposits made in connection therewith;

(m) the Borrower and its Restricted Subsidiaries may receive and hold promissory notes and other non-cash consideration received in connection with any asset sale permitted by Sections 7.05(f), (j), (o), (q), (r), (t) or (u);

(n) to the extent constituting Investments, transactions permitted by Section 7.04 and Section 7.06;

(o) the Borrower and its Restricted Subsidiaries may make advances in the form of a prepayment of expenses to tax or customs authorities, vendors, suppliers and trade creditors, so long as such expenses were incurred in the ordinary course of business of the Borrower or such Restricted Subsidiary;

(p) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;

(q) deposits of cash made in the ordinary course of business to secure the performance of operating leases or the Ottawa Capitalized Lease and any renewals, replacements, refinancings or extensions thereof;

(r) Investments held by a Person acquired in a Permitted Acquisition to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on the date of such Permitted Acquisition;

(s) to extent constituting an Investment, (w) cash deposits to secure obligations described in Section 7.01(x), (x) escrow deposits to secure indemnification obligations in connection with a transaction permitted by Section 7.05, (y) cash collateral to secure letters of credit and other obligations described in (and to the extent permitted by) Sections 7.01(e), (f), (p) and (u), and (z) any joint and several liability between the Borrower or a Restricted Subsidiary thereof and another seller pursuant to co-contracting arrangements with customers in the ordinary course of business;

(t) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may make additional Investments in the form of Call Spread Options at the time of the issuance of any Additional Convertible Notes so long as the purchase price for such Call Spread Option is netted out of the cash proceeds of the issuance of such Additional Convertible Notes;

(u) so long as no Default or Event of Default then exists or would result therefrom, the Borrower and its Restricted Subsidiaries may make additional Investments on or after the 2018 Refinancing Amendment Effective Date not otherwise permitted by this Section 7.03 in an aggregate amount not to exceed at any time outstanding the greater of $300,000,000 and 47.0% of LTM Consolidated EBITDA (as of the date of the making of such Investment) (determined without regard to any write-downs or write-offs thereof), net of cash payments of principal in the case of loans and cash equity returns (whether as a dividend or redemption) in the case of equity investments;

(v) Capitalized Expenditures by the Borrower and its Restricted Subsidiaries shall be permitted (other than Capitalized Expenditures constituting a Permitted Acquisition unless permitted under Section 7.03(l));

(w) so long as no Event of Default then exists or would result therefrom, Investments in an aggregate amount measured at the time of any such Investment not to exceed the Available Amount Basket at such time;

(x) the Borrower and its Restricted Subsidiaries shall be permitted to make earnest money deposits permitted by Section 7.01(s);

(y) Investments in trust or similar arrangements in connection with deferred compensation plans;

(z) Investments by the Borrower or any Restricted Subsidiary in (i) a Person that is engaged in a Similar Businesses, (ii) Joint Ventures, (iii) Restricted Subsidiaries that are not Wholly-Owned Subsidiaries and (iv) Unrestricted Subsidiaries that do not exceed in the aggregate at any time outstanding the greater of (x) $224,000,000 and 35.0% of LTM Consolidated EBITDA (as of the date of the making of such Investment);

(aa) other Investments so long as both before and after giving effect to such Investment on a Pro Forma Basis, no Event of Default shall have occurred and be continuing and the Total Net Leverage Ratio shall not exceed 3.00:1.00;

(bb) Loan Parties may make Investments in Restricted Subsidiaries that are not Loan Parties in an aggregate amount (together with Investments by Loan Parties in Restricted Subsidiaries that are not Loan Parties pursuant to Sections 7.03(d) and 7.03(i) above) not to exceed at any time outstanding the greater of $160,000,000 and 25.0% of LTM Consolidated EBITDA (as of the date of the making of such Investment); and

(cc) Investments in any Securitization Subsidiary made to effect any Permitted Receivables Facility, including any Permitted Foreign Receivables Facility.

7.04. Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person except:

(a) (x) any Domestic Subsidiary of the Borrower may be merged, consolidated or liquidated with or into a Loan Party (so long as (i) in the case of any such merger, consolidation or liquidation involving the Borrower, the Borrower is the surviving Person and (ii) in the case of any such other merger, consolidation or liquidation, a Loan Party is the surviving Person or such surviving Person becomes a Loan Party concurrently therewith), (y) any Domestic Subsidiary of the Borrower that is not a Loan Party may be merged, consolidated or liquidated with or into any other Domestic Subsidiary of the Borrower that is not a Loan Party, and (z) any Foreign Subsidiary of the Borrower may be merged, amalgamated, consolidated or liquidated with or into (i) any other Foreign Subsidiary of the Borrower (in each case so long as any security interests granted to the Administrative Agent for the benefit of the Secured Parties in the assets (and Equity Interests) of any such Person subject to any such transaction shall remain in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such merger, amalgamation, consolidation or liquidation) and all actions required to maintain said perfected status have been taken or (ii) any Loan Party (so long as such Loan Party is the surviving Person);

(b) Any non-operating Restricted Subsidiary of the Borrower with no material assets and no material liabilities may wind up, liquidate or dissolve;

(c) Dispositions may be made to the extent permitted by Section 7.05 (including any mergers or consolidations to effect such Dispositions); and

(d) (i) Any merger or consolidation of an Acquired Entity or Business in accordance with the terms of the definition thereof pursuant to a Permitted Acquisition, and (ii) Investments may be made to the extent permitted by Section 7.03 (including any mergers or consolidations to effect such Investments).

7.05. Dispositions. Make any Disposition, except:

(a) Dispositions of obsolete, expired or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions of inventory in the ordinary course of business;

(c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d) Dispositions of property by any Restricted Subsidiary to the Borrower or to a wholly-owned Restricted Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be the Borrower or a Guarantor;

(e) To the extent constituting Dispositions, Investments permitted by Section 7.03;

(f) the Borrower and its Restricted Subsidiaries may sell assets, so long as (i) no Event of Default then exists or would result therefrom, (ii) if the Fair Market Value of the assets subject to any such Disposition is in excess of $25,000,000, each such sale is in an arm’s-length transaction and the Borrower or the respective Restricted Subsidiary receives at least Fair Market Value, (iii) if the Fair Market Value of the assets subject to any such Disposition is in excess of $25,000,000, the consideration received by the Borrower or such Restricted Subsidiary consists of at least 75% cash or Cash Equivalents and is paid at the time of the closing of such sale (provided that the following shall be deemed to be cash under this clause (iii): (A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and its Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received in the conversion) within 180 days following the closing of the applicable Disposition and (C) any Designated Non-cash Consideration in an amount not to exceed at any time outstanding the greater of $171,000,000 or 3.0% of Consolidated Total Assets (as of the date of such Disposition (or, at the Borrower’s election, as of the date of entry into a binding agreement with respect to such Disposition (without giving pro forma effect to such Disposition)) (with the amount of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value)), (iv) the Net Sale Proceeds therefrom are applied as (and to the extent) required by Section 2.05(b) and (v) the aggregate amount of the cash and non-cash proceeds received from all assets sold pursuant to this clause (f) shall not exceed the greater of $285,000,000 and 5.0% of Consolidated Total Assets (as of the date of such Disposition (or, at the Borrower’s election, as of the date of entry into a binding agreement with respect to such Disposition (without giving pro forma effect to such Disposition)) in any fiscal year of the Borrower (for this purpose, in each case, using the Fair Market Value of property other than cash) (provided that any unused amounts under this Section 7.05(f) may be carried over to the immediately succeeding fiscal year);

(g) the Borrower and its Restricted Subsidiaries may lease (as lessee) or license (as licensee) real or personal property (so long as any such lease or license does not create a Capitalized Lease except to the extent permitted by Section 7.02(i), (j), (q) or (w));

(h) the Borrower and its Restricted Subsidiaries may sell or discount, in each case without recourse (other than customary indemnities in respect of third party liens and claims and customary reductions in purchase price for claims against the Borrower or a Restricted Subsidiary for failure to comply with the terms of the contract under which the accounts receivable or lease receivables arose) and in the ordinary course of business, (i) accounts receivable or lease receivables arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction, (ii) accounts receivable or lease receivables, interests therein and/or related assets or rights arising in the ordinary course of business so long as such sale or discount is not part of any financing transaction (it being understood, for the avoidance of doubt, that any sale or discount of such accounts receivable or lease receivables without any repurchase obligation shall not constitute a financing transaction) and (iii) letters of credit from customers in order to collect payments in respect of an account receivable or lease receivable earlier than otherwise due in the ordinary course of business and not as part of any financing transaction;

(i) the Borrower and its Restricted Subsidiaries may grant licenses, sublicenses, leases or subleases to other Persons in the ordinary course of business and which do not materially interfere with the conduct of the business of the Borrower or any of its Restricted Subsidiaries, in each case so long as, prior to an Investment Grade Event, no such grant otherwise affects in any material respect the Administrative Agent’s security interest in the asset or property subject thereto (other than in respect of any Liens permitted hereunder and related thereto);

(j) (w) the Borrower may transfer assets to a Guarantor, (x) the Guarantors may transfer assets between or among one another or to the Borrower, (y) any Restricted Subsidiary of the Borrower that is not a Loan Party may transfer assets between or among one another or to a Loan Party and (z) the Loan Parties may (I) transfer spares, equipment and inventory to be used for internal research and development, customer demonstrations, homologation and other general business purposes to any Restricted Subsidiary of the Borrower in the ordinary course of business and (II) assign purchase orders and customer contracts in the ordinary course of business to comply with applicable law or otherwise in such Loan Party’s reasonable business judgment to address legal, trade, regulatory or tax considerations in the ordinary course of business, in each clause (other than with respect to preceding clause (z) unless such assets are transferred to another Loan Party) so long as, prior to an Investment Grade Event, any security interests granted to the Administrative Agent for the benefit of the Secured Parties pursuant to the Collateral Documents in the assets so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer) and all actions required to maintain said perfected status have been taken;

(k) the Borrower and its Restricted Subsidiaries may (i) use or transfer cash in a manner not prohibited by the terms of the Credit Documents, and (ii)(a) liquidate or otherwise dispose of Cash Equivalents, (b) [reserved], and (c) liquidate or otherwise dispose of Other Financial Investments, in each case in this sub-clause (ii), for cash at Fair Market Value in a manner not prohibited by the terms of the Loan Documents;

(l) Dividends may be paid to the extent permitted by Section 7.06;

(m) the Borrower and its Restricted Subsidiaries may cancel, abandon or otherwise dispose of IP Rights which are, in the reasonable business judgment of the Borrower or such Restricted Subsidiary, no longer used or useful in, the business of the Borrower or such Restricted Subsidiary;

(n) the Borrower and its Restricted Subsidiaries may dispose of property and assets to the extent such property and assets were the subject of a casualty or condemnation proceedings upon the occurrence of the related Recovery Event;

(o) the Borrower and its Restricted Subsidiaries may sell property or assets in transactions not otherwise permitted by this Section 7.05; provided that (x) the Net Sale Proceeds received from all assets or property sold pursuant to this clause (o) shall not exceed the greater of $285,000,000 and 5.0% of Consolidated Total Assets (as of the date of such Disposition (or, at the Borrower’s election, as of the date of entry into a binding agreement with respect to such Disposition (without giving pro forma effect to such Disposition)) in any fiscal year of the Borrower and (y) the Net Sale Proceeds therefrom are applied as (and to the extent) required by Section 2.05(b) (provided that unused amounts under this Section 7.05(o) may be carried over to the immediately succeeding fiscal year);

(p) the Borrower and its Restricted Subsidiaries may grant Liens permitted hereunder;

(q) Dispositions of property by Cyan (or the Borrower as successor by merger to Cyan) or any Restricted Subsidiary of Cyan to the Borrower or any Restricted Subsidiary of the Borrower; provided that the property which is the subject of any such Disposition is limited to property of Cyan and its Restricted Subsidiaries held immediately prior to the Cyan Acquisition;

(r) the Borrower and its Restricted Subsidiaries may convey, sell, lease or otherwise dispose of property or assets between or among themselves having a value not in excess of the greater of $100,000,000 and 16.0% of LTM Consolidated EBITDA in the aggregate following the New 2023 Incremental Amendment Effective Date;

(s) the Borrower and its Restricted Subsidiaries shall be permitted to make earnest money deposits permitted by Section 7.01(s);

(t) Dispositions by the Borrower or any of its Restricted Subsidiaries of Securitization Assets pursuant to any Permitted Receivables Facility, including any Permitted Foreign Receivables Facility; and

(u) the Disposition of non-core or non-strategic assets acquired in connection with a Permitted Acquisition or other Investment permitted by this Agreement; provided that (x) to the extent required by Section 2.05(b)(ii), such Net Sale Proceeds from any such sale are reinvested or applied in prepayment of the Loans in accordance with the provisions of Section 2.05(b)(ii), (y) immediately after giving effect thereto, no Event of Default would exist and (z) the Fair Market Value of such non-core or non-strategic assets (determined as of the date of acquisition thereof by the applicable Loan Party or Restricted Subsidiary, as the case may be) so Disposed shall not exceed twenty-five percent (25%) of the purchase price paid for all such assets acquired in such Permitted Acquisition or other permitted Investment.

To the extent the Required Lenders waive the provisions of this Section 7.05 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 7.05 (other than to the Borrower or a Restricted Subsidiary thereof), such Collateral shall be sold free and clear of the Liens created by the Collateral Documents, and the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect and/or evidence the foregoing.

7.06. Dividends. Declare or make, directly or indirectly, any Dividend, or incur any obligation (contingent or otherwise) to do so, except that:

(a) each Restricted Subsidiary may pay Dividends to the Borrower, any Restricted Subsidiaries of the Borrower that are Guarantors and any other Person that owns a direct Equity Interest in such Restricted Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Dividend is being made, or, in the case of the Borrower or any of its Restricted Subsidiaries which owns the Equity Interest in the Restricted Subsidiary paying such Dividends, at least its proportionate share thereof;

(b) the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c) the Borrower and each Restricted Subsidiary may purchase, redeem or otherwise acquire its common Equity Interests with the proceeds received from the substantially concurrent issue of new common Equity Interests;

(d) the Borrower may redeem, repurchase or otherwise acquire for value outstanding shares of Company Common Stock (or options, warrants or other rights to acquire such Company Common Stock) following the death, disability, retirement or termination of employment of officers, directors or employees of the Borrower or any of its Restricted Subsidiaries, provided that (x) the aggregate amount of all such redemptions and repurchases pursuant to this Section 7.06(d) shall not exceed the greater of $16,000,000 and 2.50% of LTM Consolidated EBITDA (as of the date of the making of such Dividend) in any fiscal year of the Borrower (less the amount of any such redemption or repurchase effected by the forgiveness of Indebtedness owed to the Borrower by such officer, director or employee) and (y) at the time of any such redemption or repurchase permitted to be made pursuant to this Section 7.06(d), no Default or Event of Default shall then exist or result therefrom;

(e) the Borrower may pay regularly scheduled Dividends on its Qualified Preferred Stock pursuant to the terms thereof solely through the issuance of additional shares of such Qualified Preferred Stock (but not in cash), provided that in lieu of issuing additional shares of such Qualified Preferred Stock as Dividends, the Borrower may increase the liquidation preference of the shares of Qualified Preferred Stock in respect of which such Dividends have accrued;

(f) the Borrower may acquire shares of its Equity Interests in connection with the exercise of stock options or warrants to the extent such Equity Interests represent a portion of the exercise price of those stock options or warrants by way of cashless exercise;

(g) the Borrower may make Dividends consisting of the issuance of equity rights convertible into Qualified Preferred Stock in connection with certain “anti-takeover” and “poison pill” arrangements approved by the Board of Directors of the Borrower;

(h) the Borrower may make Dividends to directors, officers and employees of the Borrower and its Restricted Subsidiaries in connection with any incentive plans approved by the Board of Directors of the Borrower consisting of (i) shares of Company Common Stock (or options, warrants and other equity instruments in respect thereof), (ii) cash incentive bonuses, and (iii) stock appreciation rights or performance units, including any cash payments in connection therewith;

(i) upon any conversion of any Permitted Convertible Notes at maturity into shares of Company Common Stock, the Borrower may make Dividends consisting of the exercise of the applicable Call Spread Option relating to such Permitted Convertible Notes;

(j) so long as no Event of Default then exists or would result therefrom, Dividends in an amount measured at the time of any such Dividend not to exceed Available Amount Basket at such time;

(k) so long as no Event of Default then exists or would result therefrom, Dividends in an aggregate amount on or after the 2018 Refinancing Amendment Effective Date not to exceed, when taken together with the aggregate amount of prepayments, repayments, redemptions, repurchases or acquisitions of Indebtedness pursuant to Section 7.14(b) made on or after the 2018 Refinancing Amendment Effective Date, the greater of $100,000,000 and 15.0% of LTM Consolidated EBITDA (as of the date of the making of such Dividend);

(l) other Dividends so long as both before and after giving effect to such Dividend on a Pro Forma Basis, no Event of Default shall have occurred and be continuing and the Total Net Leverage Ratio shall not exceed 3.00:1.00; and

(m) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement.

7.07. Change in Nature of Business. Engage directly or indirectly in any business other than the businesses engaged in by the Borrower and its Restricted Subsidiaries as of the New 2023 Incremental Amendment Effective Date and reasonable extensions thereof and businesses ancillary or complimentary thereto.

7.08. Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Restricted Subsidiary as would reasonably be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to transactions between or among the Loan Parties and the following:

(a) Dividends may be paid to the extent provided in Section 7.06;

(b) loans may be made and other transactions may be entered into among the Borrower and its Restricted Subsidiaries to the extent permitted by Sections 7.02, 7.03, 7.04, 7.05 and 7.16;

(c) customary fees, indemnities and reimbursements may be paid to non-officer directors of the Borrower and its Restricted Subsidiaries;

(d) the Borrower may issue Company Common Stock and Qualified Preferred Stock;

(e) the Borrower and its Restricted Subsidiaries may enter into, and may make payments under, employment agreements, change of control severance agreements, employee benefits plans, stock option plans, indemnification provisions and other similar compensatory arrangements (including for the reimbursement of expenses) with officers, employees and directors of the Borrower and its Restricted Subsidiaries in the ordinary course of business; and

(f) the Borrower and its Restricted Subsidiaries may pay and/or charge management fees, service fees, licensing fees and similar fees to one another in the ordinary course of business (or, in the case of pricing, as otherwise determined by the Borrower and its Restricted Subsidiaries in their respective reasonable business judgment).

7.09. Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that causes or suffers to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other Equity Interest or participation in its profits owned by the Borrower or any of its Restricted Subsidiaries, or pay any Indebtedness owed to the Borrower or any of its Restricted Subsidiaries, (b) make loans or advances to the Borrower or any of its Restricted Subsidiaries or (c) transfer any of its properties or assets to the Borrower or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) the documentation evidencing any Permitted Receivables Facility; (iii) the Permitted Convertible Notes Indenture and the other Permitted Convertible Notes Documents and any agreement governing a Permitted Convertible Notes Restructuring, (iv) the Permitted Additional Indebtedness Documents and any agreements evidencing Permitted First Priority Refinancing Debt, Permitted Junior Priority Refinancing Debt, Permitted Unsecured Refinancing Debt, Permitted Non-Loan Party Indebtedness, Incremental Equivalent Debt, Refinancing Indebtedness or Indebtedness permitted pursuant to Section 7.02(w), (v) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of the Borrower or any of its Restricted Subsidiaries, (vi) customary provisions restricting assignment of any licensing agreement (in which the Borrower or any of its Restricted Subsidiaries is the licensee) or any other contract entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business, (vii) restrictions on the transfer of any asset pending the close of the sale of such asset, (viii) restrictions on the transfer of any asset subject to a Lien permitted by Section 7.01(b), (i), (j), (l), (n), (o), (t) (u), (v),(w),(x), (y), (z) or (aa), (ix) any agreement or instrument governing Indebtedness (A) permitted pursuant to Section 7.02(d) (other than Intercompany Debt), provided that, any restrictions contained in any agreement governing any renewal, extension, replacement or refinancing of such Indebtedness are not more restrictive in any material respect than the restrictions contained in such Indebtedness to be renewed, extended, replaced or refinanced, (B) incurred pursuant to Section 7.02(i) or 7.02(q), provided that any such restriction contained therein relates only to the assets financed thereby, (C) incurred pursuant to Section 7.02(p), which restriction is only applicable to the transfers of assets (other than cash) of the Person that has incurred the subject Indebtedness or (D) incurred pursuant to Section 7.02(j), which encumbrance or restriction, in the case of this clause (D), is not applicable to any Person or the properties or assets of any Person, other than the Person or the properties or assets of the Person acquired pursuant to the respective Permitted Acquisition or other Investment permitted hereunder and so long as the respective encumbrances or restrictions were not created (or made more restrictive) in connection with or in anticipation of the respective Permitted Acquisition or other Investment permitted hereunder, (x) restrictions applicable to any Subsidiary that is a Non-Wholly-Owned Subsidiary of the Borrower or any Joint Venture of the Borrower or a Restricted Subsidiary as a result of an Investment pursuant to Section 7.03; provided that the restrictions applicable to such joint venture are not made more burdensome, from the perspective of the Borrower and its Restricted Subsidiaries, than those as in effect immediately before giving effect to the consummation of the respective Investment (but solely to the extent any are in effect at such time), (xi) any agreement with Export Development Canada entered into by the Borrower or any of its Restricted Subsidiaries in connection with Export Development Canada’s provision of credit support for letters of credit issued for the account of the Borrower or any of its Restricted Subsidiaries; provided, that the terms of such agreements shall be on terms consistent with, and, in any event, shall be no more restrictive than, those in existence on the New 2023 Incremental Amendment Effective Date, (xii) encumbrances or restrictions on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business, (xiii) in the case of clause (c) above, the restrictions contained in the Ottawa Capitalized Lease as in effect on the original date thereof and any renewals, replacements, refinancings or extensions thereof, so long as such restrictions are not broader than those contained in the Ottawa Capitalized Lease as in effect on the original date thereof and (xiv) customary restrictions (as reasonably determined by the Borrower) in the definitive documentation governing any Permitted Receivables Facility, including any Permitted Foreign Receivables Facility.

7.10. Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11. Sanctions. Use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Restricted Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions except to the extent licensed or otherwise authorized under the laws of the United States, or in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, ~~Co-Manager,~~ Administrative Agent or otherwise).

7.12. Prohibition on Division/Series Transactions. Notwithstanding anything to the contrary in this Article VII or any other provision in this Agreement or any other Loan Document, the Borrower (solely with respect to itself) shall not enter into (or agree to enter into) any Division/Series Transaction without the prior written consent of the Lenders.

7.13. Accounting Changes. Make any change in (a) accounting policies or reporting practices, except as required by GAAP or with the consent of the Administrative Agent (which consent will not be unreasonably withheld, conditioned or delayed), or (b) fiscal year; provided that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

7.14. Prepayments, Etc. of Indebtedness. Make (or give any notice in respect of) any voluntary or optional payment or prepayment on or voluntary redemption, repurchase or acquisition for value of (including, in each case without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due), any Junior Restricted Payment Indebtedness (including, without limitation, in the case of Permitted Convertible Notes, any election to settle any such Permitted Convertible Note in cash upon conversion of such Permitted Convertible Note prior to maturity thereof and the payment of such cash to effect settlement); provided, however:

(a) the Borrower may make any payment or prepayment on, or redemption, repurchase or acquisition for value of, any Permitted Convertible Notes through the exercise of any call option in respect thereof that is settled in Company Common Stock or, in respect of any fractional shares to be issued, in cash;

(b) so long as no Event of Default then exists or would result therefrom, the Borrower may make any payment or prepayment on, or redemption, repurchase or acquisition for value of, any Junior Restricted Payment Indebtedness in an aggregate amount not to exceed, at any time on or after the 2018 Refinancing Amendment Effective Date, when taken together with all Dividends paid pursuant to Section 7.06(k) on or after the 2018 Refinancing Amendment Effective Date, the greater of $100,000,000 and 15.0% of LTM Consolidated EBITDA (as of the date of the making of such payment or prepayment, redemption or acquisition for value);

(c) so long as no Event of Default then exists or would result therefrom, the Borrower may make any payment or prepayment on, or redemption, repurchase or acquisition for value of, any 2018 Convertible Notes;

(d) the Borrower may make additional payments or prepayments on, or redemptions, repurchase or acquisitions for value of, any Junior Restricted Payment Indebtedness (x) to the extent made with Company Common Stock or Qualified Preferred Stock (whether pursuant to any conversion thereof or otherwise) or (y) so long as no Event of Default then exists or would result therefrom, to the extent made with the proceeds from (1) the substantially concurrent incurrence or issuance of any Junior Restricted Payment Indebtedness or (2) an incurrence or issuance of Indebtedness pursuant to Section 7.02(l);

(e) so long as no Event of Default shall then exist or result therefrom, additional payments or prepayments on, or redemptions, repurchase or acquisitions for value of, any Junior Restricted Payment Indebtedness for value in an amount measured at the time of any such payment, prepayment, redemption, repurchase or acquisition not to exceed the Available Amount Basket at such time;

(f) so long as no Event of Default then exists or would result therefrom, the Borrower may use the proceeds of any borrowing or sale under any documents evidencing any Permitted Receivables Facility to make any payment or prepayment on, or redemption, repurchase or acquisition for value of, any Permitted Convertible Notes in an amount not to exceed at any time on or after the 2018 Refinancing Amendment Effective Date the greater of $85,000,000 and 13.00% of LTM Consolidated EBITDA (as of the date of the making of such payment, prepayment, redemption, repurchase or acquisition); and

(g) other additional payments or prepayments on, or redemptions, repurchase or acquisitions for value of, any Junior Restricted Payment Indebtedness so long as both before and after giving effect thereto, on a Pro Forma Basis, no Event of Default shall have occurred and be continuing and the Total Net Leverage Ratio shall not exceed 3.00:1.00.

In addition to the foregoing, upon notice from the Administrative Agent, the Borrower will not, and will not permit any of the other Loan Parties to repay or prepay any Intercompany Loan owed by any such Loan party to a Restricted Subsidiary of the Borrower that is not a Loan Party at any time that an Event of Default exists and is continuing.

7.15. Amendment, Etc. of Indebtedness and Organizational Documents.

(a) Amend, modify, change or waive any term or provision of any Permitted Convertible Notes Document in a manner which is either adverse to the interests of the Lenders in any material respect or would be in a form that would not otherwise be permitted to be entered into or incurred at such time in accordance with Section 7.02(l) or Section 7.02(n); provided that (i) the Borrower may amend the provisions of any Permitted Convertible Notes Document governing the method of settlement of any Permitted Convertible Note to permit under such Permitted Convertible Notes Document settlement of such Permitted Convertible Note in cash, stock, or a combination thereof at the Borrower’s election and (ii) the Borrower may enter into any replacement, substitute or additional indenture pursuant to an exchange offer with respect to any 2018 Convertible Notes or 2020 Convertible Notes for the sole purpose of replacing the provisions of any 2018 Convertible Notes Document or any 2020 Convertible Notes Document, as applicable, governing the method of settlement of any such 2018 Convertible Notes or 2020 Convertible Notes to permit under such replacement, substitute or additional indenture settlement of any 2018 Convertible Notes or 2020 Convertible Notes issued pursuant to such replacement, substitute or additional indenture in cash, stock, or a combination thereof at the Borrower’s election.;

(b) Other than in connection with the incurrence of any Refinancing Indebtedness (the terms of which shall be governed by Section 7.03(w)), amend, modify, change or waive any term or provision of any Permitted Additional Indebtedness Document evidencing Permitted Additional Indebtedness that is unsecured or secured by a Lien on the Collateral that is junior to the Liens securing the Obligations to the extent that such Permitted Additional Indebtedness Document in the amended, modified or changed form would not be able to be entered into or incurred at such time in accordance with Sections 7.01(t) (in the case of any such Indebtedness that is unsecured or secured by a Lien on the Collateral that is junior to the Liens securing the Obligations), 7.02(n) (in the case of any such Indebtedness incurred pursuant to such clause) and 7.02(s) (in the case of any such Indebtedness incurred pursuant to such clause) (provided that any such amendment, modification, change or waiver with respect to any such Indebtedness permitted pursuant to Section 7.02(n) or 7.02(s), as applicable, that does not increase the aggregate principal amount of such Indebtedness and does not decrease the scheduled maturity or weighted average life to maturity of such Indebtedness shall not be subject to compliance with the provisions of Section 7.02(n)(ii), (iii) and (viii) or Section 7.02(s)(ii), (iii) and (viii), as applicable, at the time of such amendment, modification, change or waiver) or, in the case of any Permitted Additional Secured Acquisition Indebtedness Document or Permitted Additional Secured Indebtedness Document evidencing Permitted Additional Indebtedness that is secured by a Lien on the Collateral that is junior to the Liens securing the Obligations, also to the extent not permitted at such time in accordance with the terms of the Other Intercreditor Agreement; and

(c) Other than any Permitted Convertible Notes Document (the amendment, modification or waiver of which shall be governed by clause (a) of this Section 7.15), amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation), certificate of formation, limited liability company agreement or by-laws (or the equivalent) or any other Organizational Documents, as applicable, or any agreement entered into by it with respect to its capital stock or other Equity Interests, or enter into any new agreement with respect to its capital stock or other Equity Interests, unless such amendment, modification, change or other action contemplated by this clause (c) could not reasonably be expected to be adverse to the interests of the Lenders in any material respect (it being understood that any of the foregoing that provides for reasonable and customary “anti-takeover” and “poison pill” arrangements approved by the Board of Directors of the Borrower shall in no event be considered adverse to the interests of the Lenders in any respect so long as such arrangements do not require the Borrower or any of its Restricted Subsidiaries to take any action that would otherwise be in violation of this Agreement or any other Loan Document).

7.16. Anti-Corruption Laws. Use the proceeds of any Credit Extension for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity in violation of the FCPA, the UK Bribery Act 2010, or any other applicable anti-corruption laws in other jurisdictions.

7.17. Financial Covenants. Solely with respect to the Revolving Credit Facility and for the benefit of the Revolving Credit Lenders, for so long as any Revolving Credit Commitments shall be in effect or any Lender shall have any Revolving Facility Exposure:

(a) Total Secured Net Leverage Ratio. At any time prior to the occurrence of an Investment Grade Event, permit the Total Secured Net Leverage Ratio as of the last day of any Test Period (commencing with the Test Period ended January 27, 2024) to be greater than 3.50:1.00; provided that, in the event the Borrower consummates a Material Acquisition, the Borrower may elect by notice to the Administrative Agent (which election may be made (x) if the Borrower elects the Leverage Holiday to begin in the fiscal quarter in which such Material Acquisition is consummated, on or prior to the date of consummation of such Material Acquisition, and (y) if the Borrower elects the Leverage Holiday to begin in the fiscal quarter immediately succeeding the fiscal quarter in which such Material Acquisition is consummated, on or prior to the date that the next Compliance Certificate is delivered pursuant to Section 6.02(a)) that the Total Secured Net Leverage Ratio be (and, subject to this Section 7.17(a), the Total Secured Net Leverage Ratio shall be) with respect to the last day of the fiscal quarter for which such election is made and with respect to the last day of each of the next succeeding five (5) fiscal quarters of the Borrower, 4.00:1.00 (a “Leverage Holiday”), provided further that, (x) following any Leverage Holiday, the Borrower shall not be entitled to make another such election unless and until the Maintenance Leverage Ratio shall have been equal to or less than 3.50:1.00 on the last day of at least two fiscal quarters of the Borrower following the end of the preceding Leverage Holiday and (y) the Borrower shall be entitled to only make two such elections.

(b) Total Net Leverage Ratio. At any time on or after the occurrence of an Investment Grade Event, permit the Total Net Leverage Ratio as of the last day of any Test Period (commencing with the Test Period ended January 27, 2024 if an Investment Grade Event has occurred) to be greater than 4.00:1.00.

(c) Consolidated Interest Coverage Ratio. Permit the Interest Coverage Ratio as of the last day of any Test Period (commencing with the Test Period ended January 27, 2024) to be less than 3.00:1.00.

(d) Incurrence Ratio. Incur (i)(x) any Incremental Term Loans or (y) any Incremental Equivalent Debt, in each case, in reliance on the Ratio Incremental Amount or (ii) or any Indebtedness pursuant to Section 7.02(n) or (s), unless in each case after giving effect thereto on a Pro Forma Basis, the Total Net Leverage Ratio does not exceed 5.00:1.00.

The provisions of this Section 7.17 are for the benefit of the Revolving Credit Lenders only, and, notwithstanding anything to the contrary set forth in Section 10.01, the Required Revolving Lenders may (a) amend, waive or otherwise modify this Section 7.17, or the defined terms used in this Section 7.17 solely for purposes of the way such terms are used in this Section 7.17, or (b) waive any Default or Event of Default resulting from a breach of this Section 7.17, in each case under the foregoing clauses (a) and (b), without the consent of any Lenders other than the Required Revolving Lenders in accordance with the provisions of Section 10.01.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01. Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan or L/C Obligation or deposit funds as Cash Collateral in respect of any L/C Obligation, (ii) pay within five days after the same becomes due, any interest on any Loan or L/C Obligation or any fee due hereunder, or (iii) pay within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), 6.05(a) (solely in the case of the Borrower), 6.10, 6.12 or Article VII (other than with respect to tax Liens in the ordinary course of business not meeting the requirements of Section 7.01(c)); or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for (i) five days, in the case of Section 6.01 or (ii) 30 days after the earlier of receipt of notice to such Loan Party or the knowledge of such Loan Party, in the case of any other covenant or agreement not specified in Section 8.01(a) or (b) above; provided, however, that the Borrower’s failure to perform or observe any covenant set forth in Section 7.17 shall not constitute an Event of Default with respect to the Term Loans or Term Commitments unless and until the Required Revolving Lenders have actually declared the Revolving Credit Commitments to be terminated and the Revolving Facility Exposure to be immediately due and payable in accordance with the terms of this Agreement as a result of such failure to comply (and such declaration has not been rescinded as of the applicable date); or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. (i) Any Loan Party or any Restricted Subsidiary thereof (A) fails to make any payment beyond the applicable grace period, if any, (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs (it being understood and agreed that such event does not include the occurrence of any customary non-default mandatory prepayment event permitted by this Agreement, including any prepayment, repurchase, redemption or defeasance of any Indebtedness described in the definitions of Interest Coverage Ratio, Consolidated Net Senior Secured Indebtedness and Consolidated Net Total

Indebtedness if the related Qualified Acquisition is not consummated), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Restricted Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Restricted Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Restricted Subsidiary as a result thereof is greater than the Threshold Amount and such Loan Party or such Restricted Subsidiary has not paid all amounts owing under such Swap Contract on the date provided for therein; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any Material Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Material Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Restricted Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance (other than customary deductibles) or indemnities as to which the insurer or indemnitor has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, and such judgment or order shall for a period of 60 consecutive days not be satisfied, vacated, discharged or stayed or bonded pending an appeal; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower to the Pension Plan, Multiemployer Plan or the PBGC that has had, or could reasonably be expected to have, a Material Adverse Effect, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan that has had, or could reasonably be expected to have, a Material Adverse Effect; or

(j) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder ceases to be in full force and effect against any Loan Party party to such Loan Document (or, in the case of an Other Intercreditor Agreement, against any party thereto); or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document (other than as a result of Payment in Full), or purports to unilaterally revoke, terminate or rescind any provision of any Loan Document; or

(k) Change of Control. There occurs any Change of Control; or

(l) Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.12 shall for any reason (other than pursuant to the terms thereof including as a result of a transaction not prohibited under this Agreement) cease to create a valid and perfected Lien, with the priority required by the Collateral Documents (subject to Liens permitted by Section 7.01), on any material portion of the Collateral purported to be covered thereby, except to the extent that any such perfection or priority is not required pursuant to the requirements of the applicable Collateral Document; provided that, notwithstanding the foregoing, any failure to maintain such perfection that results directly from (i) the Administrative Agent no longer having possession of certificates actually delivered to it representing securities or negotiable instruments pledged under the Collateral Documents or (ii) a UCC filing having lapsed because a UCC continuation statement was not filed in a timely manner (which, in either case, does not arise from a breach by a Loan Party of its obligations under the Loan Documents) shall not constitute a Default under this clause (l); or

(m) Subordination. (i) The subordination provisions of the documents evidencing or governing any Subordinated Indebtedness in excess of the Threshold Amount(the “Subordination Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable subordinated Indebtedness; or (ii) the Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Administrative Agent and the Lenders or (C) that all payments of principal of or premium and interest on the applicable subordinated Indebtedness, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions.

8.02. Remedies upon Event of Default. If any Event of Default (other than a default under Section 8.01(c) with respect to any covenant contained in Section 7.17, which is subject to the next succeeding sentences) occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) require that the Borrower Cash Collateralize the L/C Obligations; and

(d) exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make

Loans and of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender. In the case of an Event of Default under Section 8.01(c) in respect of a failure to observe or perform any covenant under Section 7.17, the Administrative Agent shall, upon the written request of the Required Revolving Lender, by written notice to the Borrower, take any or all of the following actions: (i) declare the Revolving Credit Commitments terminated, whereupon such commitments and obligation shall be terminated and (ii) declare the unpaid principal amount of Revolving Credit Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or any other Loan Document in respect of the Revolving Credit Facility to be due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower. On or after the date on which the Required Revolving Lenders have, by written request to the Administrative Agent, elected to take the action under clauses (i) and (ii) of the immediately preceding sentence as a result of the Event of Default under Section 8.01(c) in respect of a failure to observe or perform any covenant under Section 7.17 and such actions have not been rescinded, the Required Term Lenders may, upon the written request of the Required Term Lenders to the Administrative Agent, elect to declare the unpaid principal amount of all outstanding Term Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document in respect of Term Loans to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower.

8.03. Application of Funds.

(a) After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.17 and any applicable Other Intercreditor Agreement, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and L/C Issuers arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the L/C Issuers, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the applicable L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.03 and 2.16; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

(b) Subject to Sections 2.03 and 2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth in clause (a) above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01. Appointment and Authority. (a) Each of the Lenders and L/C Issuers hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as provided in Sections 9.06 and 9.10, the provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders and L/C Issuers, and the Borrower shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacity as a potential Hedge Bank and Cash Management Bank) and each L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02. Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03. Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing.

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law.

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(d) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own bad faith, gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender or an L/C Issuer.

(e) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi)the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender, or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with bad faith, gross negligence or willful misconduct in the selection of such sub-agents.

9.06. Resignation of Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower unless an Event of Default has occurred and is continuing under Section 8.01(a), (f) or (g) (such consent not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, with the consent of the Borrower unless an Event of Default has occurred and is continuing under Section 8.01(a), (f) or (g) (such consent not to be unreasonably withheld or delayed), appoint a successor. If no such successor shall have been so appointed and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly and all determinations provided to be made by, to or through the Administrative Agent shall instead be made by the Required Lenders, or in the case of the Revolving Credit Facility, the Required Revolving Lenders, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d) Any resignation by Bank of America as Administrative Agent pursuant to this Section 9.06 shall also constitute its resignation as an L/C Issuer and Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Borrower of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

9.07. Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or L/C Issuer or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08. No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers, Co-Syndication Agents, Documentation Agents~~, Co-Managers~~ or syndication agents or documentation agents listed on the cover page hereof, shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

9.09. Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise.

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or L/C Issuer or in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this

Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (j) of Section 10.01 of this Agreement, (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

9.10. Collateral and Guaranty Matters. Without limiting the provision of Section 9.09, the of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuers irrevocably authorize the Administrative Agent, and the Administrative Agent hereby agrees,

(a) that any Lien on any property granted to or held by the Administrative Agent under any Loan Document shall be automatically released (i) upon Payment in Full, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document to a Person that is not a Loan Party, (iii) that constitutes Excluded Assets, (iv) if the property subject to such Lien is owned by a Guarantor, upon the release of such Guarantor from its obligations under the Guaranty otherwise in accordance with the Loan Documents, (v) upon the pledge by any Loan Party (other than any such pledge in favor of another Loan Party) of any Collateral constituting Securitization Assets in connection with a Permitted Receivables Facility, (vi) as otherwise may be expressly provided in the relevant Collateral Documents, the last sentence of each of Sections 7.01 and 7.05 or in the Other Intercreditor Agreement or (vii) if approved, authorized or ratified in writing in accordance with Section 10.01;

(b) to automatically release any Guarantor (and the pledge of any equity interests in such Guarantor) from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted under the Loan Documents (or (x) in the case of a release of such Guarantor from its obligations under the Guaranty, such Guarantor becomes an Excluded Subsidiary and (y) in the case of the release of the pledge of any equity interests in such Guarantor, such Guarantor becomes an Excluded Subsidiary under clause (a), (f), (g), or (h) of the definition thereof); and

(c) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i) and Section 7.01(x).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, to return any Collateral, which is the subject of such release and in the possession of the Administrative Agent or its agent, to the Borrower, or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

In the case of any such Disposition of any property constituting Collateral in a transaction permitted pursuant to Section 7.05, the Liens created by any of the Collateral Documents on such property shall be automatically released without need for further action by any Person.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon the occurrence of an Investment Grade Event, the security interest of the Collateral Agent in the Collateral shall be automatically and unconditionally released, and the Collateral Agent shall (without notice to, or vote or consent of, any Lender, or any Affiliate of any Lender that is a party to any Specified Hedge Agreement, or documentation in respect of Cash Management Obligations) take such actions as the Borrower may reasonably request to effect or evidence such release; provided, however, that, if thereafter the Borrower’s Investment Grade Status is not maintained, then, upon the written request of the Administrative Agent, the Borrower shall within 60 days (or such longer period of time as may be agreed to by the Collateral Agent), cause all such released Collateral to be repledged to the Collateral Agent as and to the extent such Collateral was, or was required to be, pledged under the applicable Collateral Documents as in effect immediately prior to such release. Any release or repledge of Collateral contemplated by this Section 9.10 shall be at the sole cost and expense of the Borrower, and any such release shall be without recourse or warranty.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.11. Lender ERISA Representations.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

9.12. Recovery of Erroneous Payments. If at any time the Administrative Agent makes a payment hereunder in error to any Lender, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender promptly upon determining that any payment made to such Lender comprised, in whole or in part, a Rescindable Amount.

9.13. Secured Cash Management Agreements and Secured Hedge Agreements. Except as otherwise expressly set forth herein or in any Guaranty or any Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding anything to the contrary herein, (a) the obligations of the Borrower or any Restricted Subsidiary under any Secured Hedge Agreement or any Secured Cash Management Agreement shall be secured and guaranteed pursuant to the Collateral Documents and the Guaranty only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (b) any release of Collateral or Guarantors effected in the manner permitted by this Agreement and any Loan Document shall not require the consent of the holders of any obligations under Secured Hedge Agreements or of the holders of any obligations under Secured Cash Management Agreements other than in their capacities as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

ARTICLE X

MISCELLANEOUS

10.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) (other than (x) as set forth in Section 2.14, Section 2.15 and Section 2.16 and (y) with respect to any amendment, consent or waiver contemplated in clause (k) below or clause (i) of the proviso immediately following below, which shall only require the consent of the Required Revolving Lenders (and not the Required Lenders or any Term Lender)) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01 (other than Section 4.01(b)(i) or (c)), or, in the case of the initial Credit Extension on the Closing Date, Section 4.02, without the written consent of each Lender;

(b) without limiting the generality of clause (a) above, waive any condition set forth in Section 4.02 as to any Credit Extension under the Term Facilities without the written consent of the Required Lenders;

(c) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or of any Default or Event of Default, or the waiver (or amendment to the terms) of any mandatory prepayment shall, in any case, not constitute such an extension or increase);

(d) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment (it being understood that the waiver (or amendment to the terms) of any mandatory prepayment of the Loans or any component definitions thereof or any obligation of the Borrower to pay interest at the Default Rate shall not constitute such a postponement of any date scheduled for the payment of principal or interest and it further being understood that any change to the definition of “Total Secured Net Leverage Ratio” or the component definitions thereof shall not constitute a postponement of such scheduled payment);

(e) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (ii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders (or, with respect to any Default Rate payable in respect of the Revolving Credit Facility, the Required Revolving Lenders) shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate (it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Loans or any change to the definition of “Total Net Leverage Ratio” or the component definitions thereof shall not constitute such a reduction);

(f) change (i) Section 8.03 or (ii) the order of application of any reduction in the Commitments or any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.05(b) or 2.06, respectively, in any manner that materially and adversely affects the Lenders under a Facility without the written consent of (x) if such Facility is the ~~New 2023 Incremental~~2025 Term Loan Facility, the Required Term Lenders and (y) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders;

(g) change any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;

(h) other than in connection with a transaction permitted under Section 7.04 or 7.05 or otherwise as provided in Section 9.10, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(i) release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Restricted Subsidiary from the Guaranty is permitted pursuant to Section 6.12(f) or 9.10 (in which case such release may be made by the Administrative Agent acting alone);

(j) impose any greater restriction on the ability of any Lender under the Facilities to assign any of its rights or obligations hereunder without the written consent of the Required Lenders;

(k) amend, waive or otherwise modify any term or provision (including the waiver of any conditions set forth in Section 4.02 as to any Credit Extension under the Revolving Credit Facility) which directly affects the Revolving Credit Lenders under the Revolving Credit Facility and does not directly affect Lenders under any other Facilities, in each case, without the written consent of the Required Revolving Lenders;

(l) amend, modify or waive any provision of Section 2.13 without the written consent of each Lender directly and adversely affected thereby; or

(m) subordinate (i) the Obligations in right of payment to any other Indebtedness or (ii) the Liens on all or substantially all of the Collateral securing the Obligations to Liens securing any other Indebtedness, in each case without the consent of each Lender directly and adversely affected thereby, except (1) to the extent permitted under this Agreement as in effect on the New 2023 Incremental Amendment Effective Date, (2) in the case of any debtor-in-possession (or equivalent or similar) financing or use of Collateral in an insolvency proceeding or any other proceeding under any Debtor Relief Laws or (3) in the case of any other Indebtedness (including to the extent exchanged for, or utilized to refinance, the Loans) so long as each Lender affected thereby was offered the opportunity to participate in such Indebtedness on a ratable basis and on the same terms and economics offered to the other affected Lenders;

and provided, further, that (i) the Required Revolving Lenders may (A) amend, waive or otherwise modify Section 7.17, or the defined terms used in Section 7.17 solely for purposes of the way such terms are used in Section 7.17, or (B) waive or forbear with respect to any Default or Event of Default resulting from a breach of Section 7.17, in each case under the foregoing clauses (A) and (B), without the consent of the Required Lenders or any other Lenders other than the Required Revolving Lenders; (ii) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuers in addition to the Lenders required above, affect the rights or duties of the L/C Issuers under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it, (iii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iv) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the Administrative Agent and the Borrower shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) (x) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision and (y) in connection with the incurrence of any Incremental Revolving Facility Commitments, Incremental Term Loans, Credit Agreement Refinancing Indebtedness, Incremental Equivalent Debt or Permitted Additional Indebtedness, to provide for the Loans hereunder to have the benefit of any more restrictive terms of such additional Indebtedness, to the extent contemplated hereby.

Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional facilities to this Agreement and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender or each affected Lender and that has been approved by the Required Lenders or the Required Revolving Lenders, as applicable, the Borrower may replace such Non-Consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).

10.02. Notices; Effectiveness; Electronic Communications. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, the Administrative Agent, the Swingline Lender or any L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender or L/C Issuer has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, Swingline Lender and L/C Issuer or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A

PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent Party (or its representatives) or breach in bad faith of such Agent Party’s obligations under this Agreement or any other Loan Document.

(d) Change of Address, Etc. Each of the Borrower and the Administrative Agent, each L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, each L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, each L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices and Committed Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender, each L/C Issuer and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03. No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan

Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) [Reserved], (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04. Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers~~, the Co-Managers~~ and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent~~,~~ and the Arrangers ~~and the Co-Managers~~), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the L/C Issuers in connection with the issuance, amendment, extension, reinstatement or renewal of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of (x) one counsel to the Administrative Agent (plus one local counsel in each applicable jurisdiction and one specialty counsel in each applicable specialty), (y) one counsel to the Lenders and L/C Issuers (plus one local counsel in each applicable jurisdiction and one specialty counsel in each applicable specialty) and (z) in the case of an actual conflict of interest, one additional counsel for each group of similarly situated affected persons, taken as a whole), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Arrangers, ~~the Co-Managers,~~ each Lender, each L/C Issuer and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, settlement costs and expenses (including, without limitation, the reasonable and documented out-of-pocket fees, disbursements and other charges of counsel, limited to one counsel for the Indemnitees taken as a whole, one local counsel in each applicable jurisdiction, one specialty counsel in each applicable specialty and, solely in the case of an actual conflict of interest, one additional counsel in each relevant jurisdiction for each group of similarly situated affected Indemnitees, taken as a whole), incurred by any Indemnitee or asserted or awarded against any Indemnitee by any Person (including the Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, as a result of, or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any actual or alleged presence or Release of Hazardous Materials at, on, under or emanating from any property owned, leased or operated by any Loan Party or any of its Restricted Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Restricted Subsidiaries, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that the indemnification provided for in this Section 10.04(b) shall not apply to the extent that such claim, damage, loss, liability or expense (x) is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s gross negligence, bad faith or willful misconduct, (y) is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from a material breach in bad faith of such Indemnitee’s obligations under this Agreement or (z) arises out of disputes solely between and among Indemnitees (other than any dispute involving an Indemnitee acting in its capacity or fulfilling its role as Administrative Agent, Arranger, ~~Co-Manager,~~ agent or similar role) that do not arise out of or in connection with any act or omission of a Loan Party or any of their Affiliates. Without limiting the provisions of Section 3.01(c), this Section 10.04(b)(i) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer, the Swing Line Lender or any Related Party thereof each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), L/C Issuer, Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Commitment at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or against any Related Party thereof acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.10(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by others of any information or other materials distributed to such party by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, other than for damages resulting from the gross negligence, bad faith or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable not later than 30 days after receipt of a reasonably detailed invoice therefor.

(f) Survival. The agreements in this Section and the indemnity provision of Section 10.02(e) shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05. Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06. Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b) or (ii) by way of participation in accordance with the provisions of Section 10.06(d) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations and Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of an assignment in respect of the Revolving Credit Facility, and $1,000,000, in the case of Term Loans, unless each of the Administrative Agent and, so long as no Event of Default under Sections 8.01(a), (f) or (g) has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to any Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among the Facilities on a non-pro rata basis as between the Facilities;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C) the consent of each L/C Issuer and the Swing Line Lender shall be required for any assignment in respect of the Revolving Credit Facility.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries except to the Borrower in accordance with Annex I or Section 10.06(f), (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person.

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(vii) Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender or L/C Issuer pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that, to the extent the consent of such Lender to such amendment, waiver or other modification under this Agreement is required by the first proviso to Section 10.01, such Lender will not, without the consent of the Participant, agree to such amendment, waiver or other modification. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 and Section 10.13 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and .stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Notwithstanding anything to the contrary contained herein, any Term Lender may assign all or a portion of its Term Loans to the Borrower in accordance with this Section 10.06(f); provided that:

(i) such assignment is made (A) in accordance with the procedures described in Annex I or (B) pursuant to an open market purchase on a non-pro rata basis;

(ii) no Default or Event of Default has occurred or is continuing at the time of such assignment or would result therefrom;

(iii) any Term Loans assigned to the Borrower shall be automatically and permanently cancelled immediately upon the effectiveness of such assignment and will thereafter no longer be outstanding for any purpose hereunder; and

(iv) each Term Lender participating in any prepayment described in this Section 10.06 (f) acknowledges and agrees that in connection therewith, (A) the Borrower then may have, and later may come into possession of, information regarding the Borrower and its Affiliates not known to such Term Lender and that may be material to a decision by such Term Lender to participate in such prepayment (including material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws) (“Excluded Information”), (B) such Term Lender has independently and, without reliance on the Borrower, any of its Subsidiaries, the Administrative Agent or any of their respective Affiliates, has made its own analysis and determination to participate in such prepayment notwithstanding such Term Lender’s lack of knowledge of the Excluded Information, (C) none of the Borrower or any of its Affiliates shall be required to make any representation that it is not in possession of Excluded Information and the assigning Term Lender shall deliver to the Administrative Agent and the Borrower a customary “big boy” disclaimer letter, and (D) none of the Borrower, its Subsidiaries, the Administrative Agent or any of their respective Affiliates shall have any liability to such Term Lender, and such Term Lender hereby waives and releases, to the extent permitted by law, any claims such Term Lender may have against the Borrower, its Subsidiaries, the Administrative Agent and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information.

(g) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time any L/C Issuer or Swing Line Lender assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to clause (b) above such L/C Issuer or Swing Line Lender may, (i) upon 30 days’ notice to the Administrative Agent, the Borrower and the Lenders, resign as an L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as an L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of the applicable L/C Issuer or the Swing Line Lender as an L/C Issuer or Swing Line Lender, as the case may be. If the applicable L/C Issuer resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(e)). If the Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (x) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (y) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the applicable retiring L/C Issuer to effectively assume the obligations of the applicable retiring L/C Issuer with respect to such Letters of Credit.

10.07. Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders, the Swingline Lender and the L/C Issuers agrees to maintain the confidentiality of, and not disclose to any Person, the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties who need to know such Information in connection with the transactions contemplated hereby (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and are subject to customary confidentiality obligations of professional practice or agree to treat the Information as confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), in which case such Person shall use commercially reasonable efforts to, except with respect to any audit or examination conducted by bank accountants or any governmental regulatory authority exercising examination or regulatory authority, promptly notify the Borrower, to the extent practicable and lawfully permitted to do so, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, in which case such Person shall use commercially reasonable efforts to, except with respect to any audit or examination conducted by bank accountants or any governmental regulatory authority exercising examination or regulatory authority, promptly notify the Borrower, to the extent practicable and lawfully permitted to do so, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.15 or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers of other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower that is not, to such Person’s knowledge, in breach of contractual or fiduciary confidentiality obligations owing to the Borrower or any of its Subsidiaries.

For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary.

Each of the Administrative Agent, the Lenders, the Swingline Lender and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations

(in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender or such L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or any L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of manually executed counterparts of this Agreement.

10.11. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect until Payment in Full.

10.12. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, any L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13. Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Laws; and

(e) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

In connection with any such replacement, if any such Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within five Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Lender, then such Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Lender.

Notwithstanding anything in this Section 10.13 to the contrary, (i) any Lender that acts as an L/C Issuer may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby Letter of Credit in form and substance, and issued by an issuer, reasonably satisfactory to such L/C Issuer or the depositing of Cash Collateral into a Cash Collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.

10.14. Governing Law; Jurisdiction; Etc. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(a) SUBMISSION TO JURISDICTION. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUERS OR ANY RELATED PARTY THEREOF IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b) WAIVER OF VENUE. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers, and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arrangers and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, the Arrangers nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers, the Lenders, and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, the Arrangers nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17. Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Committed Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, neither the Administrative Agent, L/C Issuer nor Swingline Lender is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it.

10.18. USA PATRIOT Act. Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Patriot Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with applicable “know your customer” requirements under the Patriot Act (including the Beneficial Ownership Regulation) or other anti-money laundering laws.

10.19. Intercreditor Agreement. The Administrative Agent is hereby authorized to enter into Other Intercreditor Agreements consistent with the terms of this Agreement and take such actions on behalf of each Lender as is contemplated by the terms of the Other Intercreditor Agreements, and each Lender agrees to be bound by the terms thereof. In addition, each Lender and the Administrative Agent acknowledge and agree that (a) the rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are subject to the terms of any Other Intercreditor Agreement and (b) in the event of any conflict, the provisions of such Other Intercreditor Agreement shall control.

10.20. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

10.21. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 10.21, the following terms have the following meanings:

“BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Signature Pages on File with the Administrative Agent]

ANNEX II

AMENDMENTS TO GUARANTY

[Changed pages to Guaranty follow]

GUARANTY

GUARANTY (as amended, modified, restated and/or supplemented from time to time, this “Guaranty”), dated as of July 15, 2014, made by and among each of the undersigned guarantors (each, a “Guarantor” and, together with any other entity that becomes a guarantor hereunder pursuant to Section 23 hereof, collectively, the “Guarantors”) in favor of Bank of America, N.A., as administrative agent (together with any successor administrative agent, the “Administrative Agent”), for the benefit of the Secured Parties (as defined below). Certain capitalized terms as used herein are defined in Section 1 hereof. Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H:

WHEREAS, Ciena Corporation, a Delaware corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent and collateral agent have entered into a Credit Agreement, dated as of July 15, 2014 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans to the Borrower as contemplated therein;

WHEREAS, each Guarantor is a Wholly-Owned Domestic Subsidiary of the Borrower;

WHEREAS, it is a condition precedent to the making of Loans to the Borrower under the Credit Agreement that each Guarantor shall have executed and delivered to the Administrative Agent this Guaranty; and

WHEREAS, each Guarantor will benefit from the incurrence of Loans by the Borrower and, accordingly, desires to execute this Guaranty in order to (i) satisfy the condition described in the preceding paragraph and (ii) induce the Lenders to make Loans to the Borrower;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Administrative Agent for the benefit of the Secured Parties and hereby covenants and agrees with each other Guarantor and the Administrative Agent for the benefit of the Secured Parties as follows:

1. GUARANTY. (a) Each Guarantor, jointly and severally, irrevocably, absolutely and unconditionally guarantees as a primary obligor and not merely as surety: to the Secured Parties the full and prompt payment when due (whether at the stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) of (x) the principal of, premium, if any, and interest on the Notes issued by, and the Loans made to, the Borrower under the Credit Agreement and (y) all other Obligations (including, without limitation, obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness owing by the Borrower to the Secured Parties under the Credit Agreement and each other Secured Hedge Agreement, Secured Cash Management Agreement or Loan Document to which the Borrower is a party (including, without limitation, indemnities, fees and interest thereon (including, without limitation, in each case any interest, fees or expenses accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the Credit Agreement, whether or not such interest, fees or expenses are an allowed claim in any such proceeding)), whether now existing or hereafter incurred under, arising out of or in connection with each such Secured Hedge Agreement, Secured Cash Management Agreement or Loan Document (all such principal, premium, interest, liabilities, indebtedness and obligations under this clause (a), being herein collectively called the “Guaranteed Obligations”).

Each Guarantor understands, agrees and confirms that the Secured Parties may enforce this Guaranty up to the full amount of the Guaranteed Obligations against such Guarantor without proceeding against any other Guarantor or the Borrower, or against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations. This Guaranty is a guaranty of prompt payment and performance and not of collection. For purposes of this Guaranty, the term “Guarantor” as applied to any Guarantor shall refer to such Guarantor as a guarantor of indebtedness incurred by the Borrower, and not indebtedness directly incurred by such Guarantor, in its capacity as a borrower or otherwise.

The following capitalized terms used herein shall have the definitions specified below:

“Termination Date” shall mean the date on which Payment in Full shall have occurred.

(b) Additionally, each Guarantor, jointly and severally, unconditionally, absolutely and irrevocably, guarantees the payment of any and all Guaranteed Obligations whether or not due and payable by the Borrower upon the occurrence, in respect of the Borrower, of any of the events specified in Section 8.01(f) of the Credit Agreement, and unconditionally, absolutely and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Secured Parties, or order, on demand.

2. LIABILITY OF GUARANTORS ABSOLUTE. The liability of each Guarantor hereunder is primary, absolute, joint and several, and unconditional and is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation: (a) any direction as to application of payment by the Borrower or any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a Guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, (e) the failure of a Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty, (f) any payment made to any Secured Party on the indebtedness which any Secured Party repays the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (g) any action or inaction by the Secured Parties as contemplated in Section 5 hereof or (h) any invalidity, rescission, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor.

3. OBLIGATIONS OF GUARANTORS INDEPENDENT. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor or the Borrower and whether or not any other Guarantor, any other guarantor or the Borrower is joined in any such action or actions. Each Guarantor waives (to the fullest extent permitted by applicable law) the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to each Guarantor.

4. WAIVERS BY GUARANTORS. (a) Each Guarantor hereby waives (to the fullest extent permitted by applicable law) notice of acceptance of this Guaranty and notice of the existence, creation or incurrence of any new or additional liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, demand for performance, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent or any other Secured Party against, and any other notice to, any party liable thereon (including such Guarantor, any other Guarantor, any other guarantor or the Borrower) and each Guarantor further hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice or proof of reliance by any Secured Party upon this Guaranty, and the Guaranteed Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, modified, supplemented or waived, in reliance upon this Guaranty.

(b) Each Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require the Secured Parties to: (i) proceed against the Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; (ii) proceed against or exhaust any security held from the Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; or (iii) pursue any other remedy in the Secured Parties’ power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of the Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party other than the occurrence of the Termination Date, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than the occurrence of the Termination Date. The Secured Parties may, at their election, upon the occurrence and during the continuance of an Event of Default, foreclose on any collateral serving as security held by the Administrative Agent or the other Secured Parties by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Secured Parties may have against the Borrower, or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Termination Date has occurred. Each

Guarantor waives any defense arising out of any such election by the Secured Parties, even though such election may operate to impair or extinguish any right of reimbursement, contribution, indemnification or subrogation or other right or remedy of such Guarantor against the Borrower, any other guarantor of the Guaranteed Obligations or any other party or any security.

(c) Each Guarantor has knowledge and assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Guarantor’s financial condition, affairs and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and has adequate means to obtain from the Borrower and each other Guarantor on an ongoing basis information relating thereto and the Borrower’s and each other Guarantor’s ability to pay and perform its respective Guaranteed Obligations, and agrees to assume the responsibility to keep so informed for so long as such Guarantor is a party to this Guaranty. Each Guarantor acknowledges and agrees that (x) the Secured Parties shall have no obligation to investigate the financial condition or affairs of the Borrower or any other Guarantor for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition, assets or affairs of the Borrower or any other Guarantor that might become known to any Secured Party at any time, whether or not such Secured Party knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor, or might (or does) increase the risk of such Guarantor as guarantor hereunder, or might (or would) affect the willingness of such Guarantor to continue as a Guarantor hereunder and (y) the Secured Parties shall have no duty to advise any Guarantor of information known to them regarding any of the aforementioned circumstances or risks.

(d) Each Guarantor hereby acknowledges and agrees that no Secured Party nor any other Person shall be under any obligation (a) to marshal any assets in favor of such Guarantor or in payment of any or all of the liabilities of the Borrower under the Secured Hedge Agreements, Secured Cash Management Agreements or Loan Documents or the obligation of such Guarantor hereunder or (b) to pursue any other remedy that such Guarantor may or may not be able to pursue itself any right to which such Guarantor hereby waives.

(e) Each Guarantor warrants and agrees that each of the waivers set forth in Section 3 hereof and in this Section 4 is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by applicable law.

5. RIGHTS OF SECURED PARTIES. Any Secured Party may (except as shall be required by applicable statute and cannot be waived) at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor, without impairing or releasing the obligations or liabilities of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

(a) change the manner, place or terms of payment of, and/or change, increase or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including, without limitation, any increase or decrease in the rate of interest thereon or the principal amount thereof), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, increased, accelerated, renewed or altered;

(b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, impair, realize upon or otherwise deal with in any manner and in any order any property or other collateral by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

(c) exercise or refrain from exercising any rights against the Borrower, any other Loan Party, any Subsidiary thereof, any other guarantor of the Borrower or others or otherwise act or refrain from acting;

(d) release or substitute any one or more endorsers, Guarantors, other guarantors, the Borrower or other obligors;

(e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower other than the Secured Parties;

(f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Secured Parties regardless of what liabilities of the Borrower remain unpaid;

(g) consent to or waive any breach of, or any act, omission or default under, any of the Loan Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Loan Documents or any of such other instruments or agreements;

(h) act or fail to act in any manner which may deprive such Guarantor of its right to subrogation against the Borrower to recover full indemnity for any payments made pursuant to this Guaranty; and/or

(i) take any other action or omit to take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Guaranty (including, without limitation, any action or omission whatsoever that might otherwise vary the risk of such Guarantor or constitute a legal or equitable defense to or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against such Guarantor).

No invalidity, illegality, irregularity or unenforceability of all or any part of the Guaranteed Obligations, the Loan Documents or any other agreement or instrument relating to the Guaranteed Obligations or of any security or guarantee therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except the occurrence of the Termination Date.

6. CONTINUING GUARANTY. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Secured Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Secured Party would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Party to any other or further action in any circumstances without notice or demand. It is not necessary for any Secured Party to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

7. SUBORDINATION OF INDEBTEDNESS HELD BY GUARANTORS. Any indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated to the Guaranteed Obligations of the Borrower to the Secured Parties; and the indebtedness of the Borrower to any Guarantor, if the Administrative Agent, after an Event of Default has occurred and is continuing, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Secured Parties and be paid over to the Secured Parties on account of the Guaranteed Obligations of the Borrower to the Secured Parties, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Secured Parties that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until the Termination Date; provided, that if any amount shall be paid to such Guarantor on account of such subrogation rights at any time prior to the Termination Date, such amount shall be held in trust for the benefit of the Secured Parties and shall promptly be paid to the Secured Parties to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents or, if the Loan Documents do not provide for the application of such amount, to be held by the Secured Parties as collateral security for any Guaranteed Obligations thereafter existing.

8. GUARANTY ENFORCEABLE BY THE ADMINISTRATIVE AGENT. Notwithstanding anything to the contrary contained elsewhere in this Guaranty, the Secured Parties agree (by their acceptance of the benefits of this Guaranty) that this Guaranty may be enforced only by the action of the Administrative Agent, acting upon the instructions of the Required Lenders or, in the case of an Event of Default under Section 8.01(c) of the Credit Agreement in respect of a failure to observe or perform any covenant under Section 7.17 of the Credit Agreement, the Required Revolving Lenders, in each case, in accordance with Section 8.02 of the Credit Agreement and that no other Secured Party shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Collateral Documents, it being understood and agreed that such rights and remedies may be exercised by the

Administrative Agent, for the benefit of the Secured Parties upon the terms of this Guaranty, the Credit Agreement and the Collateral Documents. The Secured Parties further agree that this Guaranty may not be enforced against any director, officer, employee, partner, member or stockholder of any Guarantor (except to the extent such partner, member or stockholder is also a Guarantor hereunder). It is understood and agreed that the agreement in this Section 8 is among and solely for the benefit of the Secured Parties and that, if the Required Lenders so agree (without requiring the consent of any Guarantor), this Guaranty may be directly enforced by any Secured Party; provided, that any enforcement of this Guaranty by a Term Lender during the existence of an Event of Default under Section 8.01(c) of the Credit Agreement in respect of a failure to observe or perform any covenant under Section 7.17 of the Credit Agreement shall be subject to the limitations on the Term Lenders’ enforcement rights set forth in Section 8.02 of the Credit Agreement during the existence of such an Event of Default.

9. REPRESENTATIONS, WARRANTIES AND COVENANTS OF GUARANTORS. In order to induce the Lenders to make Loans to the Borrower pursuant to the Credit Agreement each Guarantor represents, warrants and covenants that:

(a) such Guarantor (i) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent such concept is applicable in the relevant jurisdiction), (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (A) own or lease its assets and carry on its business and (B) execute, deliver and perform its obligations hereunder, and (iii) is duly qualified and is licensed and, as applicable, in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (ii)(A) or (iii), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(b) the execution, delivery and performance by such Guarantor of this Guaranty have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Guarantor’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Liens created under the Loan Documents) under, or require any payment to be made under (A) any material Contractual Obligation to which such Guarantor is a party or affecting such Guarantor or the properties of such Guarantor or any of its Restricted Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Guarantor or its property is subject; or (iii) violate any Law;

(c) such Guarantor has duly executed and delivered this Guaranty. This Guaranty constitutes a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(d) no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by such Guarantor of this Guaranty other than (A) those that have already been obtained and are now in full force and effect, (B) filings to perfect the Liens created by the Collateral Documents, (C) those actions as contemplated by Section 2.1 of Security Agreement, and (D) filings of the Loan Documents with the SEC after the Closing Date in accordance with the requirements thereof; and

(e) until the Termination Date, such Guarantor will comply, and will cause each of its Subsidiaries to comply, with all of the applicable provisions, covenants and agreements contained in Articles 6 and 7 of the Credit Agreement which are expressly applicable to such Guarantor and/or such Guarantor’s Subsidiaries, and will take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Articles 6 and 7 of the Credit Agreement which are expressly applicable to such Guarantor and/or such Guarantor’s Subsidiaries, and so that no Default or Event of Default, is caused by the actions of such Guarantor or any of its Subsidiaries.

10. EXPENSES. The Guarantors hereby jointly and severally agree to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with this Guaranty in accordance with Section 10.04 of the Credit Agreement.

11. BENEFIT AND BINDING EFFECT. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Secured Parties and their successors and assigns.

12. AMENDMENTS; WAIVERS. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each Guarantor directly affected thereby (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released) and with the written consent of the Required Lenders (or, to the extent required by Section 10.01 of the Credit Agreement, with the written consent of each Lender) at all times prior to the Termination Date in accordance with Section 10.01 of the Credit Agreement, except (x) as provided in Section 17 and (y) that the Administrative Agent, acting alone, may release any Guarantor from this Guaranty to the extent such release is permitted pursuant to Section 6.12(f) or 9.10 of the Credit Agreement.

13. SET OFF. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Secured Party, with the consent of the Administrative Agent, is hereby authorized, at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such

Secured Party to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Secured Party under this Guaranty, irrespective of whether or not such Secured Party shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured.

14. NOTICE. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by mail, telecopy or courier service and all such notices and communications shall, when mailed, telecopied or sent by courier, be effective when deposited in the mail, delivered to the overnight courier or sent by telecopier, except that notices and communications to the Administrative Agent or any Guarantor shall not be effective until received by the Administrative Agent or such Guarantor, as the case may be. All notices and other communications shall be in writing and addressed to such party at (i) in the case of any Secured Party, as provided in the Credit Agreement and (ii) in the case of any Guarantor, at its address set forth opposite its signature page below; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

15. REINSTATEMENT. Notwithstanding anything to the contrary contained herein, if any claim is ever made upon any Secured Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including, without limitation, the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any Note, any other Loan Document or any other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

16. CONSENT TO JURISDICTION; SERVICE OF PROCESS; AND WAIVER OF TRIAL BY JURY. THIS GUARANTY AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS GUARANTY AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY SECURED PARTY, OR ANY RELATED PARTY THEREOF IN ANY WAY RELATING TO THIS GUARANTY OR THE TRANSACTIONS RELATING HERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION,

LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF GUARANTORS HEREBY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY SHALL AFFECT ANY RIGHT THAT ANY SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST EACH GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY IN ANY COURT REFERRED TO IN SUBSECTION (a) OF THIS SECTION. EACH OF THE GUARANTORS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(b) EACH GUARANTOR HEREBY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY GUARANTOR TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(c) EACH GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH GUARANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

17. RELEASE OF LIABILITY OF GUARANTOR. In the event that (x) a Guarantor becomes an Immaterial Subsidiary or an Excluded Subsidiary, (y) ceases to be a Restricted Subsidiary as a result of a transaction permitted under the Loan Documents or (z) all of the Equity Interests of one or more Guarantors is sold or otherwise disposed of or liquidated in compliance with the requirements of Section 7.04 or 7.05 of the Credit Agreement (or such sale, other disposition or liquidation has been approved in writing by the Required Lenders (or all the Lenders if required by Section 10.01 of the Credit Agreement)) and the proceeds of such sale, disposition or liquidation will be applied in accordance with the provisions of the Credit Agreement, to the extent applicable, such Immaterial Subsidiary, such Excluded Subsidiary, or such Guarantor, as applicable, shall, upon becoming an Immaterial Subsidiary or an Excluded

Subsidiary or upon consummation of such sale or other disposition (except to the extent that such sale or disposition is to the Borrower or another Restricted Subsidiary thereof), as applicable, shall be released from this Guaranty automatically and without further action and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the Equity Interests of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section 17). Subject to Section 15, on the Termination Date this Guaranty shall terminate (provided that all indemnities set forth herein shall survive such termination) and each Guarantor shall be released from its obligations under this Guaranty.

18. CONTRIBUTION. At any time a payment in respect of the Guaranteed Obligations is made under this Guaranty, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Guaranty. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each other Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor. A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of each computation; provided that no Guarantor may take any action to enforce such right until the Termination Date, it being expressly recognized and agreed by all parties hereto that any Guarantor’s right of contribution arising pursuant to this Section 18 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Guaranty. As used in this Section 18: (i) each Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the “Adjusted Net Worth” of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by which the fair saleable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty or any guaranteed obligations arising under any guaranty of any Permitted Additional Indebtedness) on such date. Notwithstanding anything to the contrary contained above, any Guarantor that is released from this Guaranty pursuant to Section 17 hereof shall thereafter have no contribution obligations, or rights, pursuant to this Section 18, and at the time of any such release, if the released Guarantor had an Aggregate Excess Amount or an Aggregate Deficit

Amount, same shall be deemed reduced to $0, and the contribution rights and obligations of the remaining Guarantors shall be recalculated on the respective date of release (as otherwise provided above) based on the payments made hereunder by the remaining Guarantors. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 18, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until the Termination Date. Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent, in the determination of the Required Lenders.

19. LIMITATION ON GUARANTEED OBLIGATIONS. Each Guarantor and each Secured Party (by its acceptance of the benefits of this Guaranty) hereby confirms that it is its intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act of any similar Federal or state law. To effectuate the foregoing intention, each Guarantor and each Secured Party (by its acceptance of the benefits of this Guaranty) hereby irrevocably agrees that the Guaranteed Obligations guaranteed by such Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and the other Guarantors, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

20. COUNTERPARTS. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent. Section 10.17 of the Credit Agreement shall apply to this Guaranty, mutatis mutandis, as if fully set forth herein.

21. PAYMENTS. All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense and on the same basis as payments are made by the Borrower under the Credit Agreement.

22. [RESERVED.] ADDITIONAL GUARANTORS. It is understood and agreed that any Wholly-Owned Domestic Subsidiary of the Borrower that is required to execute a counterpart of this Guaranty after the date hereof pursuant to the Credit Agreement shall become a Guarantor hereunder by (x) executing and delivering a counterpart hereof, or a Joinder Agreement and delivering same to the Administrative Agent and (y) taking all actions as specified in this Guaranty as would have been taken by such Guarantor had it been an original party to this Guaranty, in each case with all documents required above to be delivered to the Administrative Agent and actions required to be taken above to be taken to the reasonable satisfaction of the Administrative Agent.

24. HEADINGS DESCRIPTIVE. The headings of the several Sections of this Guaranty are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Guaranty.

* * *

ANNEX III

AMENDMENTS TO SECURITY AGREEMENT

[Changed pages to Security Agreement follow]

SECURITY AGREEMENT

among

CIENA CORPORATION,

EACH OTHER GRANTOR

FROM TIME TO TIME PARTY HERETO

and

BANK OF AMERICA, N.A.,

as COLLATERAL AGENT

Dated as of July 15, 2014

		Page
ARTICLE I
SECURITY INTERESTS
1.1.	Grant of Security Interests	1
1.2.	Limited Licenses	4
1.3.	Power of Attorney	5

ARTICLE II
GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1.	Necessary Perfection Action	5
2.2.	No Liens	6
2.3.	Other Financing Statements	6
2.4.	Location of Inventory and Equipment	6
2.5.	Chief Executive Office, Record Locations	6
2.6.	Legal Names; Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Location; Organizational Identification Numbers; Federal Employer Identification Number; Changes Thereto; etc	6
2.7.	Trade Names; etc	7
2.8.	Certain Significant Transactions	7
2.9.	Recourse	7

ARTICLE III
SPECIAL PROVISIONS CONCERNING ACCOUNTS; CONTRACT RIGHTS; INSTRUMENTS; CHATTEL PAPER AND CERTAIN OTHER COLLATERAL

3.1.	No Foreign Actions	8
3.2.	[Reserved.]	8
3.3.	Direction to Account Debtors; Contracting Parties; etc	8
3.4.	Modification of Terms; etc	8
3.5.	Collection	8
3.6.	Instruments	9
3.7.	Grantors Remain Liable Under Accounts	9
3.8.	Grantors Remain Liable Under Contracts	9
3.9.	Letter-of-Credit Rights	10
3.10.	Commercial Tort Claims	10
3.11.	Chattel Paper	10
3.12.	[Reserved]	10
3.13.	Recordable Intellectual Property	11

(i)

(continued)

(ii)

SECURITY AGREEMENT, dated as of July 15, 2014, made by each of the undersigned grantors (each, a “Grantor” and, together with any other entity that becomes a grantor hereunder pursuant to Section 8.12 hereof, the “Grantors”) in favor of BANK OF AMERICA, N.A., as collateral agent (in such capacity, together with any successor collateral agent, the “Collateral Agent”), for the benefit of the Secured Parties. Certain capitalized terms as used herein are defined in Article VII hereof. Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H:

WHEREAS, Ciena Corporation, a Delaware corporation (the “Company”), each lender from time to time party thereto (collectively, the “Lenders”) and Bank of America, N.A., as administrative agent (in such capacity, together with any successor administrative agent, the “Administrative Agent”) have entered into a Credit Agreement, dated as of July 15, 2014 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed, on a several basis, to make Loans to the Company upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the Guaranty, each Grantor (other than the Company) has jointly and severally guaranteed to the Secured Parties the payment when due of all Guaranteed Obligations as described (and defined) therein;

WHEREAS, it is a condition precedent to the making of Loans to the Company that each Grantor shall have executed and delivered to the Collateral Agent this Agreement; and

WHEREAS, each Grantor will benefit from the incurrence of Loans by the Company;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Grantor, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Parties and hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Parties as follows:

ARTICLE I

SECURITY INTERESTS

1.1. Grant of Security Interests. (a) As security for the prompt and complete payment and performance when due of the Obligations, each Grantor does hereby assign and transfer unto the Collateral Agent, and does hereby pledge and grant to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in all of the right, title and interest of such Grantor in, to and under all of the following personal property (and all rights therein) of such Grantor, or in which or to which such Grantor has any rights, in each case whether now existing or hereafter from time to time acquired or arising and regardless of where located:

(i) each and every Account (and all rights to receive payments, indebtedness and other obligations (whether constituting an Account, Chattel Paper (including Electronic Chattel Paper), Instrument, Document or General Intangible));

(ii) all cash and Money;

(iii) the Cash Collateral Account and all monies, securities, Instruments and other investments deposited or required to be deposited in the Cash Collateral Account;

(iv) all (x) Deposit Accounts, collection accounts, disbursement accounts and lock boxes and all cash, Money, checks, other negotiable instruments, funds and other evidences of payments held therein or credited thereto, (y) Securities Accounts and Security Entitlements and Securities credited thereto, and all cash, Money, checks, marketable securities, Financial Assets and other property held therein or credited thereto, and (z) Commodity Accounts and all cash, Money, marketable securities, Financial Assets and other property held therein or credited thereto;

(v) all Chattel Paper (including, without limitation, all Tangible Chattel Paper and all Electronic Chattel Paper);

(vi) all Commercial Tort Claims set forth on Annex E hereto or for which notice is required to be provided pursuant to Section 3.1 below;

(vii) all Contracts, together with all Contract Rights arising thereunder;

(viii) all Documents;

(ix) all Equipment;

(x) all Fixtures;

(xi) all Goods;

(xii) all Instruments;

(xiii) all Intellectual Property;

(xiv) all Promissory Notes;

(xv) all Inventory;

(xvi) all Investment Property;

(xvii) all Letter-of-Credit Rights (whether or not the respective letter of credit is evidenced by a writing);

(xviii) all General Intangibles;

(xix) all Payment Intangibles (including corporate and other tax refunds);

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(xx) all Permits;

(xxi) all books and records (including all books, databases, customer lists, and records, whether tangible or electronic, which contain any information relating to any of the foregoing);

(xxii) with respect to each right to payment or performance included in each of the foregoing, any Supporting Obligation that supports such payment or performance and any Lien that secures such right to payment or performance or secures any such Supporting Obligation; and

(xxiii) all substitutions, replacements accessions, Proceeds and products of any and all of the foregoing, including collateral security and guarantees with respect to any of the foregoing and all cash, Money, insurance proceeds, Instruments, Securities, Financial Assets, income, royalties, payments, licensing, damages and Deposit Accounts constituting Proceeds of the foregoing (all of the above, the “Collateral”).

(b) Notwithstanding anything herein to the contrary, in no event shall the security interests and Liens granted under Section 1.1(a) hereof attach to, and the term “Collateral” (and the component terms thereof) shall not include, (i) any property, interest or other rights for so long as the grant of such security interest shall constitute or result in (A) a breach or termination pursuant to the terms of, or a default under, any General Intangible, lease, license, contract, agreement or other document, (B) a breach of any law or regulation which prohibits the creation of a security interest thereunder (other than to the extent that any such term specified in clause (A) or (B) above is rendered ineffective pursuant to Section 9-406, 9 407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other then-applicable law (including any applicable bankruptcy laws) or principles of equity) or (C) require the consent of a Governmental Authority to permit the grant of a security interest therein (and such consent has not been obtained); provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation, unenforceability breach or termination shall no longer be effective and to the extent severable, shall attach immediately to any portion of such property or other rights that does not result in any of the consequences specified in clause (A), (B) or (C) above; (ii) the Pledge Agreement Collateral, including any asset of a Grantor excluded from the Pledge Agreement Collateral pursuant to the proviso to Section 3.1 of the Pledge Agreement or the corresponding provision of any other Pledge Agreement, as applicable; (iii) any treasury stock of a Grantor or other Margin Stock, in each case, unless the Secured Parties have made any necessary filings with the FRB in connection therewith and the Grantors have provided the Collateral Agent an executed Form FR U-1; provided however, that each applicable Grantor shall provide to the Secured Parties notice of the existence any Margin Stock (other than treasury stock) that would constitute Collateral absent this proviso at the time of delivery of any financial statements required to be delivered pursuant to Section 6.01(a) or 6.01(b) of the Credit Agreement and, thereafter, such Margin Stock shall constitute Collateral to the extent the Secured Parties have made such necessary filings with the FRB in connection therewith and the Grantors have provided the Collateral Agent an executed Form FR U-1; (iv) Deposit Accounts the balance of which consists (x) exclusively of withheld income taxes, employment taxes, or amounts required to be paid over to certain employee benefit plans and (y) segregated deposit accounts constituting and the balance of which consists solely of funds set aside in connection with

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tax, payroll and trust accounts and any other account of the type described in clause (iv) not otherwise constituting a Deposit Account; (v) any Vehicles and other assets subject to certificates of title (other than to the extent such rights can be perfected by the filing of a financing statement under the UCC); (vi) any United States “intent-to-use” Trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such application under applicable federal law (other than to the extent such rights can be perfected by the filing of a financing statement under the UCC); and (viii) any property that would otherwise be included in the Collateral if and to the extent such property consists of segregated deposits permitted by Section 7.1(e), (f), (p), (s), (u) or (x) of the Credit Agreement to the extent the grant of a security interest in such deposit is prohibited by a third party contract governing such deposit or applicable law (the assets described in preceding clauses (i) through (vi) hereof, collectively, the “Excluded Assets”);

(c) The security interest of the Collateral Agent under this Agreement extends to all Collateral which any Grantor may acquire, or with respect to which any Grantor may obtain rights, at any time during the term of this Agreement.

(d) The Liens hereunder are granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of any Grantor with respect to any of the Collateral or any transaction in connection therewith.

(e) Notwithstanding anything herein to the contrary, the Grantors make no representations or warranties hereunder, and the covenants hereunder shall not apply, in respect of the Excluded Assets.

1.2. Limited Licenses. For purposes of enabling the Collateral Agent to exercise rights and remedies under this Agreement (but without limiting the other provisions of this Agreement), each Grantor hereby grants to the Collateral Agent and its agents, representatives and designees an irrevocable, nonexclusive, royalty free license, rent-free license and rent-free lease (which will be binding on any successor or assignee of such Grantor) to, after the occurrence and during the continuance of an Event of Default, have access to and use all of such Grantor’s (x) Real Property (including the buildings and other improvements thereon), Equipment and fixtures (whether or not considered Real Property) and (y) Intellectual Property (including, without limitation, all Domain Names, Patents, Trademarks, Copyrights, Trade Secrets and object code and access to all media, written or electronic, in which any licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, as well as an irrevocable, nonexclusive license to grant to any third party a sub-licensable sub-license to use the foregoing rights, but excluding any source code) for which the Collateral Agent hereby agrees to take all commercially reasonable actions in connection with its use of such intellectual property to protect such Grantor’s rights and interest in such Intellectual Property (provided that in any event, the Collateral Agent shall not have any liability in connection therewith, other than liability which is the direct result of the Collateral Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable decision), for the purpose of (i) arranging for and effecting the sale, distribution or other disposition of Collateral located on any such Real Property, including the manufacture, production, completion, packaging,

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advertising, distribution and other preparation of such Collateral (including, without limitation, work-in-process, raw materials and complete Inventory) for sale, distribution or other disposition, (ii) selling (by public auction, private sale, going out of business sale or similar sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise and which sale may include augmented Inventory of the same type sold in any Grantor’s business), (iii) storing or otherwise dealing with the Collateral, (iv) collecting all Accounts and copying, using and preserving any and all information relating to the Collateral, and (v) otherwise dealing with the Collateral as part of the exercise of any rights or remedies provided to the Collateral Agent hereunder or under the other Credit Documents, in each case without the interference by any Grantor or any other Subsidiary of the Company and without incurring any liability to any Grantor or any other Subsidiary of the Company, except any liability which is the direct result of the Collateral Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). Each Grantor will, and will cause each of its Restricted Subsidiaries to, cooperate with the Collateral Agent and its agents, representatives and designees in allowing the Collateral Agent to exercise the foregoing rights. To the extent that any asset of any Grantor in which the Collateral Agent has access or use rights as provided above is to be sold or otherwise disposed of after the occurrence and during the continuance of an Event of Default, such Grantor shall, if requested by the Collateral Agent in writing, cause the buyer to agree in writing to be subject to, and comply with the terms of, this Section 1.2. The Collateral Agent shall have the right to bring an action to enforce its rights under this Section 1.2, including, without limitation, an action seeking possession of the applicable Collateral and/or specific performance of this Section 1.2.

1.3. Power of Attorney. Until this Agreement is terminated in accordance with its terms, each Grantor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Grantor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due or to become due to such Grantor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable to protect the interests of the Secured Parties, which appointment as attorney is coupled with an interest.

ARTICLE II

GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Grantor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

2.1. Necessary Perfection Action. The provisions of this Agreement (when executed and delivered by all parties thereto) are effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in all right, title and interest of the Grantors in all of the Collateral described herein, and when (i) proper UCC financing statements have been filed in the appropriate filing offices against each Grantor and (ii) the recordation of Intellectual Property Security Agreements with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, the Collateral Agent, for

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the benefit of the Secured Parties, shall have a perfected security interest in all right, title and interest in all of the Collateral to the extent such security interest can be perfected by (i) filing a UCC financing statement under the UCC or (ii) filing with the United States Patent and Trademark Office and the United States Copyright Office, subject to no other Liens other than Permitted Liens.

2.2. No Liens. Such Grantor is, and as to all Collateral acquired by it from time to time after the date hereof such Grantor will be, the owner of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Permitted Liens), and such Grantor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent (other than Permitted Liens).

2.3. Other Financing Statements. As of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any relevant jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than financing statements, similar statements or instruments of registration filed in respect of Permitted Liens), and so long as the Termination Date has not occurred, such Grantor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Grantor or in connection with Permitted Liens.

2.4. Location of Inventory and Equipment. All Inventory and Equipment having a net book value in excess of $1,000,000 held on the date hereof by each Grantor, other than any such Inventory and Equipment (i) in transit or out for repair, (ii) at customer, resellers, supplier or contract manufacturer locations, (iii) located outside of the United States or (iv) at locations used solely by such Grantor for purposes of warehousing spare parts, is located at one of the locations shown on Annex F hereto for such Grantor.

2.5. Chief Executive Office, Record Locations. The chief executive office of such Grantor is, on the date of this Agreement, located at the address indicated on Annex A hereto for such Grantor. During the period of the four calendar months preceding the date of this Agreement, the chief executive office of such Grantor has not been located at any address other than that indicated on Annex A in accordance with the immediately preceding sentence, in each case unless each such other address is also indicated on Annex A hereto for such Grantor.

2.6. Legal Names; Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Location; Organizational Identification Numbers; Federal Employer Identification Number; Changes Thereto; etc. As of the date hereof, the exact legal name of each Grantor, the type of organization of such Grantor, whether or not such Grantor is a Registered Organization, the jurisdiction of organization of such Grantor, such Grantor’s Location, the organizational identification number (if any) of such Grantor, the Federal Employer Identification Number (if any) and whether or not such Grantor is a Transmitting Utility, is listed on Annex B hereto for such Grantor. Such Grantor shall not change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization), its status as a Transmitting Utility or as a Person which is not a Transmitting Utility, as the case may be, its jurisdiction of organization, its Location, its

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organizational identification number (if any) or its Federal Employer Identification Number (if any) from that used on Annex B hereto, except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Loan Documents and so long as same do not involve (x) a Registered Organization ceasing to constitute same or (y) such Grantor changing its jurisdiction of organization or Location from the United States or a State thereof to a jurisdiction of organization or Location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the Collateral Agent not less than 10 days’ prior written notice of each change to the information listed on Annex B (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Annex B which shall correct all information contained therein for such Grantor, and (ii) in connection with the respective change or changes, it shall have taken all action reasonably necessary or requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. In addition, to the extent that such Grantor does not have an organizational identification number on the date hereof and later obtains one, such Grantor shall promptly thereafter notify the Collateral Agent of such organizational identification number and shall take all actions reasonably requested by the Collateral Agent to the extent necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.

2.7. Trade Names; etc. As of the date hereof, such Grantor does not have or operate in any jurisdiction under, or in the five years preceding the date hereof has not had or has not operated in any jurisdiction under, any trade names, fictitious names or other names except its legal name as specified in Annex B and such other trade or fictitious names as are listed on Annex C hereto for such Grantor.

2.8. Certain Significant Transactions. During the one year period preceding the date of this Agreement, no Person shall have merged or consolidated with or into any Grantor, and no Person shall have liquidated into, or transferred all or substantially all of its assets to, any Grantor, in each case except as described in Annex D hereto. With respect to any transactions so described in Annex D hereto, the respective Grantor shall have furnished such information with respect to the Person (and the assets of the Person and locations thereof) which merged with or into or consolidated with such Grantor, or was liquidated into or transferred all or substantially all of its assets to such Grantor, and shall have furnished, or caused to be furnished, to the Collateral Agent such UCC lien searches as may have been requested by the Collateral Agent with respect to such Person and its assets, to establish that no security interest (excluding Permitted Liens) continues perfected on the date hereof with respect to any Person described above (or the assets transferred to the respective Grantor by such Person), including without limitation pursuant to Section 9-316(a)(3) of the UCC.

2.9. Recourse. This Agreement is made with full recourse to each Grantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Grantor contained herein and in the other Loan Documents and otherwise in writing in connection herewith or therewith.

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ARTICLE III

SPECIAL PROVISIONS CONCERNING ACCOUNTS; CONTRACT RIGHTS; INSTRUMENTS; CHATTEL PAPER AND CERTAIN OTHER COLLATERAL

3.1. No Foreign Actions. Notwithstanding anything to the contrary contained in this Agreement, no Grantor shall be required to take any action to create or perfect a security interest in any Collateral that requires taking actions under the Laws of any jurisdiction outside the United States.

3.2. [Reserved.]

3.3. Direction to Account Debtors; Contracting Parties; etc. Upon the occurrence and during the continuance of an Event of Default (but without limiting the provisions of the Credit Agreement), if the Collateral Agent so directs any Grantor, such Grantor agrees (x) to cause all payments on account of the Accounts and Contracts to be made directly to the Cash Collateral Account, (y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Accounts and/or under any Contracts to make payments with respect thereto as provided in the preceding clause (x), and (z) that the Collateral Agent may enforce collection of any such Accounts and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Grantor. Without notice to or assent by any Grantor, the Collateral Agent may, upon the occurrence and during the continuance of an Event of Default, apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account toward the payment of the Obligations in the manner provided in Section 5.4 of this Agreement. The reasonable out-of-pocket costs and expenses of collection (including reasonable out-of-pocket attorneys’ fees), whether incurred by a Grantor or the Collateral Agent, shall be borne by the relevant Grantor. The Collateral Agent shall deliver a copy of each notice given to any such obligors referred to in the preceding clause (y) to the relevant Grantor, provided that (x) the failure by the Collateral Agent to so notify such Grantor shall not affect the effectiveness of such notice or the other rights of the Collateral Agent created by this Section 3.3 and (y) no such notice shall be required if an Event of Default of the type described in Section 8.01(f) of the Credit Agreement has occurred and is continuing.

3.4. Modification of Terms; etc. Except (w) in accordance with such Grantor’s ordinary course of business, (x) as otherwise in such Grantor’s reasonable business judgment, (y) as permitted by the Credit Agreement or (z) as permitted by Section 3.5 hereof, no Grantor shall rescind or cancel any indebtedness evidenced by any Account or under any related Contract, or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any dispute, claim, suit or legal proceeding relating thereto, or sell any Account or any related Contract, or interest therein, without the prior written consent of the Collateral Agent. Except to the extent otherwise permitted by this Agreement or the Credit Agreement, no Grantor will do anything to impair the rights of the Collateral Agent in the Accounts or Contracts.

3.5. Collection. Except as such Grantor otherwise determines in its reasonable business judgment, each Grantor shall endeavor in accordance with reasonable business practices to cause to be collected from the account debtor named in each of its Accounts or obligor under

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any related Contract, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Account or related Contract, and apply promptly upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account or under such related Contract. Except as otherwise directed by the Collateral Agent after the occurrence and during the continuation of an Event of Default, any Grantor may allow in the ordinary course of business as adjustments to amounts owing under its Accounts and related Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Grantor finds appropriate in accordance with its reasonable business judgment, (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services or for other reasons which such Grantor finds appropriate in accordance with its reasonable business judgment and (iii) such other adjustments which such Grantor finds appropriate in accordance with its reasonable business judgment.

3.6. Instruments. If any Grantor owns or acquires any Instrument of $10,000,000 or more constituting Collateral (other than (x) checks and other payment instruments received and collected in the ordinary course of business and (y) any Instrument subject to pledge pursuant to the Pledge Agreement), such Grantor will, at the time of delivery of any financial statements required to be delivered pursuant to Section 6.01(a) or 6.01(b) of the Credit Agreement, as such date may be extended from time to time by the Collateral Agent in its sole discretion, notify the Collateral Agent thereof, and upon request by the Collateral Agent will promptly deliver such Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent.

3.7. Grantors Remain Liable Under Accounts. Anything herein to the contrary notwithstanding, the Grantors shall remain liable under each of the Accounts to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance with the terms of any agreement giving rise to such Accounts. Neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Party of any payment relating to such Account pursuant hereto, nor shall the Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

3.8. Grantors Remain Liable Under Contracts. Anything herein to the contrary notwithstanding, the Grantors shall remain liable under each of the Contracts to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance with and pursuant to the terms and provisions of each Contract. Neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Party of any payment relating to such Contract pursuant hereto, nor shall the Collateral Agent or any other Secured Party be obligated in any manner to perform any of the

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obligations of any Grantor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

3.9. Letter-of-Credit Rights. At any time any Grantor becomes a beneficiary under a letter of credit with a stated amount of $10,000,000 or more in the aggregate, such Grantor shall, at the time of delivery of any financial statements required to be delivered pursuant to Section 6.01(a) or 6.01(b) of the Credit Agreement, as such date may be extended from time to time by the Collateral Agent in its sole discretion, notify the Collateral Agent thereof and, upon the request of the Collateral Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, use its commercially reasonable efforts to (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are retained by the Collateral Agent and to be applied as provided in this Agreement only after the occurrence and during the continuance of an Event of Default.

3.10. Commercial Tort Claims. Each Commercial Tort Claim in an amount of $3,000,000 or more of each Grantor in existence on the date of this Agreement is described in Annex E hereto. If any Grantor shall at any time after the date of this Agreement acquire a Commercial Tort Claim in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) of $10,000,000 or more, such Grantor shall, at the time of delivery of the financial statements required to be delivered pursuant to Sections 6.01(a) and (b) of the Credit Agreement, as such date may be extended from time to time by the Collateral Agent in its sole discretion, notify the Collateral Agent thereof in a writing signed by such Grantor and describing the details thereof and shall grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

3.11. Chattel Paper. Upon the request of the Collateral Agent made at any time or from time to time, each Grantor shall promptly furnish to the Collateral Agent a list of all Electronic Chattel Paper constituting Collateral held or owned by such Grantor. Furthermore, if requested by the Collateral Agent, each Grantor shall promptly take all actions which are commercially reasonably so that the Collateral Agent has “control” of all Electronic Chattel Paper, to the extent that the aggregate value or face amount of such Electronic Chattel Paper equals or exceeds $10,000,000 in the aggregate, in accordance with the requirements of Section 9-105 of the UCC. Each Grantor will promptly (and in any event within 10 days) after any request by the Collateral Agent deliver all of its Tangible Chattel Paper to the Collateral Agent, to the extent that the aggregate value or face amount of such Tangible Chattel Paper equals or exceeds $10,000,000 in the aggregate.

3.12. [Reserved]

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3.13. Recordable Intellectual Property. (a) Annex G hereto sets forth as of the date hereof a complete and accurate list of all Recordable Intellectual Property that each Grantor owns. Each Grantor represents and warrants that as of the date hereof it is the sole owner of all right, title and interest in all Recordable Intellectual Property listed in Annex G hereto, except where the failure to have such sole ownership could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. Each Grantor represents and warrants that:

(i) no Recordable Intellectual Property listed in Annex G hereto has been canceled nor is any cancelation or opposition action pending, to the knowledge of any Responsible Officer of such Grantor;

(ii) all such Recordable Intellectual Property is valid and subsisting;

(iii) such Grantor is not aware of any pending third-party claim that any of said registrations of Recordable Intellectual Property are invalid or unenforceable; and

(iv) such Grantor has not been advised in writing by counsel or by the relevant Intellectual Property Office, nor is such Grantor otherwise aware of any reason, that any of said applications of Recordable Intellectual Property will not mature into registrations, other than, in the case of each of the foregoing clauses (i) – (iv), as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Each Grantor hereby grants to the Collateral Agent an absolute power of attorney to sign, solely upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office, any domain name registrar, the United States Copyright Office or any other governmental authority in order to effect an assignment of all right, title and interest in any Intellectual Property constituting Collateral, and record the same.

(b) Each Grantor agrees, within 60 days of the end of each fiscal year, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available to such Grantor with respect to: (i) any party who such Grantor reasonably believes is infringing, misappropriating, diluting or otherwise violating any of such Grantor’s rights in and to any Intellectual Property in any manner that would reasonably be expected to have a Material Adverse Effect, or (ii) any party, to the knowledge of any Responsible Officer of such Grantor, claiming that any Grantor or the conduct of any Grantor’s business infringes, misappropriates, dilutes or otherwise violates any Intellectual Property right of any third party in any manner that would reasonably be expected to have a Material Adverse Effect. Each Grantor further agrees to take all necessary action, in accordance with its reasonable business judgment, with respect to any Person infringing, misappropriating, diluting or otherwise violating any Intellectual Property owned by it if failure to do so would reasonably be expected to have a Material Adverse Effect.

(c) Each Grantor agrees to use its Trademarks that are material to the business of the Company and its Restricted Subsidiaries, taken as a whole, in interstate commerce during the time in which this Agreement is in effect to the extent required by the laws of the United States

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or other jurisdictions, as applicable, to maintain its rights in such Trademarks and to take all such other actions as are reasonably necessary to preserve such Trademarks as trademarks or service marks under the laws of the United States or other jurisdictions, as applicable (other than any such Trademarks that are deemed by a Grantor in its reasonable business judgment to no longer be material to the conduct of such Grantor’s business).

(d) Each Grantor shall, at its own expense, diligently maintain all registrations and applications for registration included in the Recordable Intellectual Property that are material to the business of the Company and its Restricted Subsidiaries, taken as a whole, in accordance with its reasonable business judgment, including but not limited to filing affidavits of use and applications for renewals of registration for all such Recordable Intellectual Property constituting registered Trademarks and timely payment of all post-issuance fees required to maintain in force its rights under each such Recordable Intellectual Property constituting issued Patent or registered Copyright, and shall pay all fees and disbursements in connection therewith and shall not abandon any such registration, filing of affidavit of use or application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent, not to be unreasonably withheld (other than with respect to registrations and applications deemed by such Grantor in its reasonable business judgment to be no longer prudent to pursue).

(e) At its own expense, each Grantor, in accordance with its reasonable business judgment, shall diligently prosecute all material applications for (i) United States Patents listed in Annex G hereto and (ii) Copyrights listed in Annex G hereto, in each case for such Grantor and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies (other than applications that are no longer material or are deemed by such Grantor in its reasonable business judgment to no longer be necessary in the conduct of Grantor’s business), absent written consent of the Collateral Agent not to be unreasonably withheld.

(f) In the event that any Grantor, either by itself or through any agent, employee, licensee or designee, files an application for or acquires any Recordable Intellectual Property following the date hereof, then the provisions of this Agreement shall automatically apply thereto and any such Intellectual Property shall automatically constitute part of the Collateral and shall be subject to the Collateral Agent’s security interest, without further action by any party, and such Grantor shall within 60 days of the end of each fiscal year execute and deliver any and all agreements, instruments, documents and papers, including any applicable Intellectual Property Security Agreement, as necessary to evidence and perfect the Collateral Agent’s security interest in such Recordable Intellectual Property provided that such agreements, instruments, documents and papers (the “Writings”) are consistent with the terms of and conditions of this Agreement, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such Writings, solely upon the occurrence and during the continuance of an Event of Default and solely for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable until this Agreement is terminated.

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ARTICLE IV

PROVISIONS CONCERNING ALL COLLATERAL

4.1. Protection of Collateral Agent’s Security. Except as otherwise permitted by the Loan Documents, no Grantor will do anything to impair the rights of the Collateral Agent in the Collateral. Each Grantor will at all times maintain insurance, at such Grantor’s own expense to the extent and in the manner provided in the Credit Agreement. Except to the extent otherwise permitted to be retained by such Grantor or applied by such Grantor pursuant to the terms of the Credit Agreement, the Collateral Agent shall, at the time any proceeds of such insurance are distributed to the Secured Parties, apply such proceeds in accordance with Section 5.4 hereof. Each Grantor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Grantor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Grantor.

4.2. Additional Information. Each Grantor will, at its own expense, from time to time upon the reasonable request of the Collateral Agent, promptly (and in any event within 10 days after its receipt of the respective request) furnish to the Collateral Agent such information with respect to the Collateral (including the identity of the Collateral or such components thereof as may have been requested by the Collateral Agent, the value and location of such Collateral, etc.) as may be requested by the Collateral Agent. Without limiting the forgoing, each Grantor agrees that it shall promptly (and in any event within 10 days after its receipt of the respective request) furnish to the Collateral Agent such updated Annexes hereto as may from time to time be reasonably requested by the Collateral Agent.

4.3. Financing Statements. Each Grantor agrees to execute and deliver (or cause to be executed and delivered) to the Collateral Agent such financing statements, in form reasonably acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request or as are reasonably necessary or desirable in the opinion of, and at the request of, the Collateral Agent to establish and maintain a valid, enforceable, perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby. Each Grantor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. Each Grantor hereby authorizes the Collateral Agent to file any such financing statements without the signature of such Grantor where permitted by law (and such authorization includes describing the Collateral as “all assets” of such Grantor or words of similar effect). Notwithstanding the foregoing, if reasonably requested by any Grantor, the Collateral Agent shall, at Grantor’s expense, make such filings as may be reasonably requested to evidence that the security interests hereunder do not attach to any property that constitutes Excluded Assets.

4.4. Further Actions. The Company shall, and shall cause each other Grantor to, at their own expense, take such other actions as are required by Section 6.12 of the Credit Agreement.

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ARTICLE V

REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT

5.1. Remedies; Obtaining the Collateral Upon Default. Each Grantor agrees that, if any Event of Default shall have occurred and be continuing, acting upon the instructions of the Required Lenders or, in the case of an Event of Default under Section 8.01(c) of the Credit Agreement in respect of a failure to observe or perform any covenant under Section 7.17 of the Credit Agreement, the Required Revolving Lenders, in each case, in accordance with Section 8.02 of the Credit Agreement, then and in every such case, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law and under the other provisions of this Agreement, shall have all rights as a secured creditor under any UCC, and such additional rights and remedies to which a secured creditor is entitled under the laws in effect in all relevant jurisdictions and may:

(i) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Grantor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Grantor’s premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Grantor;

(ii) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Accounts and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent and may exercise any and all remedies of such Grantor in respect of such Collateral;

(iii) sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 5.2 hereof, or direct such Grantor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;

(iv) take possession of the Collateral or any part thereof, by directing such Grantor in writing to deliver the same to the Collateral Agent at any reasonable place or places designated by the Collateral Agent, in which event such Grantor shall at its own expense:

(x) forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent;

(y) store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 5.2 hereof; and

(z) while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain it in good condition;

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(v) exercise the rights granted under Section 1.3 hereof;

(vi) apply any monies constituting Collateral or proceeds thereof in accordance with the provisions of Section 5.4;

(vii) license or sublicense, on a royalty free, rent basis, whether on an exclusive or nonexclusive basis, any Intellectual Property included in the Collateral (in the case of Trademarks, subject to reasonable quality control and subject to those exclusive licenses granted by Grantors in effect on the date hereof and those granted by any Grantor hereafter to the extent permitted by the Credit Agreement) for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine, it being understood that any such license, may be exercised, at the option of the Collateral Agent, only upon the occurrence and during the continuation of an Event of Default; provided, that any such license shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default;

(viii) take any other action as specified in clauses (1) through (5), inclusive, of Section 9-607(a) of the UCC;

it being understood that each Grantor’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Grantor of said obligation. By accepting the benefits of this Agreement and each other Collateral Document, the Secured Parties expressly acknowledge and agree that this Agreement and each other Collateral Document may be enforced only by the action of the Collateral Agent acting upon the instructions of the Required Lenders or, in the case of an Event of Default under Section 8.01(c) of the Credit Agreement in respect of a failure to observe or perform any covenant under Section 7.17 of the Credit Agreement, the Required Revolving Lenders, in each case, in accordance with Section 8.02 of the Credit Agreement, and that no other Secured Party shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Secured Parties upon the terms of this Agreement and the other Collateral Documents.

5.2. Remedies; Disposition of the Collateral. If any Event of Default shall have occurred and be continuing, then any Collateral repossessed by the Collateral Agent under or pursuant to Section 5.1 hereof and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of such Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair at the expense of the relevant Grantor which the Collateral Agent shall determine to be commercially reasonable. Any such sale, lease or other disposition may be effected by means of a public disposition or private disposition, effected in accordance with the applicable requirements (in each case if and to the extent applicable) of

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Sections 9-610 through 9-613 of the UCC and/or such other mandatory requirements of applicable law as may apply to the respective disposition. The Collateral Agent may, without notice or publication, adjourn any public or private disposition or cause the same to be adjourned from time to time by announcement at the time and place fixed for the disposition, and such disposition may be made at any time or place to which the disposition may be so adjourned. To the extent permitted by any such requirement of law, the Collateral Agent may bid for and become the purchaser (and may pay all or any portion of the purchase price by crediting Obligations against the purchase price) of the Collateral or any item thereof, offered for disposition in accordance with this Section 5.2 without accountability to the relevant Grantor. If, under applicable law, the Collateral Agent shall be permitted to make disposition of the Collateral within a period of time which does not permit the giving of notice to the relevant Grantor as hereinabove specified, the Collateral Agent need give such Grantor only such notice of disposition as shall be required by such applicable law. Each Grantor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such disposition or dispositions of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Grantor’s expense.

5.3. Waiver of Claims. Except as otherwise provided in this Agreement, EACH GRANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT’S TAKING POSSESSION OR THE COLLATERAL AGENT’S DISPOSITION OF ANY OF THE COLLATERAL, IN EACH CASE AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES, and each Grantor hereby further waives, to the extent permitted by law:

(i) all damages occasioned by such taking of possession or any such disposition except any damages which are the direct result of the Collateral Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision);

(ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder; and

(iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Grantor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Grantor therein and thereto, and shall be a perpetual bar both at law and in equity against such Grantor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Grantor.

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5.4. Application of Proceeds. (a) All moneys collected by the Collateral Agent (or, to the extent the Pledge Agreement or any other Collateral Document requires proceeds of collateral under such other Collateral Document to be applied in accordance with the provisions of this Agreement, the Pledgee, under, and as defined in, the Pledge Agreement or collateral agent under such other Collateral Document) upon any sale or other disposition of the Collateral (or the collateral under the relevant Collateral Document), in connection with the Collateral Agent’s exercise of remedies following the occurrence and during the continuance of an Event of Default, together with all other moneys received by the Collateral Agent hereunder or under any other Collateral Document, shall be applied ~~as follows:~~in accordance with Section 8.03 of the Credit Agreement.

~~(i) first, to the payment of all amounts owing the Collateral Agent and the Administrative Agent in their respective capacities as such in accordance with the terms of the Loan Documents;~~

~~(ii) second, to the payment in full of the Obligations owing to the Secured Parties on a pro rata basis in accordance with the respective amounts of the Obligations; and~~

~~(iii) third, to the Grantors and/or other Persons entitled thereto.~~

(b) For purposes of applying payments received in accordance with this Section 5.4, the Collateral Agent shall be entitled to rely upon the Administrative Agent for a determination (which the Administrative Agent agrees (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Obligations owed to the Secured Parties.

(c) It is understood that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations.

(d) It is understood and agreed by each Grantor and each Secured Party that the Collateral Agent shall have no liability for any determinations made by it in this Section 5.4, in each case except to the extent resulting from the gross negligence or willful misconduct of the Collateral Agent (as determined by a court of competent jurisdiction in a final and non-appealable decision). Each Grantor and each Secured Party also agrees that the Collateral Agent may (but shall not be required to), at any time and in its sole discretion, and with no liability resulting therefrom, petition a court of competent jurisdiction regarding any application of Collateral in accordance with the requirements hereof, and the Collateral Agent shall be entitled to wait for, and may conclusively rely on, any such determination.

5.5. Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given to the Collateral Agent under this Agreement, the other Loan Documents or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time

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or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence thereof. No notice to or demand on any Grantor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including reasonable attorneys’ fees, and the amounts thereof shall be included in such judgment.

5.6. Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Grantor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

ARTICLE VI

INDEMNITY

6.1. Indemnity. The parties hereto agree that the terms of Section 10.04 of the Credit Agreement are incorporated herein by reference, mutatis mutandis. If and to the extent that the obligations of any Grantor under this Section 6.1 are unenforceable for any reason, such Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

6.2. Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement hereunder or under the other Loan Documents shall constitute Obligations secured by the Collateral. The indemnity obligations of each Grantor contained in this Article VI shall continue in full force and effect notwithstanding the full payment of all of the other Obligations and notwithstanding the full payment of all the Notes issued, and Loans made, under the Credit Agreement and the payment of all other Obligations and notwithstanding the discharge thereof and the occurrence of the Termination Date.

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ARTICLE VII

DEFINITIONS

The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

“Account” shall mean any “account” as such term is defined in the UCC, and in any event shall include but shall not be limited to, all rights to payment of any monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated or sponsored by a State, governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State. Without limiting the foregoing, the term “account” shall include all Health-Care-Insurance Receivables.

“Administrative Agent” shall have the meaning provided in the recitals of this Agreement.

“Agreement” shall mean this Security Agreement, as the same may be amended, modified, restated and/or supplemented from time to time in accordance with its terms.

“Cash Collateral Account” shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Parties.

“Chattel Paper” shall mean “chattel paper” as such term is defined in the UCC. Without limiting the foregoing, the term “Chattel Paper” shall in any event include all Tangible Chattel Paper and all Electronic Chattel Paper.

“Collateral” shall have the meaning provided in Section 1.1(a) of this Agreement.

“Collateral Agent” shall have the meaning provided in the first paragraph of this Agreement.

“Collateral Documents” shall have the meaning provided in the Credit Agreement.

“Commercial Tort Claims” shall mean “commercial tort claims” as such term is defined in the UCC.

“Commodity Account” shall mean all “commodity accounts” as such term is defined in the UCC.

“Company” shall have the meaning provided in the recitals of this Agreement.

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“Contract Rights” shall mean all rights of any Grantor under each Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Contracts, (ii) any and all rights to receive and compel performance under any or all Contracts and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts.

“Contracts” shall mean all contracts between any Grantor and one or more additional parties (including, without limitation, any Swap Contracts, licensing agreements and any partnership agreements, joint venture agreements and limited liability company agreements).

“Copyrights” shall mean all: (a) copyrights (whether statutory or common law, whether registered or unregistered and whether published or unpublished) all mask works (as such term is defined in 17 U.S.C. Section 901, et seq.), and all copyright registrations and applications therefor, including, without limitation, the copyright registrations and applications in the United States Copyright Office listed in Annex G; (b) rights and privileges arising under applicable law with respect to such copyrights; and (c) renewals and extensions thereof and amendments thereto.

“Copyright Security Agreement” shall mean a copyright security agreement, in the form attached hereto as Exhibit B, executed and delivered by a Grantor in favor of the Collateral Agent for the benefit of the Secured Parties.

“Credit Agreement” shall have the meaning provided in the recitals of this Agreement.

“Deposit Accounts” shall mean all “deposit accounts” as such term is defined in the UCC and all other demand, deposit, time, savings, cash management, passbook and similar accounts.

“Documents” shall mean “documents” as such term is defined in the UCC.

“Domain Names” shall mean all Internet domain names and associated URL addresses in or to which any Grantor now or hereafter has any right, title or interest.

“Electronic Chattel Paper” shall mean “electronic chattel paper” as such term is defined in the UCC.

“Equipment” shall mean any “equipment” as such term is defined in the UCC, and in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures and vehicles now or hereafter owned by any Grantor and any and all additions, substitutions and replacements of any of the foregoing and all accessions thereto, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Event of Default” shall mean any Event of Default under, and as defined in, the Credit Agreement.

“Excluded Assets” shall have the meaning provided in Section 1.1(b) of this Agreement.

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“Financial Assets” shall mean all present and future “financial assets” as such term is defined in the UCC.

“Fixture” shall mean “fixture” as such term is defined in the UCC.

“General Intangibles” shall mean “general intangibles” as such term is defined in the UCC.

“Goods” shall mean “goods” as such term is defined in the UCC.

“Grantor” shall have the meaning provided in the first paragraph of this Agreement.

“Health-Care-Insurance Receivable” shall mean any “health-care-insurance receivable” as such term is defined in the UCC.

“Instrument” shall mean “instruments” as such term is defined in the UCC.

“Intellectual Property” shall mean (a) all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, Software, Trade Secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing; (b) rights corresponding to any of the foregoing throughout the world, including as provided by international treaties or conventions, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto; (c) income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect to any of the foregoing, including damages and payments for past and future infringements, misappropriations, or other violations thereof; and (d) rights to sue for past, present, and future infringements, misappropriations, or other violations of any of the foregoing, including the right to settle suits involving claims and demands for royalties owing.

“Intellectual Property Security Agreement” shall mean a Copyright Security Agreement, a Patent Security Agreement or a Trademark Security Agreement.

“Inventory” shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof and all accessions thereto, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same, in all stages of production from raw materials through work in process to finished goods, and all products and proceeds of whatever sort and wherever located any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from any Grantor’s customers, and shall specifically include all “inventory” as such term is defined in the UCC.

“Investment Property” shall mean “investment property” as such term is defined in the UCC.

“Lenders” shall have the meaning provided in the recitals of this Agreement.

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“Letter-of-Credit Rights” shall mean “letter-of-credit rights” as such term is defined in the UCC.

“Licenses” shall mean any and all licenses, agreements, consents, orders, franchises and similar arrangements in respect of the licensing, development, use or disclosure of any Intellectual Property.

“Location” of any Grantor, shall mean such Grantor’s “location” as determined pursuant to Section 9-307 of the UCC.

“Margin Stock” shall have the meaning provided in Regulation U.

“Money” shall mean all present and future “money” as defined in Article 1 of the UCC.

“Non-Voting Equity Interests” shall mean all Equity Interests of any Person which are not Voting Equity Interests.

“Obligations” shall have the meaning provided in the Credit Agreement.

“Patents” shall mean all (a) industrial designs, letters patent, certificates of inventions, all registrations and recordings thereof, and all applications for letters patent, including registrations, recordings and pending applications in the United States Patent and Trademark Office listed in Annex G, and (b) reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein and all improvements thereto.

“Patent Security Agreement” shall mean a patent security agreement, in the attached hereto as Exhibit C, executed and delivered by a Grantor in favor of the Collateral Agent for the benefit of the Secured Parties.

“Permits” shall mean, to the extent permitted to be assigned by the terms thereof or by applicable law, all licenses, permits, consent, approval, rights, orders, variances, franchises or authorizations of or from any Governmental Authority or agency.

“Pledge Agreement Collateral” shall mean all “Collateral” as defined in the Pledge Agreement.

“Pledge Agreement” shall mean the Pledge Agreement dated of even date herewith by Ciena Corporation, each other Pledgor from time to time party thereto and the Collateral Agent, as pledgee.

“Proceeds” shall mean all “proceeds” as such term is defined in the UCC and, in any event, shall also include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of Governmental Authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

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“Recordable Intellectual Property” shall mean (i) any Patent issued by or applied for issuance with the United States Patent and Trademark Office, (ii) any Trademark registered or applied for registration with the United States Patent and Trademark Office, (iii) any Copyright registered or applied for registration with the United States Copyright Office and (iv) any material License granting to any Grantor any exclusive right to use, copy, reproduce, distribute, prepare derivative works, display or publish any records or other materials pertaining to a Copyright registered with the United States Copyright Office.

“Registered Organization” shall have the meaning provided in the UCC.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System of the United States as from time to time in effect and any successor to all or a portion thereof.

“Securities Accounts” shall mean all present and future “securities accounts” as such term is defined in Article 8 of the UCC, including all monies, “uncertificated securities,” and “securities entitlements” (each as defined in Article 8 of the UCC) contained therein.

“Security” means all present and future “securities” as such term is defined in Article 8 of the UCC.

“Security Agreement Supplement” shall mean a security agreement supplement, in the form attached hereto as Exhibit A, signed and delivered to the Collateral Agent for the purpose of adding a Restricted Subsidiary as a party hereto pursuant to Section 8.12 and/or adding additional property to the Collateral.

“Security Entitlements” shall mean all present and future “security entitlements” as such term is defined in Article 8 of the UCC.

“Software” shall mean all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing.

“State” shall mean any state of the United States.

“Supporting Obligations” shall mean any “supporting obligation” as such term is defined in the UCC, now or hereafter owned by any Grantor, or in which any Grantor has any rights, and, in any event, shall include, but shall not be limited to all of such Grantor’s rights in any Letter-of-Credit Right or secondary obligation that supports the payment or performance of, and all security for, any Account, Chattel Paper, Document, General Intangible, Instrument or Investment Property.

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“Tangible Chattel Paper” shall mean “tangible chattel paper” as such term is defined in the UCC.

“Termination Date” shall have the meaning provided in Section 8.8(a) of this Agreement.

“Trade Secrets” shall mean any confidential and proprietary information, including inventions, formulae, algorithms, production procedures, know-how, methods, techniques, marketing, plans, analyses, proposals, customer lists, supplier lists, specifications, models, personal information, data collections, source code and object code of a Grantor worldwide whether written or not.

“Trademarks” shall mean all: (a) trademarks, service marks, certification marks, domain names and associated URLs, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, slogans, other source or business identifiers, designs and general intangibles of like nature, all registrations and recordings thereof, and all registrations and applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office that are listed in Annex G, (b) all extensions or renewals of any of the foregoing, (c) goodwill associated therewith or symbolized thereby, (d) other assets, rights and interests that uniquely reflect or embody such goodwill, and (e) rights and privileges arising under applicable law with respect to the use of any of the foregoing.

“Trademark Security Agreement” shall mean a trademark security agreement, in the form attached hereto as Exhibit D, executed and delivered by a Grantor in favor of the Collateral Agent for the benefit of the Secured Parties.

“Transmitting Utility” shall have the meaning given such term in Section 9-102(a)(80) of the UCC as in effect on the date hereof.

“Vehicles” shall mean all cars, trucks and other vehicles covered by a certificate of title law of any state.

“Voting Equity Interests” of any Person shall mean all classes of Equity Interests of such Person entitled to vote in the election of the board of directors of such Person (or such equivalent governing body of such Person).

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

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ARTICLE VIII

MISCELLANEOUS

8.1. Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be in writing and shall be sent or delivered by mail, telecopy or courier service and all such notices and communications shall, when mailed, telecopied or sent by courier, be effective when deposited in the mails, delivered to the overnight courier, or sent by telecopier, except that notices and communications to the Collateral Agent or any Grantor shall not be effective until received by the Collateral Agent or such Grantor, as the case may be. All notices and other communications shall be in writing and addressed as follows:

(a) if to any Grantor, c/o:

Ciena Corporation

7035 Ridge Road

Hanover, Maryland 21076

Attention: Treasurer’s Office

Facsimile: (410) 865-8901

with a copy to:

Ciena Corporation

7035 Ridge Road

Hanover, Maryland 21076

Attention: General Counsel’s Office

Facsimile: (410) 865-8001

(b) if to the Collateral Agent, at:

Bank of America, N.A.

Agency Management

900 West Trade Street

Mail Code: NC1-026-06-03

Charlotte, NC 28255-0001

Attention: Priscilla Baker

Telephone: 980-386-3475

Facsimile: 704-409-0918

Electronic Mail: priscilla.l.baker@baml.com

or at such other address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

8.2. Waiver; Amendment. Except as provided in Sections 8.8, 8.12 and 8.15 hereof and Section 10.01 of the Credit Agreement, none of the terms and conditions of this Agreement or any other Collateral Document may be changed, waived, modified or varied in any

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manner whatsoever unless in writing duly signed by each Grantor directly affected thereby (it being understood that the addition or release of any Grantor hereunder or under another Collateral Document shall not constitute a change, waiver, discharge or termination affecting any Grantor other than the Grantor so added or released) and the Collateral Agent (with the written consent of the Required Lenders), except that the Collateral Agent, acting alone, may release any Grantor from this Agreement to the extent such release is permitted pursuant to Section 6.12(f), 9.10 or 10.01, in each case, of the Credit Agreement.

8.3. Obligations Absolute. The obligations of each Grantor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Grantor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Secured Debt Agreement; or (c) any amendment to or modification of any other Secured Debt Agreement or any security for any of the Obligations (in each case), whether or not such Grantor shall have notice or knowledge of any of the foregoing.

8.4. Successors and Assigns. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 8.8 hereof, (ii) be binding upon each Grantor, its successors and assigns, provided however, that except as otherwise permitted by the Credit Agreement, no Grantor shall assign any of its rights or obligations hereunder without the prior written consent of the Collateral Agent (with the consent of the Required Lenders), and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the other Secured Parties and their respective successors, transferees and assigns. All agreements, statements, representations and warranties made by each Grantor herein or in any certificate or other instrument delivered by such Grantor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of this Agreement and the other Loan Documents regardless of any investigation made by the Secured Parties or on their behalf.

8.5. Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

8.6. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE COLLATERAL AGENT, ANY SECURED PARTY OR ANY RELATED PARTY THEREOF IN ANY WAY RELATING TO THIS AGREEMENT, ANY OTHER COLLATERAL DOCUMENT OR THE

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TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT OR ANY SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8.1. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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8.7. Grantors’ Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Grantor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or with respect to any Collateral.

8.8. Termination; Release. (a) On the Termination Date, this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation in Section 6.1 hereof, shall survive such termination) and the Collateral Agent, at the request and expense of the respective Grantor, will promptly execute and deliver to such Grantor a proper instrument or instruments (including UCC termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Grantor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, “Termination Date” shall mean the date on which the Payment in Full of the Obligations has occurred.

(b) In the event that any part of the Collateral is sold or otherwise disposed of (to a Person other than a Credit Party) in connection with a sale or disposition permitted by Section 7.05 of the Credit Agreement or is otherwise released pursuant to the Credit Agreement, and the proceeds of such sale or disposition (or from such release) are applied in accordance with the terms of the Credit Agreement to the extent required to be so applied, the Collateral Agent, at the request and expense of such Grantor, will duly release from the security interest created hereby (and will promptly execute and deliver such documentation, including termination or partial release statements, including UCC-3s, subordination agreements and the like in connection therewith to evidence the release of such item of Collateral or to subordinate its interest in such item of Collateral) and assign, transfer and deliver to such Grantor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or otherwise disposed of, or released, and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement. In the case of any sale or disposition of any Collateral permitted under Section 7.05 of the Credit Agreement (unless sold to another Credit Party), the security interest created hereby on such Collateral shall be automatically released without the need for further action by any Person. Furthermore, (x) upon the release of any Grantor from the Guaranty (in its capacity as Guarantor thereunder) in accordance with the provisions thereof or (y) such Grantor shall be entitled to release pursuant to Section 8.15, in each case, such Grantor (and the Collateral at such time assigned by the respective Grantor pursuant hereto) shall be automatically released from this Agreement, and the Collateral Agent, at the request and expense of such Grantor being released, will promptly execute and deliver such documentation, including termination or partial release statements, including UCC-3s, and the like in connection therewith) and assign, transfer and deliver to such Grantor (without recourse and without any representation or warranty) the Collateral of such Grantor being released.

(c) At any time that a Grantor desires that the Collateral Agent take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 8.8(a) or (b), such Grantor shall deliver to the Collateral Agent a certificate signed by a Responsible Officer of such Grantor stating that the release of the respective Collateral is permitted pursuant to

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such Section 8.8(a) or (b). At any time that the Company or the respective Grantor desires that a Subsidiary of the Company which has been released from the Guaranty be released hereunder as provided in the penultimate sentence of Section 8.8(b) hereof, it shall deliver to the Collateral Agent a certificate signed by a Responsible Officer of the Company and the respective Grantor stating that the release of the respective Grantor (and its Collateral) is permitted pursuant to such Section 8.8(b).

(d) The Collateral Agent shall have no liability whatsoever to any other Secured Party as the result of any release of Collateral by it in accordance with, or which the Collateral Agent in good faith believes to be in accordance with, this Section 8.8.

8.9. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Company and the Collateral Agent. Section 10.17 of the Credit Agreement shall apply to this Agreement, mutatis mutandis, as if fully set forth herein.

8.10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.11. The Collateral Agent and the other Secured Parties. The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in Section 9 of the Credit Agreement. The Collateral Agent shall act hereunder on the terms and conditions set forth herein and in Section 9 of the Credit Agreement.

8.12. Additional Grantors. It is understood and agreed that any Domestic Subsidiary of the Company that desires to become a Grantor hereunder, or is required to execute a counterpart of this Agreement after the date hereof pursuant to the requirements of the Credit Agreement or any other Loan Document, shall become a Grantor hereunder by (x) executing a counterpart hereof and delivering same to the Collateral Agent or by executing a Security Agreement Supplement and delivering the same to the Collateral Agent, in each case as may be requested by the Collateral Agent (provided such Security Agreement Supplement shall not require the consent of any Grantor), (y) delivering supplements to Annexes A through G, inclusive, hereto as are necessary to cause such Annexes to be complete and accurate with respect to such additional Grantor on such date and (z) taking all actions as specified in this Agreement as would have been taken by such Grantor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Collateral Agent and with all documents and actions required above to be taken to the reasonable satisfaction of the Collateral Agent and upon such execution and delivery, such Subsidiary shall constitute a Grantor hereunder.

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8.13. [Reserved].

8.14. [Reserved].

8.15. Release of Grantors. If at any time (a) all of the Equity Interests of any Grantor (or, to the extent any Collateral Document requires releases thereunder to occur in accordance with the provisions of this Agreement, the pledgor, transferor, mortgagor or other corresponding party under such other Collateral Document) owned by the Company and its Restricted Subsidiaries are sold (to a Person other than the Company or any of its Restricted Subsidiaries) in a transaction permitted pursuant to the Credit Agreement (and which does not violate the terms of any other Loan Document then in effect) or (b) a Grantor becomes an Excluded Subsidiary, then, at the request and expense of the Company, the respective Grantor shall be immediately released as a Grantor pursuant to this Agreement without any further action hereunder (and upon the reasonable request of the Company and at the expense of the Grantors, the Collateral Agent (or, to the extent any other Collateral Document requires releases thereunder to occur in accordance with the provisions of this Agreement, the pledgee, assignee, mortgagee or other corresponding party under such other Collateral Document) shall execute and deliver such instruments of release as are reasonably necessary to evidence the release of such Grantor and otherwise reasonably satisfactory to the Collateral Agent). At any time the Company desires that a Grantor be released from this Agreement as provided in this Section 8.15, the Company shall deliver to the Collateral Agent a certificate signed by a Responsible Officer of the Company stating that (i) the transaction is permitted pursuant to the Credit Agreement (and does not violate the terms of any other Loan Documents then in effect) or such Grantor has become an Excluded Subsidiary, as applicable, and (ii) the release of the respective Grantor is permitted pursuant to this Section 8.15.

[Remainder of this page intentionally left blank; signature page follows]

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ANNEXES:

ANNEX A	Schedule of Chief Executive Offices Address(es) of Chief Executive Office
ANNEX B	Schedule of Legal Names, Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility), Jurisdiction of Organization, Location and Organizational Identification Numbers
ANNEX C	Schedule of Trade and Fictitious Names
ANNEX D	Description of Certain Significant Transactions Occurring Within One Year Prior to the Date of the Security Agreement
ANNEX E	Schedule of Commercial Tort Claims
ANNEX F	Schedule of Inventory and Equipment
ANNEX G	Schedule of Intellectual Property

EXHIBITS:

EXHIBIT A	Form of Security Agreement Supplement
EXHIBIT B	Form of Copyright Security Agreement
EXHIBIT C	Form of Patent Security Agreement
EXHIBIT D	Form of Trademark Security Agreement

EXHIBIT A

FORM OF SECURITY AGREEMENT SUPPLEMENT

SECURITY AGREEMENT SUPPLEMENT dated as of     ,   , between [NAME OF GRANTOR] [    ], a [    ] corporation (the “Grantor”) and BANK OF AMERICA, N.A. (or any successor collateral agent), as Collateral Agent.

WHEREAS, CIENA CORPORATION, a Delaware corporation, the other Grantors party thereto and BANK OF AMERICA, N.A., as Collateral Agent are parties to a Security Agreement dated as of July 15, 2014 (as heretofore amended and/or supplemented, the “Security Agreement”) under which the Borrower and the other Grantors party thereto have secured certain of the Borrower’s obligations and the Guarantors have secured their respective guarantees thereof (the “Secured Obligations”);

WHEREAS, [NAME OF GRANTOR] [    ] desires to become [is] a party to the Security Agreement as a Grantor thereunder;1 and

WHEREAS, terms defined in the Security Agreement (or whose definitions are incorporated by reference in the recitals of the Security Agreement) and not otherwise defined herein have, as used herein, the respective meanings provided for therein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Party to Security Agreement2. The Grantor acknowledges that, by signing this Security Agreement Supplement and delivering it to the Collateral Agent, the Grantor becomes a “Grantor” for all purposes of the Security Agreement and will become a party to the Security Agreement and will thereafter have all the rights and obligations of a Grantor thereunder and be bound by all the provisions thereof as fully as if the Grantor were one of the original parties thereto.

2. Grant of Liens. (a) In order to secure the Secured Obligations, the Grantor grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in all the following property of the Grantor, whether now owned or existing or hereafter acquired or arising and regardless of where located (the “New Collateral”):

[describe property being added to the Collateral]3

(b) With respect to each right to payment or performance included in the Collateral from time to time, the Lien granted therein includes a continuing security interest in (i) any Supporting Obligation that supports such payment or performance and (ii) any Lien that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation.

[1]	If the Grantor is the Borrower, delete this recital and Section 1 hereof.
[2]	Delete this Section if the Grantor is the Borrower or is already a party to the Security Agreement.
[3]	If the Grantor is not already a party to the Security Agreement, clauses (i) through (xii) of Section 1(a) and Section 1(b) of the Security Agreement may be appropriate.

(c) The foregoing Liens are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Grantor with respect to any of the New Collateral or any transaction in connection therewith.

3. [Reserved.]

4. Representations and Warranties. (a) The Grantor is duly organized, validly existing and in good standing under the laws of [jurisdiction of organization].

(b) The Grantor has delivered a Perfection Certificate to the Administrative Agent. The information set forth therein is correct and complete as of the date hereof. Within 60 days after the date hereof, the Grantor will furnish to the Administrative Agent a file search report from each UCC filing office listed in such Perfection Certificate, showing the filing made at such filing office to perfect the Liens on the New Collateral.

(c) The execution, delivery and performance by the Grantor of this Security Agreement Supplement has been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of the Grantor’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Liens created under the Loan Documents) under, or require any payment to be made under (A) any material Contractual Obligation to which the Grantor is a party or affecting the Grantor or the properties of the Grantor or any of its Restricted Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Grantor or its property is subject; or (iii) violate any Law.

(d) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by the Grantor of this Security Agreement Supplement, (b) the grant by the Grantor of the Liens granted by it pursuant to the foregoing Section 2 and the other Collateral Documents, or (c) the perfection or maintenance of the Liens created under the foregoing Section 2 and the other Collateral Documents (including the first priority nature thereof) other than (i) those that have already been obtained and are now in full force and effect, (ii) filings to perfect the Liens created by the foregoing Section 2 and the other Collateral Documents, (iii) those actions as contemplated by Section 2.1 of Security Agreement, and (iv) filings of the Loan Documents with the SEC after the Closing Date in accordance with the requirements thereof.

(e) The Security Agreement as supplemented hereby constitutes a valid and binding agreement of the Grantor, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) general principles of equity.

(f) Each of the representations and warranties set forth in Article II of the Security Agreement is true as applied to the Grantor and the New Collateral. For purposes of the foregoing sentence, references in said Sections to a “Grantor” shall be deemed to refer to the Grantor, references to Annexes to the Security Agreement shall be deemed to refer to the corresponding Annexes to this Security Agreement Supplement, references to “Collateral” shall be deemed to refer to the New Collateral, and references to the “Effective Date” shall be deemed to refer to the date on which the Grantor signs and delivers this Security Agreement Supplement.

5. Governing Law. This Security Agreement Supplement shall be construed in accordance with and governed by the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement Supplement to be duly executed by their respective authorized officers as of the day and year first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

BANK OF AMERICA, N.A., as Collateral Agent

By:
Name:
Title:

Annex A

to Security Agreement

Supplement

SCHEDULE OF CHIEF EXECUTIVE OFFICES

Name of Grantor	Address of Chief Executive Office

Annex B

to Security Agreement

Supplement

SCHEDULE OF LEGAL NAMES, TYPE OF ORGANIZATION

(AND WHETHER A REGISTERED ORGANIZATION AND/OR

A TRANSMITTING UTILITY), JURISDICTION OF ORGANIZATION

LOCATION AND ORGANIZATIONAL IDENTIFICATION NUMBERS

AND FEDERAL EMPLOYER IDENTIFICATION NUMBERS

Exact Legal Name of Grantor	Type of Organization (or, if the Grantor is an Individual, so indicate)	Registered Organization? (Yes/No)	Jurisdiction of Organization	Grantor’s Location (for purposes of NY UCC § 9-307)*	Grantor’s Organization Identification Number (or, if it has none, so indicate)	Federal Employer Identification Numbers	Transmitting Utility? (Yes/No)

Annex C

to Security Agreement

Supplement

SCHEDULE OF TRADE AND FICTITIOUS NAMES

[●]

Annex D

to Security Agreement

Supplement

DESCRIPTION OF CERTAIN SIGNIFICANT TRANSACTIONS

OCCURRING WITHIN ONE YEAR PRIOR TO THE DATE OF THE

SECURITY AGREEMENT

[●]

Annex E

to Security Agreement

Supplement

DESCRIPTION OF COMMERCIAL TORT CLAIMS

[●]

Annex F

to Security Agreement

Supplement

SCHEDULE OF INVENTORY AND EQUIPMENT

Annex G

to Security Agreement

Supplement

SCHEDULE OF INTELLECTUAL PROPERTY

EXHIBIT B

COPYRIGHT SECURITY AGREEMENT

(Copyrights, Copyright Registrations, Copyright

Applications and Copyright Licenses)

WHEREAS, [name of Grantor], a       corporation1 (herein referred to as the “Grantor”) owns, or in the case of licenses is a party to, the Copyright Collateral (as defined below);

WHEREAS, CIENA CORPORATION, a Delaware corporation (the “Borrower”), the Lenders party thereto and BANK OF AMERICA, N.A., as administrative agent, are parties to that certain Credit Agreement dated as of July 15, 2014 (as amended from time to time, the “Credit Agreement”); and

WHEREAS, pursuant to (i) a Security Agreement dated as of July 15, 2014 (as amended and/or supplemented from time to time, the “Security Agreement”) among the Borrower, the other Grantors party thereto and Bank of America, N.A., as collateral agent for the Secured Parties referred to therein (in such capacity, together with its successors in such capacity, the “Grantee”), (ii) a Guaranty Agreement dated as of July 15, 2014 (as amended and/or supplemented from time to time, the “Guaranty Agreement”) among the Guarantors party thereto and Bank of America, N.A., as administrative agent and collateral agent for the Secured Parties referred to therein, and (iii) certain other Collateral Documents (including this Copyright Security Agreement) the Grantor has [secured certain of its obligations (the “Secured Obligations”)]2 [guaranteed certain obligations of the Borrower and secured such guarantee (the “Grantor’s Secured Guarantee”)]3 by granting to the Grantee for the benefit of such Secured Parties a continuing security interest in personal property of the Grantor, including all right, title and interest of the Grantor in, to and under the Copyright Collateral (as defined below);

WHEREAS, terms defined in the Security Agreement (or whose definitions are incorporated by reference in the recitals thereto) and not otherwise defined herein have, as used herein, the respective meanings provided for therein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor grants to the Grantee, to secure the [Secured Obligations] [Grantor’s Secured Guarantee], a continuing security interest in all of the Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Copyright Collateral”), whether now owned or existing or hereafter acquired or arising:

(i) each Copyright, owned by the Grantor, including, without limitation, each Copyright registration or application therefor referred to in Schedule 1 hereto;

[1]	Modify as needed if the Grantor is not a corporation.
[2]	Delete these bracketed words if the Grantor is a Guarantor.
[3]	Delete these bracketed words if the Grantor is the Borrower.

(ii) each License, related to any Copyright (each, a “Copyright License”) to which the Grantor is a party, including, without limitation, each Copyright License identified in Schedule 1 hereto; and

(iii) all proceeds of, revenues from, and accounts and general intangibles arising out of, the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Grantor against third parties for past, present or future infringement of any Copyright (including, without limitation, any Copyright owned by the Grantor and identified in Schedule 1), and all rights and benefits of the Grantor under any Copyright License (including, without limitation, any Copyright License identified in Schedule 1).

The Grantor irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Grantor or in the Grantee’s name, from time to time, in the Grantee’s discretion, so long as any Event of Default shall have occurred and be continuing, to take with respect to the Copyright Collateral any and all appropriate action which the Grantor might take with respect to the Copyright Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Copyright Security Agreement and to accomplish the purposes hereof.

Except to the extent expressly permitted in the Security Agreement or the Credit Agreement, the Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Copyright Collateral.

The foregoing security interest is granted in conjunction with the security interests granted by the Grantor to the Grantee pursuant to the Security Agreement. The Grantor acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

IN WITNESS WHEREOF, the Grantor has caused this Copyright Security Agreement to be duly executed by its officer thereunto duly authorized as of the date first listed above.

[NAME OF GRANTOR]

By:
Name:
Title:

Acknowledged:

BANK OF AMERICA, N.A., as Collateral Agent,

By:
Name:
Title:

Schedule 1

to Copyright

Security Agreement

[NAME OF GRANTOR]

COPYRIGHT REGISTRATIONS

Registration No.	Registration Date	Title	Expiration Date

COPYRIGHT APPLICATIONS

Case No.	Serial No.	Country	Date	Filing Title

COPYRIGHT LICENSES

Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Subject Matter

EXHIBIT C

PATENT SECURITY AGREEMENT

(Patents, Patent Applications and Patent Licenses)

WHEREAS, [name of Grantor], a      corporation1 (herein referred to as the “Grantor”) owns, or in the case of licenses is a party to, the Patent Collateral (as defined below);

WHEREAS, CIENA CORPORATION, a Delaware corporation (the “Borrower”), the Lenders party thereto and BANK OF AMERICA, N.A., as administrative Agent, are parties to that certain Credit Agreement dated as of July 15, 2014 (as amended from time to time, the “Credit Agreement”); and

WHEREAS, pursuant to (i) a Security Agreement dated as of July 15, 2014 (as amended and/or supplemented from time to time, the “Security Agreement”) among the Borrower, the other Grantors party thereto and Bank of America, N.A., as collateral agent for the Secured Parties referred to therein (in such capacity, together with its successors in such capacity, the “Grantee”), (ii) a Guaranty Agreement dated as of July 15, 2014 (as amended and/or supplemented from time to time, the “Guaranty Agreement”) among the Guarantors party thereto and Bank of America, N.A., as administrative agent and collateral agent for the Secured Parties referred to therein, and (iii) certain other Collateral Documents (including this Patent Security Agreement), the Grantor has [secured certain of its obligations (the “Secured Obligations”)]2 [guaranteed certain obligations of the Borrower and secured such guarantee (the “Grantor’s Secured Guarantee”)]3 by granting to the Grantee for the benefit of such Secured Parties a continuing security interest in personal property of the Grantor, including all right, title and interest of the Grantor in, to and under the Patent Collateral (as defined below);

WHEREAS, terms defined in the Security Agreement (or whose definitions are incorporated by reference in the recitals thereto) and not otherwise defined herein have, as used herein, the respective meanings provided for therein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor grants to the Grantee, to secure the [Secured Obligations] [Grantor’s Secured Guarantee], a continuing security interest in all of the Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Patent Collateral”), whether now owned or existing or hereafter acquired or arising:

(i) each Patent owned by the Grantor, including, without limitation, each Patent referred to in Schedule 1 hereto;

[1]	Modify as needed if the Grantor is not a corporation.
[2]	Delete these bracketed words if the Grantor is a Guarantor.
[3]	Delete these bracketed words if the Grantor is the Borrower.

(ii) each License, related to any Patent (each, a “Patent License”) to which the Grantor is a party, including, without limitation, each Patent License identified in Schedule 1 hereto; and

(iii) all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Grantor against third parties for past, present or future infringement of any Patent (including, without limitation, any Patent owned by the Grantor and identified in Schedule 1 hereto) and all rights and benefits of the Grantor under any Patent License (including, without limitation, any Patent License identified in Schedule 1 hereto).

The Grantor irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Grantor or in the Grantee’s name, from time to time, in the Grantee’s discretion, so long as any Event of Default shall have occurred and be continuing, to take with respect to the Patent Collateral any and all appropriate action which the Grantor might take with respect to the Patent Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Patent Security Agreement and to accomplish the purposes hereof.

Except to the extent expressly permitted in the Security Agreement or the Credit Agreement, the Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Patent Collateral.

The foregoing security interest is granted in conjunction with the security interests granted by the Grantor to the Grantee pursuant to the Security Agreement. The Grantor acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

IN WITNESS WHEREOF, the Grantor has caused this Patent Security Agreement to be duly executed by its officer thereunto duly authorized as of the date first listed above.

[NAME OF GRANTOR]

By:
Name:
Title:

Acknowledged:

BANK OF AMERICA, N.A., as Collateral Agent,

By:
Name:
Title:

Schedule 1

to Patent

Security Agreement

[NAME OF GRANTOR]

PATENTS AND DESIGN PATENTS

Patent No.	Issued	Expiration	Country	Title

PATENT APPLICATIONS

Case No.	Serial No.	Country	Application Date	Filing Title

PATENT LICENSES

Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Subject Matter

EXHIBIT D

TRADEMARK SECURITY AGREEMENT

(Trademarks, Trademark Registrations, Trademark

Applications and Trademark Licenses)

WHEREAS, [name of Grantor], a       corporation1 (herein referred to as the “Grantor”) owns, or in the case of licenses is a party to, the Trademark Collateral (as defined below);

WHEREAS, CIENA CORPORATION, a Delaware corporation (the “Borrower”), the Lenders party thereto and BANK OF AMERICA, N.A., as Administrative Agent, are parties to that certain Credit Agreement dated as July 15, 2014 (as amended from time to time, the “Credit Agreement”); and

WHEREAS, pursuant to (i) a Security Agreement dated as of July 15, 2014 (as amended and/or supplemented from time to time, the “Security Agreement”) among the Borrower, the other Grantors party thereto and Bank of America, N.A., as collateral agent for the Secured Parties referred to therein (in such capacity, together with its successors in such capacity, the “Grantee”), (ii) a Guaranty Agreement dated as of July 15, 2014 (as amended and/or supplemented from time to time, the “Guaranty Agreement”) among the Guarantors party thereto and Bank of America, N.A., as administrative agent and collateral agent for the Secured Parties referred to therein, and (iii) certain other Collateral Documents (including this Trademark Security Agreement), the Grantor has [secured certain of its obligations (the “Secured Obligations”)]2 [guaranteed certain obligations of the Borrower and secured such guarantee (the “Grantor’s Secured Guarantee”)]3 by granting to the Grantee for the benefit of such Secured Parties a continuing security interest in personal property of the Grantor, including all right, title and interest of the Grantor in, to and under the Trademark Collateral (as defined below);

WHEREAS, terms defined in the Security Agreement (or whose definitions are incorporated by reference in the recitals thereto) and not otherwise defined herein have, as used herein, the respective meanings provided for therein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor grants to the Grantee, to secure the [Secured Obligations] [Grantor’s Secured Guarantee], a continuing security interest in all of the Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Trademark Collateral”), whether now owned or existing or hereafter acquired or arising:

(i) each Trademark (as defined in the Security Agreement) owned by the Grantor, including, without limitation, each Trademark registration and application referred to in Schedule 1 hereto and all of the goodwill of the business connected with the use of, or symbolized by each Trademark;

[1]	Modify as needed if the Grantor is not a corporation.
[2]	Delete these bracketed words if the Grantor is a Guarantor.
[3]	Delete these bracketed words if the Grantor is the Borrower.

(ii) each License (as defined in the Security Agreement), related to any Trademark (each, a “Trademark License”) to which the Grantor is a party, including, without limitation, each Trademark License identified in Schedule 1 hereto and all of the goodwill of the business connected with the use of, or symbolized by each Trademark licensed pursuant thereto; and

(iii) all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Grantor against third parties for past, present or future unfair competition with, or violation of intellectual property rights in connection with or injury to, or infringement or dilution of any Trademark owned by the Grantor (including, without limitation, any Trademark identified in Schedule 1 hereto), and all rights and benefits of the Grantor under any Trademark License (including, without limitation, any Trademark License identified in Schedule 1 hereto), or for injury to the goodwill associated with any of the foregoing;

provided that no security interest shall be granted in any United States intent-to-use Trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use Trademark applications under applicable federal law.

The Grantor irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Grantor or in the Grantee’s name, from time to time, in the Grantee’s discretion, so long as any Event of Default shall have occurred and be continuing, to take with respect to the Trademark Collateral any and all appropriate action which the Grantor might take with respect to the Trademark Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Trademark Security Agreement and to accomplish the purposes hereof.

Except to the extent expressly permitted in the Security Agreement or the Credit Agreement, the Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Trademark Collateral.

The foregoing security interest is granted in conjunction with the security interests granted by the Grantor to the Grantee pursuant to the Security Agreement. The Grantor acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

IN WITNESS WHEREOF, the Grantor has caused this Trademark Security Agreement to be duly executed by its officer thereunto duly authorized as of the date first listed above.

[NAME OF GRANTOR]

By:
Name:
Title:

Acknowledged:

BANK OF AMERICA, N.A., as Collateral Agent,

By:
Name:
Title:

Schedule 1

to Trademark

Security Agreement

[NAME OF GRANTOR]

TRADEMARK REGISTRATIONS

TRADEMARK	REG. NO.	REG. DATE

TRADEMARK APPLICATIONS

TRADEMARK	APP. NO.	APP. DATE

TRADEMARK LICENSES

Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Subject Matter

D-4